As  filed  with  the  Securities and Exchange Commission on August 10, 1998
     Registration  No.  ____________


     SECURITIES  AND  EXCHANGE  COMMISSION
     Washington,  D.C.  20549
     _______________

     FORM  S-4

     REGISTRATION  STATEMENT
     Under
     THE  SECURITIES  ACT  OF  1933
     _______________

     FAS  GROUP,  INC.
     (Exact  name  of  registrant  as  specified  in  its  charter)

     DELAWARE     8111     74-2883579
     (State  or  other  jurisdiction  of     (Primary  Standard  Industrial
(I.R.S.  Employer
     incorporation  or  organization)     Classification  Code  Number)
Identification  Number)

          JACK  A.  ALEXANDER,  CHAIRMAN  &  CEO
          FAS  GROUP,  INC.
     14358  GOLDEN  SUNSET  LANE     14358  GOLDEN  SUNSET  LANE
     POWAY,  CALIFORNIA  92064     POWAY,  CALIFORNIA  92064
     (619)  486-4955     (619)  486-4955
     (Address,  including  zip  code,  and  telephone number     (Name, address,
including  zip  code,  and
     including area code, of registrant's principal executive offices) telephone number including area code, of agent for service)

     Copies  to:
     ROBERT  L.  SONFIELD,  JR.,  ESQ.     ROBERT  H.  DEVORE,  ESQ.
     SONFIELD  &  SONFIELD     EXECUTIVE  WEALTH  MANAGEMENT  SERVICES,  INC.
     770  S.  POST  OAK  LANE     2323  STICKNEY  POINT  ROAD
     HOUSTON,  TEXAS  77056     SARASOTA,  FLORIDA  34231
     (713)  877-8333     (941)  365-4200
     FACSIMILE:  (713)  877-1547     FACSIMILE:  (941)  366-4840

APPROXIMATE  DATE  OF  COMMENCEMENT  OF  PROPOSED  SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the merger (the "Merger") of FAS Wealth Management Services, Inc. ("FAS Wealth") with and into Executive Wealth
Management Services, Inc. ("Executive") pursuant to the Merger Agreement (as defined herein) have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General
Instruction  G,  check  the  following  box.  [   ]

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL
                             FILE A FURTHER
   AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL
       THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE
           SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT
                   SHALL BECOME EFFECTIVE ON SUCH DATE AS THE
                         COMMISSION, ACTING PURSUANT TO
                             SAID SECTION 8(A), MAY
                                    DETERMINE

                         Calculation of Registration Fee


Title of Each Class of  Proposed Maximum    Proposed Maximum
Securities to be          Amount to be     Offering Price Per   Aggregate Offering       Amount of
Registered                 Registered           Unit(1)              Price(1)        Registration Fee
----------------------  ----------------  --------------------  -------------------  -----------------

Common Stock                   1,961,000  $               1.44            2,823,840  $          855.71
======================  ================  ====================  ===================  =================


 (1) The Registration Fee is based upon the book value of the Common Stock of FAS at June 25, 1998 pursuant to Rule 457(f)(2).

                   EXECUTIVE WEALTH MANAGEMENT SERVICES, INC.
                   ------------------------------------------
    SouthTrust Bank Plaza    1800 Second Street, Suite 780    Sarasota, Florida
                                      34236



                                 August 10, 1998

DEAR  SHAREHOLDER:

     Enclosed are materials relating to a Merger of Executive Wealth Management Services, Inc., a Florida corporation ("Executive"), with a newly formed wholly-owned Delaware subsidiary ("FAS Wealth") of FAS Group, Inc., a Delaware corporation, ("FAS") with Executive surviving the merger. The Merger is intended to be effected on the twentieth day after the date of this Information Statement and will result in (i) Executive's name being changed to FAS Wealth Management Services, Inc. (ii) shares of common stock of Executive being converted into the right to receive .608 shares of common stock of FAS for each share of common stock of Executive owned by you as of the date of Merger (iii) Executive to be incorporated under the laws of Delaware after the Merger; and
(iv) Executive being a wholly owned subsidiary of FAS whose Certificate of Incorporation authorizes FAS to issue (A) 25,000,000 shares of Class A Common Stock, par vale $.001 per share, (B) 1,000,000 shares of Class B Common Stock; and (c) 1,000,000 preferred shares with a par value of $.001 per share.

     The Board of Directors of FAS and shareholders owning approximately 55.8% of the outstanding common stock of Executive as of July 31, 1998 carefully considered means to facilitate the growth of Executive and maximize the potential of its Affinity Marketing Program and concluded the Merger to be an integral part of the process and in the best interests of Executive and its shareholders.

     FAS urges you to follow the instructions set forth in the enclosed Information Statement under the section entitled "Merger with FAS -- How to Exchange Executive Common Stock for FAS Common Stock" if you elect to surrender the Executive Certificate(s) representing your shares for certificates representing shares of common stock of FAS. If you wish to dissent from the Merger and seek a judicial determination of the value of your shares, you may do so by following the instructions in the Information Statement section entitled "Merger with FAS -- Rights of Dissenting Shareholders."

     Sincerely,


     /s/Guy  S.  Della  Penna
     ------------------------
     Guy  S.  Della  Penna,  President

     2
                  SUBJECT TO COMPLETION, DATED AUGUST 10, 1998

INFORMATION CONTAINED HEREIN SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BY ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICIATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                            INFORMATION STATEMENT OF

                   EXECUTIVE WEALTH MANAGEMENT SERVICES, INC.

                                       AND

                          PROSPECTUS OF FAS GROUP, INC.


     This Information Statement is being furnished to holders of the common stock, par value $.002 per share (the "Executive Common Stock"), of Executive
Wealth Management Services, Inc., a Florida corporation (Executive), to inform the holders that the board of directors of Executive (the "Board of Directors") and holders of shares representing approximately 55.8% (the "Majority Holders") of the outstanding shares of Executive Common Stock have authorized, by written consent dated July 31, 1998, the Merger of Executive with FAS Wealth, a wholly owned subsidiary of FAS with Executive surviving the merger (the "Merger") as a Delaware corporation and the change of Executive's name to FAS Wealth Management Services, Inc., all to be effected on the twentieth day after the date of this Information Statement or as soon as practicable thereafter (the "Effective Date"). The close of business on July 31, 1998 has been fixed by the Board of Directors as the record date for determining the stockholders of Executive entitled to notice of the Merger.


               MANAGEMENT IS NOT ASKING FOR YOUR PROXY AND YOU ARE

                       REQUESTED NOT TO SEND US YOUR PROXY


     On the Effective Date, FAS Wealth, a newly formed wholly owned Delaware subsidiary of FAS will merge with and into Executive, pursuant to an Agreement and Plan of Merger (the "Plan of Merger") among Executive, certain stockholders of Executive, FAS and FAS Wealth dated May 7, 1998.

     In the Merger, holders of Executive Common Stock will receive .608 shares of common stock of FAS, par value $.001, ("FAS Common Stock") for each share of Executive Common Stock owned by each such holder as of the day preceding the Effective Date of the Merger with any resulting fractional FAS Common Stock interests being canceled in exchange for cash in an amount (without interest) equal to the product of $0.065 and the number of shares of Executive Common
Stock represented by any such fraction (the "Cancellation Price"). No certificates for fractional shares of FAS Common Stock will be issued and all such fractional shares of FAS Common Stock interests will be canceled. Holders of such fractional interests will have only the right to receive the Cancellation Price in cash for such interests.

     Enclosed herewith is a form letter of transmittal with instructions for effecting the surrender of the certificate or certificates which immediately prior to the Effective Date represented issued and outstanding shares of Executive Common Stock ("Executive Certificates"), in exchange for certificates representing FAS Common Stock ("FAS Certificates"). Upon surrender of an Executive Certificate for cancellation to FAS together with a duly executed letter of transmittal, the holder of such Executive Certificate will, subject to the restrictions applicable to fractional shares, be entitled to receive, as soon as practicable after the Effective Date, in exchange therefor an FAS Certificate representing that number of shares of FAS Common Stock into which the shares of Executive Common Stock theretofore represented by the Executive
Certificate so surrendered will have been converted pursuant to the provisions of the Plan of Merger, and the Executive Certificate so surrendered will forthwith be canceled.

     The Merger will also result in (i) FAS Wealth being governed by Delaware law, which may grant officers and directors greater protection from personal liability than Florida law and provides anti-takeover protections that may not be available under Florida law and (ii) the officers and directors of Executive as constituted immediately prior to the Merger becoming officers and directors of FAS along with the persons who are currently officers and directors of FAS (the "New Board of Directors"). See "Certain Considerations Related to the Merger -Directors and Officers of FAS following the Merger."

     FAS has adopted the FAS Group, Inc. Stock Incentive Plan (the "Stock Incentive Plan"). Therefore, upon effectiveness of the Merger, the Stock Incentive Plan will permit the New Board of Directors or a special committee of the New Board of Directors to award three types of stock incentives to directors, officers and certain key employees of FAS and FAS Wealth. Such discretionary stock incentives could include stock options, stock appreciation rights, and "restricted" stock. See "Information Concerning FAS - Management of FAS - Stock Incentive Plan."

     The purpose of this Information Statement/Prospectus is to inform holders of Executive Common Stock who have not given Executive their written Consent to the foregoing corporate actions of such actions and their effects and, as required by Florida law, to give any holder of Executive Common Stock who so desires the right to dissent from the Merger and to receive the "fair value" of his Executive Common Stock in lieu of FAS Common Stock and any cash for canceled FAS fractional share interests to which such holder would otherwise be entitled in the Merger. See "Certain Considerations Related to the Merger - Rights of Dissenting Shareholders."

     As of July 31, 1998, 2,615,485 shares of Executive Common Stock were issued and outstanding.

     iv

                                                     TABLE OF CONTENTS



AVAILABLE INFORMATION                                                                                                     1
INCORPORATION OF DOCUMENTS BY REFERENCE                                                                                   1
CAUTIONARY STATEMENTS                                                                                                     1
SUMMARY                                                                                                                   3
Overview                                                                                                                  3
Parties to the Merger                                                                                                     3
FAS Group, Inc.                                                                                                           3
Executive Wealth Management Services, Inc.                                                                                3
FAS Wealth Management Services Inc.                                                                                       3
The Merger                                                                                                                3
Conditions to the Merger                                                                                                  4
Termination                                                                                                               4
Exercise of Dissenter's Rights                                                                                            4
Delivery of Shares                                                                                                        4
Certain Tax Considerations                                                                                                4
Effect of the Merger on Employees and Employee Benefits                                                                   4
Accounting Treatment and Appraisal Rights                                                                                 4
Summary Historical Consolidated Financial Data of Executive Wealth Management Services, Inc.                              5
Summary Unaudited Pro Forma Financial Data                                                                                5
Risk Factors                                                                                                              5
Summary Consolidated Financial Data                                                                                       6
RISK FACTORS                                                                                                              9
General Securities Business Risks                                                                                         9
Market Acceptance of Affinity Group Products                                                                              9
Reduced Revenues Due to Economic, Political and Market Conditions                                                         9
Reduced Revenues Due to Declining Market Volume, Price or Liquidity                                                       9
Possibility of Losses Associated with Underwriting Activities                                                            10
Net Capital Requirements                                                                                                 10
Potential Reduction in Revenues                                                                                          10
Significant Fluctuations in Quarterly Operating Results                                                                  10
Competition for Retaining and Recruiting Personnel                                                                       10
Significant Competition from Larger Securities Firms                                                                     11
Regulation                                                                                                               12
Potential Conflicts of Interest                                                                                          12
Possibility of Losses Associated with Principal and Trading Activities                                                   13
Litigation and Potential Securities Laws Liability                                                                       13
Dependence on Affinity Group Marketing Strategy                                                                          13
Dependence on Cash Inflows to Mutual Funds                                                                               13
Management of Growth                                                                                                     14
Dependence on Systems and Third Parties                                                                                  14
Dependence Upon Availability of Capital and Funding                                                                      14
Uncertainty of Name Availability                                                                                         15
Absence of Dividends                                                                                                     15
Corporate Governance Controlled by Insiders                                                                              15
No Assurance of Public Market for Common Stock                                                                           16
Anti-Takeover Provisions                                                                                                 16
Dilution                                                                                                                 16
Lack of Independent Fairness Opinion                                                                                     16
Effect of Exercise of Stock Options Granted Under Stock Incentive Plan                                                   16
Possible Issuance of Additional Shares                                                                                   17
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS                                                              17
CERTAIN CONSIDERATIONS RELATED TO THE MERGER                                                                             20
Background                                                                                                               20
The Merger                                                                                                               20
Executive's Reasons for the Merger; Recommendation of Executive's Board of Directors                                     21
Opinion of Executive's Board of Directors                                                                                21
Directors and Officers of FAS Following the Merger                                                                       21
Rights of Dissenting Shareholders                                                                                        25
THE MERGER                                                                                                               27
General                                                                                                                  27
Effective Time; Closing                                                                                                  28
Conditions to Closing                                                                                                    28
Mutual Conditions                                                                                                        28
Conditions to FAS's Obligations                                                                                          29
Conditions to Executive's Obligations                                                                                    29
Representations and Warranties                                                                                           29
Covenants                                                                                                                29
No Solicitation                                                                                                          30
Termination                                                                                                              30
Termination by Mutual Consent or by Either Pary                                                                          30
Termination by FAS Only                                                                                                  30
Termination by Executive Only                                                                                            31
Default Costs                                                                                                            32
Amendment; Wavier                                                                                                        32
Post-Closing Matters                                                                                                     32
Incentive Stock Option                                                                                                   32
Dividend Policy                                                                                                          32
Market for Common Equity and Related Stockholder Matters                                                                 32
CERTAIN TAX CONSIDERATIONS                                                                                               32
Taxpayer Relief Act                                                                                                      34
Back-Up Withholding Requirements                                                                                         34
INFORMATION CONCERNING FAS                                                                                               35
FAS Management's Discussion and Analysis of Financial Condition and Results of Operations                                35
Overview                                                                                                                 35
Liquidity and Capital Resources.                                                                                         36
Business of FAS                                                                                                          36
Overview                                                                                                                 36
The Industry Background                                                                                                  37
Employment                                                                                                               37
Growth Strategy                                                                                                          38
Accounting, Administration and Operations                                                                                38
Competition                                                                                                              38
Legal Proceedings                                                                                                        39
Risk Management                                                                                                          40
Regulation                                                                                                               40
Net Capital Requirments                                                                                                  42
Management of FAS                                                                                                        42
Directors and Executive Officers                                                                                         42
Compensation of Executive Officers                                                                                       43
Compensation of Directors                                                                                                43
Stock Incentive Plan                                                                                                     43
General Provisions of the Stock Incentive Plan                                                                           43
Stock Options and Stock Appreciation Rights                                                                              44
Restricted Stock                                                                                                         45
Tax Information                                                                                                          45
Limitations of Liability and Indemnification of Directors                                                                46
Principal Stockholders of FAS                                                                                            47
Description of FAS Capital Stock                                                                                         48
Common Stock                                                                                                             48
Preferred Stock                                                                                                          49
Shares Eligible for Future Sale                                                                                          50
INFORMATION CONCERNING EXECUTIVE                                                                                         50
General                                                                                                                  50
Operations Office                                                                                                        51
Licensing                                                                                                                51
Objective of Management                                                                                                  51
Affinity Group Marketing Strategy                                                                                        52
Non-Securities Related Products and Services                                                                             54
TaxResources, Inc.                                                                                                       54
Customized Business Owners Insurance                                                                                     54
Index Annuity                                                                                                            55
Disability Income Trust Product                                                                                          55
Securities Related Products and Services                                                                                 55
Variable Annuity                                                                                                         55
Other Securities Products                                                                                                55
Affinity Group Products Under Development or Consideration                                                               55
Customized Disability Income Insurance                                                                                   55
Transworld Systems, Inc.                                                                                                 56
Prepaid Legal Services, Inc. (PLS)                                                                                       56
Affinity Group Customer Base                                                                                             56
American Medical Association (AMA)                                                                                       56
Florida Medical Association, Inc. (FLAMEDCO)                                                                             56
American Healthcare Alliance, Inc. (AHA)                                                                                 57
Kentucky Medical Association (KMA)                                                                                       57
Other Affinity Groups                                                                                                    58
Institute of Electrical and Electronic Engineers (IEEE)                                                                  58
Affinity Group Marketing Team                                                                                            58
Retail Brokerage-Equities-Fixed Income-Mutual Funds-Other                                                                60
Insurance Wholesale Marketing                                                                                            61
Direct Settlement of Non-Exchange Traded Securities                                                                      61
Investment Banking                                                                                                       61
Retirement and Estate Planning                                                                                           61
Growth Strategy                                                                                                          62
The First Phase                                                                                                          62
The Second Phase                                                                                                         62
Executive Selected Historical Consolidated Financial Data                                                                63
Executive Management's Discussion and Analysis of Financial Condition and Results of Operations                          63
Regulatory Net Capital                                                                                                   64
Management of Executive                                                                                                  64
Directors and Executive Officers                                                                                         64
Employment Agreements                                                                                                    65
Principal Stockholders of Executive                                                                                      65
COMPARATIVE RIGHTS OF STOCKHOLDERS                                                                                       65
Significant Changes in Executive's Charter and By-laws to be Implemented by the Merger                                   65
Change of Corporate Name                                                                                                 65
Limitation of Liability                                                                                                  65
Indemnification                                                                                                          67
Defenses Against Hostile Takeovers                                                                                       69
Introduction                                                                                                             69
Authorized Shares of Capital Stock                                                                                       69
Stockholder Meetings                                                                                                     70
Classified Board of Directors and Removal of Directors.                                                                  70
Restriction of Maximum Number of Directors and Filling Vacancies on the Board of Directors                               70
Stockholder Vote Required to Approve Business Combinations with Related Persons                                          71
Advance Notice Requirements for Nomination of Directors and Proposal of New Business at Annual Stockholder Meetings      71
Supermajority Voting Requirement for Amendment of Certain Provisions of the Certificate of Incorporation                 71
Certain Significant Differences Between the Corporation Laws of Florida and Delaware                                     72
Dividends                                                                                                                72
Right to Inspect Books and Records                                                                                       72
Interested Director Transactions                                                                                         72
Special Meetings of Shareholders                                                                                         73
Sequestration of Shares                                                                                                  73
Certain Actions                                                                                                          73
Tender Offer and Business Combination Statutes                                                                           73
Dissenters' Rights                                                                                                       74
LEGAL MATTERS                                                                                                            75
EXPERTS                                                                                                                  75
INDEX TO FINANCIAL STATEMENTS                                                                                         F - 1





Annex  A     Agreement  and  Plan  of  Merger
Annex  B     Certificate  of  Incorporation  of  FAS  Group,  Inc.
Annex  C     FAS  Stock  Incentive  Plan
Annex  D     Florida  Statute  Describing  Dissenters'  Rights
Annex  E     Letter  of  Transmittal

     1
                   AVAILABLE INFORMATION AVAILABLE INFORMATION

     Executive files reports and other information with the Securities and Exchange Commission (the "Commission") relating to its business, financial position, results of operations and other matters. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Section maintained by the Commission at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information can be reviewed through the Commission's Electronic Data Gathering Analysis and Retrieval System, which is publicly available through the Commission's Web site (http://www.sec.gov).

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS INFORMATION STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY FAS, EXECUTIVE OR ANY OTHER PERSON. THIS INFORMATION STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS INFORMATION STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES MADE UNDER THIS INFORMATION STATEMENT/PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE
AFFAIRS OF EXECUTIVE OR FAS SINCE THE DATE OF THIS INFORMATION STATEMENT/ PROSPECTUS.


 INCORPORATION OF DOCUMENTS BY REFERENCE INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by Executive are incorporated by reference in this Information Statement/Prospectus:

     1. Executive's Annual Report on Form 10-K for the year ended December 31, 1997;

     2. Executive's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

     All documents and reports filed by Executive pursuant to the Exchange Act after the date of this Information Statement/Prospectus and prior to the date the offering of FAS Common Stock in exchange for Executive Common Stock is completed, shall be deemed to be incorporated by reference in this Information Statement/Prospectus and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Information Statement/Prospectus, except as so modified or superseded.


                   CAUTIONARY STATEMENTS CAUTIONARY STATEMENTS

     This Information Statement/Prospectus contains statements relating to future results of each of FAS, Executive and the Surviving Corporation (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including, but not limited to, changes in political and economic conditions; regulatory conditions; integration of acquisitions; and competitive product and pricing pressures, as well as other risks and uncertainties, including but not limited to those detailed from time to time in the filings of FAS, Executive and the Surviving Corporation made with the Commission.

     When used in this Information Statement/Prospectus with respect to each of FAS, Executive and the Surviving Corporation the words "estimate," "project," "intend," "expect" and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include those risks, uncertainties and risk factors identified in this Information Statement/Prospectus under the headings "Risk Factors," "FAS Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Executive Management's Discussion and Analysis of Financial Condition and Results of Operations." Neither FAS nor Executive undertakes any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                 SUMMARY SUMMARY

     The following is a summary of certain information contained elsewhere in this Information Statement/Prospectus. This summary is not intended to be complete and is qualified in all respects by reference to the more detailed information and financial statements contained elsewhere or incorporated by reference in this Information Statement/Prospectus and the Annexes hereto. Stockholders are urged to read this Information Statement/Prospectus and the Annexes hereto in their entirety.

                                OVERVIEW Overview

PARTIES  TO  THE  MERGER  Parties  to  the  Merger

Three companies and their shareholders are affected by the Merger described in this Prospectus.

     FAS Group, Inc. FAS Group, Inc.("FAS"). FAS was incorporated under the business corporation laws of the State of Delaware on June 23, 1998. The founder of FAS, Jack Alexander, pioneered the registered representative-independent contractor form of doing business to build a nationwide, full service brokerage firm. He founded First Affiliated Securities and attracted over 1,000 associated brokers in approximately 400 offices. Firms in which Mr. Alexander has presided over have been responsible for underwriting more than 100 new securities issues and raised over $1 billion for companies in both private and public offerings.

     FAS intends to be a full service investment banking firm focused on investment banking, institutional brokerage and asset management.

     Executive Wealth Management Services, Inc.Executive Wealth Management Services, Inc. ("Executive"). Executive is a Florida corporation engaged in the development, marketing and distribution of non-securities and securities related products and services to affinity groups and the public at large. Executive is capable of engaging in substantially all aspects of the life and health insurance business and the securities business. Executive is registered as a securities broker/dealer pursuant to the provisions of the Securities Exchange Act of 1934, as amended, as a Registered Investment Advisor under the Investment Advisor Act of 1940, as amended, and also is registered as such under various state securities laws. The Company is a member of the National Association of Securities Dealers, Inc., Securities Investor Protection Corporation and the Municipal Securities Rule Making Board. After consummation of the Merger, Executive intends to expand its business activities with respect to marketing its non-securities and securities related products and services.

     The business office of Executive is, and after completion of the Merger will continue to be, located at 2323 Stickney Point Road, Sarasota, Florida 34231. Its telephone number is 941-365-4200.

FAS Wealth Management Services Inc. FAS Wealth Management Services Inc.("FAS Wealth"). FAS Wealth was incorporated under the laws of the State of Delaware June 23, 1998, for the sole purpose of the Merger described in this Prospectus.
     FAS Wealth has no business operations or significant capital and has no present intention of engaging in any active business except to merge with and into Executive.


                              THE MERGER The Merger

     Upon the satisfaction or waiver of the conditions to the Merger, FAS Wealth will be merged with and into Executive, with Executive continuing as the Surviving Corporation. The Merger will become effective upon filing, with the Secretary of State of the State of Delaware and the Department of State of the State of Florida, a duly executed Certificate of Merger, in the form required by and in accordance with the Delaware General Corporation Law ("DGCL") and the Florida Business Corporation Act ("BCA"), or at such time thereafter as is provided in the Certificate of Merger.

     Pursuant to the Merger Agreement, at the effective time of the Merger ("Effective Time") each share of Executive Common Stock, issued and outstanding immediately prior to the Effective Time will be converted into the right to receive the .608 duly authorized, validly issued, fully paid and nonassessable shares of FAS Common Stock.

CONDITIONS  TO  THE  MERGER  Conditions  to  the  Merger

     TerminationTermination. The Merger may be abandoned any time prior to the Effective Time by EWMS or FAS if, without fault of such terminating party, the Merger shall not have been consummated on or before August 31, 1998, which date may be extended by mutual consent of the parties hereto; provided, that if the only conditions remaining to be satisfied on August 31, 1998 are the conditions expressed in Section 7.03 of the Merger Agreement and if any of such conditions shall not be waived by the party for whose benefit the condition is expressed, then the date on which EWMS or FAS may terminate the Merger Agreement for failure of the Merger to be consummated in accordance with the Merger Agreement shall be extended to and including December 31, 1998.

     Exercise of Dissenter's RightsExercise of Dissenter's Rights. The Merger may be abandoned any time prior to the Effective Time by either EWMS or FAS, if either of their respective Boards of Directors determines that in light of the potential liability that might result from the exercise of dissenters' rights under Section 607.1302 of the Florida Business Corporation Act, the Merger would be impracticable, undesirable or not in the best interests of the their respective shareholders

     Delivery of SharesDelivery of Shares. Each holder of an outstanding certificate of Executive Common Stock, upon surrendering thereof to the Transfer Agent, shall be entitled to receive in exchange therefor a certificate or certificates of FAS at any time after the Effective Time. The certificate or certificates representing shares of FAS Common Stock will represent the number of whole shares of FAS Common Stock into and for which the shares of Executive Common Stock represented by the surrendered certificate have been converted.

     Certain Tax ConsiderationsCertain Tax Considerations. Executive and FAS will receive, prior to the Effective Time of the Merger, the opinion of Sonfield & Sonfield to the effect that (i) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code; (ii) no gain or loss will be recognized by FAS or Executive as a result of the Merger; and (iii) no gain or loss will be recognized by Executive's stockholders upon the receipt of FAS Common Stock solely in exchange for Executive Common Stock in connection with the Merger (except with respect to cash received in lieu of a fractional interest in FAS Common Stock). See "Certain Tax Considerations."

     Effect of the Merger on Employees and Employee BenefitsEffect of the Merger on Employees and Employee Benefits. FAS shall assume in the Merger all employment, compensation, and benefit agreements and plans relating to employees of Executive, including without limitation, all employment contracts, change of control agreements, severance, and indemnity agreements with such employees and former employees, all Executive employee benefit plans, all grants and awards under Executive 1995 Stock Option Plan relating to current Executive employees; and any other agreements or obligations set forth in the Agreement and Plan of Merger.

     Appraisal RightsAccounting Treatment and Appraisal Rights. No shares of FAS Common Stock shall be issued in respect of any shares of Executive Common Stock, the holders of which shall object to the Merger in writing and demand payment of the value of their shares pursuant to the Florida Business
Corporation Act (the "Act") and as a result payment therefore is made, such holders to have only the rights provided by such Act.


                            SUMMARY HISTORICAL FINANCIAL DATA OF
EXECUTIVE WEALTH MANAGEMENT SERVICES, INC. Summary Historical Consolidated Financial Data of
                         Executive Wealth Management Services, Inc.

                                      YEAR ENDED DECEMBER 31

                                 1993        1994         1995         1996         1997

Statement of Operations Data:

Revenue                        $825,433   $1,866,299   $2,797,172   $3,000,044   $4,172,716
Operating Loss                 $455,835   $   96,772   $  140,477   $  236,014   $  132,792
Net Loss                       $ 446101   $   67,080   $  115,879   $  212,045   $  105,239
Net Loss Per Share             $ (1.055)  $    (.158)  $    (.254)  $    (.088)  $     (.04)
Weighted Average Shares
Outstanding                     423,000      440,833      462,833    2,491,490    2,675,485





    SUMMARY UNAUDITED PRO FORMA FINANCIAL DATASummary Unaudited Pro Forma Financial Data

     The  following  table presents summary pro forma combined financial data for Executive, as  adjusted  for the effect of the Merger as if the Merger were consummated on December 31,
1997:

                                      YEAR ENDED DECEMBER 31

                                 1993        1994         1995         1996        1997(1)

Statement of Operations Data:

Revenue                        $825,433   $1,866,299   $2,797,172   $3,000,044   $4,172,716
Operating Loss                 $455,835   $   96,772   $  140,477   $  236,014   $  132,792
Net Loss                       $ 446101   $   67,080   $  115,879   $  212,045   $  105,239
Net Loss Per Share             $ (1.055)  $    (.158)  $    (.254)  $    (.088)  $     (.04)
Weighted Average Shares
Outstanding                     423,000      440,833      462,833    2,491,490    2,675,485

___________________________
(1)     Because  FAS  Group,  Inc.  had no operations prior to and in 1997, Executive Wealth
Management  Services,  Inc.'s operations are the same as the pro forma combined statement of




                            RISK FACTORS Risk Factors

     The securities offered hereby are speculative and involve a high degree of risk and immediate and substantial dilution. Potential risks include, among others: FAS is in the development stage, lack of assurance of public market, dependence on key personnel, sale of less than the maximum offering, evaluation of prospective financing opportunities, possible price volatility of the shares and no payments of dividends. See "Risk Factors."

     SUMMARY CONSOLIDATED FINANCIAL DATA Summary Consolidated Financial Data

     The following summary historical consolidated financial data of Executive has been derived from the historical financial statements and should be read in conjunction with such financial statements and notes thereto, which are included elsewhere herein. The unaudited pro forma combining balance sheet at December 31, 1997 has been derived from the audited financial statements of Executive for the year ended December 31, 1997 and the audited financial statements of the Company as of June 25, 1998. The unaudited pro forma combining balance sheet gives effect to the Merger as if it occurred on December 31, 1997. The pro forma data should be read in conjunction with the pro forma condensed consolidated Executive financial statements, and notes thereto included elsewhere herein.

FAS  GROUP,  INC.
PRO  FORMA  COMBINING  BALANCE  SHEETS

          December  31,  1997
          -------------------

ASSETS                                     DEC. 31     HISTORICAL   PRO FORMA    PRO FORMA
                                             1996         EWMS         FAS       Combined
                                          ----------  ------------  ----------  -----------

  Cash                                    $       -   $   127,771   $        -  $  127,791
  Organization Costs                              -             -        2,544       2,544
  Receivables
    Broker dealers                           40,306        45,406            -      45,406
    Correspondent brokers                   122,201        68,766            -      68,766
    Customers                                13,000        13,105            -      13,105
    Affiliates and employees                  3,650        18,363            -      18,363
    Other                                    14,847             -       14,847
  Furniture, fixtures and
       Equipment at cost, net of
           Accumulated depreciation          37,192        27,343            -      27,343
  Deposits with clearing organizations       43,742        45,157            -      45,157
  Other deposits                              1,934         1,934            -       1,934
  Syndication costs                               -        15,000            -      15,000
  Equity Securities                               -           -0-    5,200,000   5,200,000
                                          ----------  ------------  ----------  -----------

                                          $ 262,025   $   377,692   $5,202,544  $5,580,236
                                          ==========  ============  ==========  ===========


    LIABILITIES AND STOCKHOLDERS' EQUITY

  LIABILITIES:
    Accounts payable                      $  36,483   $   107,465            -  $  107,465
    Commissions payable                     143,566       101,291            -     101,291
    Federal Income Tax Payable                    -             -      408,000     408,000
                                            180,049       208,756      408,000     616,756
                                          ----------  ------------  ----------  -----------

  STOCKHOLDERS' EQUITY
    Preferred Stock                             -0-           -0-          -0-         -0-
    Common Stock                              4,983         5,231        2,544       7,775
    Stock warrants                            4,410         4,410          -0-       4,410
    Additional paid-in-capital              913,688     1,105,639    4,000,000   5,105,639
                                          ----------
    Accumulated deficit                    (841,105)     (946,344)     792,544    (154,344)
                                          ----------  ------------  ----------  -----------

          TOTAL STOCKHOLDERS' EQUITY         81,976       168,936    4,794,544   4,963,480
                                          ----------  ------------  ----------  -----------

                                          $ 262,025   $   377,692   $5,202,544  $5,580,236
                                          ==========  ============  ==========  ===========


NOTE  TO  READER:  FAS  GROUP,  INC.  DOES NOT OWN $4,000,000 OF THE EQUITY SECURITIES; ARE
REFLECTED ABOVE TO SHOW THE PRO FORMA EFFECTS ON THE PRO FORMA COMBINED BALANCE SHEET AS IF
THE  SECURITIES  WERE  OWNED  BY  FAS  GROUP,  INC.





                                      FAS GROUP, INC.
                         PRO FORMA COMBINED STATEMENT OF OPERATIONS

          December  31,  1997
          -------------------


                                          DECEMBER     HISTORICAL   PRO FORMA    PRO FORMA
                                            1996       EXECUTIVE       FAS       COMBINED
                                         -----------  ------------  ----------  -----------
     REVENUE
  Commissions                            $2,909,749   $ 3,723,815   $        -  $3,723,815
  Underwriting Fees                          32,500       304,002            -     304,002
  Other                                      57,795       144,899            -     144,899
  Consulting Fee                                  -             -    1,200,000   1,200,000
                                         -----------  ------------  ----------  -----------

                                          3,000,044     4,172,716    1,200,000   5,372,716
                                         -----------  ------------  ----------  -----------

     EXPENSES
  Employer compensation and benefits        345,561       406,052            -     406,052
  Commissions                             2,275,456     3,131,258            -   3,131,258
  Clearing charges and regulatory fees      262,542       346,223            -     346,223
  Occupancy and equipment rental            125,968       130,494            -     130,494
  Depreciation                               11,844        10,811            -      10,811
  Other Operating Expenses                  214,687       280,670            -     280,670
                                         -----------  ------------  ----------  -----------

                                          3,236,058     4,305,508            -   4,305,508
                                         -----------  ------------  ----------  -----------

     OPERATING INCOME (LOSS)               (236,014)     (132,792)   1,200,000   1,067,208

     OTHER INCOME
  Rent                                       23,969        27,553            -      27,553

    FEDERAL INCOME TAX                            -             -      408,000    (408,000)
                                         -----------  ------------  ----------  -----------

     NET INCOME (LOSS)                   $ (212,045)  $  (105,239)  $  792,000  $  686,761
                                         ===========  ============  ==========  ===========



                                             FAS GROUP, INC.
                               PRO FORMA COMBINED STATEMENTS OF CASH FLOWS

          December  31,  1997
          -------------------


                                                    December 31    HISTORICAL    PRO FORMA    PRO FORMA
                                                       1996           EWMS          FAS       COMBINED
                                                   -------------  ------------  -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Loss                                         $   (212,045)  $  (105,239)  $      -0-   $ (105,239)
                                                   -------------  ------------  -----------  -----------
  Adjustments to reconcile net loss to
      net cash used in operating activities:
    Depreciation                                         11,844        10,811       10,811
    (Increase) decrease in operating assets:
    Receivables:
    Broker dealers                                         (963)       (5,100)      (5,100)
    Correspondent brokers                                20,772        53,435       53,435
    Customers                                           (13,000)         (105)        (105)
    Affiliates and employees                             (3,650)      (14,847)     (14,847)
    Deposits                                             (1,318)       (1,415)      (1,415)
    Syndication costs                                   (15,000)      (15,000)
    (Decrease) increase in operating liabilities:
    Accounts payable                                    (21,570)       70,982       70,982
    Commissions payable                                    (977)      (42,275)   _________      (42,275)
                                                   -------------  ------------               -----------

                                                         (8,862)       41,773          -0-       41,773
                                                   -------------  ------------  -----------  -----------

NET CASH USED IN OPERATING ACTIVITIES                  (220,907)      (63,466)         -0-      (63,466)
                                                   -------------  ------------  -----------  -----------

CASH FLOWS USED BY INVESTING ACTIVITIES
  Purchase of furniture, fixtures and equipment          (6,685)         (962)         -0-         (962)
                                                   -------------  ------------  -----------  -----------

  NET CASH USED BY INVESTING ACTIVITIES                  (6,685)         (962)         -0-         (962)
                                                   -------------  ------------  -----------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds form Sale of Preferred Stock                     -0-           -0-          -0-          -0-
  Proceeds from sale of common stock                    222,992       214,000          120      214,120
  Syndication costs                                     (15,803)      (21,801)         -0-      (21,801)
                                                   -------------  ------------  -----------  -----------

  NET CASH PROVIDED BY FINANCING
  ACTIVITIES                                            207,189       192,199          120      192,319
                                                   -------------  ------------  -----------  -----------

NET INCREASE IN CASH                                    (20,403)      127,771          120      127,891

CASH, at beginning of year                               20,403           -0-          -0-          -0-
                                                   -------------  ------------  -----------  -----------

CASH, at end of year                               $        -0-   $   127,771   $      120   $  127,891
                                                   =============  ============  ===========  ===========




     75
                            RISK FACTORS RISK FACTORS

     The shareholders of Executive, by accepting shares in the Merger, are making an investment decision that involves a high degree of risk and should carefully consider the following factors in evaluating FAS and its business in addition to the other information contained in this Information Statement/Prospectus.

GENERAL  SECURITIES  BUSINESS  RISKSGeneral  Securities  Business  Risks

     The securities business is, by its nature, subject to numerous and substantial risks, particularly in volatile or illiquid markets, and in markets influenced by sustained periods of low or negative economic growth, including the risk of losses resulting from the underwriting or ownership of securities, trading, principal activities, counterparty failure to meet commitments, customer fraud, employee errors, misconduct and fraud (including unauthorized transactions by traders), failures in connection with the processing of securities transactions, litigation, the risks of reduced revenues in periods of reduced demand for public offerings or reduced activity in the secondary markets and the risk of reduced spreads on the trading of securities.

MARKET ACCEPTANCE OF AFFINITY GROUP PRODUCTSMarket Acceptance of Affinity Group Products

     The success of the Company is, in part, dependent upon its ability to expand business operations through the marketing, on an exclusive, non-exclusive and endorsed basis, various insurance, financial, non-securities and securities-related products, and other services to members of large medical Affinity Groups and associations. Although Executive has committed significant financial and personnel resources to analysis of the viability of such business operations, there can be no assurance that an adequate demand for such products or services will develop in the future. Further, there can be no assurance with respect to the length of time experienced prior to receipt of an Affinity Group endorsement or the type or nature of any criteria that may be established by Affinity Groups prior to granting any endorsements.

REDUCED REVENUES DUE TO ECONOMIC, POLITICAL AND MARKET CONDITIONS Reduced Revenues Due to Economic, Political and Market Conditions

     Reductions in public offering, merger and acquisition and securities trading activities, due to any one or more changes in economic, political or market conditions could cause FAS's revenues from investment banking, trading and sales activities to decline materially. The amount and profitability of these activities are affected by many national and international factors, including economic, political and market conditions; level and volatility of interest rates; legislative and regulatory changes; currency values; inflation; flows of funds into and out of mutual and pension funds; and availability of short-term and long-term funding and capital.

REDUCED REVENUES DUE TO DECLINING MARKET VOLUME, PRICE OR LIQUIDITY Reduced Revenues Due to Declining Market Volume, Price or Liquidity

     FAS's revenues may decrease in the event of a decline in market volume, prices or liquidity. Declines in the volume of securities transactions and in market liquidity generally result in lower revenues from trading activities and commissions. Lower price levels of securities may also result in a reduced volume of underwriting transactions, and could cause a reduction in revenue from corporate finance fees, as well as losses from declines in the market value of securities held in trading, investment and underwriting positions, reduced asset management fees and withdrawals of funds under management. Sudden sharp declines in market values of securities can result in illiquid markets and the failure of issuers and counterparties to perform their obligations, as well as increases in claims and litigation. In such markets, FAS may incur reduced revenues or losses in its principal trading and market-making activities.

POSSIBILITY OF LOSSES ASSOCIATED WITH UNDERWRITING ACTIVITIES Possibility of Losses Associated with Underwriting Activities

     Participation in underwritings involves both economic and regulatory risks. An underwriter may incur losses if it is unable to resell the securities it is committed to purchase or if it is forced to liquidate its commitment at less than the agreed purchase price. In addition, the trend, for competitive and other reasons, toward larger commitments on the part of lead underwriters means that, from time to time, an underwriter (including a co-manager) may retain significant position concentrations in individual securities. Increased competition has eroded and is expected to continue to erode underwriting spreads. Another result of increased competition is that revenues from individual underwriting transactions have been increasingly allocated among a greater number of co-managers, which has resulted in reduced revenues for certain transactions. However, FAS's underwriting business is expected to be very competitive and is expected to remain so in the near future.

NET  CAPITAL  REQUIREMENTS  Net  Capital  Requirements

     Underwriting commitments require a charge against net capital and, accordingly, FAS's ability to make underwriting commitments may be limited by the requirement that it must at all times be in compliance with the applicable net capital regulations. See "Information Concerning FAS - Net Capital Requirements."

POTENTIAL  REDUCTION  IN  REVENUES  Potential  Reduction  in  Revenues

     Securities offerings can vary significantly from industry to industry due to economic, legislative, regulatory and political factors. Underwriting activities in a particular industry can decline for a number of reasons. Underwriting and brokerage activity can also be materially adversely affected for a company or industry segment by disappointments in quarterly performance relative to analysts' expectations, or by changes in long-term prospects for particular companies, industries or industry segments.

SIGNIFICANT FLUCTUATIONS IN QUARTERLY OPERATING RESULTSSignificant Fluctuations in Quarterly Operating Results

     FAS's revenues and operating results may fluctuate from quarter to quarter and from year to year due to a combination of factors, including the number of underwriting and merger and acquisition transactions completed by FAS's clients, access to public markets for companies in which FAS has invested as a principal, the valuations of FAS's principal investments and the investments of funds managed by FAS, the level of institutional and retail brokerage transactions, the timing of recording of asset management fees and special allocations of income, variations in expenditures for personnel, litigation expenses, and expenses of establishing new business units. FAS's revenues from an underwriting transaction are recorded only when the underwritten security commences trading, and revenues from merger and acquisition transactions are recorded only when retainer fees are received or the transaction closes. Accordingly, the timing of FAS's recognition of revenue from a significant transaction can materially affect FAS's quarterly operating results. Due to the foregoing and other factors, there can be no assurance that FAS will be able to sustain profitability on a quarterly or annual basis. See "Information Concerning FAS - FAS Management's Discussion and Analysis of Financial Condition and Results of Operations."

COMPETITION FOR RETAINING AND RECRUITING PERSONNEL Competition for Retaining and Recruiting Personnel

     FAS's business will be dependent on the highly skilled, and often highly specialized, individuals it employs. Retention of investment banking, sales and trading, venture capital, and management and administrative professionals is particularly important to FAS's prospects. FAS's strategy is to establish relationships with FAS's prospective corporate clients in advance of any transaction, and to maintain such relationships over the long term by providing advisory services to corporate clients in equity, debt and merger and acquisition transactions. Such relationships depend in part upon the individual employees who represent FAS in its dealings with such clients. In addition, corporate finance professionals contribute significantly to FAS's ability to secure a role in managing public offerings and in executing trades in the secondary market. From time to time, other companies in the securities industry have experienced losses of investment banking and sales and trading professionals, including recent losses of analysts. The level of competition for key personnel has increased recently, particularly due to the market entry efforts of certain non-brokerage financial services companies, commercial banks and other investment banks targeting or increasing their efforts in some of the same industries that FAS intends to serve. The loss of an investment banking or sales and trading professional, particularly a senior professional with a broad range of contacts in an industry, could materially and adversely affect FAS's operating results.

     FAS expects further growth in the number of its personnel, particularly if current markets remain favorable to investment banking transactions. Competition for employees with the qualifications desired by FAS is intense, especially with respect to investment banking professionals with expertise in industries in which underwriting or advisory activity is robust. There can be no assurance that FAS will be able to recruit a sufficient number of new employees with the desired qualifications in a timely manner. The failure to recruit new employees could materially and adversely affect FAS's future operating results.

     While FAS generally does not have employment agreements with its employees except executive officers, it will attempt to retain its employees with incentives, such as bonus plans and the ability to buy Company stock that vest over a number of years of employment. These incentives, however, may be insufficient in light of the increasing competition for experienced professionals in the securities industry, particularly if the value of FAS's stock declines or fails to appreciate sufficiently to be a competitive source of a portion of professional compensation. See "Information Concerning FAS -
Management  of  FAS."

SIGNIFICANT COMPETITION FROM LARGER SECURITIES FIRMS Significant Competition from Larger Securities Firms

     FAS will engage in the highly competitive securities brokerage and financial services businesses. It will compete directly with large Wall Street securities firms, securities subsidiaries of major commercial bank holding companies, major regional firms and smaller "niche" players.

     Competition from commercial banks has increased because of recent acquisitions of securities firms by commercial banks, as well as internal expansion by commercial banks into the securities business. In addition, FAS expects competition from domestic and international banks to increase as a result of recent and anticipated legislative and regulatory initiatives in the United States to remove or relieve certain restrictions on commercial banks. Such competition could adversely affect FAS's operating results, as well as its ability to attract and retain highly skilled individuals.

     Many other companies have greater personnel and financial resources than FAS. Larger competitors are able to advertise their products and services on a national or regional basis and may have a greater number and variety of distribution outlets for their products, including retail distribution. Discount brokerage firms market their services through aggressive pricing and promotional efforts. In addition, some competitors have a much longer history of investment banking activities than FAS and, therefore, may possess a relative advantage with regard to access to deal flow and capital.

     Recent rapid advancements in computing and communications technology are substantially changing the means by which financial services are delivered. These changes are providing consumers with more direct access to a wide variety of financial and investment services including market information and on-line trading and account information. Advancements in technology also create demand for more sophisticated levels of client services. Provision of these services may entail considerable cost without an offsetting source of revenue. See "Information Concerning FAS - Competition."

REGULATION  Regulation

     The securities business is subject to extensive regulation under federal and state laws in the United States. One of the most important regulations with which FAS's broker-dealer subsidiaries must continually comply is the Securities and Exchange Commission (the "SEC") Rule 15c3-1 (the "Net Capital Rule") which requires the broker-dealer subsidiaries of FAS to maintain a minimum amount of net capital, as defined under such regulations.

     Compliance with many of the regulations applicable to FAS involves a number of risks, particularly in areas where applicable regulations may be subject to interpretation. In the event of non-compliance with an applicable regulation, governmental regulators and the NASD may institute administrative or judicial proceedings that may result in censure, fine, civil penalties (including treble damages in the case of insider trading violations), issuance of cease-and-desist orders, deregistration or suspension of the non-compliant broker-dealer or investment adviser, suspension or disqualification of the broker-dealer's officers or employees or other adverse consequences. The imposition of any such penalties or orders on FAS could have a material adverse effect on FAS's operating results and financial condition.

     The regulatory environment in which FAS operates is subject to change. FAS may be adversely affected as a result of new or revised legislation or regulations imposed by the SEC, other United States or foreign governmental regulatory authorities or the NASD. FAS also may be adversely affected by changes in the interpretation or enforcement of existing laws and rules by these governmental authorities and the NASD.

     Additional regulation, changes in existing laws and rules, or changes in interpretations or enforcement of existing laws and rules often affect directly the method of operation and profitability of securities firms. FAS cannot predict what effect any such changes might have. Furthermore, FAS's businesses may be materially affected not only by regulations applicable to it as a financial market intermediary, but also by regulations of general application. For example, the volume of FAS's underwriting, merger and acquisition and principal investment businesses in a given time period could be affected by, among other things, existing and proposed tax legislation, antitrust policy and other governmental regulations and policies (including the interest rate policies of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board")) and changes in interpretation or enforcement of existing laws and rules that affect the business and financial communities. The level of business and financing activity in each of the industries on which FAS focuses can be affected not only by such legislation or regulations of general applicability, but also by industry- specific legislation or regulations. See "Information Concerning FAS - Regulation."

POTENTIAL  CONFLICTS  OF  INTEREST  Potential  Conflicts  of  Interest

     Executive officers, directors and employees of FAS will from time to time invest, or receive a profit interest, in investments in private or public companies or investment funds in which FAS, or an affiliate of FAS, is an investor or for which FAS carries out investment banking assignments, publishes acts as a market maker. FAS will have in place compliance procedures and practices designed to ensure that such inside information is not used for making investment decisions on behalf of the hedge funds and to monitor hedge fund investment in FAS's investment banking clients. No assurance can be provided that these procedures and practices will be effective. In addition, this conflict and these procedures and practices may limit the freedom of such officials to make potentially profitable investments on behalf of those hedge funds. See "Information Concerning FAS - Asset Management."

POSSIBILITY  OF  LOSSES  ASSOCIATED  WITH  PRINCIPAL  AND  TRADING  ACTIVITIES
Possibility  of  Losses  Associated  with  Principal  and  Trading  Activities

     FAS's securities trading and market-making activities will be primarily conducted by FAS as principal and subject FAS's capital to significant risks, including market, credit, leverage, counterparty and liquidity risks. These activities often involve the purchase, sale or short sale of securities as principal in markets that may be characterized by relative illiquidity or that may be particularly susceptible to rapid fluctuations in liquidity and price. FAS from time to time may have large position concentrations in securities of, or commitments to, a single issuer, or issuers engaged in a specific industry, particularly as a result of FAS's underwriting activities. FAS intends to concentrate its trading positions in a more limited number of industry sectors and companies than some other broker-dealers, which might result in higher trading losses than would occur if FAS's positions and activities were less concentrated. See "Information Concerning FAS - Risk Management."

     Much of FAS's market-making business will involve securities traded on Nasdaq. Nasdaq has recently begun trading securities in sixteenths of a dollar (rather than in eighths). This change and further changes in this regard may adversely affect FAS's revenues from brokerage activities.

LITIGATION AND POTENTIAL SECURITIES LAWS LIABILITY Litigation and Potential Securities Laws Liability

     Many aspects of FAS's business involve substantial risks of liability. An underwriter is exposed to substantial liability under federal and state securities laws, other federal and state laws and court decisions, including decisions with respect to underwriters' liability and limitations on indemnification of underwriters by issuers. For example, a firm that acts as an underwriter may be held liable for material misstatements or omissions of fact in a Memorandum used in connection with the securities being offered or for statements made by its securities analysts or other personnel. While FAS has never been subject to litigation based upon a material misstatement or omission of fact in a Memorandum, in recent years there has been an increasing incidence of litigation involving the securities industry, including class actions that seek substantial damages. FAS is also subject to the risk of litigation from its other intended business activities, including litigation that may be without merit. As FAS intends to actively defend any such litigation, significant legal expenses could be incurred. An adverse resolution of any future lawsuits against FAS could materially adversely affect FAS's operating results and financial condition. See "Information Concerning FAS - Legal Proceedings."

DEPENDENCE ON AFFINITY GROUP MARKETING STRATEGYDependence on Affinity Group Marketing Strategy

     The business of Executive will be highly dependent on its strategy for marketing securities and non-securities products to Affinity Group. There can be no assurance that such strategy will be successful. See "Information Concerning Executive - Affinity Group Marketing Strategy."

DEPENDENCE ON CASH INFLOWS TO MUTUAL FUNDS Dependence on Cash Inflows to Mutual Funds

     A slowdown or reversal of cash inflows to mutual funds and other pooled investment vehicles could lead to lower underwriting and brokerage revenues for FAS since mutual funds purchase a significant portion of the securities offered in public offerings and traded in the secondary markets. The recent demand for new equity offerings has been driven in part by institutional investors, particularly large mutual funds, seeking to invest cash received from the public. The public may withdraw additional cash from mutual funds as a result of a decline in the market generally or as a result of a decline in mutual fund net asset values. To the extent that a decline in cash inflows into mutual funds or a decline in net asset values of these funds reduces demand by fund managers for initial public or secondary offerings, FAS's business and results of operations could be materially adversely affected. Moreover, a slowdown in investment activity by mutual funds may have an adverse effect on the securities markets generally.

MANAGEMENT  OF  GROWTH  Management  of  Growth

     After the Merger, FAS expects to experience significant growth in its business activities and the number of its employees. This growth will require increased investment in management personnel, financial and management systems and controls and facilities, which, in the absence of continued revenue growth, would cause FAS's operating margins to decline. In addition, as is common in the securities industry, FAS will be highly dependent on the effective and reliable operation of its communications and information systems. FAS believes that its anticipated future growth will require implementation of new and enhanced communications and information systems and training of its personnel to operate such systems. In addition, the scope of procedures for assuring compliance with applicable regulations and NASD rules will change as the size and complexity of FAS's business changes. As FAS grows, FAS will implement additional formal compliance procedures to reflect such growth. Any difficulty or significant delay in the implementation or operation of existing or new systems, compliance procedures or the training of personnel could adversely affect FAS's ability to manage growth. See "Information Concerning FAS - Management's Discussion and Analysis of Financial Condition and Results of Operations" and " - Accounting, Administration and Operations."

DEPENDENCE  ON SYSTEMS AND THIRD PARTIES Dependence on Systems and Third Parties

     FAS's business is highly dependent on communications and information systems, including certain systems provided by its clearing broker. Any failure or interruption of FAS's systems, systems of FAS's clearing broker or third party trading systems, could cause delays or other problems in FAS's securities trading activities, which could have a material adverse effect on FAS's operating results. Such failures and interruptions may result from the inability of certain computing systems (including those of FAS, its clearing broker, and other third party vendors) to recognize the year 2000. There can be no assurance that the year 2000 issue can be resolved prior to the upcoming change in the century. Although FAS may incur substantial costs, particularly costs resulting from charges by its third party service providers, in correcting year 2000 issues, such costs are not sufficiently certain to estimate at this time. In addition, FAS's principal disaster recovery system is provided by its clearing broker. There can be no assurance that FAS or its clearing broker will not suffer any systems failure or interruption, including one caused by an earthquake, fire, other natural disaster, power or telecommunications failure, act of God, act of war or otherwise, or that FAS's or its clearing broker's back-up procedures and capabilities in the event of any such failure or interruption will be adequate. See "Information Concerning FAS - Accounting, Administration and Operations."

DEPENDENCE UPON AVAILABILITY OF CAPITAL AND FUNDING Dependence Upon Availability of Capital and Funding

     FAS's business is dependent upon the availability of adequate funding and regulatory capital under applicable regulatory requirements. FAS intends to satisfy these needs from internally generated funds and loans from third parties. There can be no assurance that any, or sufficient, funding or regulatory capital will continue to be available to FAS in the future on terms that are acceptable to it. See "Information Concerning FAS - Regulation," " - Management's Discussion and Analysis of Financial Condition and Results of Operations - Overview," and " - Liquidity and Capital Resources."

UNCERTAINTY  OF  NAME  AVAILABILITY  Uncertainty  of  Name  Availability

     There are several companies throughout the United States whose corporate names are similar to FAS's. Therefore, other companies may contest the use by FAS of its name. The existence and use of such names may detract from FAS's marketing efforts. Although FAS intends to register its name as a trade and/or service mark with the U.S. Patent and Trademark Office, there is no assurance that it will be successful in doing so.

ABSENCE  OF  DIVIDENDSAbsence  of  Dividends

     FAS anticipates that earnings will be retained for the development of FAS's business, and that no dividends will be declared on the Common Stock in the foreseeable future. It is anticipated that FAS will seek to obtain a working capital credit facility from one or more lenders, although, as of the date of this Information Statement/Prospectus, no firm arrangements have been made. It is likely that any agreement with respect to any financing will contain covenants that may, under certain circumstances, restrict payment of dividends by FAS, including dividends on the Common Stock. See and "Information Concerning FAS - FAS Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

CORPORATE GOVERNANCE CONTROLLED BY INSIDERSCorporate Governance Controlled by Insiders

     Following  the  Merger,  FAS  will  have  outstanding two classes of Common
Stock:  Class  A  Common Stock, which has one vote per share, and Class B Common
Stock, which has fifty votes per share. The shares issued the shareholders in the Merger are shares of Class A Common Stock. All of the outstanding shares of Class B Common Stock will be held by Jack A. Alexander and Guy S. Della Penna. As a result, Messrs. Alexander and Della Penna will be able to control 92% of the voting power of FAS following the Merger. The ownership of the Class B Common Stock, and the related voting power, will be held 63% by Mr. Alexander and 37% by Mr. Della Penna. Therefore, Mr. Alexander will be able to control the outcome of all corporate actions requiring shareholder approval (other than corporate actions required to be approved by a vote of holders of shares of Common Stock voting as a separate class). Accordingly, prospective investors should realize that their ownership of Common Stock will not provide them with any ability to determine the outcome of matters requiring a shareholder vote, including the election of directors. In addition, Mr. Alexander will have control over the operations of FAS, including significant control over compensation decisions under FAS's benefit and compensation plans, including plans under which he will be a direct beneficiary. See "Information Concerning FAS - Management of FAS." Guy S. Della Penna and Jack A. Alexander (collectively referred to as the "Insider Shareholders") have executed an agreement to impose certain limitations and restrictions upon the sale, transfer, gift, pledge, assignment or other disposition of the Class B Common Stock of the Company currently owned by the Insider Shareholders (all such Class B Common Stock owned by the Insider Shareholders being hereinafter collectively referred to as the "Shares"). Terms of the agreement include: (i) in the event an Insider Shareholder intends or attempts to sell, give, assign, pledge, encumber or otherwise dispose of any interest or right in the Shares owned by him, except to a Permitted Transferee, then such Insider Shareholder shall immediately offer to sell such Shares as he intends or attempts to sell, give, assign, transfer, pledge, encumber or otherwise dispose of to the other Insider Shareholder; (ii) the death of an Insider Shareholder shall constitute an offer by the legal representative of the Insider Shareholder's estate to sell such Shares to the surviving Insider Shareholder; and (iii) Shares not purchased by the Insider Shareholder shall become void and exchangeable at a ratio of one for one (1:1) for Class A Common Stock of the Company.

NO ASSURANCE OF PUBLIC MARKET FOR COMMON STOCKNo Assurance of Public Market for Common Stock

     There is presently no public market for the Common Stock of FAS and there is no assurance that a public market for such securities will develop after completion of the Merger, or, if one develops, that it will be sustained.

ANTI-TAKEOVER  PROVISIONSAnti-Takeover  Provisions

     Certain provisions of Delaware law and FAS's Certificate of Incorporation and By-Laws may have the effect of delaying or preventing a change in control or acquisition of FAS. FAS's Certificate of Incorporation and By-Laws include provisions for a classified Board of Directors, "Blank Check" preferred stock (the terms of which may be fixed by the Board of Directors without stockholder approval), a prohibition on stockholder action by written consent in lieu of a meeting, and certain procedural requirements governing stockholder meetings. See "Comparative Rights of Stockholders - Defenses Against Hostile Takeovers".

DILUTIONDilution

     The pro forma net tangible book value of Executive before giving effect to the Merger as of December 31, 1997 was approximately $168,936 or $.065 per share before giving effect tot he .608 for one Executive for FAS stock exchange. of Common Stock. Net tangible book value per share represents the amount of total tangible assets of the Company less total liabilities, divided by the number of shares of Common Stock outstanding. After giving effect to the Merger, the pro forma net tangible book value of the Company as of December 31, 1997 would have been $4,963,480 or $.94 per share. This represents an immediate increase in pro forma net tangible book value of $.875 per share to existing Executive shareholders and an immediate dilution of $.94 per share to the FAS shareholders before giving effect to the issuance of additional shares.

LACK  OF  INDEPENDENT  FAIRNESS  OPINIONLack  of  Independent  Fairness  Opinion

     The number of shares of FAS Common Stock to be issued in exchange for shares of Executive Common Stock was determined through negotiations between Executive and FAS and approved by the Executive Board of Directors and FAS Board of Directors. No independent third party has expressed its opinion that the Merger was fair to the holders of Executive Common Stock from a financial point of view.

EFFECT OF EXERCISE OF STOCK OPTIONS GRANTED UNDER STOCK INCENTIVE PLANEffect of Exercise of Stock Options Granted Under Stock Incentive Plan

     FAS's Stock Incentive Plan provides that up to 500,000 shares of Class A Common Stock may be issued to employees and directors pursuant to stock options that are exercisable at a price determined by the Board of Directors at the time the option is granted and shall not be less than the par value of the shares. At the time of exercise of the options granted under the Stock Incentive Plan, the fair market value of the shares issued pursuant thereto may be greater than the exercise price for such shares. If the fair market value is greater than the exercise price at the time of exercise, the exercise of the stock options will have a dilutive effect on the other stockholders of FAS. Furthermore, if the fair market value is greater, FAS would likely be able to sell the shares issued pursuant to the exercise of the stock options at a price greater than the exercise price. As of the date of this Information Statement/Prospectus, no stock options have been granted under the Stock Incentive Plan. See "Information Concerning FAS -- Stock Incentive Plan."

POSSIBLE  ISSUANCE  OF  ADDITIONAL  SHARESPossible Issuance of Additional Shares

     FAS's Certificate of Incorporation authorizes the issuance of 25,000,000 shares of Class A Common Stock, 1,000,000 shares of Class B Common Stock and 1,000,000 shares of Preferred Stock. FAS's Board of Directors has the power to issue any or all of such additional shares of Common Stock and Preferred Stock without shareholder approval. FAS's Board of Directors may choose to issue some or all of such shares to acquire one or more operating businesses or other types of property in the future, although FAS currently has no commitments, contracts or intentions to issue any such additional shares.

     The issuance of any such shares may result in a reduction of the book value or market price, if any, of the outstanding shares of FAS's Common Stock. If FAS issues any additional shares, such issuances will also cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any new issuance of shares may result in a change of control of FAS. See "Information Concerning FAS - Description of FAS Capital Stock."


  UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTSUNAUDITED PRO FORMA
                     COMBINED CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma combined condensed statements of income for Executive for the years ended December 31, 1995, 1996 and 1997 have been derived from the audited financial statements of Executive included elsewhere in this Information Statement/Prospectus. The unaudited pro forma combined condensed balance sheet at December 31, 1997 gives effect to the Merger as if it occurred on December 31, 1997. This pro forma information has been prepared utilizing the audited historical consolidated financial statements of Executive for the year ended December 31, 1997 and the audited financial statements of FAS as of June 25, 1998. The Merger will be accounted for under the pooling method of accounting for accounting and financial reporting purposes. As a result of this treatment, the historical pre-Merger financial statements of the Surviving Corporation will be those of Executive because FAS had no significant operations prior to the Merger. This information should be read in conjunction with the historical financial statements and notes thereto of Executive which appear elsewhere herein. The pro forma financial data are provided for comparative purposes only and are not necessarily indicative of the results which would have occurred had the Merger been consummated on December 31, 1997, nor are they necessarily indicative of future results.

           PRO FORMA UNAUDITED COMBINED CONDENSED STATEMENTS OF INCOME


FAS  GROUP,  INC.
PRO  FORMA  COMBINING  BALANCE  SHEETS

          December  31,  1997
          -------------------

ASSETS                                     DEC. 31     HISTORICAL   PRO FORMA    PRO FORMA
                                             1996         EWMS         FAS       Combined
                                          ----------  ------------  ----------  -----------

  Cash                                    $       -   $   127,771   $        -  $  127,791
  Organization Costs                              -             -        2,544       2,544
  Receivables
    Broker dealers                           40,306        45,406            -      45,406
    Correspondent brokers                   122,201        68,766            -      68,766
    Customers                                13,000        13,105            -      13,105
    Affiliates and employees                  3,650        18,363            -      18,363
    Other                                    14,847             -       14,847
  Furniture, fixtures and
       Equipment at cost, net of
           Accumulated depreciation          37,192        27,343            -      27,343
  Deposits with clearing organizations       43,742        45,157            -      45,157
  Other deposits                              1,934         1,934            -       1,934
  Syndication costs                               -        15,000            -      15,000
  Equity Securities                               -           -0-    5,200,000   5,200,000
                                          ----------  ------------  ----------  -----------

                                          $ 262,025   $   377,692   $5,202,544  $5,580,236
                                          ==========  ============  ==========  ===========


    LIABILITIES AND STOCKHOLDERS' EQUITY

  LIABILITIES:
    Accounts payable                      $  36,483   $   107,465            -  $  107,465
    Commissions payable                     143,566       101,291            -     101,291
    Federal Income Tax Payable                    -             -      408,000     408,000
                                            180,049       208,756      408,000     616,756
                                          ----------  ------------  ----------  -----------

  STOCKHOLDERS' EQUITY
    Preferred Stock                             -0-           -0-          -0-         -0-
    Common Stock                              4,983         5,231        2,544       7,775
    Stock warrants                            4,410         4,410          -0-       4,410
    Additional paid-in-capital              913,688     1,105,639    4,000,000   5,105,639
                                          ----------
    Accumulated deficit                    (841,105)     (946,344)     792,544    (154,344)
                                          ----------  ------------  ----------  -----------

          TOTAL STOCKHOLDERS' EQUITY         81,976       168,936    4,794,544   4,963,480
                                          ----------  ------------  ----------  -----------

                                          $ 262,025   $   377,692   $5,202,544  $5,580,236
                                          ==========  ============  ==========  ===========


NOTE  TO  READER:  FAS  GROUP,  INC.  DOES NOT OWN $4,000,000 OF THE EQUITY SECURITIES; ARE
REFLECTED ABOVE TO SHOW THE PRO FORMA EFFECTS ON THE PRO FORMA COMBINED BALANCE SHEET AS IF
THE  SECURITIES  WERE  OWNED  BY  FAS  GROUP,  INC.



                                      FAS GROUP, INC.
                         PRO FORMA COMBINED STATEMENT OF OPERATIONS

          December  31,  1997
          -------------------


                                          DECEMBER     HISTORICAL   PRO FORMA    PRO FORMA
                                            1996       EXECUTIVE       FAS       COMBINED
                                         -----------  ------------  ----------  -----------
     REVENUE
  Commissions                            $2,909,749   $ 3,723,815   $        -  $3,723,815
  Underwriting Fees                          32,500       304,002            -     304,002
  Other                                      57,795       144,899            -     144,899
  Consulting Fee                                  -             -    1,200,000   1,200,000
                                         -----------  ------------  ----------  -----------

                                          3,000,044     4,172,716    1,200,000   5,372,716
                                         -----------  ------------  ----------  -----------

     EXPENSES
  Employer compensation and benefits        345,561       406,052            -     406,052
  Commissions                             2,275,456     3,131,258            -   3,131,258
  Clearing charges and regulatory fees      262,542       346,223            -     346,223
  Occupancy and equipment rental            125,968       130,494            -     130,494
  Depreciation                               11,844        10,811            -      10,811
  Other Operating Expenses                  214,687       280,670            -     280,670
                                         -----------  ------------  ----------  -----------

                                          3,236,058     4,305,508            -   4,305,508
                                         -----------  ------------  ----------  -----------

     OPERATING INCOME (LOSS)               (236,014)     (132,792)   1,200,000   1,067,208

     OTHER INCOME
  Rent                                       23,969        27,553            -      27,553

    FEDERAL INCOME TAX                            -             -      408,000    (408,000)
                                         -----------  ------------  ----------  -----------

     NET INCOME (LOSS)                   $ (212,045)  $  (105,239)  $  792,000  $  686,761
                                         ===========  ============  ==========  ===========



                                             FAS GROUP, INC.
                               PRO FORMA COMBINED STATEMENTS OF CASH FLOWS

          December  31,  1997
          -------------------


                                                    December 31    HISTORICAL    PRO FORMA    PRO FORMA
                                                       1996           EWMS          FAS       COMBINED
                                                   -------------  ------------  -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Loss                                         $   (212,045)  $  (105,239)  $      -0-   $ (105,239)
                                                   -------------  ------------  -----------  -----------
  Adjustments to reconcile net loss to
      net cash used in operating activities:
    Depreciation                                         11,844        10,811       10,811
    (Increase) decrease in operating assets:
    Receivables:
    Broker dealers                                         (963)       (5,100)      (5,100)
    Correspondent brokers                                20,772        53,435       53,435
    Customers                                           (13,000)         (105)        (105)
    Affiliates and employees                             (3,650)      (14,847)     (14,847)
    Deposits                                             (1,318)       (1,415)      (1,415)
    Syndication costs                                   (15,000)      (15,000)
    (Decrease) increase in operating liabilities:
    Accounts payable                                    (21,570)       70,982       70,982
    Commissions payable                                    (977)      (42,275)   _________      (42,275)
                                                   -------------  ------------               -----------

                                                         (8,862)       41,773          -0-       41,773
                                                   -------------  ------------  -----------  -----------

NET CASH USED IN OPERATING ACTIVITIES                  (220,907)      (63,466)         -0-      (63,466)
                                                   -------------  ------------  -----------  -----------

CASH FLOWS USED BY INVESTING ACTIVITIES
  Purchase of furniture, fixtures and equipment          (6,685)         (962)         -0-         (962)
                                                   -------------  ------------  -----------  -----------

  NET CASH USED BY INVESTING ACTIVITIES                  (6,685)         (962)         -0-         (962)
                                                   -------------  ------------  -----------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds form Sale of Preferred Stock                     -0-           -0-          -0-          -0-
  Proceeds from sale of common stock                    222,992       214,000          120      214,120
  Syndication costs                                     (15,803)      (21,801)         -0-      (21,801)
                                                   -------------  ------------  -----------  -----------

  NET CASH PROVIDED BY FINANCING
  ACTIVITIES                                            207,189       192,199          120      192,319
                                                   -------------  ------------  -----------  -----------

NET INCREASE IN CASH                                    (20,403)      127,771          120      127,891

CASH, at beginning of year                               20,403           -0-          -0-          -0-
                                                   -------------  ------------  -----------  -----------

CASH, at end of year                               $        -0-   $   127,771   $      120   $  127,891
                                                   =============  ============  ===========  ===========




   CERTAIN CONSIDERATIONS RELATED TO THE MERGERCERTAIN CONSIDERATIONS RELATED TO
                                   THE MERGER

BACKGROUNDBACKGROUND

     FAS Group, Inc. (the "Company") was incorporated on June 23, 1998 under the general corporation laws of the State of Delaware with the intent to combine by merger or acquisition with a registered broker-dealer that is a member of the National Association of Securities Dealers, Inc. for the purpose of becoming a full service investment banking firm including brokerage and asset management.

THE  MERGERTHE  MERGER

     Jack Alexander, as founder and on behalf of the Company, entered into an Agreement and Plan of Merger dated May 7, 1998 (the "Merger Agreement") among Executive Wealth Management Services, Inc. and certain shareholders of Executive whereby a wholly owned subsidiary of the Company, newly created under the General Corporation Laws of Delaware, will merge with and into Executive with Executive surviving the merger (the "Merger"). The Merger will result in (i) Executive being governed by Delaware law, (ii) certain officers and directors of Executive becoming officers and directors of the Company, (iii) Executive's name being changed to FAS Wealth Management Services, Inc.; and (iv) Executive becoming a wholly owned subsidiary of the Company.

EXECUTIVE'S REASONS FOR THE MERGER; RECOMMENDATION OF EXECUTIVE'S BOARD OF DIRECTORSEXECUTIVE'S REASONS FOR THE MERGER; RECOMMENDATION OF EXECUTIVE'S BOARD OF DIRECTORS

     The Board of Directors of FAS and shareholders owning approximately 55.8% of the outstanding common stock of Executive as of July 31, 1998 carefully considered means to facilitate the growth of Executive and maximize the potential of its Affinity Marketing Program and concluded the Merger to be an integral part of the process and in the best interests of Executive and its shareholders.

OPINION  OF  EXECUTIVE'S  BOARD  OF  DIRECTORSOPINION  OF  EXECUTIVE'S  BOARD OF
DIRECTORS

     Executive has not retained any third party to provide an opinion that the number of shares of FAS Common Stock to be issued in exchange for shares of Executive Common Stock ("Exchange Ratio") was fair to the holders of Executive Common Stock from a financial point of view.

     The Exchange Ratio was determined through negotiations between Executive and FAS and was approved by the Executive Board of Directors.

DIRECTORS AND OFFICERS OF FAS FOLLOWING THE MERGERDIRECTORS AND OFFICERS OF FAS FOLLOWING THE MERGER

     In accordance with the terms of the Merger Agreement, the Board of Directors of FAS will initially consist of seven members named in the Merger Agreement. Executive has the right to select three individuals and FAS has the right to select four individuals, respectively, to serve on the initial Board of Directors. Consummation of the Merger will result in the designated individuals serving as directors following the Merger until their successors are duly elected and qualified. The Board of Directors of FAS will be divided into three classes, with Class 1 directors standing for election in 1998 (and every three years thereafter), Class 2 directors standing for election in 2000 (and every three years thereafter), and Class 3 directors standing for election in 2001 (and every three years thereafter). The table below sets forth certain information concerning each person who is expected to serve as director or executive officer of the Surviving Corporation.



                                          NAME                                        POSITION
-----------------------------------------------  -----------------------------------------------------------------------------------
  Jack A. Alexander(3)                           Chairman, Chief Executive Officer and Director
  Guy S. Della Penna(3)                          President, Chief Operating Officer, CEO of Affinity Marketing Division and Director
  Robert H. DeVore                               Senior Vice President and Treasurer
  Barbara J. Knox                                Vice President and Chief Compliance Officer
  Bonnie S. Gilmore                              Senior Vice President, Chief Financial Officer and Secretary
  Georganne E. Detweiler                         Director of Branch Operations
  Dennis B. Schroeder(2)                         Director
  Robert E. Windom, M.D,(1).                     Director
  Joseph F. "Chip" Langston, Jr.(2)              Director
  To Be Named
        by Jack A. Alexander(1)                  Director
  To Be Named
        by Jack A. Alexander(3)                  Director

____________________________________
1     Class  1  Director
2     Class  2  Director
3     Class  3  Director



     JACK A. ALEXANDER, age 65, Chairman and Chief Executive Officer of FAS, has been an acknowledged leader associated with the securities and investment industry for 38 years. He founded First Affiliated Securities of San Diego in 1974, and served as its president and chief executive officer for the first fourteen years of its growth. When First Affiliated Securities was acquired by American First Corporation in 1982, Mr. Alexander became Senior Vice President of the financial services group and a member of the AFCO Board. Prior to that, Mr. Alexander was Chairman and President of Robert Scott & Co., members of the New York Stock Exchange, AMEX, PCSE, CBOT, CBOE and London Exchanges. Mr. Alexander held seats on CBOT and CBOE. During his career, Mr. Alexander served as President/CEO of two securities firms and served as a member of the board of directors of four publicly traded firms. Mr. Alexander's securities companies have raised over 1 billion in new capital for over 100 companies by public offerings of equity or debt securities and through private placements. This success along with his extensive experience in top level management positions gives him insights and capabilities well beyond the conventional in financial circles. Mr. Alexander holds NASD Series 7, 24 and 63 licenses. Mr. Alexander is a Registered Options Principal and former Allied Member of the New York Stock Exchange. He attend business school at the University of Texas, Austin and is a graduate of the New York Institute of Finance. Mr. Alexander is an active member of Regional Investment Bankers Association (RIBA), and former member of Securities Industry Association (SIA) and Young Presidents Organization (YPO).

     GUY S. DELLA PENNA, age 45, has served as Director, Chairman of the Board, President and Chief Executive Officer of Executive since March 1990. Mr. Della Penna has been a resident of Sarasota, Florida since 1980. Mr. Della Penna has been active in the financial industry for over 20 years. Mr. Della Penna is a General Securities Principal and Financial and Operations Principal pursuant to NASD Rules. From 1986 to l990, Mr. Della Penna was a registered representative with Executive Securities, Inc. and a private investor. During the period April 1980 to January 1986, Mr. Della Penna served as the Assistant to the Chairman of the Board of Snelling & Snelling, Inc., as well as Assistant Treasurer. Snelling & Snelling, Inc. is a franchiser of an employee recruitment business franchise. While with such firm, Mr. Della Penna also served as a member of the Executive, Acquisition and Pension and Profit Sharing Committees. Mr. Della Penna also served as the personal business manager and financial advisor to the Snelling family and affiliated entities and in such capacity, was responsible for cash management, tax and investment analysis and commitments. Snelling family members are the principal shareholders of Snelling & Snelling, Inc. From 1977, through April 1978, Mr. Della Penna trained in the underwriting and secondary market trading of municipal bonds at Wertheim and Co., Inc. in New York, New York. During the period April 1978 through February 1980, Mr. Della
Penna was an investment banker with Lehman Brothers, New York, New York, where he was involved in the structuring, documentation and marketing of tax exempt bonds issued by state and local governments. Mr. Della Penna holds a Bachelor of Science degree in Business Administration from Ithaca College, Ithaca, New York, and received a Master of Business Administration degree in Finance from the State University of New York, Albany, New York. Mr. Della Penna holds the necessary requisite state agent licenses for life, health and variable annuities representing various companies under specific contracts. He is an NASD industry arbitrator and holds the NASD Series 7, 22, 24, 27, 39 and 63 securities licenses.

     ROBERT H. DEVORE, age 38, serves Executive in the capacity of Senior Vice President, General Counsel and Treasurer. Mr. DeVore graduated from the University of Toledo, College of Law, in 1986, and holds a Juris Doctor degree. While attending the University of Toledo, College of Law, Mr. DeVore was a member of the University of Toledo Law Review and received American Jurisprudence awards for excellent achievement in the studies of Civil Procedure and Secured Transactions. Mr. DeVore also interned for U. S. Magistrate James
G. Carr. Following graduation from the University of Toledo College of Law, Mr. DeVore engaged in private practice in Sarasota, Florida and was an associate of a Sarasota, Florida law firm. Mr. DeVore's practice emphasis related to civil, commercial and construction litigation. During the period 1993 through March 1996, Mr. DeVore acted as counsel for a Sarasota, Florida based insurance agency and insurance marketing entity. Mr. DeVore is a member of the Florida Bar and presently holds life and health insurance and variable annuity licenses issued by the State of Florida. Mr. DeVore holds the NASD Series 7 General Securities Representative license.

     BARBARA J. KNOX, age 56, serves Executive as Vice President and Chief Compliance Officer. Prior to joining Executive, Ms. Knox was Vice President and Managing Partner of Century Securities, a Sarasota based securities firm. In the preceding period, Ms. Knox was Vice President and Manager of the Equity Research Department of Marion Bass Securities Corporation, a Charlotte, North Carolina firm. During this time, Ms. Knox also served as Due Diligence Officer and Equity Sales Trainer. Ms. Knox also served as Vice President, Compliance Officer and Chief Operations Manager for Meridian Associates, Inc., a Sarasota based securities broker-dealer. Ms. Knox has been in the securities business for over 18 years as an investment executive and commodities broker with firms such as Shearson American Express, Dean Witter Reynolds, Inc. and Raymond James & Associates. Ms. Knox holds NASD Series 3,7,24 and 63 licenses and is Florida Life and Variable Annuity licensed.

     BONNIE S. GILMORE, age 36, joined Executive in December 1992. Ms. Gilmore serves as Senior Vice President, Chief Financial Officer and Corporate Secretary. Prior to joining Executive, Ms. Gilmore was Vice President and Assistant Operations Director of Integrity Securities Group, Sarasota, Florida, a securities broker-dealer. Ms. Gilmore held such position during the period December 1992 to November 1993. During the period December 1989 to September 1991, Ms. Gilmore was District Manager of Crossland Savings, F.S.B., Sarasota, Florida, a federal savings bank. During the period July, 1989 through November 1989, Ms. Gilmore was an associate of Meridian Associates, Inc., a securities broker/dealer. During the period April 1988 through April 1989, Ms. Gilmore served as Financial and Operations Principal, General Securities Principal and Municipal Securities Rule Making Board Principal of Financial Information Centers Brokerage of Sarasota, Florida. Ms. Gilmore also serves in such capacities with Executive.

     GEORGANNE E. DETWEILER, age 31, serves Executive as Director of Branch Operations. Prior to her association with Executive, Ms. Detweiler was employed by Smith, Barney, Harris, Upham & Co., Inc. in the capacity of Assistant to the branch manager, syndicate manager and sales manager. Ms. Detweiler has been involved in the securities investment industry for 12 years and possesses extensive knowledge and experience in the retail, operational and compliance aspects of the securities business. Ms. Detweiler holds NASD Series 4, 7, 11, 24, and 63 securities licenses.

DENNIS B. SCHROEDER, age 60, serves as a director of Executive, and resides in Naples, Florida. He has over thirty years of experience in the investment banking industry. After serving in the U.S. Marine Corps and attending the University of Minnesota, Mr. Schroeder began his extensive career on the trading desk at Juran & Moody Securities in St. Paul, Minnesota. Mr. Schroeder continued his investment banking career with a move to Francis I. DuPont in Minneapolis, Minnesota to head their syndication department. In 1955 Mr. Schroeder founded Miller & Schroeder Financial, Inc. in Minneapolis, Minnesota. Miller & Schroeder Financial, Inc. is one of the largest regional investment banking firms in the U.S. specializing in tax exempt securities and corporate finance with underwriting totaling billions of dollars annually. Mr. Schroeder retired from Miller & Schroeder Financial, Inc. in 1988 as Chairman and chief Executive Officer. From 1988 through 1991, Mr. Schroeder was Chairman of the Board of Directors and Chief Executive Officer of F & G Consultants, Inc. and signed a three year contract with USF&G Financial Services, Inc. a division of USF&G Insurance Company of Baltimore, Maryland (a fifteen billion dollar company). Mr. Schroeder was responsible for establishing distributorship for twelve USF&G mutual funds totaling approximately one billion dollars; acting as President/Chief Executive Officer for coordinating the marketing and distribution efforts for USF&G Investment Services Inc.; developing a pilot program for independent property and casualty insurance agencies to sell securities; and coordinating the sale and divestiture of unprofitable USF&G companies and divisions. From 1993 to 1997 Mr. Schroeder served as Chairman and Chief Executive Officer of Lotto World, Inc., a national publishing company. Mr. Schroeder was instrumental in raising over $14,000,000 in capital for Lotto World, Inc. through private placements and an Initial Public Offering. Mr.
Schroeder serves on several Board of Directors including Lotto World, Inc., Financial Marketing Holding Company, Inc. and FMC Capital Markets, Inc. and is a former director of Gulf Coast National Bank of Naples, Florida.

     ROBERT E. WINDOM, M.D., age 68, is a director of Executive, and resides in Sarasota, Florida. His Bachelor of Arts Degree and Medical Degree are from Duke University in 1952 and 1956. His post graduate training was at Parkland Memorial Hospital, Dallas, Texas. From 1960-1986, he practiced internal medicine and cardiology in Sarasota. He served as President of the Florida Medical Association in 1982-3. In 1986, President Ronald Reagan appointed him to be the Assistant Secretary for Health in the Department of Health and Human Services. In that capacity he directed the US Public Health Service and represented the nation internationally in signing bilateral research agreements for the NIH, CDC and other scientific entities. Since 1989, Dr. Windom has served as a healthcare consultant, dealing with domestic and international public and environmental health issues. He currently is Chair of the Florida Correctional Medical Authority, serving under appointments from two Governors. He is a member of the Council for Excellence in Government in Washington, D.C., is historian for the Florida Medical Association, is a delegate from the Florida Medical Association to the American Medical Association, and is a member of the National Legislative Committee of the Florida Medical Association. He is a Fellow of the American College of Physicians, and also the American College of Cardiology. He is a past president of the Florida Heart Association, and also the Sarasota County Chamber of Commerce. He has been a board member of the following organizations: Power Brands, BESTech, Inc., Boys and Girls Club of Sarasota County Foundation, and Sarasota Heart Center Foundation. He has been a Clinical Professor of Internal Medicine at both the University of Miami School of Medicine, and the University of South Florida School of Medicine. Dr. Windom has served in numerous community capacities as Chairman of the United Way Campaign, Chairman of the Goodwill Industries Annual Campaign, Director of Coast Bank, Advisory Board of SunTrust Bank, Director of Ellis Bank, and Director of First Presidential Savings and Loan Association. Dr. Windom has authored over 35 medical publications/papers, and is the author of "The Fruit and Vegetable Lovers' Guide to the Surgeon Generals' Diet." He has been awarded The Distinguished Alumnus Award of the Duke Medical Center, Distinguished Internist of the Year by the American Society of Internal Medicine, Patriot of Sarasota, and Health Communicator of the Year by the Florida Hospital Association. He remains a member of numerous medical associations. Dr. Windom is compensated for his services as a director and consultant of Executive.

     JOSEPH F. "CHIP" LANGSTON, JR., age 46, resides in Kaufman, Texas. Mr. Langston has developed numerous successful multi-million dollar ventures, generated $200,000 million from U.S. investors and $50 million from foreign investors and managed three corporate reorganizations on behalf of lending and financing institutions. Mr. Langston has also consolidated 33 limited partnerships to form a publicly held company. He created two public companies, both of which were successfully sold, negotiated multi-million dollar contracts, both as an agent and as a principal as well as consulted with corporations on strategic planning. Mr. Langston also directed a 20-person accounting and finance department as senior executive of a 100-person company as well as developed business plans; devised multi-million dollar quarterly budgets; and monitored variance analyses. He has successfully raised institutional financing, debt, equity and venture capital in addition to representing financial institutions and new equity investors in a variety of corporation reorganizations, avoiding bankruptcy in every instance while maintaining business operations. Mr. Langston has held senior executive level experiences in finance as a lender representative, borrower representative, borrower, venturer and manager of operating joint ventures. Mr. Langston is currently founder and President of Search Exploration, Inc. which is a publicly held exploration company, formed by consolidating 33 limited partnerships and was founder and President of Langston Investment, Inc., a privately held investment banking company, specializing in oil and gas corporate finance. He is former founder and Vice President-Finance of Trans-Western Exploration, Inc., a publicly held exploration company. Mr. Langston is a certified public accountant and has a B.B.A. - Accounting and Finance from the University of Texas at Arlington. Mr. Langston is currently a School Board Trustee at Kaufman Independent School District and a Deacon and Sunday School Teacher at Kaufman Church of Christ.

     Information describing the background of Directors and Executive Officers appears under the caption "Certain Considerations Related to the Merger-Directors and Officers of FAS Following the Merger."

     FAS expects that the Board of Directors will establish an Audit Committee and a Compensation Committee. The members of each committee are expected to be determined at the first meeting of the Board of Directors following the closing of the Merger.

RIGHTS  OF  DISSENTING  SHAREHOLDERSRIGHTS  OF  DISSENTING  SHAREHOLDERS

     Shareholders who have not consented to the Merger and who comply with the dissenters' rights provisions of the Florida Business Corporation Act will have the right to be paid in cash the fair value of their Company Common Stock. Such fair value will be determined as of the close of business on the day before the Majority Holders approved the Merger by written consent excluding any appreciation or depreciation directly or indirectly induced by the Merger or the authorization of it.

     In order to receive cash payment for his Executive Common Stock, a dissenting shareholder must comply with the procedures specified by Sections
607.1302 to 607.1320 of the Florida BCA, which are attached as Annex D to this Information Statement/Prospectus. Any shareholder considering exercising his dissenters' rights is urged to review Sections 607.1302 and 607.1320 carefully. The following summary of the principal provisions of Sections 607.1302 to
607.1320 is qualified in its entirety by reference to the text thereof. Further, the following discussion is subject to the possibility that Executive may abandon the Merger if the Board of directors determines that in light of the potential liability of Executive that might result from the exercise of dissenters' rights, the Merger would be impracticable, undesirable or not in the best interests of Executive's shareholders. If Executive abandons the Merger, the rights of dissenting shareholders would terminate and such dissenters would be reinstated to all of their rights as shareholders.

     Any shareholder who wishes to dissent from the Merger and receive a cash payment for his Common Stock, (a) must file with Executive, prior to the Effective Date, a written objection to the Merger demanding payment for his Company Common Stock if the Merger is consummated and setting forth his name, address and the number of shares of Company Common Stock held by him and (b) must not be one of the Majority Holders who consented to the Merger.

     FAILURE TO FILE THE REQUIRED NOTICE OR DEMAND PRIOR TO THE EFFECTIVE DATE WILL NOT SATISFY THE NOTICE REQUIREMENTS OF SECTION 607.1320 AND WILL RESULT IN THE FORFEITURE OF DISSENTERS RIGHTS.

     COMMUNICATIONS WITH RESPECT TO DISSENTERS' RIGHTS SHOULD BE ADDRESSED TO EXECUTIVE WEALTH MANAGEMENT SERVICES, INC. AT SOUTHTRUST BANK PLAZA, 1800 SECOND STREET, SUITE 780, SARASOTA, FLORIDA 34236, TELEPHONE NUMBER (941) 365-4200.

     Upon filing a notice of election to dissent a dissenting shareholder will cease to have any of the rights of a shareholder except the right to be paid the fair value of his Company Common Stock pursuant to Section 607.1320. If a shareholder loses his dissenters' rights, either by withdrawal of his demand, abandonment of the Merger by Executive or otherwise, he will not have the right to receive a cash payment for his Company Common Stock and will be reinstated to all of his rights as a shareholder as they existed at the time of the filing of his demand.

     AT THE TIME OF DEMANDING PAYMENT FOR HIS SHARES OF COMPANY COMMON STOCK, EACH SHAREHOLDER DEMANDING PAYMENT SHALL SUBMIT THE CERTIFICATE OR CERTIFICATES REPRESENTING HIS SHARES OF COMPANY COMMON STOCKS FOR NOTATION THEREON THAT SUCH DEMAND HAS BEEN MADE. FAILURE TO DO SO SHALL, AT THE OPTION OF EXECUTIVE, TERMINATE HIS DISSENTER'S RIGHTS UNLESS A COURT, FOR GOOD CAUSE, DETERMINES OTHERWISE.

     Within 60 days after the Effective Date of the Merger, FAS, as successor to Executive, will give written notice thereof to each dissenting shareholder who timely filed a demand and will make a written offer to each such shareholder to pay for his Executive Common Stock at a specified price determined by Executive to be the fair value thereof. If, within 30 days after the Merger, FAS and a dissenting shareholder agree upon the price to be paid for his Executive Common Stock; FAS shall make such payment within 90 days following the effective date of the Merger, upon surrender by such shareholder to FAS of the certificates representing his Executive Common Stock. Upon payment, the dissenting shareholder shall cease to have any interest in Executive Common Stock.

     If FAS and any dissenting shareholder fail to agree upon the price to be paid for his Executive Common Stock within the aforementioned 30-day period, then within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the date the Merger is effected, FAS shall, or at any time within such 60 day period FAS may, file an action in any court of general civil jurisdiction in the county in Florida where the registered office, of Executive is located, requesting that the fair value of such Executive Common Stock be found and determined. If FAS fails to institute the proceeding within such 60-day period, any dissenting shareholder may institute such proceeding. All dissenting shareholders, except those who have agreed on the price to be paid for their Executive Common Stock, are required to be made parties to such a proceeding.

     In any such proceeding, the court, at FAS's request, will determine whether or not any particular dissenting shareholder is entitled to receive payment for his Executive Common Stock. If FAS does not request such a determination or if the court finds that a dissenting shareholder is so entitled, the court, directly or through an appraiser, will fix the value of Executive Common Stock as of the day prior to the date the Majority Holders consented to the Merger, excluding any appreciation or depreciation directly or indirectly induced by the Merger or the proposal to authorize it. The expenses of any such proceeding, as determined by the court, shall be assessed against FAS, except that the court may apportion costs to any dissenting shareholder whom it finds to have been acting arbitrarily, vexatiously or otherwise not in good faith in refusing an offer by FAS.

     THE PROVISIONS OF SECTIONS 607.1302 TO 607.1320 ARE TECHNICAL AND COMPLEX. IT IS SUGGESTED THAT ANY SHAREHOLDER WHO DESIRES TO EXERCISE HIS/HER RIGHT TO DISSENT CONSULT HIS LEGAL COUNSEL, AS FAILURE TO COMPLY STRICTLY WITH SUCH
PROVISIONS  MAY  LEAD  TO  A  LOSS  OF  DISSENTERS  RIGHTS.


                              THE MERGERTHE MERGER

GENERALGENERAL

     Executive will merge with FAS Wealth, a wholly owned subsidiary of FAS. The Merger is intended to be effected on July 13, 1998 and will result in (i) Executive's name being changed to FAS Wealth Management Services, Inc. (ii) shares of common stock of Executive being converted into the right to receive
 .608 shares of common stock of FAS for each share of common stock of Executive owned as of the date of Merger (iii) Executive to be incorporated under the laws of Delaware after the Merger; and (iv) Executive being a wholly owned subsidiary of FAS whose Certificate of Incorporation authorizes FAS to issue (A) 25,000,000 shares of Class A Common Stock, par vale $.001 per share, (B) 1,000,000 shares of Class B Common Stock; and (c) 1,000,000 preferred shares with a par value of $.001 per share.

     This section of the Information Statement/Prospectus describes certain aspects of the proposed Merger. To the extent that it relates to the Merger Agreement, the following description does not purport to be complete and is qualified by reference to the Merger Agreement, which is attached as Annex A to this Information Statement/Prospectus and is incorporated herein by reference.

     Following the approval and adoption of the Merger Agreement by the requisite vote of the stockholders of Executive and the satisfaction or waiver of the other conditions to the Merger, FAS Wealth will be merged with Executive, with Executive continuing as the Surviving Corporation. The Merger will become effective upon filing a Certificate of Merger with the Secretary of State of the State of Delaware and the Secretary of the State of Florida.

     The Certificate of Incorporation and Bylaws of FAS Wealth as in effect immediately prior to the Effective Time will be the Certificate of Incorporation and Bylaws of the Surviving Corporation.

     Pursuant to the Merger Agreement, at the Effective Time each share of Executive Common Stock issued and outstanding immediately prior to the Effective Time (other than fractional shares to be canceled as described below) will be converted at the Effective Time into the right to receive that number of duly authorized, validly issued, fully paid and nonassessable shares of FAS Common Stock equal to the quotient, calculated to four decimal places, of (a) 1,591,000 divided by (b) the number of shares of Executive Common Stock outstanding immediately prior to the Effective Time. In the event of any change in Executive Common Stock or FAS Common Stock by reason of any stock split, readjustment, stock dividend, exchange of shares, reclassification, reorganization or otherwise the Conversion Number will be correspondingly adjusted.

     Promptly after the Effective Time, FAS will mail to each record holder of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of Executive Common Stock (the "Certificates"), a form letter of transmittal and instructions for use in effecting the surrender of the Certificates for exchange.

EXECUTIVE STOCKHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

     Upon surrender by Executive stockholders to FAS of their Certificates, (together with such letter of transmittal duly executed together with any other required documents) the Executive stockholders will be entitled to receive from FAS the number of shares of FAS Common Stock which such holder has the right to receive under the Merger Agreement, and such Executive Certificate will then be canceled. Under the DGCL, the failure of a Executive stockholder to surrender his or her Certificates will not result in the forfeiture of the right to receive dividends or to vote the FAS Common Stock issuable to such stockholder.

     No fractional shares of FAS Common Stock will be issued in the Merger. Instead, the Merger Agreement provides that each holder of Executive Common Stock who would otherwise have been qualified to receive a fraction of a share of FAS Common Stock will be entitled to receive, in lieu thereof, cash (without interest) in an amount equal to the fraction of a share to which such holder would otherwise have been entitled, multiplied by the Market Value of FAS Common Stock less the amount of any withholding taxes which may be required thereon. The Merger Agreement provides that for purposes of paying such cash in lieu of fractional shares, all Certificates surrendered for exchange by a Executive stockholder will be aggregated, and no such holder will receive cash in lieu of fractional shares in an amount equal to or greater than the value of one full share of FAS Common Stock with respect to all such Certificates surrendered.

EFFECTIVE  TIME;  CLOSINGEFFECTIVE  TIME;  CLOSING

     As soon as practical after the adoption and approval of the Agreement and Plan of Merger, the Merger and the other transactions contemplated thereby, appropriate certificates of merger in the form required by the Florida Business Corporation Act shall be executed and filed in the office of the Secretary of State of the State of Florida and filed and recorded with the Secretary of State of the State of Delaware as provided in the General Corporation Laws of Delaware at which time the Merger shall become effective (the "Effective Time").

     The Merger will become effective, and the Effective Time will occur, on the date and at the time that a Certificate of Merger is filed with the Secretary of State of the State of Delaware, or at such later date and time as the parties may agree and as may be specified in the Certificate of Merger. The Merger Agreement provides that the closing of the Merger (the "Closing") will take place within two days following the first business day on which all the conditions specified therein are fulfilled or waived, or on such other date as Executive and FAS may agree. The date upon which the Closing will occur is herein called the "Closing Date."

CONDITIONS  TO  CLOSINGConditions  to  Closing

     Mutual  ConditionsMutual  Conditions.  The  obligations  of  each  party to
     ------------------
effect the Merger are subject to, among other things, the fulfillment of the following conditions:

     (1) the effectiveness in accordance with the provisions of the Securities Act of the Registration Statement of which this Information Statement/Prospectus is a part;

     (2) the requisite vote of the stockholders of Executive and FAS necessary to approve the Merger and the transactions contemplated thereby;

     (3) no writ, order, decree or injunction of a court of competent jurisdiction or governmental entity will have been entered against FAS or Executive and no proceedings will have been threatened or commenced by any governmental entity which seek to prohibit or restrict the consummation of the Merger or Distribution; and

     (4) the receipt of the opinion of Sonfield & Sonfield as to certain tax matters related to the Merger.

     Conditions  to  FAS's  ObligationsConditions  to  FAS's  Obligations.  The
     ----------------------------------
obligation of FAS to consummate the Merger is further subject to the fulfillment
     -
or waiver of among other things, the following conditions: the representations and warranties of Executive contained in the Merger Agreement will be true and correct in all material respects; Executive will have performed and complied in all material respects with all of its agreements, obligations and conditions required by the Merger Agreement; and there will not have occurred since December 31, 1997 any event, condition, change, occurrence, or circumstance which has had, or is reasonably likely to have, a material adverse effect on Executive; and all necessary regulatory and governmental consents and approvals will have been obtained.

     Conditions to Executive's ObligationsConditions to Executive's Obligations.
     -------------------------------------
The obligation of Executive to consummate the Merger is further subject to the fulfillment or waiver of among other things, the following conditions: the representations and warranties of FAS contained in the Merger Agreement will be true and correct in all material respects; FAS will have performed and complied in all material respects with all of its agreements, obligations and conditions required by the Merger Agreement; and all necessary regulatory and governmental consents will have been obtained.

REPRESENTATIONS  AND  WARRANTIESREPRESENTATIONS  AND  WARRANTIES

     The Merger Agreement contains certain customary representations and warranties by each of FAS and Executive (as to such party) concerning: the organization and qualification of FAS and Executive and their respective subsidiaries; the capitalization of each of FAS and Executive; the authority of each of FAS and Executive relative to the execution and delivery of and performance of its respective obligations under the Merger Agreement; approval by the Board of Directors of each of FAS and Executive regarding certain related matters; obtaining necessary approvals to consummate the transactions contemplated by the Merger Agreement; the absence of any conflict with, or violations of the corporate documents and certain binding instruments of each of FAS and Executive or their respective subsidiaries or with or of any statute, rule, regulation, order or decree of courts or governmental entities, subject to certain exceptions; the accuracy of reports and documents filed by Executive with the Commission since a specified date, and certain financial statements of each company; the absence of undisclosed liabilities or obligations of FAS, Executive and each of their respective subsidiaries; the absence of litigation involving FAS or Executive or their respective subsidiaries that would have a material adverse effect on the business of either party; and compliance by each of FAS and Executive and their respective subsidiaries with applicable laws and agreements.

COVENANTSCOVENANTS

     The Merger Agreement provides that, except as contemplated by the Merger Agreement, or as otherwise previously disclosed to FAS, Executive will be obligated to conduct its business in the ordinary course of business consistent with past practice, including specific covenants as to certain permissible activities. The Merger Agreement also requires that, except as provided in the Merger Agreement or as otherwise previously disclosed to Executive, FAS and each of its subsidiaries will be obligated to conduct its business in the ordinary course of business consistent with past practice, including specific covenants as to certain permissible activities. Each of Executive and FAS have agreed to use all commercially reasonable efforts to take or cause to be taken all action and other things necessary, proper or appropriate under applicable laws and regulations to consummate the transactions contemplated by the Merger Agreement and obtaining all necessary third party consents, approvals or waivers that may be required.

NO  SOLICITATIONNO  SOLICITATION

     Each of FAS and Executive has agreed that, prior to the Effective Time, it and its subsidiaries will not, and will not give authorization or permission to any of its or its subsidiaries' directors, officers, employees, agents or representatives to, and will use all commercially reasonable efforts to see that such persons do not, directly or indirectly solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing information): (i) any merger, consolidation, other business combination involving FAS or its subsidiaries or Executive or its subsidiaries; (ii) any acquisition of all or any substantial portion of the assets or capital stock of FAS and its subsidiaries taken as a whole or Executive and its subsidiaries; or (iii) inquiries or proposals concerning or which may reasonably be expected to lead to, any of the foregoing (each an "Acquisition Transaction") or negotiate, explore or otherwise communicate in any way with any third party (other than Executive or its affiliates in the case of FAS and FAS and its affiliates in the case of Executive) with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions expressly contemplated by the Merger Agreement, or contemplated to be a material part thereof. Notwithstanding the foregoing in the event that there is an unsolicited written proposal for an Acquisition Transaction from a bona fide financially capable third party, the party receiving such proposal, in its discretion, will be permitted to furnish non-public information to and negotiate with any such third party only if: (i) two business days' written notice will have been given to the other party; and (ii) the Board of Directors of the party receiving such proposal will have determined in good faith, after having received advice from its investment banker and outside legal counsel, that the failure to provide such non-public information to or negotiate with such third party would be inconsistent with such Board of Directors' fiduciary duties to the stockholders.

TERMINATIONTERMINATION

     Termination  by  Mutual  Consent  or  by  Either PartyTermination by Mutual
     ------------------------------------------------------
Consent or by Either Pary. The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of Executive and FAS: (a) by mutual consent of the Boards of Directors of FAS and Executive; (b) by FAS or Executive if without fault of such terminating party the Merger will not have been consummated on or before August 31, 1998, which date may be extended to December 31, 1998, subject to certain conditions; (c) by FAS or Executive, if any court of competent jurisdiction in the United States or other governmental body in the United States will have issued an order (other than a temporary restraining order), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action will have become final and nonappealable; or (d) by FAS or Executive, if the necessary approval of the stockholders of FAS and Executive is not obtained.

     Termination  by  FAS OnlyTermination by FAS Only.  The Merger Agreement may
     -------------------------
be terminated and the Merger may be abandoned by action of the Board of Directors of FAS, at any time prior to the Effective Time, before or after the approval by the stockholders of FAS, if (a) Executive has failed to comply in any material respect with any of the covenants or agreements contained in Articles V and VII of the Merger Agreement to be complied with or performed by Executive at or prior to such date of termination, (b) there is a breach that has not been cured following notice of any representation or warranty of Executive contained in the Merger Agreement or Distribution Agreement such that the closing conditions of the Merger Agreement would not be satisfied, (c) Executive has furnished or disclosed non-public information to, or commenced negotiations with, a third party with respect to any prohibited acquisition transaction or Executive Business Combination Transaction, as defined below, or will have resolved to do the foregoing and publicly disclosed such resolution,
(d) the Board of Directors of Executive has withdrawn, changed, modified in any manner or taken action inconsistent with its recommendation of the Merger Agreement, the Merger or the other transactions contemplated thereby or has resolved to do any of the foregoing and publicly disclosed such resolution, or
(e) a definitive agreement with respect to a Broker-Dealer Transaction or a FAS Business Combination Transaction (as hereinafter defined) has been negotiated and FAS's Board of Directors has determined after having received advice from its investment banker and outside legal counsel that failure to terminate the Merger Agreement would be inconsistent with such Board's fiduciary duties to the stockholders of FAS; provided, however, that two business days' prior written notice will have been given to Executive (which notice will include the material terms and conditions, and financing arrangements and identity of the third party proposing the Broker-Dealer Transaction or FAS Business Combination Transaction).

     The term "FAS Acquisition Transaction" is defined as any merger, consolidation, other business combination involving FAS or its subsidiaries, acquisition of all or any substantial portion of the assets or capital stock of FAS and its subsidiaries taken as a whole, or inquiries or proposals concerning or which may reasonably be expected to lead to any of the foregoing.

     Termination  by  Executive  OnlyTermination  by Executive Only.  The Merger
     --------------------------------
Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of Executive, at any time prior to the Effective Time, before or after the approval by the stockholders of Executive, if (a) FAS has failed to comply in any material respect with any of the covenants or agreements contained in Articles V and VII of the Merger Agreement to be complied with or performed by FAS at or prior to such date of termination, (b) there is a breach that has not been cured following notice of any representation or warranty of FAS contained in the Merger Agreement such that the closing conditions in favor of Executive would not be satisfied, (c) FAS has furnished or disclosed non-public information to, or commenced negotiations with, a third party with respect to a FAS Acquisition Transaction or has resolved to do either of the foregoing and publicly disclosed such resolution, (d) the Board of Directors of FAS has withdrawn, changed, modified in any manner or taken action inconsistent with its recommendation of the Merger Agreement, the Merger or the other transactions contemplated thereby or has resolved to do any of the foregoing and publicly disclosed such resolution, (e) a definitive agreement with respect to a Broker-Dealer Transaction or Executive Acquisition Transaction (as defined below) has been negotiated and Executive's Board of Directors has determined after having received advice from its investment banker or bankers and outside legal counsel that failure to terminate the Merger Agreement would be inconsistent with the Board's fiduciary duties to the stockholders of Executive; provided, however, that two business days' prior written notice will have been given to FAS (which notice shall include the material terms and conditions, and financing arrangements and identity of the third party proposing the Broker-Dealer Transaction or the Executive Acquisition Transaction), or (f) the Board of Directors of Executive determines that in light of the potential liability of Executive that might result from Executive's shareholder(s) exercising their dissenter's rights with respect to the Merger, the Merger would be impractical, undesireable or not in the best interest of Executive shareholders.

     The term "Broker-Dealer Transaction" is defined in the Merger Agreement as any merger, consolidation or other business combination primarily involving the securities brokerage business or inquiries or proposals concerning which or may reasonably be expected to lead to any of the foregoing. The term "Executive Acquisition Transaction" is defined as any merger, consolidation, other business combination involving Executive or its Subsidiaries, acquisition of all or any substantial portion of the assets or capital stock of Executive and its Subsidiaries taken as a whole, or inquiries or proposals concerning or which may reasonably be expected to lead to, any of the foregoing or negotiate, explore or otherwise communicate in any way with any third party (other than FAS or its affiliates) with respect to any Executive Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by the Merger Agreement.

DEFAULT  COSTSDEFAULT  COSTS

     The Merger Agreement provides that in the event either Executive or FAS has to resort to legal action to enforce any of the terms of the Merger Agreement, neither Executive or FAS shall be entitled to collect attorneys' fees and other costs from the party in default.

AMENDMENT;  WAIVERAmendment;  Wavier

     Subject to applicable law, the Merger Agreement may be amended, modified or supplemented only by written agreement of FAS and Executive at any time prior to the Effective Time with respect to any of the terms contained therein.

     Certain of the conditions to the consummation of the Merger are waivable by either Executive with respect to FAS's conditions to closing or by FAS with respect to Executive's conditions to closing. In the event that such conditions are waived, Executive and FAS do not presently intend to resolicit stockholder consents with respect to the Transactions.

     Any failure of FAS or Executive to comply with any obligation, covenant, agreement or condition contained in the Merger Agreement may be waived by FAS or Executive, respectively, only by a written instrument signed by the party granting such waiver, but the waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. All consents are required to be in writing.

POST-CLOSING  MATTERSPOST-CLOSING  MATTERS

     Incentive Stock OptionIncentive Stock Option. Immediately after the Closing, the Board of Directors shall authorize the issuance of 250,000 Incentive Stock Options each to Guy S. Della Penna and Jack A. Alexander respectively and 155,000 Incentive Stock Options to Robert H. DeVore. The options shall vest and be exercisable immediately subject to the Lock-up Agreement at $0.60 per share. In addition, common stock warrants to purchase 22,800 shares of Class A Common Stock are issuable to FMC Capital Markets, Inc. at $3.29 per share subject to the Lock-Up Agreement.

     Dividend PolicyDividend Policy. FAS has never paid dividends on the Common Stock and it does not anticipate that it will pay dividends or alter its dividend policy in the foreseeable future. The payment of dividends by FAS on the Common Stock will depend on its earnings and financial condition, and such other factors as the Board may consider relevant.

     Market for Common Equity and Related Stockholder MattersMarket for Common Equity and Related Stockholder Matters. Executive's Common Stock is not quoted on the NASD Over-The-Counter Bulletin Board ("OTCBB") and has not had any trading activity. A public trading market having the characteristics of depth, liquidity and orderliness depends upon the existence of market makers as well as the presence of willing buyers and sellers, which are circumstances over which FAS does not have control.

     FAS  has  reserved  the  trading  symbol  FAS.


              CERTAIN TAX CONSIDERATIONSCERTAIN TAX CONSIDERATIONS

     The following is a summary description of the material federal income tax consequences of the Merger. This summary is for general informational purposes only and is not intended as a complete description of all of the tax consequences of the Merger and does not discuss tax consequences under the laws of state or local governments or of any other jurisdiction. Moreover, the tax treatment of a stockholder may vary depending upon his, her or its particular situation. In this regard, certain stockholders (including (i) insurance companies, tax-exempt organizations, financial institutions or broker-dealers, and persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships or foreign trusts or estates as defined for United States federal income tax purposes, and (ii) stockholders that hold shares as part of a position in a "straddle" or as part of a "hedging" or "conversion" transaction for United States federal income tax purposes and stockholders with a "functional currency" other than the United States dollar) may be subject to special rules not discussed below. In addition, this summary applies only to shares which are held as capital assets. The following discussion may not be applicable to a stockholder who acquired his or her shares pursuant to the exercise of stock options or otherwise as compensation.

     THE FOLLOWING DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, TREASURY REGULATIONS THEREUNDER, AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE WHICH MAY OR MAY NOT BE RETROACTIVE, AND ANY SUCH CHANGES COULD AFFECT THE TAX CONSEQUENCES DESCRIBED HEREIN. EACH STOCKHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE MERGER DESCRIBED HEREIN, INCLUDING, THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND THE POSSIBLE EFFECTS OF CHANGES OF APPLICABLE TAX LAWS.

     Executive and FAS will receive, prior to the Effective Time of the Merger, the opinion of Sonfield & Sonfield to the effect that:

     (1)     the  Merger  will qualify as a reorganization within the meaning of
Section  368(a)  of  the  Code;

     (2) no gain or loss will be recognized by FAS or Executive as a result of the Merger; and

     (3) no gain or loss will be recognized by Executive's stockholders upon the receipt of FAS Common Stock solely in exchange for Executive Common Stock in connection with the Merger (except with respect to cash received in lieu of a fractional interest in FAS Common Stock).

     Tax opinions are not binding on the IRS or any court. Moreover, the tax opinions are based upon, among other things, certain representations as to factual matters made by Executive and FAS, which representations, if incorrect or incomplete in certain material respects, would jeopardize the conclusions reached in the opinions.

     It is expected that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. If the Merger so qualifies, (i) the holders of Executive Common Stock will not recognize gain or loss upon the receipt of FAS Common Stock in exchange for their shares of Executive Common Stock, (ii) each holder of Executive Common Stock will carry over his, her or its tax basis in the Executive Common Stock to the FAS Common Stock, (iii) the holding period for each holder of Executive Common Stock will carry over to the FAS Common Stock, provided that the Executive Common Stock is held as a capital asset immediately prior to the Effective Time of the Merger, and (iv) any holder of Executive Common Stock receiving cash in lieu of fractional shares will recognize capital gain or loss (provided the shares of Executive Common Stock surrendered are held as capital assets immediately prior to the Effective Time of the Merger) equal to the difference between the amount of cash received and the portion of such holder's basis in the shares of Executive Common Stock allocable to such fractional share interests, and such capital gain or loss will be long-term capital gain or loss if the holding period for such shares is more than one year.

     If  the  Merger  does not qualify as a reorganization within the meaning of
Section 368(a) of the Code, then each holder of Executive Common Stock will recognize gain or loss upon the receipt of the FAS Common Stock in exchange for such Executive Common Stock equal to the difference between the fair market value of the FAS Common Stock received and such holder's basis in Executive Common Stock.

     If  the  Merger  were  not  to  qualify  as a tax-free reorganization under
Section 368 of the Code, then, in general, a corporate level federal income tax would be payable by the consolidated group of which Executive is the common parent, which tax would be based upon the gain (computed as the difference between the fair market value of FAS stock exchanged in the Merger and the Shareholders of Executive's adjusted basis in such stock) realized by Executive upon the consummation of the Merger.

TAXPAYER  RELIEF  ACTTAXPAYER  RELIEF  ACT

     The Taxpayer Relief Act of 1997 ("TRA 1997") was signed into law on August 5, 1997. TRA 1997 contains certain restrictions involving a distribution or "spin-off" to stockholders of portions of a business enterprise, accompanied by a merger or acquisition of a specific unit of the business enterprise involving a third party acquiror. The Merger is not affected by the restrictions imposed by TRA 1997.

BACK-UP  WITHHOLDING  REQUIREMENTS  BACK-UP  WITHHOLDING  REQUIREMENTS

     United States information reporting requirements and backup withholding at the rate of 31% may apply with respect to dividends paid on, and proceeds from the taxable sale, exchange or other disposition of Executive Common Stock, unless the stockholder (i) is a corporation or comes within certain other exempt categories, and, when required, demonstrates these facts, or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A stockholder who does not supply FAS with his, her or its correct taxpayer identification number may be subject to penalties imposed by the IRS. Any amount withheld under these rules will be refunded or credited against the stockholder's federal income tax liability. Stockholders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption. If information reporting requirements apply to a stockholder, the amount of dividends paid with respect to such shares will be reported annually to the IRS and to such stockholder.

              INFORMATION CONCERNING FASINFORMATION CONCERNING FAS

FAS  GROUP,  INC.
PRO  FORMA  COMBINING  BALANCE  SHEETS

          December  31,  1997
          -------------------

ASSETS                                     DEC. 31     HISTORICAL   PRO FORMA    PRO FORMA
                                             1996         EWMS         FAS       Combined
                                          ----------  ------------  ----------  -----------

  Cash                                    $       -   $   127,771   $        -  $  127,791
  Organization Costs                              -             -        2,544       2,544
  Receivables
    Broker dealers                           40,306        45,406            -      45,406
    Correspondent brokers                   122,201        68,766            -      68,766
    Customers                                13,000        13,105            -      13,105
    Affiliates and employees                  3,650        18,363            -      18,363
    Other                                    14,847             -       14,847
  Furniture, fixtures and
       Equipment at cost, net of
           Accumulated depreciation          37,192        27,343            -      27,343
  Deposits with clearing organizations       43,742        45,157            -      45,157
  Other deposits                              1,934         1,934            -       1,934
  Syndication costs                               -        15,000            -      15,000
  Equity Securities                               -           -0-    5,200,000   5,200,000
                                          ----------  ------------  ----------  -----------

                                          $ 262,025   $   377,692   $5,202,544  $5,580,236
                                          ==========  ============  ==========  ===========


    LIABILITIES AND STOCKHOLDERS' EQUITY

  LIABILITIES:
    Accounts payable                      $  36,483   $   107,465            -  $  107,465
    Commissions payable                     143,566       101,291            -     101,291
    Federal Income Tax Payable                    -             -      408,000     408,000
                                            180,049       208,756      408,000     616,756
                                          ----------  ------------  ----------  -----------

  STOCKHOLDERS' EQUITY
    Preferred Stock                             -0-           -0-          -0-         -0-
    Common Stock                              4,983         5,231        2,544       7,775
    Stock warrants                            4,410         4,410          -0-       4,410
    Additional paid-in-capital              913,688     1,105,639    4,000,000   5,105,639
                                          ----------
    Accumulated deficit                    (841,105)     (946,344)     792,544    (154,344)
                                          ----------  ------------  ----------  -----------

          TOTAL STOCKHOLDERS' EQUITY         81,976       168,936    4,794,544   4,963,480
                                          ----------  ------------  ----------  -----------

                                          $ 262,025   $   377,692   $5,202,544  $5,580,236
                                          ==========  ============  ==========  ===========


NOTE  TO  READER:  FAS  GROUP,  INC.  DOES NOT OWN $4,000,000 OF THE EQUITY SECURITIES; ARE
REFLECTED ABOVE TO SHOW THE PRO FORMA EFFECTS ON THE PRO FORMA COMBINED BALANCE SHEET AS IF
THE  SECURITIES  WERE  OWNED  BY  FAS  GROUP,  INC.



FAS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONSFAS Management's Discussion and Analysis of Financial Condition and Results of Operations

     Overview. OVERVIEWThe Company was organized June 23, 1998 under the general corporation laws of the state of Delaware and has agreed to combine, by merger, with Executive, a registered broker-dealer that is a member of the National Association of Securities Dealers, Inc. for the purpose of becoming a full service investment banking firm including brokerage and asset management

     Jack Alexander, as a founder and on behalf of the Company, entered into an Agreement and Plan of Merger dated May 7, 1998 (the "Merger Agreement") among Executive Wealth Management Services, Inc. and certain shareholders of Executive whereby a wholly owned subsidiary of the Company, newly created under the General Corporation Laws of Delaware, will merge with and into Executive with Executive surviving the merger (the "Merger"). The Merger will result in (i) Executive being governed by Delaware law, (ii) certain officers and directors of Executive becoming officers and directors of the Company, (iii) Executive's name being changed to FAS Wealth Management Services, Inc.; and (iv) Executive becoming a wholly owned subsidiary of the Company.

     The Company is a development stage enterprise and has devoted substantially all of its efforts to financial planning, raising capital and identifying business opportunities. The Company is subject to the risks associated with development stage companies. Substantial financing or capital investment will be required to continue to fund the Company's activities until a significant sales volume can be obtained. Because the Company has not yet puts its business plan into operation, there is no assurance that such financing and additional capital investment will be available when needed, or that the Company's business plan will be commercially successful when implemented in the future. If the Company is unable to raise adequate amounts of financing or capital, its operations and continuation as a going concern may not occur.

     Liquidity and Capital Resources. On June 25, 1998, the Company was paid a consulting fee negotiated by the Company's president, Mr. Jack Alexander, acting as agent and founder for FAS Group, Inc. Payment of the fee was received in the form of 200,000 shares of stock in the Tollycraft Yacht Corporation. These shares of stock have been classified as available for sale and are reflected on the accompanying balance sheet at market valueLiquidity and Capital Resources.

     On July 4, 1998, the Company agreed to issue 79,500 shares of its preferred stock in exchange for approximately 400,000 shares of United States Refining & Petrochemicals, Inc. Class A Convertible Preferred Stock. These shares are convertible, at the option of the Company, into shares of United States Refining & Petrochemicals, Inc. common stock with a value at the time of conversion of $4,000,000.

BUSINESS  OF  FASBusiness  of  FAS

     OverviewOverview. The founder of FAS Group, Inc. ("FAS"), Jack Alexander, pioneered the independent contractor registered representative to build a nationwide, full service retail brokerage firm. He founded First Affiliated Securities and attracted over 1,000 associated brokers in approximately 400 offices. Firms over which Mr. Alexander presided have been responsible for underwriting more than 100 new securities issues and raised over $1 billion for companies in both private and public offerings as the managing underwriter. He has maintained relationships with many of the brokers who were associated with FAS and has identified a core group of 50 brokers, traders, investment bankers, corporate finance and compliance professionals, as well as qualified back and front office support personnel.

     FAS intends to be a full service, national retail, independent contractor, investment banking firm focused on retail brokerage. investment banking, trading, institutional brokerage, affinity group marketing and asset management. In order to accomplish its objective, FAS entered into a Merger Agreement with Executive Wealth Management Services, Inc. ("Executive"), a Sarasota, Florida based publicly held broker-dealer. Under the terms of the Merger Agreement, Executive will become a wholly owned subsidiary of FAS with its name changed to FAS Wealth Management Services, Inc. ("FAS Wealth"). Executive was founded in 1981 and is an independent, publicly held, reporting broker/dealer that has been in continuous, uninterrupted compliance with all net capital requirements imposed by the Securities Exchange Act of 1934 and the United States Securities and Exchange Commission. The Company has never experienced any regulatory difficulties or problems since its incorporation in 1981 and has, as a firm, never been the subject of any adverse arbitration rulings. The Company approaches the marketplace with an innovative concept in the broker/dealer structure. The business strategy of Executive is to offer products and services to professional business persons and high net worth individuals who are primarily members of affinity groups. The Company additionally focuses its growth activities in the areas of the establishment of additional independent branch offices staffed b 1y brokers who market mutual funds, stocks, bonds, variable annuities and insurance products as well as wealth management services to the general public. Executive is a Member of the NASD, SIPC, MSRB and RIBA.

     The Industry BackgroundThe Industry Background. Over the past 15 years, capital markets have evolved in depth and complexity, thereby radically altering the needs of both investors and the companies accessing those markets. According to Securities Data Company, in 1982, 122 IPOs were underwritten in the U.S. for a total of $1.3 billion and total public equity issued equaled $20.6 billion. In 1992, the value of new issues in the U.S. more than doubled the level achieved in any previous year reaching $39.9 billion, while the total public equity and high-yield debt raised equaled $95.0 billion and $51.6 billion respectively. In 1996, 874 initial public offerings were completed in the U.S., totaling $50.0 billion, total public equity issued equaled $191.1 billion, and high-yield debt issued totaled $87.5 billion. A significant portion of this growth has come from emerging industries that previously had limited access to the capital markets.

     To succeed in the current environment, investment banks must be able to conceive and to communicate creative solutions which meet the capital needs of companies and the investment goals of investors.

     FAS believes that the increases in recent years, in the depth and complexity of the capital markets and in the number of non-traditional issuers coupled with significant inflows of cash into mutual funds and other managed funds, will lead to greater demand by both issuers and investors for focused advisory, capital markets, and capital management products and services.

     FAS will seek to identify rapidly changing industries and those that are not fully understood or appropriately valued by the market. Once an industry is identified, FAS will employ substantial effort to develop a thorough understanding of the fundamentals and opportunities of that industry. FAS will employ a team approach in which all of its professionals contribute to and communicate FAS's expertise in an industry. For each industry on which FAS is focused, FAS will offer significant underwriting capabilities and brokerage services as well as advisory services in mergers, acquisitions and strategic partnerships. In addition, FAS's asset management activities will include hedge funds and public mutual funds as well as private equity investments and mezzanine finance in such industries.

     FAS will apply its regional focus and team-based approach to its asset management activities. FAS believes that its revenue growth, as well as the superior performance of its capital transactions and managed products, will be the result of FAS's focus and dedication to developing capital markets and asset management expertise within a growing number of strategic industry sectors. FAS believes that its superior industry knowledge coupled with its capital markets expertise will make FAS a leading provider of investment banking, brokerage and asset management services and the largest independent investment bank in the rapidly-growing industry.

     Employment. EmploymentSecurities and financial services sales representatives held about 250,000 jobs in 1997. In addition, a substantial number of people in other occupations sold securities. These include partners and branch office managers in securities firms as well as insurance agents and brokers offering securities to their customers.

     Securities sales representatives are employed by brokerage and investment firms in all parts of the country. Many of these firms are very small. Most sales representatives, however, work for a small number of large firms with main offices in big cities (especially New York) and approximately 25,000 branch offices in other areas.

     Financial services sales representatives are employed by banks, savings and loans associations, and other credit institutions.

     Growth StrategyGrowth Strategy. FAS believes its strategy and culture will enable it to succeed in this changing marketplace. FAS will apply its regional focus and team-based approach to the following business segments:

          Strategic  Relationship  with  Banking  Institution
     Investment  Banking  and  Corporate  Finance
     Capital  Raising  Activities
     Mergers  and  Acquisitions  Advisory  Services
     Sales  and  Trading
     Corporate  Services
          Executive  Services
          Syndicate
     Asset  Management
     Hedge  and  Offshore  Funds
     Private  Equity  and  Venture  Capital
          Mutual  Funds
     Fund  Distribution

ACCOUNTING, ADMINISTRATION AND OPERATIONS Accounting, Administration and Operations

     FAS's accounting, administration and operations personnel will be responsible for financial controls, internal and external financial reporting, office and personnel services, FAS's management information and telecommunications systems, and the processing of FAS securities transactions. With the exception of payroll processing, which will be performed by an outside service bureau, and customer account processing, which will be performed by FAS's clearing broker, most data processing functions will be performed by FAS's management information systems department. FAS believes that future growth will require implementation of new and enhanced communications and information systems and training of its personnel to operate such systems as well as the hiring of additional personnel.

COMPETITION  Competition

     After the Merger, FAS will engage in the highly competitive securities brokerage and financial services businesses. The Company competes directly with large Wall Street securities firms, securities subsidiaries of major commercial bank holding companies, major regional firms and smaller niche players. To an increasing degree, FAS also competes for various segments of the financial services business with other institutions, such as commercial banks, savings institutions, mutual fund companies, life insurance companies and financial planning firms. The Company believes that following a strategy of offering superior service and investment advice in particular areas of expertise and to a particular client base differentiates it from competitors.

     In addition to competing for investment clients, companies in the securities industry compete to attract and retain experienced and productive investment professionals. See "Risk Factors--Competition for Retaining and Recruiting Personnel."

     Many competitors have greater personnel and financial resources than FAS. Larger competitors are able to advertise their products and services on a national or regional basis and may have a greater number and variety of distribution outlets for their products, including retail distribution. Discount brokerage firms market their services through aggressive pricing and promotional efforts. In addition, some competitors have much more extensive investment banking activities than FAS and therefore may possess a relative advantage with regard to access to deal flow and capital.

     Recent rapid advancements in computing and communications technology are substantially changing the means by which financial services are delivered. These changes are providing consumers with more direct access to a wide variety of financial and investment services, including market information and on-line trading and account information. Advancements in technology also create demand for more sophisticated levels of client services. The Company is committed to utilizing technological advancements to provide a high level of client service. Provision of these services may entail considerable cost without an offsetting source of revenue.

LEGAL  PROCEEDINGS  Legal  Proceedings

     While FAS is not currently a defendant or plaintiff in any lawsuits or arbitrations, many aspects of FAS's business involve substantial risks of liability, litigation and arbitration. An underwriter is exposed to potential liability under federal and state securities laws, other federal and state laws and court decisions, including decisions with respect to underwriters' liability and limitations on indemnification of underwriters by issuers. For example, a firm that acts as an underwriter may be held liable for material misstatements or omissions of fact in a prospectus used in connection with the securities being offered or for statements made by its securities analysts or other personnel.

     If plaintiffs in any future suits against FAS were to prosecute their claims successfully, or if FAS were to settle such suits by making significant payments to the plaintiffs, FAS's operating results and financial condition could be materially and adversely affected. FAS will carry very limited insurance which may cover only a portion of any such payments.

     In recent years, there has been an increasing incidence of litigation involving the securities industry, including class actions that seek substantial damages and frequently name as defendants underwriters of a public offering and investment banks that provide advisory services in merger and acquisition transactions. The eventual impact of the recently passed Federal Private Securities Litigation Reform Act of 1995 on securities class action litigation is not yet known. FAS is not currently a defendant in any such lawsuits, and has never been named a defendant in a class action lawsuit or other suit alleging underwriter liability.

     In addition to these financial costs and risks, the defense of litigation or arbitration may divert the efforts and attention of FAS's management and staff, and FAS may incur significant legal expenses in defending such litigation or arbitration. This may be the case even with respect to claims and litigation which management believes to be frivolous, and FAS intends to defend vigorously any frivolous claims against it. The amount of time that management and other employees may be required to devote in connection with the defense of litigation could be substantial and might materially divert their attention from other responsibilities within FAS.

     FAS also may become a defendant in civil actions and arbitrations arising out of its other activities as a broker-dealer, as an investment adviser, as an employer and as a result of other business activities. There can be no assurance that substantial payments in connection with the resolution of disputed claims will not occur in the future.

     In addition, FAS's charter documents allow indemnification of FAS's officers, directors and agents to the maximum extent permitted under Delaware law. FAS intends to enter into indemnification agreements with these persons. FAS has been and in the future may be the subject of indemnification assertions under these charter documents or agreements by officers, directors or agents of FAS who are or may become defendants in litigation.

RISK  MANAGEMENT  Risk  Management

     FAS will establish various policies and procedures for the management of its exposure to operating, principal and credit risk. There can be no assurance that FAS's risk management procedures and internal controls will prevent or reduce any such risks. Operating risk arises out of the daily conduct of FAS's business and relates to the possibility that one or more of FAS's personnel could cause FAS to engage in imprudent business activities. Principal risk relates to the fact that FAS will hold securities that are subject to changes in value, and such changes could result in FAS incurring material losses. Credit risk occurs because FAS will extend credit through its clearing broker to various of its customers in the form of margin and other types of loan activities that are normal industry practices.

     Operating risk will be monitored by managers of FAS's business groups, and by the directors of each of FAS's operating subsidiaries. These directors review the overall business activities of each of FAS's subsidiaries, and issue directions to address issues which, in the judgment of the directors, could result in a material loss to FAS.

     Principal risk is managed primarily by conducting real-time monitoring of the amount and types of securities held from time to time by FAS and by limiting the exposure to any one investment or type of investment. The two most common categories of securities to be owned are those related to the daily trading activities of FAS's brokerage operations and those which arise out of FAS's underwriting activities. FAS will attempt to limit its exposure to market risk on securities held as a result of its daily trading activities by limiting its inventory of trading securities to the amount needed to provide the appropriate level of liquidity in the securities for which it is a market maker. FAS does not intend to take positions in securities as principal investments, and will seek to balance trading security inventory positions daily.

     Credit risk will be monitored both by FAS's own operations personnel and by FAS's clearing broker. Margin calls are issued if the value of collateral declines below established margin requirements, and margin maintenance requirements are increased in the event that the concentration in a client's account exceeds certain levels.

REGULATION  Regulation

     In the United States, a number of federal regulatory agencies are charged with safeguarding the integrity of the securities and other financial markets and with protecting the interests of customers participating in those markets. The SEC is the federal agency that is primarily responsible for the regulation of broker-dealers and investment advisers doing business in the United States, and the Federal Reserve Board promulgates regulations applicable to securities credit transactions involving broker-dealers and certain other institutions in the United States. Much of the regulation of broker-dealers, however, has been delegated to self-regulatory organizations ("SROs"), principally the NASD (and its subsidiaries NASD Regulation, Inc. and Nasdaq), and the national securities exchanges. These SROs and exchanges adopt rules (which are subject to approval by the SEC) that govern the industry, monitor daily activity and conduct periodic examinations of member broker-dealers. While FAS's broker-dealer subsidiary, FAS Wealth, is not a member of the NYSE, FAS's business is affected by the NYSE rules.

     Securities firms are also subject to regulation by state securities commissions in the states in which they are required to be registered. Executive is registered as a broker-dealer with the SEC and in 41 states, and is a member of, and subject to regulation by, a number of SROs, including the NASD and the Municipal Securities Rulemaking Board.

     As a result of federal and state registration and SRO memberships, FAS will be subject to overlapping schemes of regulation which cover all aspects of their securities business. Such regulations cover matters including capital requirements, uses and safe-keeping of clients' funds, conduct of directors, officers and employees, record-keeping and reporting requirements, supervisory and organizational procedures intended to assure compliance with securities laws and to prevent improper trading on material nonpublic information, employee-related matters, including qualification and licensing of supervisory and sales personnel, limitations on extensions of credit in securities transactions, clearance and settlement procedures, requirements for the registration, underwriting, sale and distribution of securities, and rules of the SROs designed to promote high standards of commercial honor and just and equitable principles of trade. A particular focus of the applicable regulations concerns the relationship between broker-dealers and their customers. As a result, the many aspects of the broker-dealer customer relationship are subject to regulation including, in some instances, "suitability" determinations as to certain customer transactions, limitations on the amounts that may be charged to customers, timing of proprietary trading in relation to customers' trades and disclosures to customers.

     FAS will also be subject to "Risk Assessment Rules" imposed by the SEC which require, among other things, that certain broker-dealers maintain and preserve certain information, describe risk management policies and procedures and report on the financial condition of certain affiliates whose financial and securities activities are reasonably likely to have a material impact on the financial and operational condition of the broker-dealers. Certain "Material Associated Persons" (as defined in the Risk Assessment Rules) of the broker-dealers and the activities conducted by such Material Associated Persons may also be subject to regulation by the SEC. In addition, the possibility exists that, on the basis of the information it obtains under the Risk Assessment Rules, the SEC could seek authority over FAS's unregulated subsidiaries either directly or through its existing authority over FAS's regulated subsidiaries.

     In the event of non-compliance with an applicable regulation, governmental regulators and the NASD may institute administrative or judicial proceedings that may result in censure, fine, civil penalties (including treble damages in the case of insider trading violations), the issuance of cease-and-desist orders, the deregistration or suspension of the non-compliant broker-dealer or investment adviser, the suspension or disqualification of the broker-dealer's officers or employees or other adverse consequences. The imposition of any such penalties or orders on FAS could have a material adverse effect on FAS's operating results and financial condition.

     Additional legislation and regulations, including those relating to the activities of broker-dealers and investment advisers, changes in rules promulgated by the SEC or other United States or foreign governmental regulatory authorities and SROs or changes in the interpretation or enforcement of existing laws and rules may adversely affect the manner of operation and profitability of FAS. FAS's businesses may be materially affected not only by regulations applicable to it as a financial market intermediary, but also by regulations of general application. For example, the volume of FAS's underwriting, merger and acquisition, securities trading and asset management activities in any year could be affected by, among other things, existing and proposed tax legislation, antitrust policy and other governmental regulations and policies (including the interest rate policies of the Federal Reserve Board) and changes in interpretation or enforcement of existing laws and rules that affect the business and financial communities.

NET  CAPITAL  REQUIREMENTSNet  Capital  Requirments

     As a broker-dealer registered with the SEC and as a member firm of the NASD, FAS Wealth will be subject to the capital requirements of the SEC and the NASD. These capital requirements specify minimum levels of capital, computed in accordance with regulatory requirements, that the firm is required to maintain and also limits the amount of leverage that the firm is able to obtain.

     FAS Wealth will compute its net capital requirement under the aggregate indebtedness method permitted by the SEC. Under this method, FAS Wealth is required by the SEC to maintain regulatory net capital, computed in accordance with the SEC's regulations, equal to the greater of $250,000 or such amount that its aggregate indebtedness does not exceed 1,500% of its net capital.

     "Net capital" is essentially defined as net worth (assets minus liabilities, as determined under generally accepted accounting principles), plus qualifying subordinated borrowings, less the value of all of a broker-dealer's assets that are not readily convertible into cash (such as goodwill, furniture, prepaid expenses and unsecured receivables), and further reduced by certain percentages (commonly called "haircuts") of the market value of a broker-dealer's positions in securities and other financial instruments.

     The SEC's capital rules also (i) require that broker-dealers notify it, in writing, two business days prior to making withdrawals or other distributions of equity capital or lending money to certain related persons if those withdrawals would exceed, in any 30-day period, 30% of the broker-dealer's excess net capital, and that they provide such notice within two business days after any such withdrawal or loan that would exceed, in any 30-day period, 20% of the broker-dealer's excess net capital, (ii) prohibit a broker-dealer from withdrawing or otherwise distributing equity capital or making related party loans if after such distribution or loan, the broker-dealer has net capital of less than $300,000 or if the aggregate indebtedness of the broker-dealer's consolidated entities would exceed 1,000% of the broker-dealer's net capital and in certain other circumstances, and (iii) provide that the SEC may, by order, prohibit withdrawals of capital from a broker-dealer for a period of up to 20 business days, if the withdrawals would exceed, in any 30-day period, 30% of the broker-dealer's excess net capital and if the SEC believes such withdrawals would be detrimental to the financial integrity of the firm or would unduly jeopardize the broker-dealer's ability to pay its customer claims or other liabilities.

     Compliance with regulatory net capital requirements could limit those operations that require the intensive use of capital, such as underwriting and trading activities, and also could restrict FAS's ability to withdraw capital from its affiliated broker-dealers, which in turn could limit its ability to pay dividends, repay debt and redeem or repurchase shares of its outstanding capital stock.

     A failure of a broker-dealer to maintain its minimum required net capital would require it to cease executing customer transactions until it came back into compliance, and could cause it to lose its NASD membership, its registration with the SEC or require its liquidation. Further, the decline in a broker-dealer's net capital below certain "early warning levels," even though above minimum net capital requirements, could cause material adverse consequences to the broker-dealer.

MANAGEMENT  OF  FASManagement  of  FAS

     Directors and Executive Officers. Directors and Executive OfficersFAS has initially fixed the number of directors at seven, including at least one non-employee director and two employee directors whom FAS anticipates will be named prior to the closing of the Merger, to begin serving upon closing of the Merger. The Board of Directors will be divided into three classes with two or three directors in each class, with each class serving staggered terms. At each annual meeting of stockholders, directors will be elected by the holders of the Common Stock to succeed those directors whose terms are expiring.

     Information describing the background of Directors and Executive Officers appears under the caption "Certain Considerations Related to the Merger -
Directors  and  Officers  of  FAS  Following  the  Merger."

     Compensation of Executive OfficersCompensation of Executive Officers. As of the date of this Information Statement/Prospectus no compensation has been paid and a minimal amount has accrued to any of the Executive officers of FAS.

     As a part of the Merger, FAS intends to enter into employment agreements with Guy S. Della Penna, Jack A. Alexander, Robert H. DeVore, Georgeanne Detweiler, Bonnie S. Gilmore and Andrea Smeltzer.

     Compensation of DirectorsCompensation of Directors. FAS intends to pay each director who is not an officer or employee of FAS an annual director's fee plus an attendance fee for each meeting of the Board of Directors or committee thereof that such director actually attends. In addition, FAS will reimburse directors for their reasonable expenses incurred in attending meetings of the Board and its committees. Directors' compensation may be changed at any time by the Board.

     Stock Incentive PlanStock Incentive Plan. The board of directors and stockholders of FAS have approved and adopted by written consent, the FAS Group, Inc. Stock Incentive Plan (the "Stock Incentive Plan"). The purpose of the Stock Incentive Plan is to provide deferred stock incentives to certain key employees and directors of FAS and its subsidiaries who contribute significantly to the long-term performance and growth of FAS. The following description of the Stock Incentive Plan is qualified by the Stock Incentive Plan itself.

     General  Provisions  of  the  Stock Incentive PlanGeneral Provisions of the
     --------------------------------------------------
Stock Incentive Plan. The Stock Incentive Plan will be administered by the Board of Directors or a committee of the Board of Directors duly authorized and given authority by the Board of Directors to administer the Stock Incentive Plan (the Board of Directors or such designated Committee as administrator of the Stock Incentive Plan shall be hereinafter referred to as the "Board"). The Board will have exclusive authority to administer the Stock Incentive Plan including without limitation, to select the employees to be granted awards under the Stock Incentive Plan, to determine the type, size and terms of the awards to be made, to determine the time when awards will be granted, and to prescribe the form of instruments evidencing awards made under the Stock Incentive Plan. The Board will be authorized to establish, amend and rescind any rules and regulations relating to the Stock Incentive Plan as may be necessary for efficient administration of the Stock Incentive Plan. Any Board action will require a majority vote of the members of the Board.

     Three types of awards are available under the Stock Incentive Plan: (i) nonqualified stock options or incentive stock, (ii) stock appreciation rights, and (iii) restricted stock. An aggregate of six hundred fifty five thousand shares of Common Stock may be issued pursuant to the Stock Incentive Plan, subject to adjustment to prevent dilution due to merger, consolidation, stock split or other recapitalization of FAS.

     The Stock Incentive Plan will not affect the right or power of FAS or its stockholders to make or authorize any major corporate transaction such as a merger, dissolution or sale of assets. If FAS is dissolved, liquidated or merged out of existence, each participant will be entitled to a benefit as though he became fully vested in all previous awards to him immediately prior to or concurrently with such dissolution, liquidation or merger. The Board may provide that an option or stock appreciation right will be fully exercisable, or that a share of restricted stock will be free of such restriction upon a change in control of FAS.

The Stock Incentive Plan may be amended at any time and from time to time by the Board of Directors but no amendment which increases the aggregate number of shares of Common Stock that may be issued pursuant to the Stock Incentive Plan will be effective unless it is approved by the stockholders of FAS. The Stock Incentive Plan will terminate upon the earlier of the adoption of a resolution by the Board of Directors terminating the Stock Incentive Plan, or ten years from the date of the Stock Incentive Plan's approval by the Board of Directors and stockholders, June 23, 1998.

Stock  Options and Stock Appreciation RightsStock Options and Stock Appreciation
--------------------------------------------
Rights. Stock options are rights to purchase shares of Common Stock. Stock appreciation rights are rights to receive, without payment to FAS, cash and/or shares of Common Stock in lieu of the purchase of shares of Common Stock under the stock option to which the stock appreciation right is attached. The Board may grant stock options in its discretion under the Stock Incentive Plan. The option price shall be determined by the Board at the time the option is granted and shall not be less than the par value of such shares.

The Board will determine the number of shares of Common Stock to be subject to any option awarded. The option will not be transferable by the recipient except by the laws of descent and distribution. The option period and date of exercise will be determined by the Board and may not exceed ten years. The option of any person who dies may be exercised by his executors, administrators, heirs or distributors if done so within one year after the date of that person's death with respect to any Common Stock as to which the decedent could have exercised the option at the time of this death. Upon exercise of an option, the participant may pay for Common Stock so acquired in cash, with Common Stock (the value of which will be the fair market value at the date of exercise), in a combination of both cash and Common Stock, or, in the discretion of the Board, by promissory note. For purposes of determining the amount, if any, of the purchase price satisfied by payment with Common Stock, fair market value is the mean between the highest and lowest sales price per share of Common Stock on a given day on the principal exchange upon which the stock trades or some other quotation source designated by the Board.

The Board may, in its discretion, attach a stock appreciation right to an option awarded under the Stock Incentive Plan. A stock appreciation right is exercisable only to the extent that the option to which it is attached is exercisable. A stock appreciation right entitles the optionee to receive a payment equal to the appreciated value of each share of Common Stock under option in lieu of exercising the option to which the right is attached. The appreciated value is the amount by which the fair market value of a share of Common Stock exceeds the option exercise price for that share of Common Stock. A holder of a stock appreciation right may receive cash, Common Stock or a combination of both upon surrendering to FAS the unexercised option to which the stock appreciation right is attached. FAS must elect its method of payment within fifteen business days after the receipt of written notice of an intention to exercise the stock appreciation right.

Any person granted an incentive stock option under the Stock Incentive Plan who makes a disposition, within the meaning of 425(c) of the Internal Revenue Code of 1986, as amended ("Code"), and the regulations promulgated thereunder, of any shares of Common Stock issued to him pursuant to his exercise of an option within two years from the date of the granting of such option or within one year after the date any shares are transferred to him pursuant to the exercise of the incentive stock option must within ten days of the disposition notify FAS and immediately deliver to FAS any amount of federal income tax withholding required by law.

A person to whom a stock option or stock appreciation right is awarded will have no rights as a stockholder with respect to any shares of Common Stock issuable pursuant to the stock option or stock appreciation rights until actual issuance of a stock certificate for Common Stock.

Restricted  StockRestricted Stock.  The Board may in its discretion award Common
-----------------
Stock that is subject to certain restrictions on transferability. This restricted stock issued pursuant to the Stock Incentive Plan may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by the laws of descent and distribution, for a period of time as determined by the Board, from the date on which the award is granted. FAS will have the option to repurchase the shares of restricted Common Stock at such price as the Board shall have fixed, in its sole discretion, when the award was made, which option will be exercisable at such times and upon the occurrence of such events as the Board shall establish when the restricted stock award is granted. FAS may also exercise its option to repurchase the restricted Common Stock if prior to the expiration of the restricted period, the participant has not paid to FAS amounts required to be withheld pursuant to federal, state or local income tax laws. Certificates for restricted stock will bear an appropriate legend referring to the restrictions. A holder of restricted stock may exercise all rights of ownership incident to such stock including the right to vote and receive dividends, subject to any limitations the Board may impose.

Tax  InformationTax  Information.  A recipient of an incentive stock option or a
----------------
non-qualified stock option will not recognize income at the time of the grant of the option. On the exercise of a non-qualified stock option, the amount by which the fair market value of Common Stock on the date of exercise exceeds the option price will generally be taxable to the holder as ordinary income, and will be deductible for tax purposes by FAS. The disposition of Common Stock acquired upon exercise of a non-qualified option will ordinarily result in capital gain or loss. In the case of officers who are subject to the restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the date for measuring the amount of ordinary income to be recognized upon the exercise of a non-qualified stock option will generally be six months after exercise rather than the date of exercise.

On the exercise of an option that qualifies as an "incentive stock option" within the meaning of the Code, the holder will not recognize any income and FAS will not be entitled to a deduction for tax purposes. However, the difference between the exercise price and the fair market value of Common Stock received on the date of the exercise will be treated as an "item of tax preference" to the holder that may be subject to the alternative minimum tax. The disposition of Common Stock acquired upon exercise of an incentive stock option will ordinarily result in capital gain or loss, however if the holder disposes of Common Stock acquired upon the exercise of an incentive stock option within two years after the date of grant or one year after the date of exercise (a "disqualifying disposition"), the holder will recognize ordinary income, and FAS will be entitled to a deduction for tax purposes in the amount of the excess of the fair market value of the shares of Common Stock on the date the option was exercised over the option price (or, in certain circumstances, the gain on sale, if less). Otherwise, FAS will not be entitled to any deduction for tax purposes upon disposition of such Common Stock. Any excess of the amount realized by the holder on the disqualifying disposition over the fair market of Common Stock on the date of exercise of the option will be capital gain.

If an incentive option is exercised through the use of Common Stock previously owned by the holder, such exercise generally will not be considered a taxable disposition of the previously owned Common Stock and thus no gain or loss will be recognized with respect to such Common Stock upon exercise. However, if the previously owned Common Stock was acquired by the exercise of an incentive stock option or other tax qualified stock option and the holding period requirements for Common Stock were not satisfied at the time the previously owned Common Stock was used to exercise the incentive option, such use would constitute a disqualifying disposition of such previously owned Common Stock resulting in the recognition of ordinary income (but, under proposed Treasury regulations, not any additional gain in capital gain) in the amount described above.

The amount of any cash or the fair market value of any Common Stock received upon the exercise of stock appreciation rights under the Stock Incentive Plan will be subject to ordinary income tax in the year of receipt and FAS will be entitled to a deduction for such amount. However, if the holder receives Common Stock upon the exercise of stock appreciation rights and is then subject to the restrictions of Section 16(b) of the Exchange Act; unless the holder elects otherwise, the amount of Ordinary income and deduction will be measured at the time such restrictions lapse.

Generally, a grant of restricted stock under the Stock Incentive Plan will not result in taxable income to the employee or deduction to FAS in the year of the grant. The value of Common Stock will be taxable to the employee and compensation income in the years in which the restrictions on Common Stock lapse. Such value will be the fair market value of Common Stock on the dates the restrictions terminate, less any amount the recipient may have paid for Common Stock at the time of the issuance. An employee, however, may elect to treat the fair market value of Common Stock on the date of such grant (less restricted stock, provided the employee makes the election within thirty days after the date of the grant. If such an election is made and the employee later forfeits Common Stock to FAS, the employee will not be allowed to deduct at a later date the amount he had earlier included as compensation income. In any case, FAS will receive a deduction corresponding in amount and time to the amount of compensation included in the employee's income in the year in which that amount is so included.

As of the date of this Information Statement/Prospectus, no stock options have been granted under the Stock Incentive Plan.

Limitations of Liability and Indemnification of Directors Limitations of Liability and Indemnification of Directors. FAS's Certificate of Incorporation provides that directors will not be personally liable to FAS or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for breaches of the duty of loyalty to FAS or its stockholders, (ii) for any acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL relating to unlawful dividends, or (iv) transactions involving an improper personal benefit. Moreover, if Delaware law were to change in the future to permit the further elimination or limitation of the personal liability of directors, the liability of a director of FAS would be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. The Certificate of Incorporation and the Bylaws of FAS also contain provisions to indemnify the directors, officers, employees or other agents to the fullest extent permitted by the DGCL. These provisions may have the practical effect in certain cases of eliminating the ability of stockholders to collect monetary damages from directors.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of FAS pursuant to the foregoing provisions, or otherwise, FAS has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

PRINCIPAL  STOCKHOLDERS  OF  FASPrincipal  Stockholders  of  FAS

     The following table sets forth certain information, as of July 31, 1998, with respect to beneficial ownership of the shares of the Common Stock by (i) each person known by FAS to own beneficially more than 5% of the presently outstanding Common Stock; (ii) each Director of FAS; and (iii) all Directors and Officers of FAS as a group, both before and after giving effect to the Merger.


          COMMON  STOCK
          -------------

NAME OF                            NUMBER OF           PERCENT OF TOTAL(2)(3)
BENEFICIAL OWNER                SHARES OWNED(1)     BEFORE MERGER   AFTER MERGER
---------------------------  ---------------------  -----------------------------
Jack A. Alexander                          695,000                          20.8%     13%
14358 Golden Sunset Lane     Class A Common Stock
Poway, California 92064

Jack A. Alexander
14358 Golden Sunset Lane                   630,000                          18.9%     12%
Poway, California 92064      Class B Common Stock

John J. Garrett, Trustee
u/a/d October 28, 1986                   1,060,000                          31.8%     20%
P.O. Box 130444              Class A Common Stock
Houston, Texas 77219-0444

Langston Investments, Inc.                  53,000
10210 Highway 243            Class A Common Stock                            1.6%      1%
Kaufman, Texas 75142


ALL OFFICERS AND DIRECTORS               1,378,000                           2.6%   47.4%
AS A GROUP (2 PERSONS)
BEFORE THE MERGER

Guy S. Della Penna
2323 Stickney Point Road                   887,778                             0%   16.8%
Sarasota, FL 34231           Class A Common Stock

Guy S. Della Penna
2323 Stickney Point Road                   370,000                             0%    6.9%
Sarasota, FL 34231           Class B Common Stock


ALL OFFICERS AND DIRECTORS               2,666,178                             0%  50.31%
AS A GROUP (7 PERSONS)
AFTER THE MERGER


(1)     Represents the number of shares of Common Stock beneficially owned as of July 31,
1998,  except Guy S. Della Penna and other directors of Executive who will acquire shares in  the  Merger,  by  each named person or group, expressed as a percentage of all of the shares  of  such  class  outstanding  as  of  such  date.
(2)     Based  upon  the  total  number  of shares of Common Stock outstanding before the
Merger  (3,339,000)  and  after  the Merger (5,300,000) including the shares reserved for issuance  on  conversion of the Series A Convertible Preferred Stock.  Under the rules of the  Securities and Exchange Commission, a person is deemed to be the beneficial owner of a  security  if  such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security.  A person is also  deemed  to  be a beneficial owner of any securities if that person has the right to acquire  beneficial  ownership  within 60 days.  Accordingly, more than one person may be deemed  to  be  a beneficial owner of the same securities.  Unless otherwise indicated by footnote,  the  name  entities  or individuals have sole voting and investment power with respect  to  the  shares  of  Common  Stock  beneficially  owned.
(3)     Does  not  include  (i)  795,000  shares  issuable  upon  conversion  of Series A
Convertible  Preferred  Stock, (ii) 750,000 shares issuable upon exercise of the Warrants being  offered  hereby,  (iii)  655,000  shares issuable upon exercise of Incentive Stock
Options  as  a part of the Merger, or (iv) 22,800 shares issuable upon exercise of common stock  warrants  issuable  to  FMC  Capital  Markets,  Inc.  as  a  part  of  the Merger.


DESCRIPTION  OF  FAS  CAPITAL  STOCKDescription  of  FAS  Capital  Stock

     The following statements do not purport to be complete and are qualified in their entirety by reference to the detailed provisions of FAS's Certificate of Incorporation and By Laws, copies of which will be furnished to an investor upon written request therefor. The authorized capital stock of FAS consists of 25 million shares of Class A Common Stock, 1 million shares of Class B Common Stock, and 1 million shares of Preferred Stock, $.001 par value per share. See "Additional Information."

     Common StockCommon Stock . As of the date of this Information Statement/Prospectus, there are 3,339,000 shares of Common Stock outstanding, including the shares reserved for issuance on conversion of the Series A Convertible Preferred Stock, 630,000 of which are Class B shares and 2,709,000 are Class A shares. After the Merger, there will be 5,300,000 shares of Common Stock outstanding, 1,000,000 of which will be Class B shares and 4,300,000 will be Class A shares. Holders of Class A Common Stock are entitled to one vote per share on all matters to be voted upon by the shareholders and holders of Class B Common Stock are entitled to 50 votes per share. Except as otherwise provided by law, the holders of shares of Common Stock vote as one class. Shares of Common Stock do not have preemptive rights or cumulative voting rights. FAS's Certificate of Incorporation, provides that the board of directors shall be divided into three classes, as nearly equal in number as possible, and that at each annual meeting of stockholders all of the directors of one class shall be elected for a three-year term. The affirmative vote of not less than 75% of the outstanding Shares of Common Stock is required to approve a merger or consolidation, a transfer of substantially all the assets, certain issuances and transfers of FAS's securities to other entities or a dissolution of FAS, unless the Board of Directors of FAS has approved the transaction. Additionally, certain business combinations involving FAS and any holder of 15% or more of FAS's outstanding voting stock must be approved by at least 66.67% of such voting stock, exclusive of the stock owned by the 15% stockholders, unless approved by a majority of the directors not affiliated with such holder or certain price and procedural requirements are met. These provisions, together with the authorization to issue preferred stock on terms designated by the Board of Directors, described above, could be used as anti-takeover devices.

     Subject to preferences that may be applicable to any outstanding series of Preferred Stock the holders of Common Stock are entitled to receive dividends ratably when, as and if declared by the Board of Directors, and upon liquidation are entitled to share ratably in FAS's net assets. Payment of dividends on the Common Stock may be subject to prior payment of dividends on any Preferred Stock issued in the future. See "Description of Capital Stock - Preferred Stock." The decision to pay dividends is subject to such other financial considerations as the Board of Directors of FAS may deem relevant. No assurance can be given as to the timing or amount of any dividend that FAS may declare on the Common Stock.

     FAS's By-Laws provide that, subject to certain limitations discussed below, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting. FAS's By-Laws also provide that a stockholder must give written notice of such stockholder's intent to make such nomination or nominations, either by personal delivery or by United States mail, postage prepaid, to the Secretary of FAS not later than (i) with respect to an election to be held at an Annual Meeting of Stockholders, 90 days prior to the anniversary date of the date of the immediately preceding Annual Meeting, and (ii) with respect to an election to be held at a Special Meeting of Stockholders for the election of directors, the close of business on the tenth day following the date on which a written statement setting forth the date of such meeting is first mailed to stockholders provided that such statement is mailed no earlier than 120 days prior to the date of such meeting. Notwithstanding the foregoing, if an existing director is not standing for re-election to a directorship which is the subject of an election at such meeting or if a vacancy exists as to a directorship which is the subject of an election, whether as a result of resignation, death, an increase in the number of directors, or otherwise, then a stockholder may make a nomination with respect to such directorship at any time not later than the close of business on the tenth day following the date on which a written statement setting forth the fact that such directorship is to be elected and the name of the nominee proposed by the Board of Directors is first mailed to stockholders. Each notice of a nomination from a stockholder shall set forth:
(a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of FAS entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the Exchange Act and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations); and (e) the consent of each nominee to serve as a director of FAS if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     Preferred StockPreferred Stock . The Certificate of Incorporation of FAS authorizes the issuance of up to 1,000,000 shares of preferred stock, $.001 par value (the "Preferred Stock"), of which 79,500 have been designated as Series A Convertible Preferred Stock and have been reserved for issuance in exchange for marketable securities with a market value of $4,000,000 pursuant to a letter agreement with United States Refining and Petrochemicals, Inc. The 79,500 shares of Series A Convertible Preferred Stock is convertible into 795,000 shares of Class A Common Stock. The summary of terms of FAS's preferred stock contained in this Information Statement/Prospectus does not purport to be complete and is subject to, and is qualified in its entirety by, the provisions of FAS's Certificate of Incorporation and the Certificate of Designations of the Cumulative Convertible Preferred Stock (liquidation preference to be determined by the Board of Directors of FAS) (the "Certificate of Designations"), which is available from FAS upon request.

     The Board of Directors of FAS is authorized by its Certificate of Incorporation, without any action on the part of stockholders, to issue preferred stock in one or more series, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences, limitations, descriptions and terms thereof, including the extent, if any, to which the holders of the Shares of any such series will be entitled to vote as a class or otherwise with respect to the election of directors or otherwise, all as shall, to the extent permitted under the laws of the State of Delaware, be determined by the Board of Directors of FAS. Thus, subject to the limitations in the Certificate of Designations, the Board of Directors, without stockholder approval, may authorize the issuance of preferred stock (in addition to the Preferred Stock) but not with voting, conversion, dividend, liquidation or other rights senior to those of the Preferred Stock, which could make it more difficult for another company to effect certain business combinations with FAS.

SHARES  ELIGIBLE  FOR  FUTURE  SALEShares  Eligible  for  Future  Sale

     Upon completion of the Merger, FAS will have 5,300,000 shares of Common Stock outstanding including the shares reserved for issuance on conversion of the Series A Convertible Preferred Stock. Of these shares, 1,961,000 will be freely tradable, subject to the limitations imposed upon affiliates, without restriction or registration under the Securities Act of 1933 as amended (the "Securities Act"). The remaining 3,339,000 shares (the "Restricted Shares") were issued and sold by FAS in reliance upon exemptions from registration under the Securities Act.

     Beginning in July 1999, and at various dates thereafter, all of the Restricted Shares will become eligible for sale pursuant to Rule 144 promulgated under the Securities Act, if the conditions of the rule have been met. In general, under Rule 144 as currently in effect, beginning 90 days after the date of the Merger, a shareholder, including an affiliate of FAS, may sell shares of Common Stock acquired prior to the Merger after at least one year has elapsed since such shares were acquired from FAS or an affiliate of FAS. The number of shares of Common Stock which may be sold within any three-month period is limited to the greater of one percent of the then outstanding Common Stock or the average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of FAS (and who has not been an affiliate for 90 days prior to the sale) and who has beneficially held shares acquired from FAS or an affiliate of FAS for at least two years, may resell the shares without compliance with the foregoing requirements under Rule 144.

     Prior to the Merger, there has been no public market for the Common Stock, and no predictions can be made as to the effect, if any, that sales of shares or the availability of shares for sale will have on the prevailing market price of the Common Stock. Nevertheless, sales of substantial amounts of Common Stock in the public market could have an adverse effect on the prevailing market prices.


        INFORMATION CONCERNING EXECUTIVEINFORMATION CONCERNING EXECUTIVE

GENERALGeneral

     Executive Wealth Management Services, Inc. was founded in 1981 and is an independent, publicly held broker/dealer focused on Affinity Group marketing programs. Executive's principal executive office is located at 2323 Stickney Point Road, Sarasota, Florida 34231, and its telephone number is 941-921-9700. Executive approaches the marketplace with an innovative concept in the broker/dealer structure with a marketing focus towards Affinity Groups. The business strategy of Executive is to offer products and services to professional business persons and high net worth individuals who are primarily members of affinity groups. Executive additionally focuses its growth activities in the areas of the establishment of additional independent branch offices staffed by brokers who market mutual funds, stocks, bonds, variable annuities and insurance products as well as wealth management services to the general public.

OPERATIONS  OFFICEOperations  Office

Executive is located at 2323 Stickney Point Road, Sarasota, Florida 34231, and its telephone number is 941-921-9700. There are ten (10) branch offices located in Tampa, Spring Hill, Delray Beach, Longwood, Altamonte Springs and Naples; and two offices in Sarasota, and one in Safety Harbor and Altamonte Springs as well as one office in San Diego, California. Management anticipates that Executive will, either by acquisition, origination or association, add at least twenty additional branches within the next twenty four (24) months

LICENSINGLicensing

     Executive  is  licensed as a securities broker-dealer in all States except:
Alaska, Arkansas, Delaware, Hawaii, Idaho, Montana, New Hampshire, South Dakota, Utah and the District of Columbia. As of the date of this Information Statement/Information Statement/Prospectus, Executive is capable of engaging in substantially all aspects of the life and health insurance business and securities business. Executive is registered as a securities broker-dealer pursuant to the provisions of the Securities Exchange Act of 1934, as amended, and is registered with the Securities and Exchange Commission as a Registered Investment Advisor under the Investment Advisor Act of 1940, as amended, and is also registered as such under various state securities laws. Executive is a member of the National Association of Securities Dealers ("NASD"), Securities Investor Protection Corporation ("SIPC") and the Municipal Securities Rule Making Board ("MSRB").

     Executive operates as a fully-disclosed securities broker-dealer and has, as of the date of this Information Statement/Information Statement/Prospectus, correspondent clearing relationships with two New York Stock Exchange member firms, specifically: Raymond James & Associates, Inc. of St. Petersburg, Florida and J.W. Charles Clearing Corporation in Boca Raton, Florida. It is anticipated that upon consummation of the Merger, FAS will enter into a clearing arrangement with Clearing Services Corporation, Inc, New York, New York. In July 1997, the NASD amended the firm's Restrictive Agreement to eliminate any restriction on the number of registered representatives who can be licensed by Executive. Executive is also unrestricted as to the number of branch offices it may operate. It is Executive's intent to establish Offices of Supervisory Jurisdiction as may be appropriate to facilitate servicing Affinity Groups and the public at-large. All administrative functions with respect to Executive's insurance and securities activities, including compliance, are carried out and/or are supervised from Executive's administrative offices located in Sarasota, Florida.

     Executive is registered with the United States Securities and Exchange Commission as a Registered Investment Advisor under the Investment Advisors Act of 1940 and is registered as such with the states of Florida, Missouri, Kansas and are pending in the states of New Mexico and Texas.

     Executive has been in continuous, uninterrupted compliance with all net capital requirements imposed by the Securities Exchange Act of 1934 and the United States Securities and Exchange Commission acting pursuant to the authority vested in such Commission by such statute. Executive has never experienced any regulatory difficulties or problems since its incorporation in 1981 and, as of the date of this Summary, has, as a firm, never been the subject of any adverse arbitration rulings or litigation.

OBJECTIVE  OF  MANAGEMENT  Objective  of  Management

Management's objective is to create value within Executive that can be measured, extracted and converted to cash or perhaps to be a potential future acquisition candidate for a publicly traded financial corporate suitor such as a commercial bank, insurance company, mutual fund family or national broker/dealer. Management's goal is to effect strong fundamental financial performance in the areas of revenue growth, cost containment, earnings increases and enhancement of book value. The enhancement in value is to be accomplished by calibrated, sure-footed steps in the implementation of a specifically defined plan of action over time.

     Executive also operates as a specialized investment banking firm, offering on a best efforts, agency or brokerage basis, investment media and services to its customers which include common and preferred stocks, corporate and municipal bonds, United States Treasury obligations, interests in direct participation programs, shares of mutual funds, investment and comprehensive financial, retirement, tax, and estate planning, as well as investment analysis and recommendations. Executive acts as a "fully disclosed" securities broker/dealer, exercises no custodial or discretionary powers over its customer accounts and such services are rendered solely in connection with the purchase or sale of securities or the anticipated purchase or sale of securities, as well as a variety of insurance products. Such services are provided on an incidental basis solely in connection with the conduct of its business as a securities broker/dealer.

     For the past three years, Executive has aggressively engaged in, and committed significant financial and personnel resources towards the development of business and contractual relationships with medical and non-medical Affinity Groups. Paramount to this effort has been the selection and due diligence analysis conducted by Executive of unique, needs driven and/or value added securities and non-securities related products and services for endorsement by these Affinity Groups to their members. In this regard, Executive has hired or associated with personnel (see Affinity Marketing Team) who have unique and experienced backgrounds in the medical, legal, accounting and affinity group marketing industries. In addition, Affinity Marketing Team members of Executive have conducted numerous conferences and meetings with a wide variety of Affinity Groups and product and service vendors which have resulted in formal contractual relationships with some of these Affinity Groups and vendors to facilitate
Executive's  unique  business  strategy

AFFINITY  GROUP  MARKETING  STRATEGY  Affinity  Group  Marketing  Strategy

     Physicians, lawyers, dentists, engineers, and accountants, among others, often times belong to some professional groups or associations, commonly known as "Affinity Groups." Executive strategy is to have its products and services endorsed by the organization's governing body, thereby providing Executive with potential access to large numbers of qualified and accredited customers. In this regard, Executive has established contacts and relationships with various Affinity Groups and has presented comprehensive marketing plans to all of these organizations wherein various securities and non-securities products and services are endorsed by the Affinity Groups to offer said products and services to their membership.

     It is management's belief that by focusing on Affinity Group marketing, it will place Executive in a superior competitive position relative to traditional broker-dealers because Affinity Group marketing provides and or facilitates:

          attracting full service brokers by offering the opportunity to market quality products to the Affinity Groups;
          an affirmative and possibly exclusive endorsement from the organizations leadership, (i.e. medical, dental and other associations);
          access to and development of the size and quality of client accounts of high net worth individuals, and referrals from these individuals, that Executive may approach to cross-sell additional products and services;
          significant  marketing  economies  of  scale;
          ability to receive financial marketing support from insurance companies, mutual funds and other interested product vendors;
          an opportunity to establish a brand name from which additional customized, value added products and services may be offered;
          a platform to introduce and develop proprietary financial and non-financial products;
          development and sale of private label specific products and/or services for endorsing organizations;
          insurance products and securities syndication and distribution activities;
          the ability to expand the number of broker/dealer branches and Offices of Supervisory Jurisdiction;
          expansion of its investment banking and related underwriting activities;
          customer loyalty as a result of being endorsed by an association for one or more items and the resulting tacit approval of all products and services offered by Executive; and
          a revenue stream from a diversified product and service menu directed at higher net worth individuals which may tend to dampen historic adverse business cycles experienced by traditional securities broker-dealers.

     Executive has researched, analyzed and developed a specific marketing approach in establishing and developing its relationships with large Affinity Groups. Executive has recognized that any product and/or service must be one that is needs driven, unique and of economic benefit to a potential endorsing organization and its member participants. By introducing Executive to these potential client groups utilizing, initially, non-securities related products and services that fulfill the three aforementioned criteria, Executive has been able to further penetrate some of these groups. Executive has performed extensive due diligence and analysis on the following related products and services:

          Prepaid tax audit defense service offered by TaxResources, Inc.; AIG Life Insurance Company Survivorship Insurance Plans;
     AIG  Long  Term  Care  Insurance;
          A Business Owners Casualty Insurance Policy for physicians currently being developed and research by FAS and Berkley Risk Services of Colorado, Inc. on a joint venture basis;
          A Disability Income Insurance Policy for physicians and others which is being developed by a third party;
     Disability Income Trust offered by Massachusetts Mutual Insurance Company; and
     Pre-paid  Legal  Services.

     It is the intent of Executive to also offer securities related products and services once the credibility of Executive and the success of the non-securities related marketing program has been established. Executive will be able to utilize its current and prospective contingent of registered representatives to solicit and offer for sale various securities and insurance products to members of the Affinity Groups on an endorsed basis and through the generation of a proposed leads program which will help attract high quality brokers who recognize the benefit of access to high net worth customers.

     Executive's marketing approach to Affinity Groups is expected to also entail a direct mailing system to survey member participants to determine and focus on their specific areas of concern, needs, interests and requirements as well as to determine statistically an approximate level of fulfillment penetration. Once the foregoing has been established, the relationship with Affinity Group members is intended to be further developed utilizing telemarketing, web sites, seminars, informational and educational audio and video tapes, press releases and Company authorized articles in various print media. Such publicity will also be sought in the respective endorsing organizations' periodicals and industry publications and by attendance at Affinity Group meetings and conferences by Executive personnel.

NON-SECURITIES RELATED PRODUCTS AND SERVICESNon-Securities Related Products and Services

     TaxResources, Inc. TaxResources, Inc.("TaxResources"). TaxResources offers a prepaid tax audit defense program whereby it will provide tax audit defense for any income tax audit, federal and state, for any tax year, on a prepaid basis. In addition, TaxResources will, for one annually renewable tax deductible discounted fee provide the following services:

     Expert representation by tax audit professionals before, during, and after an audit, even through appeals if necessary;

     Unrestricted use of toll-free 800 number for tax counseling throughout the year; and

          A  quarterly  newsletter  with  tax  tips  and  related  topics.

     In addition, all of the firm's tax specialists are licensed to appear before the IRS to represent the members. Furthermore, the firm requires all of their specialists to be former IRS personnel, tax attorneys, agents, auditors, or collection officers in one or more of the 20+ IRS audit categories.

     FAS has secured exclusive marketing contracts with TaxResources to offer the tax audit defense program to the following Affinity Groups:


                                                   Membership
-------------------------------------------------------------
  American Healthcare Alliance, Inc.;                 220,000
  American Medical Association;                       292,000
  American Society of Internal Medicine;               20,000
  Texas Medical Association;                           33,000
  Kentucky Medical Association;                         5,500
  Medical Society of Delaware;                          1,100
  Hawaii Medical Association;                           1,800
  Michigan State Medical Association;                  12,300
  Iowa Medical Society;                                 3,700
  Columbus Medical Association;                         1,166
  Institute of Electrical and Electronic Engineers;   200,000
  American Bar Association.                           328,000
                                                    ---------
    TOTAL                                           1,118,566
                                                    =========


     Executive will receive first year commissions on each participant in the TaxResources program as well as a renewal fee for each subsequent year the service is renewed by each participant, a portion of which will be reallowed on a case by case basis to each Affinity Group.

     Upon obtaining an endorsement from an Affinity Group, each Affinity Group provides a mailing list of the names and addresses of its members to TaxResources who will produce all of the marketing information, solicit the Affinity Group's members and provide service to those members, all at TaxResources' expense.

     Customized Business Owners Insurance.Customized Business Owners Insurance This product is a Business Owner's Insurance Policy custom designed with special coverage for risks that are unique to a doctor's office and is currently being developed by Berkley Risk Services of Colorado, Inc. for marketing to members of the Florida Medical Association, Inc. ("FMA") pursuant to a Letter of Intent between Executive and Florida Medical Association, Inc., a for-profit subsidiary of FMA. Executive believes that this type of business protection insurance policy may be applicable to almost any professional business.

     The most significant advantage of this type of business protection insurance policy is that it combines a number of different types of coverage's into a unified comprehensive program. Some of the features of this product which could be utilized by the more than 15,250 members of the FMA and later to the more than 300,000 doctor's offices throughout the United States include coverage of: (i) professional and office equipment; (ii) off-premises; (iii) money and securities; (iv) charts and X-rays reproduction; (v) accounts receivable; (vi) business interruption; (vii) employee dishonesty; (viii) office liability; (ix) fire and legal liability; (x) personal injury and advertising liability; (xi) employee's hired and non-owned automobile liability; (xii) medical payments; and (xiii) employee benefit liability coverage.

     Executive believes that a business owners policy that combines the features outlined above present a superior choice when compared to separate policies of this type that are currently available on the market. Executive also believes that this product could represent a significant amount of future revenue due to the fact that the insurance can be modified to any professional business, physicians, dentists, attorneys, engineers and accountants.

     Index Annuity.Index Annuity This is a fixed, single premium deferred annuity that provides an end-of-term guarantee of principal by an A+(Superior) (A.M. Best) rated insurance company, plus interest earnings linked to the performance of the S&P 500 Stock Index. There is also a no loss of principal guarantee feature. The Annuity is designed for building long-term wealth towards retirement.

     Disability Income Trust Product.Disability Income Trust Product When an individual becomes disabled, one losses the ability to earn an income and additionally one's ability to fund their retirement plan. A traditional disability income insurance policy replaces the insured's loss of income, but it does not replace the loss of contributions to a retirement plan. The Disability Income Trust Product ("D.I. Trust"), an innovative product issued by an A+(A.M.
Best) rated insurance company, was designed specifically to replace the loss, due to disability, of contributions made to one's retirement plan. In addition, unlike most disability income insurance plans, the D.I. Trust replaces up to 100% (125% if taxable) of the loss of retirement plan funding. The D.I. Trust is not a substitute for traditional disability income insurance, but supplements that insurance.

SECURITIES RELATED PRODUCTS AND SERVICESSecurities Related Products and Services

     Variable Annuity.Variable Annuity A Flexible Premium Variable Annuity will be offered to Affinity Group members through an A+(Superior) (A.M. Best) rated insurance company. This product offers, in part, the following benefits: tax deferred growth; twenty (20) investment options offered by one of the largest mutual fund families in the USA; withdrawal of up to 15% of premium payments per year free of any contingent deferred sales charges; along with no up front initial sales charge, and an increasing death benefit through age 80.

     Other Securities Products.Other Securities Products Executive also anticipates offering to Affinity Group members a "load" at "no-load" family of mutual funds, as well as perhaps a "private label" mutual fund or family of funds program, in addition to stocks, bonds and government securities.

AFFINITY  GROUP  PRODUCTS  UNDER  DEVELOPMENT  OR  CONSIDERATIONAffinity  Group
Products  Under  Development  or  Consideration

     Customized Disability Income Insurance.Customized Disability Income Insurance This is an innovative and unique disability insurance policy which offers, in part, the following benefits:

     Non-cancelable  contract  with  guaranteed  premiums  to  age  65.
     Benefits  payable  to  age  65.
     Waiver  of  premium  during  compensable  disabilities.
     Optional benefits for personalized design including a selection of waiting periods; extension of "own occupation" benefits to age 65; cost of living adjustments and future purchase options.
     Income  replacement  upon  retirement.
     Under current projections, young insureds who are claim free can have a policy cash reserve at age 65 equal to nearly 100% of the premiums paid during the policy's life.
     Policy reserve is refunded without surrender charges at death and at policy termination after the 10th year of the policy.

     The policy has been developed and the designer of the policy is presently negotiating with insurance carriers to underwrite part of the risk.

     Transworld Systems, Inc. Transworld Systems, Inc.("TSI"). TSI, a national collection firm, is a subsidiary of the Union Corporation. TSI offers the combination of both fixed fee and contingency fee collection services. As the leading company of its type in the industry, TSI has a successful history of growth which is attributable to the strength of its marketing organization, a high recovery rate, cost-effectiveness and quality of service. TSI's system reduces customer's in-house collection costs while providing detailed monthly status reports for accounting and control purposes. Many clients experience collection costs as low as five to seven percent of the amount collected, while at the same time eliminating a good deal of their normal billing expenses. The combination of low cost and high recovery has resulted in a high customer renewal rate.

     TSI currently has well over 40,000 customers using its services, from small companies that may purchase a system for 45 accounts to major corporations that purchase systems for 100,000 accounts at a time.

     Prepaid Legal Services, Inc ("PLS"). Prepaid Legal Services, Inc. (PLS) PLS is based in Ada, Oklahoma and is an American Stock Exchange Listed provider of legal services which includes 50 hours of attorney's time at no additional cost when a covered member receives written notice of an IRS audit or are requested to appear at IRS offices regarding a tax return. Up to 75 hours of attorney-time is available when a covered person is named a defendant or respondent in a covered civil or job-related criminal action filed in court. In addition, the service covers unlimited phone consultations without additional costs.

AFFINITY  GROUP  CUSTOMER  BASEAffinity  Group  Customer  Base

     American Medical Association.("AMA").American Medical Association (AMA) Founded in 1847, the AMA is the largest national association of physicians and medical students dedicated to the health of the United States of America. The AMA is now more than 150 years old and has in excess of 292,000 physician members. The main functions of the AMA are to establish and maintain medical educational standards, establish a source of creditable scientific information, and inform consumers about health care issues and scientific developments.

     Executive has solicited AMA Solutions, Inc., a wholly owned subsidiary of the AMA, concerning the AMA's endorsement of TaxResources to its physician members. AMA Solutions, Inc. has received all necessary due diligence materials and has approved the service for presentation to the AMA as a new product for endorsement. In June 1998, the AMA approved their endorsements of the TaxResources/Executive business and marketing plan, the AMA will commence marketing of the product.

     Florida Medical Association, Inc. ("FLAMEDCO"). Florida Medical Association, Inc. (FLAMEDCO) FLAMEDCO is a for profit subsidiary of the Florida Medical Association, Inc. which has in excess of 15,250 physician members located throughout the state of Florida.

     In August, 1997, the Vice President of FLAMEDCO instructed Executive to commence the development of a Customized Business Owners Policy to be endorsed by FLAMEDCO to Florida Medical Association's physician members. Executive, in conjunction with Berkley Risk Services of Colorado, Inc., who has previously structured and successfully marketed a Customized Business Owners Policy for dentists and physicians for the Colorado Dental Association, New Mexico Medical Association and the Utah Medical Association, are considering several highly rated insurance carriers to underwrite this policy. Executive is presently waiting for final approval of marketing the policy to FLAMEDCO members.

     American Healthcare Alliance, Inc. ("AHA"). American Healthcare Alliance, Inc. (AHA)AHA is a for profit corporation that is incorporated in the state of Delaware. AHA is a nationwide network of Preferred Provider managed healthcare systems and Preferred Provider Organizations ("PPOs") and is the largest alliance of its type in the nation.

     The providers who participate in the AHA are physicians, dentists, optometrists, chiropractors, podiatrists, laboratories, pharmacies, home healthcare providers, hospitals, durable medical equipment providers, ambulatory centers/surgery centers, mental healthcare facilities, urgent care centers and other special care facilities. As of September, 1997, the AHA was participating in excess of 300 major market areas, in more than 100 secondary markets, in excess of 2,600 acute care and/or tertiary care hospitals and in excess of 500 specialty hospitals and over 1,000 ancillary facility provider locations such as surgical centers, birthing centers, outpatient clinics, sports clinics, women's clinics, and urgent care centers, among others. There are in excess of 220,000 physician members included in the AHA provider systems and approximately 16,250,000 individuals being served by AHA.

     As a result of almost three years of extensive negotiations and development, AHA has endorsed the TaxResources prepaid tax audit defense program which was introduced by Executive and AHA has provided a list of 180,000 names and addresses of its physician members to TaxResources. As a result of the AHA Agreement, TaxResources' conducted an initial test mailing to 10,000 of these physicians offering participation in TaxResources prepaid tax audit defense program. The actual results of the test mailing was less than the historic paid response rates experienced by TaxResources' for similar type mailings. As a result, TaxResources, Executive and AHA are revising the mailing strategy for AHA member physicians to include further endorsement by individual preferred provider organizations along with the AHA endorsement.

     In addition, Executive has been named the exclusive provider of financial products and services and other products and services as approved by AHA and recommended to the physician providers on a nationally and regionally endorsed basis through the PPOs. AHA has also executed a Nondisclosure and Non-Circumvention Agreement which will prohibit AHA from contracting with providers of services and products introduced to AHA by Executive, so as to effectively reinforce Executive's ability to market the products and services to the physicians on an exclusive basis.

     Kentucky Medical Association ("KMA").Kentucky Medical Association (KMA) The KMA is a state medical association located in Louisville, Kentucky with in excess of 5,500 physician members.

     Executive has introduced TaxResources tax audit defense program to the KMA and has provided the KMA with all necessary due diligence materials. The KMA has conducted due diligence review of the program and has indicated its approval of the service. However, since the KMA has not previously been involved with endorsement of products and services to its members, they have indicated that they must first establish a review committee before final approval.

     Other Affinity Groups.Other Affinity Groups The president of TaxResources has indicated his willingness to introduce Executive to the organizations that currently endorse TaxResources' services for the purpose of marketing to the organization's members other products and services offered through Executive. Those groups are as follows:

     American  Association  of  Clinical  Endocrinologists;
     American College of Emergency Physicians, Alabama and California Chapters; Bureau of Wholesale Sales Representatives;
     Florida  Chiropractic  Association;
     Florida  Medical  Association;
     Florida  Osteopathic  Medical  Association;
     Florida  Pharmacy  Association;
     Florida  Society  of  Dermatology;
     Florida  Radiology  Society;
     Florida  Restaurant  Association;
     Health  Services  Credit  Union;
     Los  Angeles  County  Medical  Association;
     Life  University  Alumni  Association;
     Medical  Association  of  Georgia;
     Medical  Association  of  the  State  of  Alabama;
     Mississippi  State  Medical  Association;
     Missouri  State  Medical  Association;
     National  Business  Association;
     Northeast  Association  of  Realtors
     Northeast  Osteopathic  Association;
     North  Carolina  Medical  Society;
     Northeast  Florida  Builders  Association;
     Oklahoma  State  Medical  Association;
     Orange  County  Medical  Association;
     Re/Max  International;
     Resident  Agents  of  Nevada;
     San  Bernardino  County  Medical  Society;
     San  Diego  County  Medical  Society;
     San  Francisco  Medical  Association;
     Santa  Clara  Medical  Association;
     Tennessee  Medical  Association;
     Texas  Osteopathic  Association;
     Union  of  American  Physicians  and  Dentists;  and
     Unabridged  Software,  Inc.

     Institute of Electrical and Electronic Engineers ("IEEE"). Institute of Electrical and Electronic Engineers (IEEE) The IEEE is a not for profit association consisting of electrical and electronic engineers with a national membership base of in excess of 200,000 members. Executive has made a presentation to the IEEE concerning TaxResources and other financial and investment products and services and endorsement of the TaxResources tax audit defense service for IEEE members. A follow-up presentation is expected to be scheduled in the first quarter of 1999, wherein Executive will seek formal endorsement by the IEEE of the TaxResources program.

AFFINITY  GROUP  MARKETING  TEAMAFFINITY  GROUP  MARKETING  TEAM

     Executive, its consultants and affiliates have developed relationships with various individuals with significant and specific spheres of influence, who have obtained certain educational and achieved professional accomplishments as well as contacts with various groups which have enabled the firm to access and obtain endorsements with Affinity Group clients, particularly in the medical profession, as well as to obtain favorable contracts and marketing support with various product and service vendors. Specifically, these individuals include Dr. Robert E. Windom, Guy S. Della Penna, John B. Hamner, Robert H. DeVore, Michael E. Zebrowski, Lee W. Hone, Dr. Mearl A. Naponic and Baum G. Harris.

     Robert E. Windom, M.D. served in President Ronald Reagan's administration as the Assistant Under Secretary for Health. He has extensive contacts with a broad network of influential management personnel of numerous medical groups and entities on a nation-wide basis. In addition, Dr. Windom served as a past president of the Florida Medical Association and is a delegate from Florida to the American Medical Association. Dr. Windom has been active in various charitable and political organizations on local, statewide, national and international levels. Dr. Windom is currently a member of the Board of Directors of Executive and is engaged as a paid consultant to Executive.

     Guy S. Della Penna has utilized his contacts in the broker/dealer community as well as the medical communities for entre into certain potential Affinity Group clients. Specifically, Mr. Della Penna has assisted the American Healthcare Alliance, Inc. in developing investment banking contacts which led to the development of its existing relationship. In addition, Mr. Della Penna's brother, Dr. Richard D. Della Penna, is a partner with the Permanente Medical Group in California and heads up the Southern California Permanente Geriatrics/Hospice Medical Group. Mr. Della Penna also has numerous medical contacts by virtue of the fact that his Father, now deceased, was a physician and Fellow of The American College of Surgeons.

     Mearl A. Naponic, M.D. is a practicing physician, a Fellow of the American College of Obstetrics and Gynecology, a member of the American Medical Association, the California Medical Association, the International College of Surgeons and received his board certificate in 1974 from the American College of Obstetrics and Gynecology. He is President of the Grossmont OB-GYN Medical Group and Vice President and member of the Board of Directors of the East County Physicians Medical Group, both located in La Mesa, California. Dr. Naponic is the Founder and Chairman of the Board of Directors of the Women's Center Medical Group and Chairman of the Task Force on Indigent Health Care at Grossmont Hospital located in La Mesa, California. He has served as the Chairman and Vice Chairman of the Department of Obstetrics and Gynecology at Grossmont Hospital and has been an Assistant Clinical Professor in the Department of Reproductive Medicine at the University of California at San Diego School of Medicine. Dr. Naponic has served as Vice Chairman of the Board of Directors of the Cooperative of American Physicians, Inc./Mutual Protection Trust and is a member of it Board of Trustees. Dr. Naponic served with the United States Marine Corps in the Republic of Vietnam from 1969 to 1972. He received his Bachelor of Science degree in Zoology from the University of Pittsburgh in 1962 and his Doctorate in Medicine in 1966, from Temple University School of Medicine in Philadelphia, Pennsylvania.

     John B. Hamner has been President of Berkley Risk Services of Colorado, Inc. since 1989. Mr. Hamner started his career as an insurance agent in 1965, and by 1970, was the General Agent for the Monarch Life Insurance Company, Denver, Colorado office. In 1975, he incorporated DIS, Inc. which marketed disability income insurance, (more than 10,000 policies sold in five years), and provided management, start-up and operational services to insurance companies. Mr. Hamner is a consultant to Executive and is, among other things, involved with the development of a Customized Business Owners Policy to be sold to Florida Medical Association members through Executive, in association with Berkley Risk Services of Colorado, Inc. Mr. Hamner has been published in "Medical Economics", "Best Review". "Physician's Financial News", "The Health Insurance Underwriter" and "Physicians Management". He has lectured at the International Association of Financial Planners, and the Continuing Education Programs at the University of Colorado, University of New Orleans, Colorado University School of Medicine, University of Notre Dame, Linda University School of Medicine and Florida State University.

     Michael E. Zebrowski acts as a consultant to Executive with respect to the marketing and servicing of medical Affinity Groups and has been involved with the conceptualization, creation and establishment of a successful affinity marketing program for the International Electronic and Electrical Engineers Association by Chase Bank in New York. Mr. Zebrowski has extensive experience with Affinity Group marketing and is presently acting as the Managing Director of Affinity Programs for the Institute of Electrical and Electronic Engineers
(IEEE). Mr. Zebrowski designed and implemented a highly successful financial services program for IEEE members which offers simplified access to a broad menu of value added products and services including home loans, home equity loans, educational loans, auto loans and leases, investment advisory services, mutual funds, stocks, bonds, annuities and retirement and financial planning services. Mr. Zebrowski has in excess of twenty years of banking experience, including in excess of ten years in retail and commercial lending and in excess of ten years in retail and institutional distribution and marketing of investment products including investment advisory services, mutual funds, stocks, bonds, annuities, retirement programs and financial planning. Mr. Zebrowski holds a Bachelor of Arts degree from St. Bonaventure University, and holds NASD Series 7 and 63 securities licenses.

     Robert H. DeVore, J.D., Senior Vice President and General Counsel, has been actively involved in the negotiations and establishment of contractual relationships with Affinity Groups, marketing groups and other vendors of products and services and has extensive contacts with personnel of larger insurance companies and insurance marketing groups.

     Lee W. Hone serves as head of strategic planning for American Healthcare Alliance, Inc., the largest nationwide network of preferred provider managed healthcare systems and organizations ("PPO"). Lee W. Hone was the past Chief Executive Officer of Sun Health Care Plans of Florida ("Sun Health"). Sun Health is owned by the Sun Health Alliance Hospitals of Florida, a for profit organization. Prior to joining Sun Health, Mr. Hone served as President and CEO of the California Foundation of Medical Care, a PPO with over 29,000 providers. His extensive career in the healthcare industry includes: President of Professional Associates, San Francisco, California; Vice President of Operations and contract manager for Fischer-Mangold group, Pleasonton, California;
Administrator for Newark Emergency Care Center, Newark, Delaware; Business Manager for the Wilmington Professional Associates, Inc., Wilmington, Delaware; and Director-Provider Relations for Blue Cross and Blue Shield of Delaware, Inc.

     Baum G. Harris, President of TaxResources, Inc., has been active in affinity marketing for a number of years and has been able to penetrate approximately 20 medical groups and 8 non-medical related entities for endorsement of his company's services. He is in the process of introducing Executive and its various products and services to endorsing organizations with whom he has established credible relationships.

RETAIL BROKERAGE-EQUITIES-FIXED INCOME-MUTUAL FUNDS-OTHERRETAIL BROKERAGE-EQUITIES-FIXED INCOME-MUTUAL FUNDS-OTHER

     Executive offers traditional retail brokerage trading of stocks, bonds, mutual funds and other debt and equity investments and instruments through its ten branch offices and over eighty independent brokers. Executive also markets various fixed and variable life insurance products and annuities, as well as health and long term care programs.

     In addition, on October 6, 1997, Executive entered into an agreement with Sun Insurance Marketing Network, Inc. ("Sun") whereby Sun, who is the national marketing agent for the AIG Life Companies, Inc. ("AIG") Long Term Care Insurance Marketing Program, agreed to refer and recruit Series 6 and Series 7 securities licensed insurance agents to Executive and to encourage said agents to contract with Executive to place their variable life, variable annuity and mutual fund business through Executive.

     It is anticipated that Sun will be in contact with virtually thousands of insurance agents in connection with Sun's AIG Long Term Care Insurance Marketing Program and Executive believes it can contract with a significant number of these referred agents, that are securities licensed, to place their annuity and mutual fund business through Executive.

INSURANCE  WHOLESALE  MARKETINGInsurance  Wholesale  Marketing

     In April, 1996, Executive secured a Super Master General Agent Contract with AIG Life Insurance Company, an A+ (Superior) (A.M. Best), Aaa (Moody's) and AAA (Standard & Poors) rated insurance company, to market, on a wholesale level, the insurance company's Universal Life Insurance, Whole Life Insurance, Term Insurance, Survivorship Life Insurance and Fixed Annuity products. These insurance products are marketed by Executive to insurance agents and agencies on a national level, who in turn offer the products at retail to their clients and prospects. Executive receives an override commission on each insurance policy or annuity that is sold by the agents or agencies who license under Executive's Super Master General Agent Contract. Executive continues to research and perform due diligence on other insurance companies and their products to add to Executive's portfolio of relationships, contracts and unique products to be marketed on a wholesale basis.

DIRECT SETTLEMENT OF NON-EXCHANGE TRADED SECURITIESDirect Settlement of Non-Exchange Traded Securities

     Executive effects direct settlements of instruments not requiring securities exchange execution such as mutual funds, unit investment trusts, limited partnerships, private placements and public offering transactions which are handled directly with the issuer or sponsor of the products. Settling such trades in this fashion allows Executive to capture the full dealer reallowance available, rather than the percentage of concession typically allocated to resellers.

INVESTMENT  BANKINGInvestment  Banking

     Executive sponsors uniquely structured securities offerings with a focus upon instruments which assure the preservation of capital, income, as well as capital gains and tax benefits when applicable. In addition, Executive's expertise in investment banking is sought by potential corporate clients in the structuring, documentation and marketing of both private placements and public offerings. Typically, these potential issuers seek capital within the $500,000 to $10,000,000 range. Since 1991, Executive has been involved as a participating broker/dealer with other firms or on an exclusive basis in the best efforts underwriting of various corporate securities issues.

RETIREMENT  AND  ESTATE  PLANNINGRetirement  and  Estate  Planning

     Executive offers professional planning, personalized attention, and proven expertise in the structuring of estate and retirement plans. As a General Agent for various insurance companies, Executive is able to provide fixed and variable annuities, immediate annuities, as well as disability, health, Medicare supplement, long-term care and life insurance vehicles for financial, estate and tax planning purposes. In addition, through its relationship with Retirement Accounts, Inc., in Denver, Colorado ("RAI"), Executive can provide for the establishment of Individual Retirement Accounts (IRAs) and Self Employed Plans
(SEPs) which are truly self directed. RAI acts as custodian and trustee, and Executive's clients are able to retain complete control, flexibility and the ability to direct the investment of their retirement funds with whomever they desire.

GROWTH  STRATEGYGrowth  Strategy

     Executive has devised a two phase complementary strategy for the future growth of Executive.

     The first approach involves Executive's development, structuring, documentation, marketing and distribution of various non-securities and securities related products and services to members of medical and healthcare associations and other non-medical, national, state and local or regional specialty Affinity Groups.

     The second approach involves the controlled growth of Executive's broker/dealer branches and Offices of Supervisory Jurisdiction and the development of related investment banking, underwriting, insurance and securities syndication and distribution activities.

     The  First  Phase.The  First  Phase  Executive's  primary  focus is towards
Affinity  Group  marketing  based  upon  management's  belief that it will place
Executive in a superior competitive position relative to traditional broker-dealers. Affinity Group marketing provides: (i) an affirmative and exclusive endorsement from the organizations leadership, (i.e. medical, dental and other associations); (ii) access to and development of the size and quality of client accounts of high net worth individuals, and referrals from these individuals, that Executive may approach to cross-sell additional products and services; (iii) significant marketing economies of scale; (iv) access to receive financial marketing support from insurance companies, mutual funds and other significant product vendors; (v) an opportunity to establish a brand name from which additional customized, value added products and services may be offered;
(vi) a platform to introduce and develop proprietary financial and non-financial products; (vii) development and sale of private label specific products and/or services for an endorsing organizations; (viii) insurance products and securities syndication and distribution activities; (ix) expansion of the number of broker/dealer branches and Offices of Supervisory Jurisdiction; (x) expansion of its investment banking and related underwriting activities; (xi) customer loyalty as a result of being endorsed by an association for one or more items and the resulting tacit approval of all products and services offered by Executive; and (xii) a revenue stream from a diversified product and service menu directed at higher net worth individuals which may tend to dampen historic business cycles experience by traditional securities broker-dealers.

     Executive believes that it may develop a competitive advantage over other broker-dealers in recruiting and maintaining registered sales representatives because of the planned lead generating system of high net worth individuals that is expected to result from the Affinity Group marketing program as well as a high percentage commission pay out scale. Executive is presently conducting interviews for expanding its Affiliate Group marketing area as well as personnel to conduct expansion of Executive's branch system.

     The Second Phase. The Second Phase Primarily as a result of expansion of Affinity Group programs, management of Executive anticipates that Executive will, either by acquisition, origination, association or alliance, add at least ten additional branches most likely in the following cities: Chicago, Illinois; Los Angeles, California; Atlanta, Georgia; Dallas, Texas; Tampa, Florida; and beyond. The addition of these branch offices may occur within the next nine to twelve months of the dated date of this Information Statement/Prospectus.


EXECUTIVE  SELECTED  HISTORICAL  FINANCIAL  DATAExecutive  Selected  Historical Consolidated
Financial  Data

                                      YEAR ENDED DECEMBER 31

                                 1993        1994         1995         1996         1997
                               ---------  -----------  -----------  -----------  -----------
Statement of Operations Data:

Revenue                        $825,433   $1,866,299   $2,797,172   $3,000,044   $4,172,716
Operating Loss                 $455,835   $   96,772   $  140,477   $  236,014   $  132,792
Net Loss                       $ 446101   $   67,080   $  115,879   $  212,045   $  105,239
Net Loss Per Share             $ (1.055)  $    (.158)  $    (.254)  $    (.088)  $     (.04)
Weighted Average Shares
Outstanding                     423,000      440,833      462,833    2,491,490    2,675,485



EXECUTIVE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONSExecutive Management's Discussion and Analysis of Financial Condition and Results of Operations

     Executive and its management anticipate continued growth and expansion throughout the second half of 1998. Executive's revenues increased by approximately 50% and 7% during 1995 and 1996, respectively, and 28% in 1997. During 1999, management anticipates increases in transactional revenues, commissions and service fees. Anticipated growth is expected to be achieved through servicing of the Affinity Groups, the addition of up to ten (10) branch and/or satellite offices, greater home office production and increased investment banking activity.

     As of June 1998, Executive has approximately 68 registered representatives and is in the process of recruiting additional registered representatives and establishing new branch office locations.

Executive has entered into contracts with TaxResources, Inc., a pre-paid legal audit defense firm, to market their services, on an exclusive basis, to members of medical, healthcare and other Affinity Groups and associations.

     The Affinity Group marketing efforts of Executive are well underway. In June 1998, Executive was notified by the AMA Solutions, Inc. that the AMA has approved TaxResources, Inc.'s service for solicitation and sale to its physician members.

     In October 1997, the American Healthcare Alliance, Inc. ("AHA"), a 220,000 member group, executed a Non-Disclosure and Non-Circumvention Agreement with Executive which will prohibit AHA from contracting directly with the providers of services and products introduced to AHA by Executive, thereby effectively reinforcing Executive's ability to market products and services to AHA members on an exclusive basis.

     As a result of the AHA Agreement, TaxResources' conducted an initial test mailing to 10,000 AHA physician members offering participation in TaxResources prepaid tax audit defense program. The actual results of the test mailing were less than historic paid response rates experienced by TaxResources' for similar type mailings. TaxResources, Executive and the AHA are revising the mailing strategy for AHA member physicians to include further endorsement by individual preferred provider organizations along with the AHA endorsement. TaxResources will conduct additional test mailings prior to solicitation of the entire 220,000 AHA physician membership.

     In 1998, management has and will be implementing several growth and expansion related initiatives. These initiatives include, but are not limited to the following: (i) expanded services and marketing to Affinity Groups; (ii) continued branch development and expansion for Affinity Group servicing and the public at large; and (iii) possible affiliation, joint venture or merger with another entity in the securities industry to accelerate the expansion and scope of Executive's operations.

     With the increase of in-house securities/insurance brokers and outside independent licensed representatives, coupled with increased investment banking activities and the sale of non-securities related products and services, it is management's belief that it has and will have the resources to not only sustain operations, but to become profitable in fiscal 1999 and beyond.

     Regulatory Net Capital. Regulatory Net CapitalAs a securities broker-dealer, Executive is subject to the net capital rules of the Securities and Exchange Commission (SEC) and similar rules in force in the states where
Executive is registered as a securities broker-dealer. The aggregate indebtedness of a securities broker-dealer in relation to its net capital is also subject to SEC rules. Such rules are complex in the manner that regulatory net capital is calculated. In summary, the calculation of regulatory net capital relates to the stockholder's equity of Executive, taking into account deductions from stockholder's equity which relate to non-allowable, non-liquid assets and reductions in the market value of investment securities owned by Executive in accordance with rule-prescribed amounts. Under the rules, the aggregate indebtedness of Executive in relation to its net capital may not exceed a ratio of 15 to 1.

     The table on the next page sets forth Executive's regulatory net capital and the amount of aggregate indebtedness and the ratio thereof to such regulatory net capital as of December 31, 1997, 1996, 1995 and 1994.


                Regulatory Net Capital and Aggregate Indebtedness


                                    1994        1995        1996        1997
                                 ----------  ----------  ----------  ----------
Net Capital                      $   29,510  $   37,837  $   22,618  $  101,615
Aggregate Indebtedness           $  132,481  $  202,596  $  177,616  $  208,756
Ratio of aggregate indebtedness
to net capital                    4.49 to 1   5.35 to 1   7.85 to 1   2.05 to 1



     The NASD requires certain members, such as Executive, to maintain net capital equal to the greater of 130% of the SEC's net capital requirement or 6 2/3% of aggregate indebtedness. Executive is in compliance with NASD net capital requirements.

MANAGEMENT  OF  EXECUTIVEManagement  of  Executive

     Directors and Executive Officers. Directors and Executive Officers The business and assets of Executive are governed and administered under the general supervision of the Board of Directors of Executive. Presently the Board of Directors consists of three members, Guy S. Della Penna, Robert E. Windom, MD and Dennis B. Schroeder. Dr. Windom is considered a "public director" as required by the Bylaws and Schedules thereto of the NASD. The day-to-day affairs and business of FAS are carried out by its executive officers under the direction of Guy S. Della Penna who serves as President and Chief Executive Officer of Executive. Robert H. DeVore, Esquire serves as General Counsel, Senior Vice President and Treasurer. Bonnie S. Gilmore serves as Senior Vice President and Chief Financial Officer as well as Secretary of Executive. Barbara J. Knox serves as Vice President and Chief Compliance Officer of Executive. Georganne E. Detweiler serves as Director of Branch Operations and Vice President.

     Information describing the background of Directors and Executive Officers appears under the caption "Certain Considerations Related to the Merger-Directors and Officers of FAS Following the Merger."

EMPLOYMENT  AGREEMENTSEMPLOYMENT  AGREEMENTS

     Executive has entered into employment agreements with Mr. Della Penna, Mr. DeVore, Ms. Gilmore and Ms. Detweiler. See "Long-Term Incentive Plans and Awards in Last Fiscal Year."

          The agreements also restrict the employee from engaging in business in competition with Executive during the term of the agreement and for a period of two years after termination of employment for any reason. The agreements were entered into 1997.

PRINCIPAL  STOCKHOLDERS  OF  EXECUTIVEPrincipal  Stockholders  of  Executive

          The following table sets forth certain information regarding the ownership of the Common Stock as of the date of this Information Statement/Prospectus, and as adjusted to reflect the sale of shares offered pursuant to this Prospectus.



Name and Address of              Number               Percent          Number    Percent
                            Beneficial Owner
                           -------------------
                           Shares Beneficially  Shares Beneficially
                             Owned Prior to         Owned After
                               the Merger            the Merger
                           -------------------  --------------------

Guy S. Della Penna (1)(2)            1,455,835                 55.8%  1,257,778     23.7%
2323 Stickney Road
Sarasota, FL 34231

All Directors and
Executive Officers
as a Group
(4 in number): (2)                   1,505,835                 57.8%  1,288,193     24.3%

_______________________________

 (1)     Mr.  Della Penna is Chairman of the Board, Chief Executive Officer and President
of  Executive.  He  is  also  one  of  Executive's  three  directors.



      COMPARATIVE RIGHTS OF STOCKHOLDERSCOMPARATIVE RIGHTS OF STOCKHOLDERS

SIGNIFICANT CHANGES IN EXECUTIVE'S CHARTER AND BY-LAWS TO BE IMPLEMENTED BY THE MERGERSignificant Changes in Executive's Charter and By-laws to be Implemented by the Merger

     Change of Corporate Name. Change of Corporate Name The Merger will effect a change in Executive's name to "FAS Wealth Management Services, Inc." The Board of Directors believes that this corporate name is in the best interests of Executive and its shareholders and that the name continues to reflect the nature of Executive's present intention to merge with an operating business.

     Limitation of Liability. Limitation of Liability The Delaware Certificate contains a provision limiting or eliminating, with certain exceptions, the liability of directors to FAS and its shareholders for monetary damages for breach of their fiduciary duties. The Florida Articles contains no similar provision. The Board of Directors believes that such provision will better enable FAS to attract and retain as directors responsible individuals with the experience and background required to direct FAS's business and affairs. It has become increasingly difficult for corporations to obtain adequate liability insurance to protect directors from personal losses resulting from suits or other proceedings involving them by reason of their service as directors. Such insurance is considered a standard condition of directors' engagement. However, coverage under such insurance is no longer routinely offered by insurers and many traditional insurance carriers have withdrawn from the market. To the extent such insurance is available, the scope of coverage is often restricted, the dollar limits of coverage are substantially reduced and the premiums have risen dramatically.

     At the same time directors have been subject to substantial monetary damage awards in recent years. Traditionally, courts have not held directors to be insurers against losses a corporation may suffer as a consequence of directors' good faith exercise of business judgment, even if, in retrospect the directors' decision was an unfortunate one. In the past, directors have had broad discretion to make decisions on behalf of the corporation under the "business judgment rule." The business judgment rule offers protection to directors who, after reasonable investigation, adopt a course of action that they reasonably and in good faith believe will benefit the corporation, but which ultimately proves to be disadvantageous. Under those circumstances, courts have typically been reluctant to subject directors' business judgments to further scrutiny. Some recent court cases have, however, imposed significant personal liability on directors for failure to exercise an informed business judgment with the result that the potential exposure of directors to monetary damages has increased. Consequently legal proceedings against directors relating to decisions made by directors on behalf of corporations have significantly increased in number, cost of defense and level of damages claimed. Whether or not such an action is meritorious, the cost of defense can be well beyond the personal resources of a director.

     The Delaware General Assembly considered such developments a threat to the quality and stability of the governance of Delaware corporations because of the unwillingness of directors, in many instances, to serve without the protection which insurance traditionally has provided and because of the deterrent effect on entrepreneurial decision making by directors who do serve without the protection of traditional insurance coverage. In response, in 1986 the Delaware General Assembly adopted amendments to the Delaware GCL which permit a corporation to include in its charter a provision to limit or eliminate, with certain exceptions, the Personal liability Of Directors to a corporation and its shareholders for monetary damages for breach of their fiduciary duties. Similar charter provisions limiting a director's liability are not permitted under Florida law.

     The Board of Directors believes that the limitation on directors' liability permitted under Delaware law will assist FAS in attracting and retaining qualified directors by limiting directors' exposure to liability. The Merger proposal will implement this limitation on liability of the directors of FAS, inasmuch as Article XVI of the Delaware Certificate provides that to the fullest extent that the Delaware GCL now or hereafter permits the limitation or elimination of the liability of directors, no director will be liable to FAS or its stockholders for monetary damages for breach of fiduciary duty. Under such provision, FAS's directors will not be liable for monetary damages for acts or omissions occurring on or after the Effective Date of the Merger, even if they should fail through negligence or gross negligence, to satisfy their duty of care (which requires directors to exercise informed business judgment in discharging their duties). Article XVI would not limit or eliminate any liability of directors for acts or omissions occurring prior to the Effective Date. As provided under Delaware law, Article XVI cannot eliminate or limit the liability of directors for breaches of their duty of loyalty to FAS; acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, paying a dividend or effecting a stock repurchase or redemption which is illegal under the Delaware GCL, or transactions from which a director derived an improper personal benefit. Further, Article XVI would not
            ====
affect the availability of equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of a director's duty of care. Article XVI pertains to breaches of duty by directors acting as directors and not to breaches of duty by directors acting as officers (even if the individual in question is also a director). In addition, Article XVI would not affect a director's liability to third parties or under the federal securities laws.

     Article XVI is worded to incorporate any future statutory revisions limiting directors' liability. It provides, however, that no amendment or repeal of its provision will apply to the liability of a director for any acts or omissions occurring prior to such amendment or repeal, unless such amendment has the affect of further limiting or eliminating such liability.

     Executive has not received notice of any lawsuit or other proceeding to which Article XVI might apply. In addition, Article XVI is not being included in the Delaware Certificate in response to any director's resignation or any notice of an intention to resign. Accordingly, Executive is not aware of any existing circumstances to which Article XVI might apply. The Board of Directors recognizes that Article XVI may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders from instituting litigation against directors for breach of their duty of care, even though such an action, if successful, might benefit FAS and its shareholders. However, given the difficult environment and potential for incurring liabilities currently facing directors of publicly held corporations, the Board of Directors believes that Article XVI is in the best interests of FAS and its stockholders, since it should enhance FAS's ability to retain highly qualified directors and reduce a possible deterrent to entrepreneurial decision making. In addition, the Board of Directors believes that Article XVI may have a favorable impact over the long term on the availability, cost, amount and scope of coverage of directors' liability insurance, although there can be no assurance of such an effect.

     Article XVI may be viewed as limiting the rights of stockholders, and the broad scope of the indemnification provisions of FAS's could result in increased expense to FAS. Executive believes, however, that these provisions will provide a better balancing of the legal obligations of, and protections for, directors and will contribute to the quality and stability of FAS's governance. The Board of Directors has concluded that the benefit to stockholders of improved corporate governance outweighs any possible adverse effects on stockholders of reducing the exposure of directors to liability and broad-ening indemnification rights. Because Article XVI deals with the potential liability of directors, the members of the Board of Directors may be deemed to have a personal interest in effecting the Merger.

     Indemnification. Indemnification As part of the 1986 legislation permitting a corporation to limit or eliminate the liability of directors, the Delaware General Assembly, for the reasons noted under "Limitation of Liability" above also amended the provisions of the Delaware GCL governing indemnification to clarify and broaden the indemnification rights which corporations may provide to their directors, officers and other corporate agents. The Florida BCA also contains broad indemnification provisions. The Delaware Certificate reflects the provisions of Delaware law, as recently amended, and, as discussed below, provides broad rights to indemnification.

     In recent years, investigations, actions, suits and proceedings, including actions, suits and proceedings by or in the right of a corporation to procure a judgment in its favor (referred to together as "proceedings"), seeking to impose liability on, or involving as witnesses, directors and officers of publicly-held corporations have become increasingly common. Such proceedings are typically very expensive, whatever their eventual outcome. In view of the costs and uncertainties of litigation in general it is often prudent to settle proceedings in which claims against a director or officer are made. Settlement amounts, even if material to the corporation involved and minor compared to the enormous amounts frequently claimed, often exceed the financial resources of most individual defendants. Even in proceedings in which a director or officer is not named as a defendant he may incur substantial expenses and attorneys' fees if he is called as a witness or otherwise becomes involved in the proceeding. Although Executive's directors and officers have not incurred any liability or significant expense as a result of any proceeding to date the potential for substantial loss does exist. As a result, an individual may conclude that the potential exposure to the costs and risks of proceedings in which he may become involved may exceed any benefit to him from serving as a director or officer of a public corporation. This is particularly true for directors who are not also officers of the corporation. The increasing difficulty and expense of obtaining directors' and officers' liability insurance discussed above has compounded the problem.

     The broad scope of indemnification now available under Delaware law will permit FAS to continue to offer its directors and officers greater protection against these risks. The Board of Directors believes that such protection is reasonable and desirable in order to enhance FAS's ability to attract and retain qualified directors as well as to encourage directors to continue to make good faith decisions on behalf of FAS with regard to the best interests of FAS and its stockholders.

     The Delaware Certificate is quite different from the Florida Articles and require indemnification of FAS's directors and officers to the fullest extent permitted under applicable law as from time to time in affect, with respect to expenses, liability or loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by any person in connection with any actual or threatened proceeding by reason of the fact that such person is or was a director or officer of FAS or is or was serving at the request of FAS as a director or officer of another corporation or of a partnership, joint venture; trust, employee benefit plan or other enterprise at the request of FAS. The right to indemnification includes the right to receive payment of expenses in advance of the final disposition of such proceeding; consistent with applicable law from time to time in effect; provided, however, that if the Delaware GCL requires the payment of such expenses in advance of the final disposition of a proceeding, payment shall be made only if such person undertakes to repay FAS if it is ultimately determined that he or she was not entitled to indemnification. Directors and officers would not be indemnified for loss, liability or expenses incurred in connection with proceedings brought against such persons otherwise than in the capacities in which they serve FAS. Under the General Corporation Law of Delaware FAS may, although it has no present intention to do so, by action of the New Board of Directors, provide the same indemnification to its employees, agents, attorneys and representatives as it provides to its directors and officers. The Delaware Certificate provides that such practices are not exclusive of any other rights to which persons seeking indemnification may otherwise be entitled under any agreement or otherwise.

     The Delaware Certificate specifies that the right to indemnification is a contract right. The Delaware Certificate also provides that a person seeking indemnification from FAS may bring suit against FAS to recover any and all amounts entitled to such person provided that such person has filed a written claim with FAS and FAS has failed to pay such claim within thirty days of receipt thereof. In addition, FAS authorize FAS to purchase and maintain indemnity insurance, if it so chooses to guard against future expense.

     The Delaware Certificate provides for payment of all expenses incurred, including those incurred to defend against a threatened proceeding. Additionally, the Delaware Certificate provides that indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. The General Corporation Law of Delaware also provides that to the extent any director or officer who is, by reason of such a position, a witness in any proceeding, he or she shall be indemnified for all reasonable expenses incurred in connection therewith.

     Under Delaware law, as with Florida law, rights to indemnification and expenses need not be limited to those provided by statute. As a result, under Delaware law and the Delaware Certificate, FAS will be permitted to indemnity its directors and officers, within the limits established by law and public policy, pursuant to an express contract, a by-law provision, a stockholder vote or otherwise, any or all of which could provide indemnification rights broader than those currently available under the Florida Articles or expressly provided for under Florida or Delaware law.

     Insofar as the Delaware Certificate provides indemnification to directors or officers for liabilities arising under the Securities Act of 1933, it is the position of the Securities and Exchange Commission that such indemnification would be against public policy as expressed in such statute and, therefore, unenforceable.

     The Board of Directors recognizes that FAS may in the future be obligated to incur substantial expense as a result of the indemnification rights conferred under the Delaware Certificate, which are intended to be as broad as possible under applicable law. Because directors of FAS may personally benefit from the indemnification provisions of FAS , the members of the Board of Directors may be deemed to have a personal interest in the effectuation of the Merger.

DEFENSES  AGAINST  HOSTILE  TAKEOVERSDefenses  Against  Hostile  Takeovers

     Introduction. Introduction While the following discussion summarizes the reasons for, and the operation and effects of, certain provisions of FAS's Certificate of Incorporation which management has identified as potentially having an anti-takeover effect, it is not intended to be a complete description of all potential anti-takeover effects, and it is qualified in its entirety by reference to FAS's Certificate of Incorporation and By Laws. A copy of the Certificate of Incorporation is included as an exhibit to this Information Statement/Prospectus which should be reviewed for more detailed information and the By Laws are available upon request.

     In general, the anti-takeover provisions in Delaware law and FAS's Certificate of Incorporation are designed to minimize FAS's susceptibility to sudden acquisitions of control which have not been negotiated with and approved by FAS's Board of Directors. As a result, these provisions may tend to make it more difficult to remove the incumbent members of the Board of Directors. The provisions would not prohibit an acquisition of control of FAS or a tender offer for all of FAS's capital stock. The provisions are designed to discourage any tender offer or other attempt to gain control of FAS in a transaction that is not approved by the Board of Directors, by making it more difficult for a person or group to obtain control of FAS in a short time and then impose its will on the remaining stockholders. However, to the extent these provisions successfully discourage the acquisition of control of FAS or tender offers for all or part of FAS's capital stock without approval of the Board of Directors, they may have the effect of preventing an acquisition or tender offer which might be viewed by stockholders to be in their best interests.

     Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price of a company's stock. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels which are higher than would otherwise be the case. Anti-takeover provisions may discourage such purchases, particularly those of less than all of FAS's stock, and may thereby deprive stockholders of an opportunity to sell their stock at a temporarily higher price. These provisions may therefore decrease the likelihood that a tender offer will be made, and, if made, will be successful. As a result, the provisions may adversely affect those stockholders who would desire to participate in a tender offer. These provisions may also serve to insulate incumbent management from change and to discourage not only sudden or hostile takeover attempts, but any attempts to acquire control which are not approved by the Board of Directors, whether or not stockholders deem such transactions to be in their best interests.

     Authorized Shares of Capital Stock. Authorized Shares of Capital Stock FAS's Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of serial preferred stock. Shares of FAS's serial preferred stock with voting rights could be issued and would then represent an additional class of stock required to approve any proposed acquisition. This preferred stock, together with authorized but unissued shares of Common Stock (the Certificate of Incorporation authorizes the issuance of up to 25,000,000 shares), could represent additional capital stock required to be purchased by an acquiror. Issuance of such additional shares may dilute the voting interest of FAS's stockholders. If the Board of Directors of FAS determined to issue an additional class of voting preferred stock to a person opposed to a proposed acquisition, such person might be able to prevent the acquisition single-handedly.

     Stockholder Meetings. Stockholder Meetings Delaware law provides that the annual stockholder meeting may be called by a corporation's board of directors or by such person or persons as may be authorized by a corporation's certificate of incorporation or By Laws. FAS's Certificate of Incorporation provides that annual stockholder meetings may be called only by FAS's Board of Directors or a duly designated committee of the Board. Although FAS believes that this provision will discourage stockholder attempts to disrupt the business of FAS between annual meetings, its effect may be to deter hostile takeovers by making it more difficult for a person or entity to obtain immediate control of FAS between one annual meeting as a forum to address certain other matters and discourage takeovers which are desired by the stockholders. FAS's Certificate of Incorporation also provides that stockholder action may be taken only at a special or annual stockholder meeting and not by written consent.

     Classified Board of Directors and Removal of Directors.Classified Board of Directors and Removal of Directors. FAS's Certificate of Incorporation provides that FAS's Board of Directors is to be divided into three classes which shall be as nearly equal in number as possible. The directors in each class serve for terms of three years, with the terms of one class expiring each year. Each class currently consists of approximately one-third of the number of directors. Each director will serve until his successor is elected and qualified.

     A classified Board of Directors could make it more difficult for stockholders, including those holding a majority of FAS's outstanding stock, to force an immediate change in the composition of a majority of the Board of Directors. Since the terms of only one-third of the incumbent directors expire each year, it requires at least two annual elections for the stockholders to change a majority, whereas a majority of a non-classified Board may be changed in one year. In the absence of the provisions of FAS's Certificate of Incorporation classifying the Board, all of the directors would be elected each year. The provision for a staggered Board of Directors affects every election of directors and is not triggered by the occurrence of a particular event such as a hostile takeover. Thus a staggered Board of Directors makes it more difficult for stockholders to change the majority of directors even when the reason for the change would be unrelated to a takeover.

     FAS's Certificate of Incorporation provides that a director may not be removed except for cause by the affirmative vote of the holders of 75% of the outstanding shares of capital stock entitled to vote at an election of directors. This provision may, under certain circumstances, impede the removal of a director and thus preclude the acquisition of control of FAS through the removal of existing directors and the election of nominees to fill in the newly created vacancies. The supermajority vote requirement would make it difficult for the stockholders of FAS to remove directors, even if the stockholders believe such removal would be beneficial.

     Restriction of Maximum Number of Directors and Filling Vacancies on the Board of Directors. Restriction of Maximum Number of Directors and Filling Vacancies on the Board of DirectorsDelaware law requires that the board of directors of a corporation consist of one or more members and that the number of directors shall be set by the corporation's By Laws, unless it is set by the corporation's certificate of incorporation. FAS's Certificate of Incorporation provides that the number of directors (exclusive of directors, if any, to be elected by the holders of preferred stock) shall not be less than one or more than 15, as shall be provided from time to time in accordance with FAS By Laws. The power to determine the number of directors within these numerical limitations and the power to fill vacancies, whether occurring by reason of an increase in the number of directors or by resignation, is vested in FAS's Board of Directors. The overall effect of such provisions may be to prevent a person or entity from quickly acquiring control of FAS through an increase in the number of FAS's directors and election of nominees to fill the newly created vacancies and thus allow existing management to continue in office.

     Stockholder Vote Required to Approve Business Combinations with Related Persons. Stockholder Vote Required to Approve Business Combinations with
Related PersonsFAS's Certificate of Incorporation generally requires the approval of the holders of 75% of FAS's outstanding voting stock (and any class or series entitled to vote separately), and a majority of the outstanding stock not beneficially owned by a related person (as defined) (up to a maximum requirement of 85% of the outstanding voting stock), to approve business combinations (as defined) involving the related person, except in cases where the business combination has been approved in advance by two-thirds of those members of FAS's Board of Directors who were directors prior to the time when the related person became a related person. Under Delaware law, absent these provisions, business combinations generally, including mergers, consolidations and sales of substantially all of the assets of FAS must, subject to certain exceptions, be approved by the vote of the holders of a majority of FAS's outstanding voting stock. One exception under Delaware law to the majority approval requirement applies to business combinations (as defined) involving stockholders owning 15% of the outstanding voting stock of a corporation for less than three years. In order to obtain stockholder approval of a business combination with such a related person, the holders of two-thirds of the outstanding voting stock, excluding the stock owned by the 15% stockholder, must approve the transaction. Alternatively, the 15% stockholder must satisfy other requirements under Delaware law relating to (i) the percentage of stock acquired by such person in the transaction which resulted in such person's ownership becoming subject to the law, or (ii) approval of the board of directors of such person's acquisition of the stock of the Delaware corporation. Delaware law does not contain price criteria. The supermajority stockholder vote requirements under the Certificate of Incorporation and Delaware law may have the effect of foreclosing mergers and other business combinations which the holders of a majority of FAS's stock deem desirable and place the power to prevent such a transaction in the hands of a minority of FAS's stockholders

     Under Delaware law, there is no cumulative voting by stockholders for the election of FAS's directors. The absence of cumulative voting rights effectively means that the holders of a majority of the stock voted at a stockholder meeting may, if they so choose, elect all directors of FAS, thus precluding a small group of stockholders from controlling the election of one or more representatives to FAS's Board of Directors.

     Advance Notice Requirements for Nomination of Directors and Proposal of New Business at Annual Stockholder Meetings. Advance Notice Requirements for Nomination of Directors and Proposal of New Business at Annual Stockholder MeetingsFAS's Certificate of Incorporation generally provides that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a stockholder meeting must submit written notice not less than 30 or more than 60 days in advance of the meeting. This advance notice requirement may give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interests of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management's nominees or proposals, even if the stockholders believe such nominees or proposals are in their interests. Making the period for nomination of directors and introducing new business a period not less than 30 days prior to notice of a stockholder meeting may tend to discourage persons from bringing up matters disclosed in the proxy materials furnished by FAS and could inhibit the ability of stockholders to bring up new business in response to recent developments.

     Supermajority Voting Requirement for Amendment of Certain Provisions of the Certificate of Incorporation. Supermajority Voting Requirement for Amendment of Certain Provisions of the Certificate of IncorporationFAS's Certificate of Incorporation provides that specified provisions contained in the Certificate of Incorporation may not be repealed or amended except upon the affirmative vote of the holders of not less than seventy-five percent of the outstanding stock entitled to vote. This requirement exceeds the majority vote that would otherwise be required by Delaware law for the repeal or amendment of the Certificate of Incorporation. Specific provisions subject to the supermajority vote requirement are (i) Article X, governing the calling of stockholder meetings and the requirement that stockholder action be taken only at annual or special meetings, (ii) Article IX, requiring written notice to FAS of nominations for the election of directors and new business proposals, (iii)
Article X, governing the number and terms of FAS's directors, (iv) Article XI, governing the removal of directors, (v) Article XIII, governing approval of business combinations involving related persons, (vi) Article XIII, relating to the consideration of various factors in the evaluation of business combinations,
(vii) Article XIV, providing for indemnification of directors, officers, employees and agents, (ix) Article XVIII, limiting directors' liability, and (x) Articles XVI and XVII, governing the required stockholder vote for amending the By Laws and Certificate of Incorporation, respectively. Article XVII is intended to prevent the holders of less than 75% of FAS's outstanding voting stock from circumventing any of the foregoing provisions by amending the Certificate of Incorporation to delete or modify one of such provisions. This provision would enable the holders of more than 25% of FAS's voting stock to prevent amendments to the Certificate of Incorporation or By Laws even if they were favored by the holders of a majority of the voting stock.

CERTAIN SIGNIFICANT DIFFERENCES BETWEEN THE CORPORATION LAWS OF FLORIDA AND DELAWARE Certain Significant Differences Between the Corporation Laws of Florida and Delaware

     Although it is impractical to compare all of the differences between the corporation laws of Florida and Delaware the following is a summary of certain significant differences between the provisions of Florida law applicable to Executive and those of Delaware law which will be applicable to FAS.

     Dividends. Dividends A Florida corporation may not make distributions to shareholders if, after giving it effect, in the judgment of the board of directors: (a) The corporation would not be able to pay its debts as they become due in the usual course of business; and (b) The corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. In contrast, a Delaware corporation may pay dividends either out of surplus or, if there is no surplus, and except in very limited circumstances, out of net profits for the fiscal year in which the dividend is declared or out of net profits for the preceding fiscal year. In any event, FAS does not anticipate paying dividends in the foreseeable future.

     Right to Inspect Books and Records. Right to Inspect Books and Records Under Florida law, any shareholder upon written demand at least five business days before the date on which the shareholder wishes to inspect and copy, made "in good faith and for a proper purpose," may examine the corporation's books and records, including minutes of meetings, accounting records and the record of shareholders that are directly connected with the shareholder's purpose. Under Delaware law, any stockholder of a corporation, regardless of his percentage of ownership, has the right to inspect the corporation's stock ledger, list of stockholders and its other books and records, upon a written demand under oath in which the stockholder states a "proper purpose" for such inspection.

     Interested Director Transactions. Interested Director Transactions Under both Florida and Delaware law, certain contracts or transactions in which one or more of a corporation's directors have an interest are not void or voidable because of such interest if the contract or transaction is fair to the corporation when authorized or if it is approved in good faith by the shareholders or by the directors who are not interested therein after the material facts as to the contract or transaction and the interest of any interested directors are disclosed. With certain exceptions, Florida and Delaware law are the same in this area. Under Florida law, if approval of the Board of Directors is to be relied upon for this purpose, the contract or transaction may be approved by a majority vote of a quorum of the directors without counting the vote of the interested director or directors (except for purposes of establishing quorum). Under Delaware law, the approval of the board of directors can be obtained for the contract or transaction by the vote of a majority of the disinterested directors, even though less than a majority of a quorum. Accordingly, it is possible that certain transactions that the Board of Directors of Executive currently might not be able to approve itself because of the number of interested directors could be approved by a majority of the disinterested directors of FAS, although less than a majority of a quorum.
Executive is not aware of any plans to propose any transaction involving directors of Executive which could not be approved by the Board of Directors under Florida law but could be approved by the New Board of Directors under Delaware law.

     Special Meetings of Shareholders. Special Meetings of ShareholdersUnder Florida law, a special meeting of shareholders may be called by the Board of Directors or by the holders of at least 10% of the shares entitled to vote at the meeting or by such other persons or groups as may be authorized in the articles of incorporation or the by-laws. Under Delaware law, a special meeting may be called by the board of directors and only such other persons as are authorized by the certificate of incorporation or the by-laws. The Certificate of Incorporation of FAS, unlike Executive's By-Laws, provides that a special meeting of stockholders may be called only by the board of directors or by a committee of the board of directors which has been duly delegated such authority by the board of directors and by no other person.

     Sequestration of Shares. Sequestration of Shares Delaware law provides that the shares of any person in a Delaware corporation may be attached or "sequestered" for debts or other demands. Such provision could be used to assert jurisdiction against a non-resident holder of the Delaware corporation's shares, thereby compelling the non-resident holder to appear in an action brought in a Delaware court. Florida law has no comparable provision.

     Certain Actions. Certain Actions Delaware law provides that stockholders have six years in which to bring an action against directors responsible for the payment of an unlawful dividend. Under Florida law, all directors voting for or assenting to an unlawful distribution are jointly and severally liable to the corporation for the excess of the amount of dividend over what could have been distributed lawfully. Florida law requires that any action be commenced within two (2) years after the date of the distribution. Florida law and Delaware law require that the plaintiff held stock at the time when the transaction complained of occurred. Under Florida law a successful shareholder has a statutory right to expenses, including attorney's fee, if the court so directs. Under Delaware law recovery of fees and expenses by a successful shareholder is governed by case law.

     Tender Offer and Business Combination Statutes. Tender Offer and Business Combination Statutes Florida law regulates tender offers and business combinations involving Florida corporations as well as certain corporations incorporated outside Florida that conduct business in Florida. The Florida law provides that any acquisition by a person, either directly or indirectly, of ownership of, or the power to direct the voting of, 20% or more ("Control Shares") of the outstanding voting securities of a corporation is a "Control Share Acquisition." A Control Share Acquisition must be approved by a majority of each class of outstanding voting securities of such corporation excluding the shares held or controlled by the person seeking approval before the Control Shares may be voted. A special meeting of shareholders must be held by the corporation to approve a Control Share Acquisition within 50 days after a request for such meeting is submitted by the person seeking to acquire control. If the Control Shares are accorded full voting rights and the acquiring person has acquired Control Shares with a majority or more of the voting power of the Corporation, all shareholders shall have dissenter's rights as provided by applicable Florida law.

     Florida law regulates mergers and other business combinations between a corporation and a shareholder who owns more than 10% of the outstanding voting shares of such corporation ("Interested Shareholder"). Specifically, any such merger between a corporation and an Interested Shareholder must be approved by the vote of the holders of two-thirds of the voting shares of such corporation excluding the shares beneficially owned by such shareholder. The approval by shareholders is not required, however, if (i) such merger or business combination is approved by a majority of disinterested directors, (ii) such Interested Shareholder is the beneficial owner of at least 90% of the outstanding voting shares excluding the shares acquired directly from the subject corporation in a transaction not approved by a majority of disinterested directors, or (iii) the price paid to shareholders in connection with a merger or a similar business combination meets the statutory test of "fairness."

     Delaware law regulates hostile takeovers by providing that an "interested stockholder," defined as a stockholder owning 15% or more of the corporation's voting stock or an affiliate or associate thereof, may not engage in a "business combination" transaction, defined to include a merger, consolidation or a variety of self-dealing transactions with the corporation for a period of three years from the date on which such stockholder became an "interested stockholder" unless (a) prior to such date the corporation's board of directors approved either the "business combination" transaction or the transaction in which the stockholder became an "interested stockholder', (b) the stockholder, in a single transaction in which he became an "interested stockholder," acquires at least 85% of the voting stock outstanding at the time the transaction commenced (excluding shares owned by certain employee stock plans and persons who are directors and also officers of the corporation) or (c) on or subsequent to such date, the "business combination" transaction is approved by the corporation's board of directors and authorized at an annual or special meeting of the corporation's stockholders, by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the "interested stockholder."

     Thus, the effect of such provision of Delaware law is to prevent any attempted hostile takeover of a Delaware corporation from being completed for three years unless (a) at least 85% of the voting shares of the target are acquired in a single transaction; (b) at least two-thirds of the voting shares of the target, excluding the shares held by the bidder, vote in favor of the acquisition; or (c) the corporation opts out of the statutory protection.

     Dissenters' Rights. Dissenters' RightsUnder Florida laws shareholders may dissent from, and demand cash payment of the fair value of their shares in respect of, (i) a merger or consolidation of the corporation, and (ii) a sale or exchange of all or substantially all of a corporation's assets, including a sale in dissolution.

     Under Delaware law, dissenters' rights are not available with respect to a sale, lease, exchange or other disposition of all or substantially all of a corporation's assets or any amendment of its charter, unless such corporation's charter expressly provides for dissenters' rights in such instances. The Delaware Certificate contains no such provision. Stockholders of a Florida corporation have no dissenters' rights in the case of a merger or consolidation if their shares are either listed on a national securities exchange or quoted on the NASDAQ National Market System. Stockholders of a Delaware corporation have no dissenters' rights in the case of a merger or consolidation if their shares are either listed on a national securities exchange or held of record by more than 2,000 stockholders or the corporation is the survivor of a merger that did not require the stockholders to vote for its approval; provided, however, that dissenters' rights will be available in such instances, if stockholders are required under the merger or consolidation to accept for their shares anything other than shares of stock of the surviving corporation, shares of stock of a corporation either listed on a national securities exchange or held of record by more than 2,000 stockholders, cash, in lieu of fractional shares, or any combination of the foregoing.


                           LEGAL MATTERSLEGAL MATTERS

     The validity of the FAS Common Stock will be passed on for FAS by Sonfield & Sonfield, Houston, Texas. Certain legal matters related to the Merger will be passed on for Executive by James D. Cullen, Esq., Naples, Florida.


                                 EXPERTSEXPERTS

     The financial statements of FAS at June 25, 1998 appearing in this Information Statement/Prospectus have been audited by Harper & Pearson Company, independent auditors, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The financial statements of Executive included elsewhere in this Information Statement/Prospectus have been included herein in reliance upon the report of Bobbitt, Pittenger & Company, P.A., independent accountants, given on the authority of that firm as experts in giving said report. No other information contained in this Information Statement/Prospectus has been audited or reviewed by Harper & Pearson Company or Bobbitt, Pittenger & Company, P.A. Consequently, the independent auditors are not providing any opinions or any other form of assurances on the information contained herein. Each of the individual reports by the independent auditors should be read in conjunction with this Information Statement/Prospectus.

N
                                      F - 1

                        INDEX TO FINANCIAL STATEMENTSINDEX TO FINANCIAL STATEMENTS



EXECUTIVE WEALTH MANAGEMENT SERVICES, INC.

Report of Independent Auditors                                                                   F- 2

Statements of Financial Condition as of December 31, 1997                                        F - 3

Statement of Income as of December 31, 1997                                                      F - 4

Statement of Changes in Stockholders' Equity as of December 31, 1997                             F - 5

Statement of Cash Flows as of December 31, 1997                                                  F - 6

Notes to Financial Statements as of December 31, 1997                                            F - 7-11

Balance Sheet as of March 31, 1998 (Unaudited)                                                          **

Statements of Operation for the six months ended June 30, 1998 (Unaudited)                              **

Statement of Changes in Stockholders' Equity for the six months ended June 30, 1998 (Unaudited)         **

Statement of Cash Flows for the six months ended June 30, 1998 (Unaudited)                              **

Notes to Financial Statements for the six months ended June 30, 1998 (Unaudited)                        **


FAS GROUP, INC.

Report of Independent Auditors                                                                   F - 12

Balance Sheet                                                                                    F - 13

Statement of Income                                                                              F - 14

Statement of Changes in Stockholders' Equity                                                     F - 15

Statement of Cash Flows                                                                          F - 16

Notes to Financial Statements                                                                    F - 17-22


December 31, 1997 Compiled Pro Forma Combing Financial Statements

Pro Forma Combing Balance Sheet                                                                  F - 23

Pro Forma Combing Statement of Operations                                                        F - 24

Pro Forma Combing Statement of Cash Flows                                                        F - 25



_____________________
**TO  BE  FILED  BY  AMENDMENT

February  6,  1998



BOARD  OF  DIRECTORS
Executive  Wealth  Management  Services,  Inc.
Sarasota,  Florida


     REPORT  OF  INDEPENDENT  PUBLIC  ACCOUNTANTS
     --------------------------------------------


We have audited the accompanying statements of financial condition of Executive Wealth Management Services, Inc., as of December 31, 1997 and 1996, and the related statements of income, changes in stockholders equity, changes in liabilities subordinated to claims of general creditors, and cash flows for the years then ended that you are filing pursuant to rule 17a-5 under the Securities Exchange Act of 1934. These financial statements are the responsibility of the Companys management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Executive Wealth Management Services, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.






Certified  Public  Accountants



     EXECUTIVE  WEALTH  MANAGEMENT  SERVICES,  INC.

     STATEMENTS  OF  FINANCIAL  CONDITION






     December 31,
-------------------------------------------------
                                                      1997         1996
                                                   -----------  ----------
ASSETS

Cash                                               $  127,771   $
Receivables
Broker/dealers                                         45,406      40,306
Correspondent brokers                                  68,766     122,201
Customers                                              13,105      13,000
Affiliates and employees                               18,363       3,650
Other                                                  14,847
Furniture, fixtures and equipment
at cost, net of accumulated depreciation               27,343      37,192
Deposits with clearing organizations                   45,157      43,742
Other deposits                                          1,934       1,934
Syndication costs                                      15,000
                                                   -----------

                                                   $  377,692   $ 262,025
                                                   ===========  ==========

LIABILITIES AND STOCKHOLDERS EQUITY

LIABILITIES:
Accounts payable                                   $  107,465   $  36,483
Commissions payable                                   101,291     143,566
                                                   -----------  ----------

                                                      208,756     180,049

STOCKHOLDERS EQUITY
Common stock - authorized 5,000,000 shares;
par value $.002 in 1997 and $.002 in 1996; issued
and outstanding, 2,615,485 shares and 2,491,490
shares in 1997 and 1996, respectively                   5,231       4,983
Preferred stock - authorized 750,000 shares
of $.01 par value; no shares issued
Stock warrants                                          4,410       4,410
Additional paid-in capital                          1,105,639     913,688
Accumulated deficit                                  (946,344)   (841,105)
                                                   -----------  ----------

TOTAL STOCKHOLDERS EQUITY                             168,936      81,976
                                                   -----------  ----------

                                                   $  377,692   $ 262,025
                                                   ===========  ==========



   The accompanying notes are an integral part of these financial statements.


     EXECUTIVE  WEALTH  MANAGEMENT  SERVICES,  INC.

     STATEMENTS  OF  INCOME




Year Ended December 31,
--------------------------------------
                                           1997         1996
                                        -----------  -----------

REVENUE
Commissions                             $3,723,815   $2,909,749
Underwriting fees                          304,002       32,500
Other                                      144,899       57,795
                                        -----------  -----------

                                         4,172,716    3,000,044
EXPENSES
Employer compensation and benefits         406,052      345,561
Commissions                              3,131,258    2,275,456
Clearing charges and regulatory fees       346,223      262,542
Occupancy and equipment rental             130,494      125,968
Depreciation                                10,811       11,844
Other operating expenses                   280,670      214,687
                                        -----------  -----------

                                         4,305,508    3,236,058
                                        -----------  -----------

OPERATING LOSS                            (132,792)    (236,014)

OTHER INCOME
Rent                                        27,553       23,969
                                        -----------  -----------

LOSS BEFORE INCOME TAXES                  (105,239)    (212,045)

INCOME TAXES

NET LOSS                                $ (105,239)  $ (212,045)
                                        ===========  ===========

NET LOSS PER SHARE - basic              $    (.041)  $    (.088)
                                        ===========  ===========

NET LOSS PER SHARE - assuming dilution  $    (.038)  $    (.079)
                                        ===========  ===========












   The accompanying notes are an integral part of these financial statements.

     EXECUTIVE  WEALTH  MANAGEMENT  SERVICES,  INC.

     STATEMENTS  OF  CHANGES  IN  STOCKHOLDERS  EQUITY



     Additional

Common              Preferred    Paid-in     Accumulated     Stock
  Stock               Stock      Capital       Deficit      Warrants    Total
-----------------  -----------  ----------  -------------  ----------  -------

BALANCE,
January 1, 1996    $    4,629   $           $    706,853   $(629,060)  $ 4,410  $ 86,832

Issuance of
common stock              354     222,638        222,992

Syndication costs     (15,803)    (15,803)

Net loss             (212,045)   (212,045)
                   -----------  ----------

BALANCE,
December 31, 1996       4,983     913,688       (841,105)      4,410    81,976

Issuance of
common stock              248     213,752        214,000

Syndication costs     (21,801)    (21,801)

Net loss             (105,239)   (105,239)
                   -----------  ----------

BALANCE,
December 31, 1997  $    5,231   $           $  1,105,639   $(946,344)  $ 4,410  $168,936
                   ===========  ==========  =============  ==========  =======  ========



















     The  accompanying notes are an integral part of these financial statements.

     EXECUTIVE  WEALTH  MANAGEMENT  SERVICES,  INC.

     STATEMENTS  OF  CASH  FLOWS





Year Ended December 31,
---------------------------------------------
                                                  1997        1996
                                               ----------  ----------

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                       $(105,239)  $(212,045)

Adjustments to reconcile net loss to
net cash used in operating activities:
Depreciation                                      10,811      11,844
(Increase) decrease in operating assets:
Receivables:
Broker dealers                                    (5,100)       (963)
Correspondent brokers                             53,435      20,772
Affiliates and employees                         (14,713)     (3,650)
Customers                                           (105)    (13,000)
Other                                            (14,847)
Deposits                                          (1,415)     (1,318)
Syndication costs                                (15,000)
(Decrease) increase in operating liabilities:
Accounts payable                                  70,982     (21,570)
Commissions payable                              (42,275)       (977)
                                               ----------  ----------

                                                  41,773      (8,862)
                                               ----------  ----------

NET CASH USED IN OPERATING ACTIVITIES            (63,466)   (220,907)
                                               ----------  ----------

CASH FLOWS USED BY INVESTING ACTIVITIES
Purchase of furniture, fixtures and equipment       (962)     (6,685)
                                               ----------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock               214,000     222,992
Syndication costs                                (21,801)    (15,803)
                                               ----------  ----------

NET CASH PROVIDED BY FINANCING ACTIVITIES        192,199     207,189
                                               ----------  ----------

NET INCREASE (DECREASE) IN CASH                  127,771     (20,403)

CASH, at beginning of year                        20,403
                                               ----------

CASH, at end of year                           $ 127,771   $
                                               ==========  ==========

Supplemental Disclosures:
Interest Paid                                  $       -   $       -
                                               ==========  ==========



   The accompanying notes are an integral part of these financial statements.

     EXECUTIVE  WEALTH  MANAGEMENT  SERVICES,  INC.

     NOTES  TO  FINANCIAL  STATEMENTS
     YEARS  ENDED  DECEMBER  31,  1997  AND  1996



NOTE  A  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Organization
------------

Executive Wealth Management Services, Inc. (the "Company") is a securities broker/dealer that transacts business through correspondent brokers and does not handle any customer securities or funds. Customer security transactions and related commission revenue and expenses are recorded on the trade date. The
Company also acts as a broker/dealer in selling both public and private securities offerings on a best efforts basis. The Company receives commissions and underwriting fees for its services.

Use  of  Estimates
------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual  results  could  differ  from  those  estimates.

Receivables  from  Correspondent  Brokers  and  Broker/Dealers
--------------------------------------------------------------

The receivables from correspondent brokers and broker/dealers represent commissions earned which had not been received at year-end. Management has determined that these amounts are fully collectible.

Furniture,  Fixtures  and  Equipment
------------------------------------

Furniture, fixtures and equipment are recorded at cost. Depreciation is provided in amounts sufficient to relate the cost of assets to operations over their estimated useful lives using the straight-line method.

Investments
-----------

The Company was issued 55,263 shares of common stock of Flight Sciences, Inc. This stock was issued to the Company in relation to a private offering of Flight Sciences promissory notes. These shares represent 5% of Flight Sciences, Inc.s outstanding common stock. The Company has assigned no value to the stock due to the fact there is no ready market and its value is not determinable.

During 1997, the Company acted as managing placement agent on a best efforts basis for the Outlet Mall Network, Inc.s private placement offering of 2.5 million units. The Company earned commissions and placement fees of $111,287 for the year ended December 31, 1997. Additionally, for serving as best efforts managing placement agent, the Company received warrants to purchase shares of OMNIs Class B Common Stock. The warrants have an exercise price of $2.00 and expire June 10, 2007. The Company has assigned no value to the warrants due to the fact that there is no liquid quotable market and therefore, their value is not determinable.

                                     F - 13
                   EXECUTIVE WEALTH MANAGEMENT SERVICES, INC.

                          NOTES TO FINANCIAL STATEMENTS




NOTE  A  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Earnings  per  Share
--------------------

In 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings per Share. Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excluded any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been prepared, and where appropriate, restated to conform to the Statement 128 requirements.

Statements  of  Cash  Flows
---------------------------

For purposes of reporting cash flows, the Company considers cash and cash equivalents as those amounts which are not subject to restrictions or penalties and have an original maturity of three months or less.

Reclassifications
-----------------

Certain reclassifications have been made to the 1996 financial statements to conform with the 1997 financial statement presentation. Such reclassifications had no effect on net income as previously reported.

NOTE  B  -  DEPOSITS  WITH  CLEARING  ORGANIZATIONS

Deposits with clearing organizations represent investments in money market funds and mutual funds. The investments are required by the Companys clearing brokers and are in accordance with the correspondent broker agreements between the parties. Deposits are reflected at their fair market value.

NOTE  C  -  FURNITURE,  FIXTURES  AND  EQUIPMENT

A  summary  of  furniture,  fixtures  and  equipment  follows  at  December  31:


                                 1997       1996
                               ---------  ---------

Furniture and fixtures         $ 37,951   $ 37,951
Equipment                        34,202     33,240
Leasehold improvements            6,622      6,622
                               ---------  ---------

                                 78,775     77,813
Less accumulated depreciation   (51,432)   (40,621)
                               ---------  ---------

                               $ 27,343   $ 37,192
                               =========  =========

                   EXECUTIVE WEALTH MANAGEMENT SERVICES, INC.

                          NOTES TO FINANCIAL STATEMENTS



NOTE  D  -  OPERATING  LEASE

The Company leases office space under operating lease agreements which expire in
1996 through 1998.   Rent expense for the years ended December 31, 1997 and 1996 was  $112,403  and  $103,452,  respectively.

The future minimum rental commitment for the noncancellable lease agreements as of December 31, 1997 is as follows:


1998      $103,452
1999        36,000
2000        36,000
2001        36,000
2002        18,000
          --------

229,452
========


NOTE  E  -  NET  CAPITAL  REQUIREMENT

Pursuant to the net capital provisions of Rule 15c3-1 of the Securities and Exchange Act of 1934, the Company is required to maintain a minimum net capital of $5,000. In December, 1991, the National Association of Securities Dealers, Inc. approved the Company as a fully disclosed broker/dealer. The Company has a restrictive agreement to maintain the greater of a net capital of 130% of the minimum requirement or 6 2/3% of aggregate indebtedness for each of the two years in the period ended December 31, 1997.

The Company had a net capital of $101,615 or 730% and $22,618 or 188% of the minimum requirement at December 31, 1997 and 1996, respectively. The net capital rules may effectively restrict the payment of dividends to the Companys stockholders. The Company operates pursuant to the (K)(2)(ii) exemptive provisions of the Securities and Exchange Commissions Rule 15c3-3 and does not hold customer funds or securities.

Rule 15c3-1 also requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1. The Companys ratio was 2.05 to 1 and 7.85 to 1 at December 31, 1997 and 1996, respectively.

NOTE  F  -  INCOME  TAXES

At December 31, 1997, the Company has a net operating loss carryforward of approximately $769,000 that will be available to offset future taxable income through 2012. Based on historical operations, management has elected to record a valuation allowance equal to the deferred tax asset of $285,000, calculated using an effective income tax rate of 37% for the Company. The Company has no significant differences between book and taxable income.

NOTE  G  -  NET  LOSS  PER  SHARE

The following sets forth the computation of basic and diluted earnings per share.


Numerator                                 1997         1996
                                       -----------  -----------

Net Loss                               $ (105,239)  $ (212,045)
                                       ===========  ===========

Denominator

Denominator for basic earnings
per share - weighted average shares     2,560,117    2,413,300

Effect of dilutive securities:
Stock warrants                            182,663      257,250
                                       -----------  -----------


Denominator for dilutive earnings
per share - adjusted weighted average
shares and assumed conversion           2,742,780    2,670,550
                                       ===========  ===========

Basic Net Loss Per Share               $    (.041)  $    (.088)
                                       ===========  ===========

Diluted Net Loss Per Share             $    (.038)  $    (.079)
                                       ===========  ===========



NOTE  H  -  STOCK-BASED  COMPENSATION

The Company adopted SFAS No. 123 Accounting for Stock-Based Compensation, effective January 1, 1997. This statement encourages companies to adopt a fair value based method of accounting for compensation costs of employee stock compensation plans. As permitted by SFAS No. 123, the Company will continue to apply its current accounting policy using the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion No. 25 with respect to measuring stock-based compensation. The adoption of SFAS No. 123, therefore, had no effect on the Companys financial position or results of operations for 1997. Proforma footnote disclosures of net earnings and earnings per share, as if the fair value based method of accounting had been applied, have not been presented as awards have not been granted during the year.

NOTE  I  -  RELATED  PARTY  TRANSACTIONS

The majority stockholder is the controlling stockholder of a corporation organized in 1995 to develop and implement a franchise business pursuant to which the franchisee will purchase residential single family houses for resale. The Company realized placement and management fees of $32,500 during 1996, relating to the offering of notes for this corporation.

NOTE  I  -  RELATED  PARTY  TRANSACTIONS  (CONTINUED)

The majority stockholder is the sole stockholder of a corporation formed and capitalized primarily to originate, underwrite, acquire, hold and deal in a portfolio of primarily first lien residential mortgage loans. The Company realized commission and fees of approximately $110,000 and $80,000, respectively, relating to the offering of notes for this corporation.

During the years ended December 31, 1997 and 1996, companies affiliated with the Companys majority stockholder shared office space with the Company and paid rent of $27,500 and $24,000, respectively, for the use of the space.

During the year ended December 31, 1997 and 1996, the Company paid rent of $36,000 and $36,000, respectively, to the Companys majority stockholder for the use of office space. The lease with this stockholder expires June, 2002.

Effective  June  1, 1997, the Corporation entered into an Independent Contractor
Agreement with a member of the Board of Directors to act as a Director of Medical Affinity Programs.

In September 1997, the Corporation purchased accounts receivable from an affiliated corporation. There was no gain or loss on the transaction. The receivable is believed by management to be fully collectible.

In the ordinary course of business the Company makes and receives loans with affiliated entities and stockholders. These loans are short term and are non-interest bearing. Loans made and repaid in 1997 totaled approximately $230,000.

See  Note  K  for  additional  related  party  transactions.

NOTE  J  -  FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS  IN  ACCORDANCE  WITH  THE
REQUIREMENTS  OF  SFAS  NO.  107

The Corporation's financial instruments consist of all of its assets and liabilities. The Corporation's management has determined that the fair value of all of its financial instruments is equivalent to the carrying cost.

NOTE  K  -  COMMON  STOCK  TRANSACTIONS

During 1995, the Company and its majority stockholder sold 44,100 shares of the Company's common stock. The price of the stock was $5.90 per share and each purchaser of a share received a warrant which gave the purchaser the right to purchase one share of the Companys stock from the Company for $7.00 per share. The price of the warrants were $.10 each and expire on December 1, 1999. The proceeds of the warrants were retained by the Company. After the 1996 stock split there are now 220,500 warrants outstanding with an exercise price of $1.40.

In November, 1995, the Company approved a plan to grant options to certain employees to purchase the Companys common stock. The plan provides for the granting of options to purchase a maximum of 500,000 shares of the Companys stock at a price to be determined at the time of grant. The price, however, shall not be greater than $.60 per share. The plan requires a participant to be employed by the Company for a number of years before exercise. Granted options expire 10 years from the grant date. At December 31, 1995, all of the options had been granted. Under the plan the Company has complete discretion in approving exercise of the options, which encompasses the option price as well as whether any options will be allowed to be exercised.

On December 15, 1995, the Company and the majority stockholder initiated a private placement of 80,000 shares of the Companys common stock at a price of $6.00 per share. The shares contained in the offering are to be drawn equally from the authorized but unissued shares of the Company and the majority stockholder. Accordingly, gross proceeds from the sale of the stock will be shared equally by the Company and the majority stockholder. The proceeds from this private placement were utilized for additional expansion and working capital by the Company. During 1996, the Company sold 38,164 shares, of which 10,898 were sold to the majority stockholder. All sales were at $6.00 per share.

In May 1996, the Board approved a five to one stock split of its common stock which reduced its par value to $.002. In September 1996 the split became effective.

In January 1997, the Company authorized the issuance of a maximum of 100,000 shares of its common stock at a price of $1.20 per share. 42,500 shares were sold to the controlling stockholder. The proceeds from these shares were utilized for working capital.

In June 1997, the Company initiated a private placement of 250,000 shares of common stock at a price of $2.00 per share. During 1997, the Company sold
81,500 shares. All sales were at $2.00 per share. The proceeds from these shares were utilized for expansion and working capital by the Company.

                    [LETTERHEAD OF HARPER & PEARSON COMPANY]

To  the  Board  of  Directors
FAS  Group,  Inc.
Poway,  California

We have audited the accompanying balance sheet of FAS Group, Inc. (A Development Stage Company) as of June 25, 1998, and the related statements of income, changes in stockholders' equity and cash flows for the period ended June 25, 1998. These financial statements are the responsibility of the Company. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of FAS Group, Inc. (A Development Stage Company) as of June 25, 1998, in conformity with generally accepted accounting principles.

As more fully discussed in Note A to the financial statements, FAS Group, Inc. is a development stage enterprise and therefore has no current operations. Consequently, the Company must raise substantial financing or capital in order to put its business plan into operation. If the Company is unable to raise adequate amounts of financing or capital, its operations and continuation as a going concern may not occur.



/s/HARPER  &  PEARSON  COMPANY


Houston,  Texas
June  29,  1998

FAS  GROUP,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
                                  BALANCE SHEET
                                  JUNE 25, 1998


ASSETS
---------------------------------------------------
MARKETABLE SECURITIES                                $1,200,000
ORGANIZATION COSTS                                        2,544
                                                     ----------

  TOTAL ASSETS                                       $1,202,544
                                                     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
---------------------------------------------------
LIABILITIES
  Federal income tax payable                         $  408,000
                                                     ----------

STOCKHOLDERS' EQUITY
  Convertible Preferred Stock, par value $.001 per
    share, 1,000,000 shares authorized, no shares
    issued and outstanding                                  -0-
  Common Stock, Class A, par value $.001 per share,
    25,000,000 shares authorized, 1,914,000 shares
    issued and outstanding                                1,914
  Common Stock, Class B, par value $.001 per share,
    1,000,000 shares authorized, 630,000 shares
    issued and outstanding                                  630
  Retained earnings                                     792,000
                                                     ----------

    TOTAL STOCKHOLDERS' EQUITY                          794,544
                                                     ----------

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $1,202,544
                                                     ==========
























See  accompanying  notes.

                                     F - 15

FAS  GROUP,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
                               STATEMENT OF INCOME
                       FOR THE PERIOD ENDED JUNE 25, 1998




CONSULTING FEE              $1,200,000


FEDERAL INCOME TAX EXPENSE     408,000
                            ----------


NET INCOME                  $  792,000
                            ==========









































See  accompanying  notes.

FAS  GROUP,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
                    STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                         FOR THE PERIOD ENDED JUNE 25, 1998




                                  Common Stock   Retained
                                  ------------
                                     Shares       Amount      Earnings     Total


ISSUANCE OF CLASS A COMMON STOCK     1,914,000  $     1,914  $        -  $    1,914


ISSUANCE OF CLASS B COMMON STOCK       630,000          630           -         630


NET INCOME                                   -            -     792,000     792,000
                                  ------------  -----------  ----------  ----------


BALANCE, JUNE 25, 1998               2,544,000  $     2,544  $  792,000  $  794,544
                                  ============  ===========  ==========  ==========

































See  accompanying  notes.

                                     F - 17

FAS  GROUP,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
                             STATEMENT OF CASH FLOWS
                       FOR THE PERIOD ENDED JUNE 25, 1998


CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                    $   792,000
                                                                ------------
  Adjustments to reconcile net income to net cash
    used by operating activities:
    Receipt of marketable securities for brokerage commissions   (1,200,000)
    Organization costs                                               (2,544)
    Change in operating assets and liabilities
      Federal income tax payable                                    408,000
                                                                ------------

      Total adjustments                                            (794,544)
                                                                ------------

      Net cash flows used by operating activities                    (2,544)
                                                                ------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Issuance of common stock, Class A                                 1,914
    Issuance of common stock, Class B                                   630
                                                                ------------

      Net cash provided by financing activities                       2,544
                                                                ------------

NET INCREASE IN CASH                                                    -0-

CASH AT BEGINNING OF PERIOD                                             -0-
                                                                ------------

CASH AT END OF PERIOD                                           $       -0-
                                                                ============



























See  accompanying  notes.

                                      F-26
                                 FAS GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 25, 1998

NOTE  1.     ORGANIZATION

     FAS Group, Inc. (the "Company") was incorporated on June 23, 1998 under the general corporation laws of the State of Delaware with the intent to combine by merger or acquisition with a registered broker-dealer that is a member of the National Association of Securities Dealers, Inc. for the purpose of becoming a full service investment banking firm including brokerage and asset management. Accordingly, the Company has no current business operations and no intention of engaging in active business prior to its anticipated combination with a broker-dealer registered with the Securities and Exchange Commission.

Nature  of  Operations  -  The Company is a development stage enterprise and has
----------------------
devoted  substantially all of its efforts to financial planning, raising capital
---
and identifying business opportunities. The Company is subject to the risks associated with development stage companies. Substantial financing or capital investment will be required to continue to fund the Company's activities until a significant sales volume can be obtained. Because the Company has not yet puts its business plan into operation, there is no assurance that such financing and additional capital investment will be available when needed, or that the Company's business plan will be commercially successful when implemented in the future. If the Company is unable to raise adequate amounts of financing or capital, its operations and continuation as a going concern may not occur.

Estimates - The preparation of financial statements in conformity with generally
---------
accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Marketable  Securities - On June 25, 1998, the Company was paid a consulting fee
----------------------
negotiated by the Company's president, Mr. Jack Alexander, acting as agent and founder for FAS Group, Inc. Payment of the fee was received in the form of 200,000 shares of stock in the Tollycraft Yacht Corporation. These shares of stock have been classified as available for sale and are reflected on the accompanying balance sheet at market value.

NOTE  2.     COMMON  STOCK

Common  Stock.  The  holders  of Class A Common Stock and the holders of Class B
-------------
Common  Stock  shall have the respective rights and preferences set forth below.
---

Rights  and  Privileges.  Except as provided in this Certificate, the holders of
-----------------------
the Common Stock shall exclusively possess all voting power. Except as otherwise provided or as otherwise required by applicable law, all shares of Class A Common Stock and Class B Common Stock will be identical and will entitle the holders thereof to the same rights and privileges and shall rank equally, share ratably, and be identical in all respects as to all matters.

     Voting  Rights.  Except  as  otherwise  required by law: (i) the holders of
     --------------
Class A Common Stock will be entitled to one vote per share on all matters to be voted on by the Corporation's shareholders; (ii) the holders of Class B Common Stock will be entitled to fifty votes per share on all matters to be voted on by the Corporation's shareholders; and (iii) the holders of Class A Common Stock and Class B Common Stock shall vote together as a single voting group.

Payment  of Dividends.  Whenever there shall have been paid, or declared and set
---------------------
aside for payment, to the holders of the outstanding shares of any class or series of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors of the Corporation.

Distributions  in  Liquidation.  In the event of any liquidation, dissolution or
------------------------------
winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the Common Stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the Class A Common Stock and Class B Common Stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to participate ratably on a per share basis in all distributions of the remaining assets of the Corporation available for distribution, in cash or in kind, as though all shares of Common Stock were of a single class.

     Limitation  on  Stock  Splits,  Combinations  or  Reclassifications.
     -------------------------------------------------------------------

(a) The Corporation shall not: (i) subdivide its outstanding Class A Common Stock by stock dividend or otherwise; or (ii) combine its outstanding Class A Common Stock into a smaller number of shares; or (iii) reclassify its outstanding Class A Common Stock (including any reclassification in connection with a merger, consolidation or other business combination in which the Corporation is the surviving corporation); unless at the same time the Corporation subdivides, combines or reclassifies, as applicable, the shares of outstanding Class B Common Stock on the same basis as the Corporation so subdivides, combines or reclassifies the outstanding Class A Common Stock.

(b) The Corporation shall not: (i) subdivide its outstanding Class B Common Stock by stock dividend or otherwise; or (ii) combine its outstanding Class B Common Stock into a smaller number shares; or (iii) reclassify its outstanding Class B Common Stock (including any reclassification in connection with a merger, consolidation or other business combination in which the Corporation is the surviving corporation); unless at the same time the Corporation subdivides, combines or reclassifies, as applicable, the shares of outstanding Class A Common Stock on the same basis as the Corporation so subdivides, combines or reclassifies the outstanding Class B Common Stock.

     Conversion  of Shares of Class B Common Stock Into Shares of Class A Common
     ---------------------------------------------------------------------------
Stock.
-----

(a)  For  the  purposes  of  conversion,  the following definitions shall apply:

(i) "Employee" means a person employed by the Corporation or by a legal entity that is controlled, directly or indirectly, by the Corporation;

(ii) "Transfer" means any sale, transfer, gift, assignment, devise or other disposition, whether directly or indirectly, voluntarily or involuntarily or by operation of law or otherwise; and

(iii) "Uncertificated Shares" means shares without certificates within the meaning of the General Corporation Law of Delaware, as it may be amended from time to time, or any subsequent statute replacing this statute.

(b) At the option of the Corporation: (1) outstanding shares of Class B Common Stock which are the subject of a Transfer shall be convertible into a number of shares of Class A Common Stock equal to the number of shares of outstanding Class B Common Stock subject to the Transfer; and (2) in the event that an Employee ceases to be an Employee for any reason whatsoever, the outstanding shares of Class B Common Stock held by such Employee shall be convertible into a number of shares of Class A Common Stock equal to the number of shares of outstanding Class B Common Stock held by such Employee. For purposes of Article V, the conversion of shares of Class B Common Stock as a result of a Transfer and the conversion of shares of Class B Common Stock as a result of cessation of an Employee's status as an Employee shall both be referred to as a "Conversion Event."

(i) Each Conversion Event shall be effective immediately upon transmission or delivery of a written notice of conversion by the Corporation to the record holder of such shares (the "Effective Time") at such holder's address as it appears in the records of the Corporation.

(ii) Each conversion of shares of Class B Common Stock into shares of Class A Common Stock shall be deemed to be effective upon the Effective Time and at the Effective Time the rights of the holder of the converted Class B Common Stock as such holder shall cease and the holder of the converted Class B Common Stock shall be deemed to have become the holder of record of the shares of Class A Common Stock into which such shares of Class B Common Stock have been converted as a result of the applicable Conversion Event.

(iii) The Board of Directors of the Corporation shall have the power to determine whether a Conversion Event has taken place with respect to any situation based upon the facts known to it. Each shareholder shall provide such information that the Corporation may reasonably request in order to ascertain facts or circumstances relating to a Transfer or proposed Transfer or a Conversion Event or proposed Conversion Event.

(c) Notwithstanding any other provision of Article V, shares of Class B Common Stock sold in a public offering of the Corporation's securities registered with the United States Securities and Exchange Commission (the "Public Offering"), regardless of the identity of the purchaser, transferee or other recipient of the disposition in the Public Offering, shall be automatically converted into a number of shares of Class A Common Stock equal to the number of shares of Class B Common Stock sold in the Public Offering. Such conversion of shares of Class
B Common Stock into shares of Class A Common Stock shall be deemed to be effective at such time as the holder of the Class B Common Stock who is selling such shares in a Public Offering transfers such shares for disposition in the Public Offering, at which time the rights of the holder of the converted Class B Common Stock as such holder shall cease and the holder of the converted Class B Common Stock shall be deemed to have become the holder of record of the shares of Class A Common Stock into which such shares of Class B Common Stock have been converted as a result of the Public Offering.

(d) The holder of shares of Class B Common Stock converted shall promptly surrender the certificate or certificates representing the shares so converted at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of Class B Common Stock) at any time during its usual business hours, and if such shares of Class B Common Stock are Uncertificated Shares, shall promptly notify the Corporation in writing of such transfer at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Class B Common Stock).

(e) In no event shall the Corporation be liable to any such holder or any third party arising from any such conversion.

(f) The shares of Class A Common Stock resulting from a conversion of duly authorized, validly issued, fully paid and nonassessable shares of Class B Common Stock into shares of Class A Common Stock shall be duly authorized, validly issued, fully paid and nonassessable. Any share of Class B Common Stock which is converted into a share of Class A Common Stock shall become an authorized but unissued share of Class B Common Stock.

(g) The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock solely for the purpose of issue upon conversion of Class B Common Stock, such number of shares of Class A Common Stock as shall then be issuable upon the conversion of all outstanding shares of Class B Common Stock.

(h) The issuance of certificates evidencing (or in the case of Uncertificated Shares, the provision of applicable written statements or other documents with respect to) shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge to the holders of such shares for any issue tax in respect thereof or other cost incurred by the Corporation in connection with such conversion; provided, however, the Corporation shall not be required to pay any tax that may be payable in respect of any Transfer involved in the issuance and delivery of any certificate in (or in the case of Uncertificated Shares, the provision of applicable written statements or other documents with respect to) a name other than that of the holder of the Class B Common Stock converted.

NOTE  3.     PREFERRED  STOCK

Serial  Preferred  Stock.  Except  as provided in this Certificate, the board of
------------------------
directors  of  the  Corporation is authorized, by resolution or resolutions from
--
time  to  time adopted, to provide for the issuance of serial preferred stock in
--
series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitation or restrictions thereof, including, but not limited to determination of any of the following:

     (1) the distinctive serial designation and the number of shares constituting such series;

(2) the rights in respect of dividends, if any, to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment or date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

          (3) the voting powers, full or limited, if any, of the shares of such series;

(4) whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which such shares may be redeemed;

(5) the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(6) whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds;

(7) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

(8) the subscription or purchase price and form of consideration for which the shares of such series shall be issued; and

(9) whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

Each share of each series of serial preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series, except the times from which dividends on shares which may be issued from time to time of any such series may begin to accrue.

NOTE  4.     INCOME  TAXES

It is anticipated that the Company will file its federal income tax return as a "C Corporation." Consequently, federal income taxes have been calculated at a 34% rate and are reflected as a current liability on the accompanying balance sheet.

NOTE  5.     MERGER  OF  EXECUTIVE  AND  FAS

Jack Alexander, as founder and on behalf of the Company, entered into an Agreement and Plan of Merger dated May 7, 1998 (the "Merger Agreement") among Executive Wealth Management Services, Inc. and certain shareholders of Executive whereby a wholly owned subsidiary of the Company, newly created under the General Corporation Laws of Delaware, will merge with and into Executive with Executive surviving the merger (the "Merger"). The Merger will result in (i) Executive being governed by Delaware law, (ii) certain officers and directors of Executive becoming officers and directors of the Company, (iii) Executive's name being changed to FAS Wealth Management Services, Inc.; and (iv) Executive becoming a wholly owned subsidiary of the Company.

NOTE  6.     SUBSEQUENT  EVENT

On July 4, 1998, the Company agreed to issue 79,500 shares of its preferred stock in exchange for approximately 400,000 shares of United States Refining & Petrochemicals, Inc. Class A Convertible Preferred Stock. These shares are convertible, at the option of the Company, into shares of United States Refining & Petrochemicals, Inc. common stock with a value at the time of conversion of $4,000,000.


FAS  GROUP,  INC.
PRO  FORMA  COMBINING  BALANCE  SHEETS

          December  31,  1997
          -------------------

ASSETS                                     DEC. 31     HISTORICAL   PRO FORMA    PRO FORMA
                                             1996         EWMS         FAS       Combined
                                          ----------  ------------  ----------  -----------

  Cash                                    $       -   $   127,771   $        -  $  127,791
  Organization Costs                              -             -        2,544       2,544
  Receivables
    Broker dealers                           40,306        45,406            -      45,406
    Correspondent brokers                   122,201        68,766            -      68,766
    Customers                                13,000        13,105            -      13,105
    Affiliates and employees                  3,650        18,363            -      18,363
    Other                                    14,847             -       14,847
  Furniture, fixtures and
       Equipment at cost, net of
           Accumulated depreciation          37,192        27,343            -      27,343
  Deposits with clearing organizations       43,742        45,157            -      45,157
  Other deposits                              1,934         1,934            -       1,934
  Syndication costs                               -        15,000            -      15,000
  Equity Securities                               -           -0-    5,200,000   5,200,000
                                          ----------  ------------  ----------  -----------

                                          $ 262,025   $   377,692   $5,202,544  $5,580,236
                                          ==========  ============  ==========  ===========


    LIABILITIES AND STOCKHOLDERS' EQUITY

  LIABILITIES:
    Accounts payable                      $  36,483   $   107,465            -  $  107,465
    Commissions payable                     143,566       101,291            -     101,291
    Federal Income Tax Payable                    -             -      408,000     408,000
                                            180,049       208,756      408,000     616,756
                                          ----------  ------------  ----------  -----------

  STOCKHOLDERS' EQUITY
    Preferred Stock                             -0-           -0-          -0-         -0-
    Common Stock                              4,983         5,231        2,544       7,775
    Stock warrants                            4,410         4,410          -0-       4,410
    Additional paid-in-capital              913,688     1,105,639    4,000,000   5,105,639
                                          ----------
    Accumulated deficit                    (841,105)     (946,344)     792,544    (154,344)
                                          ----------  ------------  ----------  -----------

          TOTAL STOCKHOLDERS' EQUITY         81,976       168,936    4,794,544   4,963,480
                                          ----------  ------------  ----------  -----------

                                          $ 262,025   $   377,692   $5,202,544  $5,580,236
                                          ==========  ============  ==========  ===========


NOTE  TO  READER:  FAS  GROUP,  INC.  DOES NOT OWN $4,000,000 OF THE EQUITY SECURITIES; ARE
REFLECTED ABOVE TO SHOW THE PRO FORMA EFFECTS ON THE PRO FORMA COMBINED BALANCE SHEET AS IF
THE  SECURITIES  WERE  OWNED  BY  FAS  GROUP,  INC.





                                      FAS GROUP, INC.
                         PRO FORMA COMBINED STATEMENT OF OPERATIONS

          December  31,  1997
          -------------------


                                          DECEMBER     HISTORICAL   PRO FORMA    PRO FORMA
                                            1996       EXECUTIVE       FAS       COMBINED
                                         -----------  ------------  ----------  -----------
     REVENUE
  Commissions                            $2,909,749   $ 3,723,815   $        -  $3,723,815
  Underwriting Fees                          32,500       304,002            -     304,002
  Other                                      57,795       144,899            -     144,899
  Consulting Fee                                  -             -    1,200,000   1,200,000
                                         -----------  ------------  ----------  -----------

                                          3,000,044     4,172,716    1,200,000   5,372,716
                                         -----------  ------------  ----------  -----------

     EXPENSES
  Employer compensation and benefits        345,561       406,052            -     406,052
  Commissions                             2,275,456     3,131,258            -   3,131,258
  Clearing charges and regulatory fees      262,542       346,223            -     346,223
  Occupancy and equipment rental            125,968       130,494            -     130,494
  Depreciation                               11,844        10,811            -      10,811
  Other Operating Expenses                  214,687       280,670            -     280,670
                                         -----------  ------------  ----------  -----------

                                          3,236,058     4,305,508            -   4,305,508
                                         -----------  ------------  ----------  -----------

     OPERATING INCOME (LOSS)               (236,014)     (132,792)   1,200,000   1,067,208

     OTHER INCOME
  Rent                                       23,969        27,553            -      27,553

    FEDERAL INCOME TAX                            -             -      408,000    (408,000)
                                         -----------  ------------  ----------  -----------

     NET INCOME (LOSS)                   $ (212,045)  $  (105,239)  $  792,000  $  686,761
                                         ===========  ============  ==========  ===========



                                             FAS GROUP, INC.
                               PRO FORMA COMBINED STATEMENTS OF CASH FLOWS

          December  31,  1997
          -------------------


                                                    December 31    HISTORICAL    PRO FORMA    PRO FORMA
                                                       1996           EWMS          FAS       COMBINED
                                                   -------------  ------------  -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Loss                                         $   (212,045)  $  (105,239)  $      -0-   $ (105,239)
                                                   -------------  ------------  -----------  -----------
  Adjustments to reconcile net loss to
      net cash used in operating activities:
    Depreciation                                         11,844        10,811       10,811
    (Increase) decrease in operating assets:
    Receivables:
    Broker dealers                                         (963)       (5,100)      (5,100)
    Correspondent brokers                                20,772        53,435       53,435
    Customers                                           (13,000)         (105)        (105)
    Affiliates and employees                             (3,650)      (14,847)     (14,847)
    Deposits                                             (1,318)       (1,415)      (1,415)
    Syndication costs                                   (15,000)      (15,000)
    (Decrease) increase in operating liabilities:
    Accounts payable                                    (21,570)       70,982       70,982
    Commissions payable                                    (977)      (42,275)   _________      (42,275)
                                                   -------------  ------------               -----------

                                                         (8,862)       41,773          -0-       41,773
                                                   -------------  ------------  -----------  -----------

NET CASH USED IN OPERATING ACTIVITIES                  (220,907)      (63,466)         -0-      (63,466)
                                                   -------------  ------------  -----------  -----------

CASH FLOWS USED BY INVESTING ACTIVITIES
  Purchase of furniture, fixtures and equipment          (6,685)         (962)         -0-         (962)
                                                   -------------  ------------  -----------  -----------

  NET CASH USED BY INVESTING ACTIVITIES                  (6,685)         (962)         -0-         (962)
                                                   -------------  ------------  -----------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds form Sale of Preferred Stock                     -0-           -0-          -0-          -0-
  Proceeds from sale of common stock                    222,992       214,000          120      214,120
  Syndication costs                                     (15,803)      (21,801)         -0-      (21,801)
                                                   -------------  ------------  -----------  -----------

  NET CASH PROVIDED BY FINANCING
  ACTIVITIES                                            207,189       192,199          120      192,319
                                                   -------------  ------------  -----------  -----------

NET INCREASE IN CASH                                    (20,403)      127,771          120      127,891

CASH, at beginning of year                               20,403           -0-          -0-          -0-
                                                   -------------  ------------  -----------  -----------

CASH, at end of year                               $        -0-   $   127,771   $      120   $  127,891
                                                   =============  ============  ===========  ===========




                                 Annex A Page 1
                                     ANNEX A






                          AGREEMENT AND PLAN OF MERGER



                                  By and among



                                 FAS GROUP, INC.



                         THE FOUNDER OF FAS GROUP, INC.


                      FAS WEALTH MANAGEMENT SERVICES, INC.


                                       and


                   EXECUTIVE WEALTH MANAGEMENT SERVICES, INC.


                                       and

                            THE MAJORITY STOCKHOLDER
                                       OF
                   EXECUTIVE WEALTH MANAGEMENT SERVICES, INC.









                                   May 7, 1998

                                 Annex A Page 5



                                        TABLE OF CONTENTS



RECITALS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
ARTICLE I NAME OF SURVIVING CORPORATION, CERTIFICATE OF INCORPORATION AND BY-
LAWS, BOARD OF DIRECTORS AND OFFICERS.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
1.01 Name of Surviving Corporation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
1.02 Certificate of Incorporation and By-Laws . . . . . . . . . . . . . . . . . . . . . . . .  1
1.03 Board of Directors and Officers. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
ARTICLE II STATUS AND CONVERSION OF SECURITIES. . . . . . . . . . . . . . . . . . . . . . . .  1
2.01 Stock of EWMS and FAS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(a) EWMS Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(b) Dissenters Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(c) Surrender and Exchange of EWMS Common Stock . . . . . . . . . . . . . . . . . . . . . . .  1
(d) Transfer Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(e) EWMS Stock Transferees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
2.02 Assumption of Employment Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . .  1
2.03 Capital Stock of FAS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
2.04 Capital Stock of MergerSub . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
ARTICLE III STOCKHOLDER APPROVAL, BOARD OF DIRECTORS' RECOMMENDATIONS,
FILINGS, EFFECTIVE TIME.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
3.01 Stockholder Approvals, Board of Director's Recommendations . . . . . . . . . . . . . . .  1
3.02 Filing, Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
ARTICLE IV CERTAIN EFFECTS OF MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
ARTICLE V  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . .  1
5.01 Representations and Warranties of EWMS . . . . . . . . . . . . . . . . . . . . . . . . .  1
(a) Security Holders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(b) Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(c) Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(d) Absence of Changes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(e) Litigation and Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(f) NASD Membership, Compliance, Governmental Authorizations. . . . . . . . . . . . . . . . .  1
(g) Due Organization and Qualification. . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(h) Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(i) Material Agreements and Employment Contracts. . . . . . . . . . . . . . . . . . . . . . .  1
(j) Title to Property and Related Matters . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(k) Corporate Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(l) Licenses, Trademarks and Trade Names. . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(m) Corporate Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(n) Binding Obligation of EWMS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(o) Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(p) Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(q) Registration Statement, Prospectus/Information Statement. . . . . . . . . . . . . . . . .  1
(r) Finders or Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(s) SEC Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(t) Employment Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(u) Share Ownership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(v) Approvals Required. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
5.02 Representations and Warranties of Stockholder. . . . . . . . . . . . . . . . . . . . . .  1
(a) Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(b) Binding Obligation of Stockholder . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(c) Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(d) Registration Statement, Prospectus/Information Statement. . . . . . . . . . . . . . . . .  1
(e) Finders or Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(f) Stockholder Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
5.03 Representations and Warranties of FAS and MergerSub. . . . . . . . . . . . . . . . . . .  1
(a) Shares of FAS Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(b) Due Authorization and Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(c) Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(d) Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(e) Absence of Changes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(f) Litigation and Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(g) Due Organization and Qualification. . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(h) Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(i) Breach of Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(j) Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(k) Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(l) Title to Property and Related Matters . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(m) Compliance, Governmental Authorization. . . . . . . . . . . . . . . . . . . . . . . . . .  1
(n) Brokerage Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(o) Public Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(p) Regulatory Filings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(q) Material Agreements and Employment Contracts. . . . . . . . . . . . . . . . . . . . . . .  1
(r) Corporate Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(s) Corporate Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(t) Binding Obligation of FAS and MergerSub . . . . . . . . . . . . . . . . . . . . . . . . .  1
(u) Registration Statement, Prospectus/Information Statement. . . . . . . . . . . . . . . . .  1
5.04 Representations and Warranties of FAS Founder. . . . . . . . . . . . . . . . . . . . . .  1
(a) Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(b) Binding Obligation of FAS Founder . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(c) Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(d) Registration Statement, Prospectus/Information Statement. . . . . . . . . . . . . . . . .  1
(e) Finders or Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(f) FAS Founder Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
ARTICLE VI COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
6.01 Covenants of EWMS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(a) Conduct of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(b) No Solicitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(c) EWMS and Subsidiary Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
6.02 Covenants of Stockholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(a) No Solicitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(b) Agreement to Vote . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
6.03 Covenants of FAS and MergerSub . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(a) Conduct of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(b) No Solicitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(c) FAS and Subsidiary Actions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(d) Agreement to Vote . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
6.04 Covenants of FAS Founder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(a) No Solicitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(b) Agreement to Vote . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
6.05 Covenants of EWMS, Stockholder, FAS, MergerSub and FAS Founder . . . . . . . . . . . . .  1
(a) Access to Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(b) Registration Statement and Information Statement. . . . . . . . . . . . . . . . . . . . .  1
(c) Commercially Reasonable Efforts; Other Efforts. . . . . . . . . . . . . . . . . . . . . .  1
(d) Public Announcements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(e) Notification of Certain Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(f) Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(g) Directors' and Officers' Liability Insurance. . . . . . . . . . . . . . . . . . . . . . .  1
(g) Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(h) Stock Exchange Listing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(i) Actions Regarding Office and Car Lease Obligations. . . . . . . . . . . . . . . . . . . .  1
(k) Retroactive Insurance Coverage. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(l) Failure to Take Action. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(m) Exhibits, Closing Statements and Schedules. . . . . . . . . . . . . . . . . . . . . . . .  1
ARTICLE VII CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES. . . . . . . . . . . . . . . .  1
7.01 Conditions Precedent to Obligations of EWMS and Stockholder. . . . . . . . . . . . . . .  1
(a) Accuracy of Representations and Warranties. . . . . . . . . . . . . . . . . . . . . . . .  1
(b) Compliance with Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(c) Form of New Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(d) Audited Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(e) Approval by Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(f) Opinion of Counsel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(g) Officer's Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(h) Closing Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(i) Lock-up Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(j) Additional Registered Representatives . . . . . . . . . . . . . . . . . . . . . . . . . .  1
7.02 Conditions Precedent to Obligations of FAS and MergerSub . . . . . . . . . . . . . . . .  1
(a) Accuracy of Representations and Warranties. . . . . . . . . . . . . . . . . . . . . . . .  1
(b) Compliance with Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(c) Lock Up Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(d) Approval by Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(e) Opinion of Counsel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(f) Officers' Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(g) Closing Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
7.03 Conditions Precedent to Obligations of EWMS, Stockholder, FAS, MergerSub and FAS Founder  1
(a) Registration Statement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(b) EWMS Stockholder Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(c) Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(d) Certain Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(e) Opinions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(f) Stockholder Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
7.04 Post Merger Incentive Stock Options. . . . . . . . . . . . . . . . . . . . . . . . . . .  1
ARTICLE VIII CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
8.01 Time and Place . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
8.04 Documents at Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(a)  Documents by EWMS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(b)  Documents by FAS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
8.05 Filings at the Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
ARTICLE IX TERMINATION AND ABANDONMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
9.01 Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(a) Mutual Consent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(b) Failure to Consummate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
(c) Order of Judicial or Regulatory Authority . . . . . . . . . . . . . . . . . . . . . . . .  1
(d) Exercise of Dissenter's Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
9.02 Termination by EWMS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
9.03 Termination by FAS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
9.04 Procedure for Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
9.05 Effect of Termination and Abandonment. . . . . . . . . . . . . . . . . . . . . . . . . .  1
ARTICLE X DISPUTE RESOLUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
10.1 Agreement Disputes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
10.2 Arbitration in Accordance with American Arbitration Association Rules. . . . . . . . . .  1
10.3 Final and Binding Awards . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
10.4 Costs of Arbitration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
10.5 Settlement by Mutual Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
ARTICLE XI OTHER MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
11.01 The Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
11.02 Survivability and Investigations. . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
11.03 Nature of Representations and Warranties. . . . . . . . . . . . . . . . . . . . . . . .  1
11.05 Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
11.06 Waiver of Compliance and Consents . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
11.07 Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
11.08 Interpretation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
11.09 Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
11.10 Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
11.11 Binding Effect. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
11.12 Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
11.13 Time. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
11.14 Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
11.15 Default Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

               Registration Statement18.doc     12     May 7, 1998
                                 Annex A Page 6
                                    SCHEDULES

I.     As  to  Executive  Wealth  Management  Services,  Inc.:

     1.     Liabilities  of  EWMS  Not  Disclosed  in  Financial  Statements
     2.     Adverse  Changes  Since  the  Date  of  the  Financial  Statements
     3.     Litigation
     4.     Exceptions  to  Compliance  with  Laws  and  Regulations
     5.     Exceptions  with  respect  to  Tax  Matters
     6.     Material Agreements, Employment Contracts and Employee Benefit Plans
     7.     Exceptions  to  Title  to  Properties
     8.     Licenses,  Trademarks  and  Trade  Names.
     9.     EWMS's  Capitalization.

II.     As  to  FAS  Group,  Inc.:

     10.     Liabilities  of  FAS  Not  Disclosed  in  Financial  Statements
     11.     Absence  of  Changes
     12.     Litigation
     13.     Exceptions  to  Title  to  Properties
     14.     Exceptions  to  Compliance  with  Laws  and  Regulations
     15.     Commitments  to  Issue  FAS's  Securities
16.     Material  Agreements,  Employment  Contracts  and Employee Benefit Plans
17.     Capitalization  of  FAS  and  MergerSub


                                    EXHIBITS

A.     EWMS  Common Stock Owned by Stockholder and FAS Common Stock to be Issued
B.     Form  of  FAS  Common  Stock
C.     Members  of  the  Board  of  Directors  of  FAS  at  the  Effective  Time
D.     Senior  Officers  of  FAS  at  the  Effective  Time
E.     Form  of  Opinion  of  FAS's  Counsel
F.     Form  of  Opinion  of  EWMS's  Counsel
G-1     Form  of  Lock  up  Agreement  Covering  Certain EWMS, FAS and MergerSub
Stockholder
G-2     Form  of  Lock  Up  Agreement  Covering  Dr.  Robert  E.  Windom
H-1     Form  of  Stockholder Agreement between Jack A. Alexander & Guy S. Della
Penna
H-2     Form  of  Override  Agreement  of  EWMS
I-1     Form  of  Officers'  Certificate  of  FAS
I-2     Form  of  Officers'  Certificate  of  EWMS
J.     List  of  Definitions  and  Meaning  of  Terms

                                 Annex A Page 37
                                 Annex A Page 7
                          AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER (the "AgreementAgreement"), dated as of May 7, 1998, among FAS Group, Inc. a Delaware corporation whose address is 14358 Golden Sunset Lane, Poway, California 92064 ("FASFAS"), the founder of FAS Group, Inc., Jack A. Alexander, whose address is 14358 Golden Sunset Lane, Poway, California 92064 ("FAS FounderFAS Founder"), FAS Wealth Management Services, Inc., a Delaware corporation and a wholly-owned subsidiary of FAS whose address is 14358 Golden Sunset Lane, Poway, California 92064, ("MergerSubMergerSub") and Guy S. Della Penna, the holder of a majority of the issued and outstanding capital stock of Executive Wealth Management Services, Inc. ("StockholderStockholder"), Executive Wealth Management Services, Inc., a Florida corporation whose address is 2323 Stickney Point Road, Sarasota, Florida 34231 ("EWMSEWMS"), such corporation in its capacity as the surviving corporation being, herein sometime called the "Surviving Corporation,Surviving Corporation" and MergerSub and EWMS being herein sometimes called the "Constituent Corporations.Constituent Corporations"


                                RECITALS RECITALS

     WHEREAS, the respective Boards of Directors of EWMS, MergerSub and FAS as well as Stockholder and FAS Founder have approved the merger of MergerSub with and into EWMS pursuant and subject to the terms and conditions of this Agreement (the "Merger"), whereby each issued and outstanding share of common stock, par value $0.002 per share, of EWMS at the Effective Time will be converted into the right to receive FAS Common Stock; and

WHEREAS, EWMS, Stockholder, MergerSub, FAS and FAS Founder contemplate that the Merger will be classified as a tax-free reorganization pursuant to Section 368(a)(i)(B) of the Internal Revenue Code of 1986, as amended ("CodeCode"); and

WHEREAS, EWMS, MergerSub and FAS desire to make certain representations, warranties and agreements in connection with the Merger and also to set forth the various conditions to the Merger; and

WHEREAS, the respective Boards of Directors of EWMS, MergerSub and FAS have adopted resolutions approving this Agreement; and

WHEREAS, the terms used in this Agreement shall have the meanings respectively ascribed to them in Exhibit J hereto.

NOW, THEREFORE, the parties hereto hereby adopt the above recitals and agree as follows:


                                    ARTICLE I
  NAME OF SURVIVING CORPORATION, CERTIFICATE OF INCORPORATION AND BY-LAWS, BOARD
      OF DIRECTORS AND OFFICERS.ARTICLE I     NAME OF SURVIVING CORPORATION,
   CERTIFICATE OF INCORPORATION AND BY-LAWS, BOARD OF DIRECTORS AND OFFICERS.

     1.01     NAME  OF  SURVIVING  CORPORATION1.01     Name  of  Surviving
Corporation. The corporation which shall survive the Merger Merger contemplated hereby is EWMS which shall be governed under the laws of the State of Delaware. The name of the Surviving Corporation shall be changed to FAS Wealth Management Services, Inc.

     1.02 CERTIFICATE OF INCORPORATION AND BY-LAWS1.02 Certificate of Incorporation and By-Laws. The Articles of Incorporation as defined in the
Section 607.0202 of the Florida Business Corporation Act and the By-Laws of EWMS as in effect at the Effective Time (as defined in Section 3.02) shall from and after the Effective Time be the Certificate of Incorporation and the By-Laws of the Surviving Corporation until they are amended.

     1.03 BOARD OF DIRECTORS AND OFFICERS1.03 Board of Directors and Officers. The individuals respectively designated by EWMS and FAS and identified on Exhibit C to this Agreement, which Exhibit shall be attached to a certificate signed by both parties and made a part of this Agreement no later than the time of mailing the Prospectus/Information Statement (as hereinafter defined) to the stockholders of EWMS, and which individuals shall be identified in the Prospectus/Information Statement as such, shall comprise all of the members of the Board of Directors of FAS at the Effective Time. The individuals identified on Exhibit D to this Agreement shall comprise all of the senior officers of FAS at the Effective Time and shall hold the positions set forth opposite their names.


ARTICLE  II
STATUS  AND  CONVERSION  OF  SECURITIESARTICLE  II     STATUS  AND CONVERSION OF
SECURITIES

2.01     STOCK  OF  EWMS  AND  FAS.2.01     Stock  of  EWMS  and  FAS.

     (a) EWMS Common Stock(a) EWMS Common Stock. All of the outstanding shares of Common Stock, par value $.002 per share, of EWMS ("EWMS Common StockEWMS Common Stock") outstanding at the Effective Time shall, subject to compliance with Section 2.01 (b), be converted into and exchanged for the number of shares of Class A common stock (as defined below) and Class B common stock (as defined below), par value $.001 per share of FAS (collectively the "FAS Common StockFAS Common Stock") set out in Exhibit A, except that shares of EWMS Common Stock held in EWMS's treasury at the Effective Time shall be cancelled.

(i) Holders of Class A Common Stock ("Class A Common StockClass A Common Stock") are entitled to one vote per share on all matters to be voted upon by the shareholders. Except as otherwise provided by law, the holders of shares of
     Common Stock vote as one class. Shares of Common Stock do not have preemptive rights, cumulative voting rights, conversion rights or other subscription rights. Except, the holders of Class A Common Stock AND Class B Common Stock issued to the stockholders of EWMS in the Merger are entitled to additional shares of Class A Common Stock in the event of conversion of any or all shares of Class A Convertible Exchangeable Preferred Stock or Class B
Convertible Exchangeable Preferred Stock (collectively, the "Preferred StockPreferred Stock"). The number of additional shares issuable ratably to the holders of Class A Common Stock and Class B Common Stock issued to the stockholders of EWMS in the Merger, or their successors, is an amount such that the percentage of the total of all such shares of Common Stock will be the same before and after the conversion of the Preferred Stock. In the event of a liquidation, dissolution or winding up of FAS, the holders of Common Stock share ratably in all assets remaining after payment of liabilities, subject to prior liquidation rights of preferred stock, if any, then outstanding.

(ii) Holders of Class B Common Stock ("Class B Common Stock"Class B Common Stock) are entitled to 50 votes per share on all matters to be voted upon by the shareholders. Shares of Class B Common Stock convert to shares of Class A Common Stock in certain circumstances, including (i) upon a sale or other transfer, except to specified family members as defined in the Stockholders Agreement referred to in Section 7.03(f), (ii) at the time the holder of such shares of Class B Common Stock ceases to be affiliated with FAS, (iii) upon the death of the holder, and (iv) upon the sale of such shares in a registered public offering. The conversion from Class B Common Stock to Class A Common Stock may be waived by a majority of the Class B Common Stock held by persons other than the persons for whose benefit the waiver is requested.

          (b)     Dissenters  Rights(b)     Dissenters  Rights.  Notwithstanding
Section 2.01(a) no shares of FAS Common Stock shall be issued in respect of any shares of EWMS Common Stock, the holders of which shall object to the Merger in writing and demand payment of the value of their shares pursuant to Section
607.1302 of the Florida Business Corporation Act and as a result payment therefore is made, such holders to have only the rights provided by such Section.

          (c) Surrender and Exchange of EWMS Common Stock(c) Surrender and Exchange of EWMS Common Stock. After the Effective Time, each holder of an outstanding certificate or certificates (the "Old CertificatesOld Certificates") theretofore representing shares of EWMS Common Stock, upon surrender thereof to FAS, shall be entitled to receive and exchange therefore a certificate or certificates (the "New CertificatesNew Certificates"), which FAS agrees to make available at the Effective Time, representing the number of whole shares of FAS Common Stock into and for which the shares of EWMS Common Stock theretofore represented by such surrendered Old Certificates have been converted. No certificates or scrip for fractional shares of FAS Common Stock will be issued, no FAS stock split or dividend shall relate to any fractional share interest and no such fractional share interest shall entitle the owner thereof to vote or to any rights of a stockholder of FAS.

          (d) Transfer Taxes(d) Transfer Taxes. If any New Certificate is to be issued in a name other than that in which the Old Certificate surrendered for exchange is issued, the Old Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall pay to FAS any transfer or other taxes required by reason of the issuance of the New Certificate in any name other than that of the registered holder of the Old Certificate surrendered, or established to the satisfaction of FAS that such tax has been paid or is not payable.

          (e) EWMS Stock Transferees(e) EWMS Stock Transferees. As of the Effective Time, no transfer of the shares of EWMS Common Stock outstanding prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Old Certificates are presented to FAS or the Surviving Corporation, they shall be exchanged pursuant to Section 2.01(c).

     2.02     ASSUMPTION  OF  EMPLOYMENT  AGREEMENTS2.02     Assumption  of
Employment Agreements. FAS shall assume in the Merger all employment, compensation, and benefit agreements and plans relating to employees of EWMS, including without limitation, all employment contracts, change of control agreements, severance, and indemnity agreements with such employees and former employees, all EWMS employee benefit plans, all grants and awards under EWMS 1995 Stock Option Plan relating to current EWMS employees; and any other agreements or obligations set forth in Schedule 6.

     2.03 CAPITAL STOCK OF FAS2.03 Capital Stock of FAS. All issued and outstanding shares of capital stock of FAS, whether outstanding or held in the treasury of FAS, shall continue unchanged as shares of capital stock. All outstanding FAS warrants and FAS stock options shall continue unchanged as securities of FAS.

     2.04 CAPITAL STOCK OF MERGERSUB2.04 Capital Stock of MergerSub. All shares of capital stock of MergerSub outstanding at the Effective Time shall be converted into and exchanged for 100 shares of common stock of the Surviving Corporation and any shares of capital stock of MergerSub held in its treasury shall be cancelled.


                                   ARTICLE III
   STOCKHOLDER APPROVAL, BOARD OF DIRECTORS' RECOMMENDATIONS, FILINGS, EFFECTIVE
         TIME.  ARTICLE III     STOCKHOLDER APPROVAL, BOARD OF DIRECTORS'
                    RECOMMENDATIONS, FILINGS, EFFECTIVE TIME.

     3.01 STOCKHOLDER APPROVALS, BOARD OF DIRECTOR'S RECOMMENDATIONS3.01 Stockholder Approvals, Board of Director's Recommendations. A notice to the Stockholder of EWMS shall be provided in accordance with the Florida Business
Corporation Act, as amended, as promptly as possible, stating, among other things, the adoption and approval of this Agreement, the Merger and the other transactions contemplated hereby. Subject to its fiduciary duty to stockholders, the board of directors of EWMS and Stockholder shall adopt and approve this Agreement, the Merger and the other transactions contemplated hereby.

     3.02 FILING, EFFECTIVE TIME3.02 Filing, Effective Time. As soon as practical after the adoption and approval of this Agreement, the Merger and the other transactions contemplated hereby, appropriate certificates of merger in the form required by Section 607.1105 of the Florida Business Corporation Act, as amended, shall be executed and filed in the office of the Secretary of State of the State of Florida and filed and recorded with the Secretary of State of the State of Delaware as provided in Section 251 of the General Corporation Laws of Delaware at which time the Merger shall become effective (the "Effective TimeEffective Time").


                                   ARTICLE IV
        CERTAIN EFFECTS OF MERGERARTICLE IV     CERTAIN EFFECTS OF MERGER

     At the Effective Time, the separate existence of MergerSub shall cease. MergerSub shall be merged with and into EWMS, the Surviving Corporation, in accordance with the provisions of this Agreement. Thereafter, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of, a public as well as of a private nature, and shall be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations and all and singular; the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of them on whatever account, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter an effectually the property of Surviving Corporation, as they were of the respective Constituent Corporations, and the title to any real estate whether by deed or otherwise vested in either of the Constituent Corporations, shall not revert to be in any way impaired by reason of the Merger; buy all rights of creditors and all liens upon any property of the parties hereto, shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

     MergerSub agrees that it will execute and deliver, or cause to be executed and delivered, all such deeds, assignments and other instruments, and will take or cause to be taken such further or other action as Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of all the property rights, privileges, immunities, powers, purposes and franchises, and all and every other interest, of MergerSub and otherwise to carry out the intent and purposes of this Agreement.


                                    ARTICLE V
   REPRESENTATIONS AND WARRANTIESARTICLE V     REPRESENTATIONS AND WARRANTIES

     5.01 REPRESENTATIONS AND WARRANTIES OF EWMS 5.01 Representations and Warranties of EWMS. EWMS as a material inducement to FAS and MergerSub to enter into this Agreement and consummate the transactions contemplated hereby, make the following representations and warranties to FAS and MergerSub, which representations and warranties will be true and correct in all material respects at the Effective Time:

          (a)     Security  Holders(a)     Security  Holders.  The  stockholders
listed on Exhibit "A" are the only owners, of record and beneficially, of all of the issued and outstanding shares of EWMS Common Stock.

          (b) Financial Statements(b) Financial Statements. EWMS has delivered audited financial statements of EWMS at December 31, 1996 and December 31, 1997, including balance sheets and income statements and statements of cash flows (collectively the "Financial Statements").

          To the best of EWMS's knowledge and belief, the Financial Statements fairly and accurately present the financial condition of EWMS as of the date thereof and the consolidated results of its operations for the period covered; and have been prepared in accordance with generally accepted accounting principles, consistently applied, except as otherwise stated therein; and the books and records, financial and others, of EWMS are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

          (c)     Undisclosed  Liabilities(c)     Undisclosed  Liabilities.
Except as set forth in Schedule 1, at the Effective Time: (i) EWMS is aware of no liabilities or obligations of any nature, fixed or contingent, matured or unmatured, which are not shown or otherwise provided for in the Financial Statements except for liabilities and obligations arising in the ordinary course of business, none of which is materially adverse; and (ii) to the best of EWMS's knowledge and belief, no reserves have been established by EWMS and, therefore, are not set forth in the Financial Statements.

          (d) Absence of Changes(d) Absence of Changes. Except as set forth in Schedule 2, since the date of the Financial Statements, to the best of EWMS's knowledge and belief, the business of EWMS has been operated in the ordinary course and there has not been:

          (i) Any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings, net worth, business or prospects of EWMS for such period, in the aggregate, or at any time during such period;

               (ii) Any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting EWMS or its businesses;

          (iii) Any declaration, setting aside, or payment of any dividend or other distribution in respect of any shares of capital stock of EWMS, or any direct or indirect redemption, purchase or other acquisition of any such stock;

          (iv) Any issuance or sale by EWMS or agreement to sell any of its securities; or

          (v) Any statute, rule, regulation or order adopted (including orders of regulatory authorities with jurisdiction over EWMS or its business) which materially adversely affects EWMS or its business.

          (e) Litigation and Claims(e) Litigation and Claims. Except as set forth in Schedule 3, or in the Financial Statements; EWMS is aware of no actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending or threatened against EWMS, its assets or business, whether at law or in equity, or before or by any Federal, state, municipal, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality; nor does EWMS know of a threat of such litigation or any basis for any such action, suit, claim, investigation or proceeding.

          (f) NASD Membership, Compliance, Governmental Authorizations(f) NASD Membership, Compliance, Governmental Authorizations. Except as set forth in Schedule 4, EWMS is a member in good standing of the National Association of Securities Dealers, Inc., ("NASDNASD")is registered with the U.S. Securities and Exchange Commission ("SECSEC") as a broker-dealer, has complied with all Federal, state, local or foreign laws, ordinances, regulations and orders applicable to its business, including without limitation, Federal and state securities laws which, if not complied with, would materially and adversely affect the business of EWMS, and EWMS has all Federal, state, local and foreign governmental licenses and permits necessary in the conduct of its business, and such licenses and permits or exemptions are in full force and effect, and EWMS knows of no violations of any such licenses, permits or exemptions and no proceedings are pending or threatened to revoke or limit the use of such licenses, permits or exemptions.

     (g) Due Organization and Qualification(g) Due Organization and Qualification. EWMS is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and is qualified to do business and is in good standing in each state where it is required to be so qualified and such qualification is material to its business. EWMS has the power to own its properties and assets and to carry on its business as now presently conducted.

          (h)     Tax  Matters(h)     Tax  Matters.  Except  as  set  forth  in
Schedule 5, EWMS has filed all federal, state and local tax or related returns and reports due or required to be filed, which reports accurately reflect in all material respects the amount of taxes due. EWMS has paid all amounts of taxes or assessments which would be delinquent if not paid as of the date of this Agreement, other than taxes or charges being contested in good faith or not yet finally determined.

          (i) Material Agreements and Employment Contracts(i) Material Agreements and Employment Contracts. Schedule 6 contains a true and complete list and brief description of all written or oral contracts, agreements (including employment agreements), mortgages, obligations, understandings, arrangements, restrictions, and other instruments to which EWMS is a party or by which EWMS or its assets may be bound. True and correct copies of all items set forth on Schedule 6 have been or will be made available to FAS and MergerSub prior to Closing. Except as set forth in Schedule 6, there are no "employee pension benefit plans" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), covering employees (or former employees), maintained or contributed to by EWMS or any of its Subsidiaries or any of their ERISA Affiliates (as hereinafter defined), or to which EWMS or any of its Subsidiaries or any of their ERISA Affiliates contributes or is obligated to make payments thereunder or otherwise may have any liability ("EWMS Pension Benefit Plans"). For purposes of this Agreement, "ERISA Affiliate" shall mean any person (as defined in Section 3(9) of ERISA) that is a member of any group of persons described in Section 414(b), (c), (m) or (o) of the Code, which includes the referent person, or its Subsidiaries. No event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default under any of the agreements set forth in Schedule 6.

          (j) Title to Property and Related Matters(j) Title to Property and Related Matters. EWMS has good and marketable title to all the properties, interests in properties and assets, real, personal and mixed, reflected as being owned by it on the Financial Statements or acquired by them after the date of the Financial Statements, of any kind or character, free and clear of any liens or encumbrances, except (i) those referred to in the notes to the Financial Statements, (ii) those set forth in Schedule 7, and (iii) liens for current taxes not yet delinquent. Except as set forth in said Schedule 7 and except for matters which may arise in the ordinary course of business, EWMS's assets are in good operating condition and repair. To the best of knowledge of EWMS, there does not exist any condition that materially interferes with the use thereof in the ordinary course of EWMS's business.

          (k)     Corporate  Records(k)     Corporate  Records.  The  corporate
minute books, and other documents and records of EWMS are complete and correct. FAS and MergerSub shall have the right to review all corporate records of EWMS prior to the Effective Time.

          (l)     Licenses,  Trademarks  and  Trade  Names(l)     Licenses,
Trademarks and Trade Names. Schedule 8 contains a true and complete list of all licenses and all trademarks, trade names, service marks, copyrights, know-how, patents and applications for any of the foregoing owned by or registered in the name of EWMS. There is no pending or threatened claim or litigation against EWMS contesting the right to use any of the trademarks, trade names and know-how or the validity of any of the licenses, copyrights and patents listed on
Schedule 8, or asserting the misuse of any thereof, nor has there ever been any such claim or litigation.

          (m)     Corporate  Authority(m)     Corporate  Authority.  EWMS  is
authorized to enter into this Agreement and has taken all corporate action necessary to authorize the execution of this Agreement and consummation of the transactions contemplated herein. The execution, delivery and performance of this Agreement by EWMS will not be in conflict with or constitute a default under any provisions of applicable law, EWMS's Certificate of Incorporation or By-Laws, or any agreement or instrument to which EWMS is a party or by which it or its assets are bound.

          (n) Binding Obligation of EWMS(n) Binding Obligation of EWMS. This Agreement constitutes a valid and binding agreement of EWMS, enforceable in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally; and neither the execution and delivery of this Agreement nor the consummation by EWMS of the transactions contemplated hereby, nor compliance with any of the provisions hereof, will violate any statute, law, rule or regulation or any order, writ, injunction or decree of any court or governmental authority, or violate or conflict with or constitute a default under (or give rise to any right of termination, cancellation or acceleration under) the terms or conditions or provisions of any note, bond, lease, mortgage, obligation, agreement, understanding, arrangement or restriction of any kind to which EWMS is a party or by which EWMS or its properties may be bound.

          (o)     Capitalization(o)     Capitalization.  The  authorized
capitalization of EWMS is as set forth in the Financial Statements. Except as set forth in said Schedule 9, there are no outstanding or presently authorized securities, warrants, preemptive rights, subscription rights, options or related commitments of any nature to issue any of EWMS's securities which are not reflected in the Financial Statements or in Schedule 9.

          (p) Full Disclosure(p) Full Disclosure. EWMS has, and at the Effective Time will have, disclosed to FAS all events, conditions and facts materially affecting the business and prospects of EWMS which are known to EWMS and EWMS has not and will not have, at the Effective Time, withheld disclosure of any events, conditions, or facts which it may have knowledge of, or have reasonable grounds to know, may materially, adversely affect the business and prospects of EWMS.

     (q) Registration Statement, Prospectus/Information Statement(q) Registration Statement, Prospectus/Information Statement.. None of the information supplied by EWMS for inclusion or incorporation by reference in the registration statement under the Securities Act registering FAS Common Stock to be issued at the Effective Time (such registration statement as amended by any amendments thereto being referred to herein as the "Registration StatementRegistration Statement") or the Prospectus/Information Statement to be sent to the stockholders of EWMS in connection with the Merger, including all amendments and supplements thereto, shall, in the case of the Registration Statement, at (i) the time the Registration Statement becomes effective, (ii) the Closing, (iii) the Effective Time, (iv) in the case of the Prospectus/Information Statement, on the date or dates the Prospectus/Information Statement is first mailed to FAS and EWMS stockholders,
(v) at the Closing, and (vi) at the Effective Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event with respect to EWMS shall occur which is required to be described in the Registration Statement or the Prospectus/Information Statement, such event shall be so described, and after due consultation with FAS, an amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of EWMS and FAS. The Registration Statement and the Prospectus/Information Statement will (with respect to EWMS) comply as to form in all material respects with the applicable provisions of the Securities Act and the Securities Exchange Act, as the case may be.

     (r) Finders or Brokers. (r) Finders or Brokers Except as set forth in Schedule 6, neither EWMS nor any Subsidiary of EWMS has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission the receipt of which is conditioned in whole or part upon consummation of the Merger.

     (s) SEC Filings. (s) SEC Filings (i) EWMS has filed with the SEC all required forms, reports and documents required to be filed by it with the SEC since December 31, 1993 (collectively, the "EWMS SEC ReportsEWMS SEC Reports"), all of which, when filed, complied as to form in all material respects with the applicable provisions of the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder ("Securities ActSecurities Act")and the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder ("Exchange ActExchange Act"), as the case may be. As of their respective dates EWMS SEC Reports (including documents included as exhibits thereto or incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (ii) EWMS will deliver to FAS as soon as they become available true and complete copies of any report or statement mailed by EWMS to its security holders generally or filed by it with the SEC, in each case subsequent to the date hereof and prior to the Effective Time. As of their respective dates, such reports and statements (excluding any information therein provided by FAS, as to which EWMS makes no representation) will comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and will further comply in all material respects with all applicable requirements of law. The audited consolidated financial statements and unaudited consolidated interim financial statements of EWMS and its Subsidiaries to be included or incorporated by reference in such reports and statements will be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved, and in accordance with all applicable accounting requirements under the Securities Act and the Exchange Act, and will fairly present the consolidated financial position of EWMS and its Subsidiaries as of the dates thereof and the consolidated results of operations and consolidated cash flow for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and to the extent they may not include footnotes or may be condensed or summary statements).

          (t)     Employment  Agreements(t)     Employment Agreements.  EWMS has
entered  into  no  employment agreements, except those identified on Schedule 6.

          (u) Share Ownership(u) Share Ownership. To the best knowledge of EWMS, the shares of EWMS Common Stock are owned, of record and beneficially, as specified on Exhibit "A", free and clear of all liens and encumbrances of any kind and nature, and have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement.

          (v) Approvals Required(v) Approvals Required. To the best knowledge of EWMS no approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court is required in connection with the execution and delivery by EWMS of this Agreement or the consummation of the transactions described herein, except as disclosed herein and, except to the extent that the parties are required to obtain approval by any governmental authority or administrative agency or to file reports in accordance with relevant regulations under Federal and state securities and tax laws.

     5.02 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER5.02 Representations and Warranties of Stockholder. Stockholder, as a material inducement to FAS and MergerSub to enter into this Agreement and consummate the transactions contemplated hereby, makes the following representations and warranties to FAS and MergerSub, which representations and warranties will be true and correct in all material respects at the Effective Time:

          (a)     Undisclosed  Liabilities(a)     Undisclosed  Liabilities.
Except as set forth in Schedule 1, at the Effective Time, Stockholder is aware of no liabilities or obligations of any nature, fixed or contingent, matured or unmatured, which are not shown or otherwise provided for in the Financial Statements except for liabilities and obligations arising in the ordinary course of business, none of which is materially adverse.

          (b) Binding Obligation of Stockholder(b) Binding Obligation of Stockholder. This Agreement constitutes a valid and binding agreement of Stockholder, enforceable in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally.

          (c) Full Disclosure(c) Full Disclosure. Stockholder has, and at the Effective Time will have, disclosed to FAS all events, conditions and facts materially affecting the business and prospects of EWMS which are known to Stockholder and Stockholder has not and will not have, at the Effective Time, withheld disclosure of any events, conditions, or facts which he may have knowledge of, or have reasonable grounds to know, may materially, adversely affect the business and prospects of EWMS.

     (d) Registration Statement, Prospectus/Information Statement(d) Registration Statement, Prospectus/Information Statement.. None of the information supplied by Stockholder for inclusion or incorporation by reference in the registration statement under the Securities Act registering FAS Common Stock to be issued at the Effective Time (such registration statement as amended by any amendments thereto being referred to herein as the "Registration StatementRegistration Statement") or the Prospectus/Information Statement to be sent to the stockholders of EWMS in connection with the Merger, including all amendments and supplements thereto, shall, in the case of the Registration Statement, at (i) the time the Registration Statement becomes effective, (ii) the Closing, (iii) the Effective Time, (iv) in the case of the Prospectus/Information Statement, on the date or dates the Prospectus/Information Statement is first mailed to FAS and EWMS stockholders,
(v) at the Closing, and (vi) at the Effective Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

     (e) Finders or Brokers. (e) Finders or Brokers Except as set forth in Schedule 6, EWMS has not employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission the receipt of which is conditioned in whole or part upon consummation of the Merger.

          (f)     Stockholder  Authority(f)     Stockholder  Authority.
Stockholder has the full right, power and authority to execute and deliver this Agreement and perform his obligations hereunder.

     5.03 REPRESENTATIONS AND WARRANTIES OF FAS AND MERGERSUB5.03 Representations and Warranties of FAS and MergerSub. FAS and MergerSub, as a material inducement to EWMS and Stockholder to enter into this Agreement and consummate the transactions contemplated hereby, make the following representations and warranties to EWMS and Stockholder, which representations are true and correct at this date, and will be true and correct on the Effective Time as though made on and as of such date:

          (a) Shares of FAS Common Stock(a) Shares of FAS Common Stock. The New Certificates to be delivered to the Stockholder and EWMS Shareholders at Closing will be valid and legally issued shares of FAS Common Stock of FAS, free and clear of all liens, encumbrances, and preemptive rights, and will be fully-paid and non-assessable shares.

          (b) Due Authorization and Qualification(b) Due Authorization and Qualification. This Agreement has been duly authorized, executed, and delivered by FAS and MergerSub, and constitutes a legal, valid, and binding obligation of FAS and MergerSub, enforceable in accordance with its terms; no consent of any federal, state, municipal or other governmental authority is required by FAS or MergerSub for the execution, delivery or performance of this Agreement by FAS and MergerSub; no consent of any party to any contract or agreement to which FAS or MergerSub is a party or by which any of their respective property or assets are subject is required for the execution, delivery or performance of this Agreement by FAS and MergerSub.

          (c)     Financial  Statements(c)     Financial  Statements.  FAS  has
delivered to EWMS and Stockholder its pro forma compiled opening balance sheet (the "StatementsStatements"). The Statements fairly and accurately reflect the financial condition of FAS as of the dates thereof and the results of operations for the periods reflected therein. The Statements have been prepared in accordance with generally accepted accounting principles, consistently applied, except as otherwise stated therein; and the books and records, financial and others, of FAS are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

          (d)     Undisclosed  Liabilities(d)     Undisclosed  Liabilities.
Except as set forth in Schedule 10, FAS: (i) has no material liabilities or obligations of any nature, fixed or contingent, matured or unmatured, which are not shown or otherwise provided for in the Statements; and (ii) all reserves established by FAS and set forth in the Statements are adequate and there are no material loss contingencies (as such term is used in Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board) which are not adequately provided for.

          (e) Absence of Changes(e) Absence of Changes. Except as set forth in Schedule 11, since the date of the Statements, to the best of FAS's and MergerSub's and FAS Founder's knowledge and belief, the business of FAS or MergerSub has been operated in the ordinary course and there has not been:

          (i) Any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings, net worth, business or prospects of FAS and MergerSub for such period, in the aggregate, or at any time during such period;

          (ii) Any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting FAS or MergerSub or their respective businesses;

          (iii) Any declaration, setting aside, or payment of any dividend or other distribution in respect of any shares of capital stock of FAS and MergerSub, or any direct or indirect redemption, purchase or other acquisition of any such stock;

          (iv) Any issuance or sale by FAS or MergerSub or agreement to sell any of their respective securities; or

          (v) Any statute, rule, regulation or order adopted (including orders of regulatory authorities with jurisdiction over FAS or MergerSub or their respective businesses) which materially adversely affects FAS or MergerSub or their respective businesses.

          (f) Litigation and Claims(f) Litigation and Claims. Except as set forth in Schedule 12, or in the Statements; there are no material actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending or threatened against FAS, its assets or business, whether at law or in equity, or before or by any Federal, state, municipal, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality; nor does FAS know or have any reason to know of a threat of such litigation or any basis for any such action, suit, claim, investigation or proceeding which could materially and adversely affect the business or properties of FAS.

          (g) Due Organization and Qualification(g) Due Organization and Qualification. FAS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is qualified to business and in good standing in each state where it is required to be qualified and such qualification is material and has the corporate power to own its property and to carry on its business as now being conducted. The Restated Certificate of Incorporation and By-Laws of FAS, as in effect on the Effective Time, have been delivered to EWMS and are made a part hereof.

          (h) Tax Matters(h) Tax Matters. FAS has filed all Federal, state and local, tax or related returns and reports due or required to be filed, which reports accurately reflect in all material respects the amount of taxes due. FAS has paid all taxes or assessments which have become due, other than taxes or charges being contested in good faith or not finally determined.

          (i) Breach of Agreements(i) Breach of Agreements. FAS has not breached, or is there any pending or threatened claims or any legal basis for a claim that FAS has breached, nor has an event occurred which with the passing of time would constitute a breach of any of the terms or conditions of any agreements, contracts or commitments to which FAS is a party or by which FAS or its assets are bound. The execution, delivery and performance of this Agreement by FAS will not be in conflict with or constitute a default under any provisions of applicable law, FAS's Certificate of Incorporation or By-Laws, or any agreement or instrument to which FAS is a party or by which it or its assets are bound.

          (j)     Capitalization(j)     Capitalization.  The  authorized
capitalization  of  FAS  and  MergerSub  are  as set forth in the Statements and
Schedule 17. Except as set forth in the Statements or in Schedule 15, there are no outstanding or presently authorized securities, warrants, preemptive rights, subscription rights, options or related commitments of any nature to issue any of FAS's securities which are not reflected in the Statements or in Schedule 15. All outstanding shares of capital stock have been duly authorized, validly issued, and are fully-paid and non-assessable, and all such shares were issued in compliance with all applicable federal and state securities laws. Except as set forth in the statements or in Schedule 15 and except for the issuances of securities referred to in this Agreement between FAS, MergerSub, EWMS and Stockholder with respect to the merger of EWMS, there are no outstanding or presently authorized securities, warrants, preemptive rights, subscription rights, options or related commitments of any nature to issue any of FAS's securities.

          (k) Full Disclosure(k) Full Disclosure. FAS has, and at the Effective Time will have, disclosed to EWMS and Stockholder all events, conditions and facts materially affecting the business and prospects of FAS; and FAS has not and will not have, at the Effective Time, withheld disclosure of any events, conditions, and facts which it may have knowledge of, or have reasonable grounds to know may materially, adversely affect the business and prospects of FAS.

          (l) Title to Property and Related Matters(l) Title to Property and Related Matters. FAS and MergerSub have good and marketable title to all the properties, interests in properties and assets, real, personal and mixed, reflected as being owned by them on the Statements or acquired by them after the date of the Statements, of any kind or character, free and clear of any liens or encumbrances, except (i) those referred to in the notes to the Statements, (ii) those set forth in Schedule 14, and (iii) liens for current taxes not yet delinquent. Except as set forth in said Schedule 14 and except for matters which may arise in the ordinary course of business, FAS and MergerSub's assets are in good operating condition and repair. To the best of knowledge of FAS and MergerSub, there does not exist any condition that materially interferes with the use thereof in the ordinary course of FAS's or MergerSub's respective businesses.

          (m)     Compliance,  Governmental  Authorization(m)     Compliance,
Governmental Authorization. Except as set forth in Schedule 14 hereto, FAS has complied in all respects with all Federal, state, local, or foreign laws, ordinances, regulations, and orders applicable to its business, including without limitation Federal and state securities laws applicable to all offerings prior to the Effective Time. FAS has all Federal, state, local and foreign governmental licenses and permits material to and necessary in the conduct of its business, and such licenses and permits or exemptions are in full force and effect, and FAS knows of no violations of any such licenses, permits or exemptions, and no proceedings are pending or threatened to revoke or limit the use of such licenses, permits or exemptions.

          (n)     Brokerage  Fees(n)     Brokerage  Fees.  FAS has not incurred,
nor will it incur, any liability for brokerage or finder's fees or similar charges in connection with this Agreement or any of the transactions contemplated hereby.

          (o) Public Statements(o) Public Statements. FAS will deliver to EWMS's management any public documents which report the completion of this transaction so that EWMS's management can review and, if acceptable, approve the descriptions contained therein of EWMS and the terms of the transactions accomplished by this Agreement;

          (p)     Regulatory  Filings(p)     Regulatory  Filings.  FAS  will
deliver to EWMS's management, with a copy to its counsel (at the addresses set forth herein), all reports, registration statements and other documents, as filed with the Securities and Exchange Commission and or National Association of Securities Dealers, Inc.;

     (q)     Material  Agreements  and  Employment  Contracts(q)     Material
Agreements and Employment Contracts. Schedule 16 contains a true and complete list and brief description of all written or oral contracts, agreements (including employment agreements), obligations, understandings, arrangements, restrictions, and other instruments to which FAS is a party or by which FAS or its assets may be bound. True and correct copies of all items set forth on
Schedule 16 have been or will be made available to EWMS and Stockholder prior to Closing. Except as set forth in Schedule 16, there are no "employee pension benefit plans" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), covering employees (or former employees), maintained or contributed to by FAS or any of its Subsidiaries or any of their ERISA Affiliates (as hereinafter defined), or to which FAS or any of its Subsidiaries or any of their ERISA Affiliates contributes or is obligated to make payments thereunder or otherwise may have any liability ("FAS Pension Benefit Plans"). For purposes of this Agreement, "ERISA Affiliate" shall mean any person (as defined in Section 3(9) of ERISA) that is a member of any group of persons described in Section 414(b), (c), (m) or (o) of the Code that includes the referent person or its Subsidiaries. No event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default under any of the agreements set forth in Schedule 16.

     (r) Corporate Records(r) Corporate Records. The corporate minute books, and other documents and records of FAS and MergerSub are complete and correct. EWMS shall have the right to review all corporate records of FAS and MergerSub prior to the Effective Time.

          (s)     Corporate  Authority(s)     Corporate  Authority.  FAS  and
MergerSub are authorized to enter into this Agreement and have taken all corporate action necessary to authorize the execution of this Agreement and consummation of the transactions contemplated herein. The execution, delivery and performance of this Agreement by FAS and MergerSub will not be in conflict with or constitute a default under any provisions of applicable law, FAS and MergerSub's Certificates of Incorporation or By-Laws, or any agreement or instrument to which FAS or MergerSub are a party or by which it or its assets are bound.

          (t)     Binding  Obligation  of  FAS  and  MergerSub(t)     Binding
Obligation of FAS and MergerSub. This Agreement constitutes a valid and binding agreement of FAS and MergerSub and FAS Founder, enforceable in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally; and neither the execution and delivery of this Agreement nor the consummation by FAS and MergerSub of the transactions contemplated hereby, nor compliance with any of the provisions hereof, will violate any statute, law, rule or regulation or any order, writ, injunction or decree of any court or governmental authority, or violate or conflict with or constitute a default under (or give rise to any right of termination, cancellation or acceleration under) the terms or conditions or provisions of any note, bond, lease, mortgage, obligation, agreement, understanding, arrangement or restriction of any kind to which FAS and MergerSub are a party or by which FAS and MergerSub or its properties may be bound. No consent or approval by any governmental authority is required in connection with the execution and delivery by FAS and MergerSub of this Agreement or the consummation of the transactions contemplated hereby.

     (u) Registration Statement, Prospectus/Information Statement(u) Registration Statement, Prospectus/Information Statement.. None of the information supplied by FAS or MergerSub for inclusion or incorporation by reference in the registration statement under the Securities Act registering FAS Common Stock to be issued at the Effective Time (such registration statement as amended by any amendments thereto being referred to herein as the "Registration StatementRegistration Statement") or the Prospectus/Information Statement to be sent to the stockholders of EWMS in connection with EWMS Special Meeting, including all amendments and supplements thereto, shall, in the case of the Registration Statement, at (i) the time the Registration Statement becomes effective, (ii) the Closing, (iii) the Effective Time, (iv) in the case of the Prospectus/Information Statement, on the date or dates the Prospectus/Information Statement is first mailed to FAS and EWMS stockholders,
(v) at the date or dates of EWMS Special Meeting, (vi) at the Closing, and (vii) at the Effective Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event with respect to FAS or MergerSub or any of its Subsidiaries shall occur which is required to be described in the Registration Statement or the Prospectus/Information Statement, such event shall be so described, and after due consultation with EWMS, an amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of EWMS and FAS. The Registration Statement and the Prospectus/Information Statement will (with respect to FAS and MergerSub) comply as to form in all material respects with the applicable provisions of the Securities Act and the Securities Exchange Act, as the case may be.

     5.04 REPRESENTATIONS AND WARRANTIES OF FAS FOUNDER5.04 Representations and Warranties of FAS Founder. FAS Founder, as a material inducement to EWMS to enter into this Agreement and consummate the transactions contemplated hereby, makes the following representations and warranties to EWMS, which representations and warranties will be true and correct in all material respects at the Effective Time:

          (a)     Undisclosed  Liabilities(a)     Undisclosed  Liabilities.
Except as set forth in Schedule 10, at the Effective Time, FAS Founder is aware of no liabilities or obligations of any nature, fixed or contingent, matured or unmatured, which are not shown or otherwise provided for in the Financial Statements except for liabilities and obligations arising in the ordinary course of business, none of which is materially adverse.

          (b) Binding Obligation of FAS Founder (b) Binding Obligation of FAS Founder. This Agreement constitutes a valid and binding agreement of FAS Founder, enforceable in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally.

          (c) Full Disclosure(c) Full Disclosure. FAS Founder has, and at the Effective Time will have, disclosed to EWMS and Stockholder all events, conditions and facts materially affecting the business and prospects of FAS; and FAS Founder has not and will not have, at the Effective Time, withheld disclosure of any events, conditions, and facts which he may have knowledge of, or have reasonable grounds to know may materially, adversely affect the business and prospects of FAS.

     (d) Registration Statement, Prospectus/Information Statement(d) Registration Statement, Prospectus/Information Statement.. None of the information supplied by FAS Founder for inclusion or incorporation by reference in the registration statement under the Securities Act registering FAS Common Stock to be issued at the Effective Time (such registration statement as amended by any amendments thereto being referred to herein as the "Registration StatementRegistration Statement") or the Prospectus/Information Statement to be sent to the stockholders of EWMS in connection with the Merger, including all amendments and supplements thereto, shall, in the case of the Registration Statement, at (i) the time the Registration Statement becomes effective, (ii) the Closing, (iii) the Effective Time, (iv) in the case of the Prospectus/Information Statement, on the date or dates the Prospectus/Information Statement is first mailed to FAS and EWMS stockholders,
(v) at the Closing, and (vi) at the Effective Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

     (e) Finders or Brokers. (e) Finders or Brokers Except as set forth in Schedule 6, FAS Founder has not employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission the receipt of which is conditioned in whole or part upon consummation of the Merger.

          (f)     FAS  Founder  Authority(f)     FAS  Founder  Authority.  FAS
Founder has the full right, power and authority to execute and deliver this Agreement and perform his obligations hereunder.


                                   ARTICLE VI
                        COVENANTSARTICLE VI     COVENANTS

     6.01     COVENANTS OF EWMS. 6.01     Covenants of EWMS  EWMS, as a material
inducement to FAS and MergerSub to enter into this Agreement and consummate the transactions contemplated hereby, covenant and agree as follows:

     (a)     Conduct  of  Business.  (a)     Conduct  of  Business  Except  as
contemplated by this Agreement or as expressly agreed to in writing by FAS, during the period from the date of this Agreement to the Effective Time, EWMS and its Subsidiaries will each conduct its operations according to its ordinary and usual course of business consistent with past practice, and will use all commercially reasonable efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with registered representatives, clearing firms, suppliers, customers and others having business relationships with it and will take no action which would adversely affect its ability to consummate the Merger or the other transactions contemplated hereby. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, prior to the Effective Time, neither EWMS nor any of its Subsidiaries will, without the prior written consent of FAS which shall not be unreasonably withheld:

     (i) amend its certificate of incorporation (or other applicable charter document) or By-laws;

     (ii) authorize for issuance, issue, sell, deliver, grant any options for, or otherwise agree or commit to issue, sell or deliver any shares of any class of capital stock of EWMS or its Subsidiaries or any securities convertible into or exchangeable or exercisable for shares of any class of capital stock of EWMS or its Subsidiaries, other than pursuant to and in accordance with the terms of EWMS Option Plans listed in Section 5.01(o);

     (iii) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or purchase, redeem or otherwise acquire any shares of its own capital stock or that of any of its Subsidiaries;

     (iv) except in the ordinary course of business and consistent with past practice (A) create, incur, assume, maintain or permit to exist any long-term debt or any short-term debt for borrowed money other than under existing lines of credit; (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except wholly owned Subsidiaries of EWMS; or (C) make any loans, advances or capital contributions to, or investments in, any other person;

     (v) (A) increase in any manner the compensation of any of its directors, officers or employees, except in the ordinary course of business and consistent with past practice; (B) pay or agree to pay any pension, retirement allowance or other employee benefit not required, or enter into or agree to enter into any agreement or arrangement with any of its past or present employees relating to any such pension, retirement allowance or other employee benefit, except as required under currently existing agreements, plans or arrangements; (C) grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its past or present employees; (D) except to the extent permitted by the foregoing clause (A), enter into any contract, agreement or understanding with any of its past or present directors or officers; (E) except in the ordinary course of business and consistent with past practice or as may be required to comply with applicable law, become obligated (other than pursuant to any new or renewed collective bargaining agreement) under any new pension plan, welfare plan, multi-employer plan, employee benefit plan, benefit arrangement, or similar plan, arrangement or policy which was not in existence on the date hereof, including any bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, health or group insurance, severance pay, retirement or other benefit plan, agreement or arrangement, or employment or consulting agreement with or for the benefit of any person, or amend any of such plans or any of such agreements in existence on the date hereof; or (F) enter into any loan or loan guarantee, forgive any loan, extend the repayment terms, or otherwise modify any loan or extend any credit to any current or former officer, director, or employee.

     (vi) except in the ordinary course of business and consistent with past practice or as otherwise expressly contemplated hereby, sell, transfer, lease, license, pledge, mortgage, or otherwise dispose of, or encumber, or agree to sell, transfer, lease, license, pledge, mortgage or otherwise dispose of or encumber, any material properties, real, personal or mixed;

     (vii) except as otherwise expressly contemplated hereby, enter into any other agreements, commitments or contracts, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business and consistent with past practice and having a term of no more than one year;

     (viii) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with respect to, any plan of liquidation or dissolution, any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any material change in its capitalization, or any entry into a material contract or any amendment or modification of any material contract or any release or relinquishment of any material contract rights not in the ordinary course of business and consistent with past practice except as expressly contemplated by this Agreement;

     (ix) except as previously approved by the Board of Directors of EWMS prior to the date hereof and as identified to FAS prior to the date hereof, authorize or commit to make capital expenditures in excess of $50,000;

     (x) permit any insurance policy naming it as a beneficiary or a loss payee to be canceled, terminated or materially altered, except in the ordinary course of business and consistent with past practice and following written notice to FAS;

     (xi) maintain its books and records in a manner not in the ordinary course of business or inconsistent with past practice;

     (xii) except in the ordinary course of business, enter into any hedging, option, derivative or other similar transaction;

     (xiii) change any assumption underlying, or method of calculating, any bad debt, contingency, provision or other reserve;

     (xiv) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities (including accounts payable) in the ordinary course of business and consistent with past practice, or collect, or accelerate the collection of, any amounts owed (including accounts receivable) other than the collection in the ordinary course of business; or

     (xv)  agree  to  do  any  of  the  foregoing.

     (b) No Solicitation. (b) No Solicitation (i) EWMS agrees that subsequent to the execution date hereof and subject to subsection (ii) below, it shall not, and shall not authorize or permit any of its Subsidiaries or any of its or its Subsidiaries' directors, officers, employees, agents or representatives to, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing information) any merger, consolidation, other business combination involving EWMS or its Subsidiaries, acquisition of all or any substantial portion of the assets or capital stock of EWMS and its Subsidiaries taken as a whole, or inquiries or proposals concerning or which may reasonably be expected to lead to, any of the foregoing (an "EWMS Acquisition TransactionEWMS Acquisition Transaction") or negotiate, explore or otherwise communicate in any way with any third party (other than FAS or its affiliates) with respect to any EWMS Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement. EWMS shall be obligated to immediately advise FAS of any inquiries or proposals relating to an EWMS Acquisition Transaction.

     (ii) Notwithstanding the foregoing, in the event that there is an unsolicited written proposal for a EWMS Acquisition Transaction from a bona fide financially capable third party, EWMS may furnish non-public information to, and negotiate with, such third party only if (A) EWMS shall have provided two business days' written notice to FAS of such proposal or (B) EWMS's Board of Directors, after having received advice from its investment banker or bankers and outside counsel to EWMS, shall have determined that failure to take the proposed action, furnish such information or to commence negotiations regarding a EWMS Acquisition Transaction would be inconsistent with such Board of Directors' fiduciary duties.

     (c) EWMS and Subsidiary Actions. (c) EWMS and Subsidiary Actions EWMS shall not take or omit to take, and shall not cause or permit any of its Subsidiaries to take or omit to take, any action within its reasonable control which would (i) cause a breach of any representation or warranty of EWMS contained in this Agreement such that the Closing conditions set forth in
Section 7.02(a) would not be satisfied or (ii) prevent fulfillment of the conditions in Article VII.

     6.02     COVENANTS  OF  STOCKHOLDER.  6.02     Covenants  of  Stockholder
Stockholder, as a material inducement to FAS and MergerSub to enter into this Agreement and consummate the transactions contemplated hereby, covenants and agree as follows:

     (a) No Solicitation. (a) No Solicitation (i) Stockholder agrees that subsequent to the execution date hereof and subject to subsection (ii) below, he shall not, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing information) any merger, consolidation, other business combination involving EWMS or its Subsidiaries, acquisition of all or any substantial portion of the assets or capital stock of EWMS and its Subsidiaries taken as a whole, or inquiries or proposals concerning or which may reasonably be expected to lead to, any of the foregoing (an "EWMS Acquisition TransactionEWMS Acquisition Transaction") or negotiate, explore or otherwise communicate in any way with any third party (other than FAS or its affiliates) with respect to any EWMS Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement. EWMS shall be obligated to immediately advise FAS of any inquiries or proposals relating to an EWMS Acquisition Transaction.

     (ii) Notwithstanding the foregoing, in the event that there is an unsolicited written proposal for a EWMS Acquisition Transaction from a bona fide financially capable third party, EWMS may furnish non-public information to, and negotiate with, such third party only if (A) EWMS shall have provided two business days' written notice to FAS of such proposal or (B) EWMS's Board of Directors, after having received advice from its investment banker or bankers and outside counsel to EWMS, shall have determined that failure to take the proposed action, furnish such information or to commence negotiations regarding a EWMS Acquisition Transaction would be inconsistent with such Board of Directors' fiduciary duties.

     (b)     Agreement  to  Vote(b)     Agreement  to Vote.  Stockholder, as the
owner of a majority of the shares of EWMS Common Stock, agrees to vote his shares of EWMS Common Stock in favor of approving this Agreement and the transactions contemplated hereby and, except as may be required by subsection
(a)  of  this Section 6.02, not to approve or support any competing transaction,

     6.03 COVENANTS OF FAS AND MERGERSUB. 6.03 Covenants of FAS and MergerSub FAS and MergerSub, as a material inducement to EWMS and Stockholder to enter into this Agreement and consummate the transactions contemplated hereby, covenant and agree as follows:

     (a)     Conduct  of  Business.  (a)     Conduct  of  Business  Except  as
contemplated by this Agreement or as expressly agreed to in writing by EWMS, during the period from the date of this Agreement to the Effective Time, FAS will and will cause its Subsidiaries each to conduct its operations according to its ordinary and usual course of business consistent with past practice, and will use all commercially reasonable efforts to preserve intact its initial capital, to keep available the services of its officers and employees and to maintain satisfactory relationships with existing and prospective suppliers, customers, registered representatives, clearing firms and others having existing or prospective business relationships with FAS, and will take no action which would adversely affect its ability to consummate the Merger or the other transactions contemplated hereby. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, prior to the Effective Time, neither FAS nor any of its Subsidiaries will, without the prior written consent of EWMS which shall not be unreasonably withheld:

     (i) amend its certificate of incorporation (or other applicable charter document) or By-laws;

     (ii) authorize for issuance, issue, sell, deliver, grant any options for, or otherwise agree or commit to issue, sell or deliver any shares of any class of capital stock of FAS or its Subsidiaries or any securities convertible into or exchangeable or exercisable for shares of any class of capital stock of FAS except as set forth in Schedule 15;

     (iii) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or purchase, redeem or otherwise acquire any shares of its own capital stock or that of any of its Subsidiaries, except for intercompany transactions in the ordinary course of business consistent with past practice and as may be necessary to facilitate the Merger;

     (iv) except in the ordinary course of business and consistent with past practice (A) create, incur, assume, maintain or permit to exist any long-term debt or any short-term debt for borrowed money other than under existing lines of credit; (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except EWMS; or (C) make any loans, advances or capital contributions to, or investments in, any other person;

     (v) (A) increase in any manner the compensation of any of its directors, officers or employees, except in the ordinary course of business and consistent with past practice; (B) pay or agree to pay any pension, retirement allowance or other employee benefit not required, or enter into or agree to enter into any agreement or arrangement with any of its past or present employees relating to any such pension, retirement allowance or other employee benefit, except as required under currently existing agreements, plans or arrangements; (C) grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its past or present employees; (D) except to the extent permitted by the foregoing clause (A), enter into any contract, agreement or understanding with any of its past or present directors or officers; (E) except in the ordinary course of business and consistent with past practice or as may be required to comply with applicable law, become obligated (other than pursuant to any new or renewed collective bargaining agreement) under any new pension plan, welfare plan, multi-employer plan, employee benefit plan, benefit arrangement, or similar plan, arrangement or policy which was not in existence on the date hereof, including any bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, health or group insurance, severance pay, retirement or other benefit plan, agreement or arrangement, or employment or consulting agreement with or for the benefit of any person, or amend any of such plans or any of such agreements in existence on the date hereof; or (F) enter into any loan or loan guarantee, forgive any loan, extend the repayment terms, or otherwise modify any loan or extend any credit to any current or former officer, director, or employee.

     (vi) except in the ordinary course of business and consistent with past practice or as otherwise expressly contemplated hereby, sell, transfer, lease, license, pledge, mortgage, or otherwise dispose of, or encumber, or agree to sell, transfer, lease, license, pledge, mortgage or otherwise dispose of or encumber, any material properties, real, personal or mixed;

     (vii) except as otherwise expressly contemplated hereby, enter into any other agreements, commitments or contracts, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business and consistent with past practice and having a term of no more than one year;

     (viii) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with respect to, any plan of liquidation or dissolution, any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any material change in its capitalization, or any entry into a material contract or any amendment or modification of any material contract or any release or relinquishment of any material contract rights not in the ordinary course of business and consistent with past practice except as expressly contemplated by this Agreement;

     (ix) except as previously approved by EWMS prior to the date hereof and as listed in Section 5.01(i), authorize or commit to make capital expenditures in excess of $50,000 for which FAS or MergerSub would be responsible subsequent to the Merger;

     (x) permit any insurance policy naming it or any Subsidiary as a beneficiary or a loss payee to be canceled, terminated or materially altered, except in the ordinary course of business and consistent with past practice and following written notice to EWMS;

     (xi) maintain its books and records or the books and records of the Subsidiaries in a manner not in the ordinary course of business or inconsistent with past practice;

     (xii) except in the ordinary course of business, enter into any hedging, option, derivative or other similar transaction;

     (xiii) change any assumption underlying, or method of calculating, any bad debt, contingency, provision or other reserve;

     (xiv) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities (including accounts payable) in the ordinary course of business and consistent with past practice, or collect, or accelerate the collection of, any amounts owed (including accounts receivable) other than the collection in the ordinary course of business; or

     (xv)  agree  to  do  any  of  the  foregoing.

     (b) No Solicitation. (b) No Solicitation (i) FAS agrees that subsequent to the execution date hereof and subject to subsection (ii) below, it shall not, and shall not authorize or permit any of its Subsidiaries or any of its or its Subsidiaries' directors, officers, employees, agents or representatives to, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing information) any merger, consolidation, other business combination involving FAS or its Subsidiaries, an acquisition primarily relating to all or a substantial portion of the assets or of the capital stock of FAS or its Subsidiaries or inquiries or proposals concerning or which may reasonably be expected to lead to, any of the foregoing (an "FAS Acquisition TransactionFAS Acquisition Transaction") or negotiate, explore or otherwise communicate in any way with any third party (other than EWMS or its affiliates) with respect to any FAS Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement. FAS shall be obligated to immediately advise EWMS of any inquiries or proposals relating to a FAS Acquisition Transaction.

     (ii) Notwithstanding the foregoing, in the event that there is an unsolicited written proposal for any merger, consolidation or other business combination primarily involving the securities brokerage business or inquiries or proposals concerning which or may reasonably be expected to lead to, any of the foregoing (a "Broker-Dealer TransactionBroker-Dealer Transaction") from a bona fide financially capable third party or member of the National Association of Securities Dealers, Inc., FAS may furnish non-public information to, and negotiate with, such third party only if (A) FAS shall have provided two business days' written notice to EWMS of such proposal and EWMS approves the proposed Broker-Dealer Transaction, or (B) FAS's Board of Directors, after having received advice from its investment banker or bankers and outside counsel to FAS, shall have determined that failure to take the proposed action, furnish such information or to commence negotiations would be inconsistent with such Board of Directors' fiduciary duties.

     (c) FAS and Subsidiary Actions. (c) FAS and Subsidiary Actions FAS shall not take or omit to take, and shall not cause or permit any of its Subsidiaries to take or omit to take, any action within its reasonable control which would (i) cause a breach of any representation or warranty of FAS contained in this Agreement such that the Closing conditions set forth in
Section 7.01(a) would not be satisfied or (ii) prevent fulfillment of the conditions in Article VII.

(d) Agreement to Vote(d) Agreement to Vote. FAS, as the owner of all of the shares of MergerSub Common Stock agrees to vote its shares of MergerSub
Common Stock in favor of approving this Agreement and the transactions contemplated hereby and, except as may be required by subsection (b) of this
Section  6.03,  not  to  approve  or  support  any  competing  transaction,

     6.04 COVENANTS OF FAS FOUNDER. 6.04 Covenants of FAS Founder FAS Founder, as a material inducement to EWMS to enter into this Agreement and consummate the transactions contemplated hereby, covenants and agree as follows:

     (a) No Solicitation. (a) No Solicitation (i) FAS Founder agrees that, prior to the Effective Time and subject to subsection (ii) below, he shall not, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing information) any merger, consolidation, other business combination involving FAS or MergerSub, acquisition of all or any substantial portion of the assets or capital stock of FAS and MergerSub taken as a whole, or inquiries or proposals concerning or which may reasonably be expected to lead to, any of the foregoing (an "FAS Acquisition TransactionFAS Acquisition Transaction") or negotiate, explore or otherwise communicate in any way with any third party (other than FAS or its affiliates) with respect to any FAS Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement. FAS shall be obligated to immediately advise FAS of any inquiries or proposals relating to an FAS Acquisition Transaction.

     (ii) Notwithstanding the foregoing, in the event that there is an unsolicited written proposal for a FAS Acquisition Transaction from a bona fide financially capable third party, FAS may furnish non-public information to, and negotiate with, such third party only if (A) FAS shall have provided two business days' written notice to FAS of such proposal or (B) FAS's Board of Directors, after having received advice from its investment banker or bankers and outside counsel to FAS, shall have determined that failure to take the proposed action, furnish such information or to commence negotiations regarding an FAS Acquisition Transaction would be inconsistent with such Board of Directors' fiduciary duties.

     (b) Agreement to Vote(b) Agreement to Vote. FAS Founder, as the owner of a majority of the shares of FAS Common Stock, agrees to vote his shares of FAS Common Stock in favor of approving this Agreement and the transactions contemplated hereby and, except as may be required by subsection (a) of this
Section  6.04,  not  to  approve  or  support  any  competing  transaction,

     6.05     COVENANTS  OF  EWMS,  STOCKHOLDER, FAS, MERGERSUB AND FAS FOUNDER.
6.05 Covenants of EWMS, Stockholder, FAS, MergerSub and FAS Founder EWMS, Stockholder, FAS, MergerSub and FAS Founder, as a material inducement to enter into this Agreement and consummate the transactions contemplated hereby, covenant and agree, each with the other as follows:

     (a) Access to Information. (a) Access to Information From the date of this Agreement until the Effective Time, FAS will give EWMS and its authorized representatives (including counsel, consultants, accountants, auditors, and broker-dealer regulatory counsel and agents) reasonable access in light of the terms of this Agreement during normal business hours to all facilities, personnel and operations and to all books and records of FAS, will permit EWMS to make such inspections as it may reasonably require (including without limitation any agreements for the issuance of securities or agreements with potential registered representatives deemed necessary by it) and will cause its officers and counsel to furnish EWMS with such financial and operating data and other information with respect to the business carried on and proposed to be carried on by FAS as EWMS may from time to time reasonably request.

     From the date of this Agreement until the Effective Time, EWMS will give FAS and its authorized representatives (including counsel, consultants, accountants, auditors, and broker-dealer regulatory counsel and agents) reasonable access in light of the terms of this Agreement during normal business hours to all facilities, personnel and operations and to all books and records of EWMS and MergerSub, will permit FAS to make such inspections as it may reasonably require (including without limitation agreements with registered representatives, registered investment advisors, affinity groups and clearing firms) and will cause its officers and counsel and those of its Subsidiaries to furnish FAS with such financial and operating data and other information with respect to the businesses and properties of EWMS and its Subsidiaries as FAS may from time to time reasonably request.

     (b) Registration Statement and Information Statement. (b) Registration Statement and Information Statement FAS and EWMS shall file with the SEC the Registration Statement in which the Prospectus/Information Statement shall be included. EWMS and FAS shall use all commercially reasonable efforts to have the Registration Statement declared effective by the SEC and the Prospectus/Information Statement cleared by the staff of the SEC as promptly as practicable. FAS shall also take any action required to be taken under applicable state blue sky or securities laws in connection with shares of FAS Common Stock to be issued to the holders of EWMS Common Stock. EWMS and FAS shall promptly furnish to each other all information, and take such other actions (including without limitation using all commercially reasonable efforts to provide any required consents of their respective independent auditors and investment banking advisors), as may reasonably be requested in connection with any action by any of them in connection with the actions contemplated by this
Section  6.05.

     (c) Commercially Reasonable Efforts; Other Efforts(c) Commercially Reasonable Efforts; Other Efforts. Subject to the terms and conditions provided in this Agreement, EWMS and FAS shall use all commercially reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) the filing of the appropriate notification and request for approval of change of control with the NASD and using all commercially reasonable efforts to respond as promptly as practicable to all inquiries received from the NASD for additional information or documentation and (ii) the obtaining of all necessary third party consents, approvals or waivers which are required in order to consummate the Merger and the other transactions contemplated hereby. To such party's knowledge Schedule 6 lists all such material consents, approvals or waivers that must be obtained by FAS and EWMS, respectively. EWMS shall not take any action that would cause FAS to fail to perform its obligations hereunder. FAS shall not take any action that would cause EWMS to fail to perform its obligations hereunder.

     FAS shall use all commercially reasonable efforts to cause to be delivered to EWMS a comfort letter of its independent auditors, dated a date within five days of the effective date of the Registration Statement, in form reasonably satisfactory to EWMS and customary in scope and substance for such letters in connection with similar registration statements.

     EWMS shall use all commercially reasonable efforts to cause to be delivered to FAS a comfort letter of its independent auditors, dated a date within five days of the effective date of the Registration Statement, in form reasonably satisfactory to FAS and customary in scope and substance for such letters in connection with similar registration statements.

     (d) Public Announcements(d) Public Announcements. Before issuing any press release or otherwise making any public statement with respect to the Merger, or any of the other transactions contemplated hereby, EWMS and FAS will consult with, and obtain the consent of, each other as to its form and substance and shall not issue any such press release or make any such public statement prior to obtaining such consent, except as may be required by law or pursuant to any order of any court or governmental agency, tribunal or regulatory authority.

     (e) Notification of Certain Matters(e) Notification of Certain Matters. Each of FAS and EWMS shall give prompt notice to the other party of any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by FAS, EWMS or any of their respective Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, which could be reasonably expected to have a material adverse effect upon FAS or a material adverse effect upon EWMS. Each of FAS and EWMS shall give prompt notice to the other party of (a) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the Merger or any other transactions contemplated by this Agreement, or (b) any notice or other communication from any third party alleging and act or thing which could be reasonably expected to have a material adverse effect upon FAS or a material adverse effect upon EWMS.

     (f) Indemnification(f) Indemnification. For a period of six years FAS shall cause the Surviving Corporation to indemnify, defend and hold harmless the present and former directors, officers and key employees of FAS and EWMS against all losses, claims, damages, expenses or liabilities arising out of actions or omissions or alleged actions or omissions occurring at or prior to the Effective Time, to the same extent and on the same terms and conditions (including with respect to advancement of expenses) permitted or required under applicable law, FAS's Certificate of Incorporation and By-laws, and applicable indemnification agreements listed in Section 5.03(q) between FAS and such respective individuals, all as in effect at the date hereof.

     (g) Directors' and Officers' Liability Insurance(g) Directors' and Officers' Liability Insurance. The Surviving Corporation shall use its commercially reasonable best efforts to purchase and maintained in effect policies of directors' and officers' liability insurance with respect to claims arising from facts or events which occur after the Effective Time.

     (h)     Expenses(g)     Expenses.  Except  as set forth in Section 9.05 and
Section 2.02, EWMS, on the one hand, and FAS, on the other hand, shall bear their respective expenses incurred in connection with the Merger, including, without limitation, the preparation, execution and performance of this Agreement and the transactions contemplated hereby, and all fees and expenses of investment bankers, finders, brokers, agents, representatives, counsel and accountants. Expenses incurred in printing, mailing and filing (including without limitation, SEC filing fees, fees related to any state securities or "blue sky" laws and stock exchange listing application fees), as to the Prospectus/Information Statement and Registration Statement shall be paid by FAS.

     (i) Stock Exchange Listing(h) Stock Exchange Listing. FAS shall use all commercially reasonable efforts to have FAS Common Stock to be issued in connection with the Merger authorized for quotation on The Nasdaq Stock Market, Inc. or listed on the American Stock Exchange subject to notice of issuance.

     (j) Actions Regarding Office and Car Lease Obligations(i) Actions Regarding Office and Car Lease Obligations. Prior to the Effective Time, FAS agrees to use its reasonable best efforts to cause the outstanding obligation for the lease covering the office space at 1800 Second Street, Suite 780, Sarasota, Florida, the car lease on the 1997 Infiniti Q45 and the car used by FAS Founder to be restructured, modified or amended, as appropriate, to cause such obligations to be assumed by MergerSub prior to the Effective Time, and to obtain all necessary consents, approvals, waivers or other agreements by the holders of such obligations as may be required in order to effect the assignment to and assumption by MergerSub of, and release of Stockholder and FAS Founder, as the case may be, from liability with respect to, such indebtedness. EWMS agree to indemnify and protect from liability Stockholder and FAS Founder from and against any claim, cost or expense with respect to the office lease and Infiniti Q45 lease, as to Stockholder and car lease as to FAS Founder.

     (k)     Retroactive  Insurance  Coverage(k)     Retroactive  Insurance
Coverage. Immediately following the execution hereof, EWMS and FAS will use their joint best efforts to expeditiously obtain a commitment for retroactive insurance coverage, which shall be reasonably acceptable to FAS, with respect to both known liabilities and unreported losses which are related to the securities business of EWMS which may have occurred or may occur at any time prior to the Effective Time.

     (l) Failure to Take Action(l) Failure to Take Action. Neither FAS nor EWMS or their respective Subsidiaries will take any action, or fail to take any action, if such action (or failure to act) would reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of
Section  368(a)  of  the  Code.

     (m)     Exhibits,  Closing  Statements  and  Schedules.  (m)     Exhibits,
Closing Statements and SchedulesFAS and EWMS agree that as promptly as possible upon the execution of this Agreement they will negotiate in good faith, finalize and attach all necessary exhibits to this Agreement.


                                   ARTICLE VII
   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIESARTICLE VII     CONDITIONS
                     PRECEDENT TO OBLIGATIONS OF THE PARTIES

     7.01 CONDITIONS PRECEDENT TO OBLIGATIONS OF EWMS AND STOCKHOLDER7.01 Conditions Precedent to Obligations of EWMS and Stockholder. All obligations of EWMS and Stockholder under this Agreement are subject to the fulfillment, prior to or on the Effective Time, of each of the following conditions:

          (a) Accuracy of Representations and Warranties(a) Accuracy of Representations and Warranties. The representations and warranties by or on behalf of FAS, MergerSub and FAS Founder contained in this Agreement or in any certificate or document delivered to EWMS or Stockholder pursuant to the provisions hereof shall be true in all material respects at and as of the Effective Time as though such representations and warranties were made at and as of such time.

          (b) Compliance with Covenants(b) Compliance with Covenants. FAS and FAS Founder shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Effective Time.

          (c) Form of New Certificates(c) Form of New Certificates. The New Certificates delivered to Stockholder and the other shareholders of EWMS and their respective counsel shall conform in all material respects to the form of such New Certificates attached as Exhibit "B".

          (d)     Audited  Financial  Statements(d)     Audited  Financial
Statements. FAS shall have delivered to EWMS audited financial statements of FAS showing consolidated stockholders' equity of not less than $5 million including not less than $500,000 cash. It is the intention of post - Merger management to allocate $1 million from corporate capital to the Affinity Group Marketing Division and $500,000 to registered representative development.

          (e)     Approval  by  Counsel(e)     Approval  by  Counsel.  FAS  and
MergerSub shall have delivered all of the exhibits and schedules required herein to EWMS or Stockholder, as the case may be, and such exhibits and schedules shall have been reasonably acceptable to EWMS, Stockholder, the other shareholders of EWMS and their respective counsel.

          (f)     Opinion  of  Counsel(f)     Opinion  of  Counsel.  FAS  and
MergerSub shall have delivered to EWMS an opinion of FAS's counsel in the form of Exhibit "E", dated the Effective Time, to the effect that:

          (i) FAS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and MergerSub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

          (ii) FAS and MergerSub have the corporate power to carry on their respective businesses as now being conducted;

          (iii) This Agreement has been duly authorized, executed and delivered by FAS and MergerSub and is a valid and binding obligation of FAS and MergerSub, enforceable in accordance with its terms, except to the extent that enforcement is limited by applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting creditors' rights and remedies generally or by general equity principles (and excepting specific performance as a remedy);

          (iv) FAS and MergerSub have taken all corporate action necessary for their due performance under this Agreement;

          (v) The execution and delivery by FAS and MergerSub of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach of any provisions of, FAS's Restated Certificate of Incorporation or By-Laws, MergerSub's Certificate of Incorporation or By-Laws or, to the best of such counsel's knowledge after inquiry and based upon information provided by FAS and MergerSub, constitute a default under or give rise to a right of termination, acceleration, or cancellation under any agreement under which FAS or MergerSub or any of their properties are bound or violate any court order, writ or decree of injunction applicable to FAS or MergerSub;

          (vi) Such counsel does not know, after inquiry, of any actions, suits or other legal proceedings or investigations pending or threatened against or relating to, materially adversely affecting FAS or MergerSub;

          (vii) The authorized and, to such counsel's best knowledge after inquiry, outstanding capitalization of FAS is as set forth in Section 5.03(j), all of the outstanding shares of FAS's capital stock are validly issued, fully-paid and non-assessable, without preemptive rights, and to the best of counsel's knowledge after inquiry, there are no outstanding subscriptions, options, rights, warrants or other transfer agreements (whether oral or written), other than as set forth in Section 5.03(j) of this Agreement.

     (g) Officer's Certificate(g) Officer's Certificate. There shall have been delivered to EWMS an officer's certificate, signed by Jack A.
Alexander, President of FAS and MergerSub, to the effect that all of the representations and warranties of FAS and MergerSub set forth herein are true and complete in all material respects as of the Effective Time, and that FAS and MergerSub have complied in all material respects with their respective covenants and agreements set forth herein required to be complied with by the Closing Time substantially in the form of Exhibit "I-1" hereto.

     (h) Closing Financial Statements(h) Closing Financial Statements. There shall have been delivered to EWMS unaudited financial statements (the "Closing Statements"Closing Statements) dated no earlier than five days prior to the Effective Time. The Closing Statements shall fairly and accurately reflect the consolidated financial condition of FAS and MergerSub as of the dates thereof and the results of operations for the period reflected therein and shall reflect no material adverse change in the financial condition or results of operations from the Statements. The Closing Statements shall be prepared in accordance with generally accepting accounting principles, consistently applied, except as otherwise stated therein.

          (i)     Lock-up  Agreements.(i)     Lock-up  Agreements.  EWMS  shall
have received Lock-up Agreements from the record owners of all the outstanding shares of capital stock, warrants or options described in Schedule 17 or rights to acquire capital stock or other securities described in Schedule 15 substantially in the form of Exhibit "G - 1."

     (j)     Additional Registered Representatives.(j)     Additional Registered
Representatives

     (i) EWMS shall have received prior to the Effective Time, executed documents customarily used by EWMS in its Independent Contracting package with not less than 25 registered representatives referred by FAS Founder, Leland Dykes or other associates of FAS Founder and who are reasonably acceptable to EWMS.

     (ii) The persons executing the Independent Contracting package described in subparagraph (i) of this subsection (j) of this Section 7.01 shall each be covered by an override agreement substantially in the form of Exhibit H-1 which provides 10% of gross commissions be retained by EWMS prior to the Closing and a negotiated amount thereafter.

     7.02 CONDITIONS PRECEDENT TO OBLIGATIONS OF FAS AND MERGERSUB7.02 Conditions Precedent to Obligations of FAS and MergerSub. All obligations of FAS and MergerSub under this Agreement are subject to the fulfillment, prior to or on the Effective Time, of each of the following conditions:

          (a) Accuracy of Representations and Warranties(a) Accuracy of Representations and Warranties. The representations and warranties by EWMS and Stockholder contained in this Agreement or in any certificate or document delivered to FAS or MergerSub pursuant to the provisions hereof shall be true in all material respects at and as of the Effective Time as though such representations and warranties were made at and as of such time.

          (b) Compliance with Covenants(b) Compliance with Covenants. EWMS and Stockholder shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by each of them prior to or at the Effective Time;

          (c) Lock Up Agreements(c) Lock Up Agreements. The Stockholder and other stockholders of EWMS named in the respective agreements, shall have delivered to FAS duly executed Lock Up Agreements in the form attached as Exhibit "G - 1" and Exhibit "G - 2" respectively.

          (d) Approval by Counsel(d) Approval by Counsel. EWMS shall have delivered all of the exhibits and schedules required herein to FAS or MergerSub, as the case may be, and such exhibits and schedules shall have been reasonably acceptable to FAS, MergerSub and their counsel.

          (e)     Opinion of Counsel(e)     Opinion of Counsel.  EWMS shall have
delivered to MergerSub an opinion of EWMS's counsel, in the form of Exhibit "F" hereto, dated the Effective Time, to the effect that:

          (i) EWMS is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and is duly qualified to do business in any jurisdiction where so required;

          (ii) EWMS has the corporate power to carry on its business as now being conducted;

          (iii) This Agreement has been duly authorized, executed and delivered by EWMS and Stockholder and is a valid and binding obligation of EWMS and Stockholder enforceable in accordance with its terms, except to the extent that enforcement is limited by applicable bankruptcy, reorganization, moratorium, insolvency or similar laws affecting creditors' rights and remedies generally or by general equity principles (and excluding specific performance as a remedy), including limitations on enforcement by reason of fraudulent conveyance and corporate and other laws restricting indemnification by corporations, shareholders of a corporation, or its affiliates;

          (iv) Except as referred to herein, such counsel knows, after inquiry, of no actions, suit or other legal proceedings or investigations pending or threatened against or relating to or materially adversely affecting EWMS its properties or business;

          (v) The execution and delivery by EWMS of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach of any provisions of EWMS's Certificate of Incorporation or By-Laws or, to the best of such counsel's knowledge, after inquiry, and based upon information provided by EWMS and its officers and directors, constitute a default under or give rise to a right of termination, acceleration, or cancellation under any agreement under which EWMS or any of is properties are bound, or violate any court order, writ or decree of injunction applicable to EWMS; and

          (vi) The authorized capitalization of EWMS is as set forth in Section 5.01(o), all of the outstanding shares of capital stock of EWMS are validly issued, fully-paid and non-assessable, without preemptive rights, and to the best of counsel's knowledge, after inquiry, there are no outstanding subscriptions, options, rights, warrants or other transfer agreements (whether oral or written) obligating EWMS to issue or transfer from treasury any of its securities except as set forth in Section 5.01(o) of this Agreement. When duly transferred to FAS as provided herein, to the best of such counsel's knowledge after inquiry, FAS will own all of the issued and outstanding common stock of EWMS.

     (f) Officers' Certificate(f) Officers' Certificate. There shall have been delivered to FAS a certificate executed by Guy S. Della Penna, on behalf of EWMS, to the effect that all of the representations and warranties of EWMS set forth herein are true and complete in all material respects as of the Effective Time, and that EWMS has complied in all material respects with their respective covenants and agreements set forth therein required to be complied with by the Closing Time substantially in the form of Exhibit "I-2" hereto.

     (g) Closing Financial Statements(g) Closing Financial Statements. There shall have been delivered to FAS and MergerSub unaudited financial statements (the "Closing Financial Statements"Closing Financial Statements) dated no earlier than five days prior to the Effective Time. The Closing
Financial Statements shall fairly and accurately reflect the consolidated financial condition of EWMS as of the dates thereof and the results of operations for the period reflected therein and shall reflect no material adverse change in the financial condition or results of operations from the Financial Statements. The Closing Statements shall be prepared in accordance with generally accepting accounting principles, consistently applied, except as otherwise stated therein.

     7.03 CONDITIONS PRECEDENT TO OBLIGATIONS OF EWMS, STOCKHOLDER, FAS, MERGERSUB AND FAS FOUNDER7.03 Conditions Precedent to Obligations of EWMS, Stockholder, FAS, MergerSub and FAS Founder. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

     (a)     Registration  Statement(a)     Registration  Statement.  The
Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect. All necessary state securities or blue-sky authorizations for the Merger shall have been received.

     (b)     EWMS  Stockholder  Approval.(b)     EWMS  Stockholder Approval  The
approval of the Merger, including the execution and performance of this Agreement and all of the transactions contemplated hereby, by a majority of the outstanding shares of EWMS Common Stock shall have been obtained.

     (c) Listing.(c) Listing FAS Common Stock issuable in the Merger shall have been authorized for quotation on The Nasdaq Stock Market, Inc., SmallCap or listed on the American Stock Exchange subject to official notice of issuance.

     (d) Certain Proceedings.(d) Certain Proceedings No writ, order, decree or injunction of a court of competent jurisdiction or governmental entity shall have been entered against EWMS or FAS which, and no proceedings therefor shall have been threatened or commenced by any governmental entity which seek to, prohibit or restrict the consummation of the Merger or would otherwise restrict FAS's or the Surviving Corporation's exercise of full rights to own and operate the securities brokerage business of EWMS.

     (e)     Opinions(e)     Opinions.  FAS  and  EWMS  shall  have received the
opinions of Sonfield & Sonfield, reasonably acceptable to FAS and EWMS, to the effect that:

     (i)  the  Merger  will  qualify  as  a reorganization within the meaning of
Section  368(a)  of  the  Code;

     (ii) no gain or loss will be recognized by EWMS or FAS as a result of the Merger; and

     (iii) no gain or loss will be recognized by EWMS's stockholders upon the receipt of FAS Common Stock solely in exchange for EWMS Common Stock in connection with the Merger (except with respect to cash received in lieu of a fractional interest in EWMS Common Stock).

     (f)     Stockholder  Agreement(f)     Stockholder  Agreement.  EWMS  shall
have delivered to FAS and FAS shall have delivered to EWMS the shareholders agreement between Jack A. Alexander and Guy S. Della Penna substantially in the form of Exhibit "H-2" hereto.

     7.04 POST MERGER INCENTIVE STOCK OPTIONS7.04 Post Merger Incentive Stock Options. Immediately after the Closing, the Board of Directors shall authorize the issuance of 250,000 Incentive Stock Options each to Guy S. Della Penna and Jack A. Alexander respectively and 155,000 Incentive Stock Options to Robert H. DeVore. The options shall vest and be exercisable immediately subject to the Lock-up Agreement referred to in Section 7.01(i) and 7.02(c) at $0.60 per share.


                                  ARTICLE VIII
                        CLOSING ARTICLE VIII     CLOSING

     8.01 TIME AND PLACE8.01 Time and Place. Subject to the provisions of Articles VII and IX, the closing of the Merger (the "Closing") shall take place at the offices of Sonfield & Sonfield, Houston, Texas, or such other place as the parties may agree upon, as soon as practicable but in no event later than 9:30 A.M., local time, on the second business day after the date on which each of the conditions set forth in Article VII have been satisfied or waived by the party or parties entitled to the benefit of such conditions; or at such other place, at such other time, or on such other date as EWMS and FAS may mutually agree. The date on which the Closing actually occurs is herein referred to as the "Closing Date."

     8.04     DOCUMENTS  AT  CLOSING8.04     Documents  at  Closing.  At  the
Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

          (a) Documents by EWMS(a) Documents by EWMS. EWMS will deliver, or cause to be delivered, to FAS the following:

          (i) stock certificates for the shares of common stock of EWMS being exchanged hereunder, duly endorsed or with stock powers attached in blank but subject to a customary restrictive stock legend.

          (ii) all corporate records of EWMS, including without limitation, corporate minute books (which shall contain copies of the Certificate of Incorporation and By-Laws, as amended to the Closing Time), stock books, stock transfer books, corporate seals, and such other corporate books and records as may reasonably be requested by FAS and its counsel;

          (iii) a certificate of Guy S. Della Penna on behalf of EWMS to the effect that all representations and warranties made by EWMS under this Agreement are true and correct as of the Effective Time, as though originally given to FAS and MergerSub on said date attaching thereto the following;

                    (A) Certified copy of resolutions of EWMS authorizing this Agreement;

                    (B) Certificate of Incorporation of EWMS as amended to the Closing Time;

                    (C)     By-Laws  of  EWMS  as  amended  to the Closing Time;

                    (D) a Certificate from the Secretary of State of Florida dated at or about the date of Closing that EWMS is in good standing under the laws of said state;

               (iv)  the  opinions  of  EWMS's  counsel  set  forth  herein; and

          (v) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement.

          (b) Documents by FAS(b) Documents by FAS. FAS will deliver or cause to be delivered to EWMS:

          (i) the New Certificates, in the form of Exhibit "B" hereto, representing the shares of FAS Common Stock which FAS has agreed to deliver pursuant to Section 2.01(a);

          (ii) a certificate of Jack A. Alexander, on behalf of FAS and MergerSub, to the effect that all representations and warranties of FAS and MergerSub made under this Agreement are reaffirmed at the Effective Time, as though originally given to Stockholder and EWMS on said date attaching thereto the following:

                    (A) Certified copy of resolutions of FAS and MergerSub authorizing this Agreement;

                    (B) Certificate of Incorporation of FAS as amended to the Closing Time;

                    (C)     By-Laws  of  FAS  as  amended  to  the Closing Time;

                    (D) a Certificate from the Secretary of State of Delaware dated at or about the date of Closing that FAS is in good standing under the laws of said state;

                    (E) Certificate of Incorporation of MergerSub as amended to the Closing Time; and

                    (F)     By-Laws of MergerSub as amended to the Closing Time.

               (iii) the opinions of FAS's and MergerSub's counsel set forth herein; and

          (iv) audited financial statements of FAS showing consolidated stockholders' equity of not less than $5 million including not less than $500,000 cash; and

               (v) such other instruments and documents, if any, as are required to be delivered pursuant to the provisions of this Agreement, or which may be reasonably requested in furtherance of the provisions of this Agreement.

     8.05 FILINGS AT THE CLOSING8.05 Filings at the Closing. Subject to the provisions of Articles VII and IX hereof, FAS, and EWMS shall cause to be executed at the Closing the Certificates of Merger and shall cause the Certificates of Merger to be filed and recorded with the Secretary of State of the State of Delaware as provided in Section 251 of the General Corporation Laws of Delaware and the Secretary of State of the State of Florida as provided in
Section 607.1105 of the Florida Business Corporation Act, and shall take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.


                                   ARTICLE IX
     TERMINATION AND ABANDONMENT ARTICLE IX     TERMINATION AND ABANDONMENT

     9.01     TERMINATION.  9.01     Termination  This  Agreement  may  be
terminated and the Merger may be abandoned any time prior to the Effective Time, whether before or after approval by the stockholders of FAS or EWMS:

     (a)     Mutual  Consent(a)     Mutual Consent.  The Merger may be abandoned
any time prior to the Effective Time by mutual consent of the Boards of Directors of EWMS and FAS;

     (b) Failure to Consummate(b) Failure to Consummate. The Merger may be abandoned any time prior to the Effective Time by either EWMS or FAS if, without fault of such terminating party, the Merger shall not have been consummated on or before June 30, 1998, which date may be extended by mutual consent of the parties hereto; provided, that if the only conditions remaining to be satisfied on June 30, 1998 are the conditions expressed in Section 7.03 and if any of such conditions shall not be waived by the party for whose benefit the condition is expressed, then the date on which either EWMS or FAS may terminate this Agreement for failure of the Merger to be consummated in accordance with this Agreement shall be extended to and including December 31, 1998;

     (c) Order of Judicial or Regulatory Authority(c) Order of Judicial or Regulatory Authority. The Merger may be abandoned any time prior to the Effective Time by either EWMS or FAS, if any court of competent jurisdiction in the United States or other governmental body in the United States, other than at the request of the parties, or any affiliate thereof, seeking to terminate this Agreement pursuant to this clause (c), shall have issued an order (other than a temporary restraining order), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action shall have become final and nonappealable; or

     (d)     Exercise  of  Dissenter's  Rights(d)     Exercise  of  Dissenter's
Rights. The Merger may be abandoned any time prior to the Effective Time by either EWMS or FAS, if either of their respective Boards of Directors determines that in light of the potential liability that might result from the exercise of dissenters' rights under Section 607.1302 of the Florida Business Corporation Act, the Merger would be impracticable, undesirable or not in the best interests of the their respective shareholders.

     9.02 TERMINATION BY EWMS. 9.02 Termination by EWMS This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of EWMS, at any time prior to the Effective Time, before or after the approval by the stockholders of EWMS, if (a) FAS shall have failed to comply in any material respect with any of the covenants or agreements contained in Articles V and VII of this Agreement to be complied with or performed by FAS at or prior to such date of termination, (b) there exists a breach or breaches of any representation or warranty of FAS contained in this Agreement or any of the Closing conditions set forth in Section 7.01 are not satisfied; provided, however, that if such breach or breaches are capable of being cured prior to the Effective Time, such breaches shall not have been cured within 15 calendar days of delivery to FAS of written notice of such breach or breaches, (c) FAS shall have furnished or disclosed non-public information to, or commenced negotiations with, a third party with respect to a FAS Acquisition Transaction or FAS Business Combination Transaction (as hereinafter defined) or shall have resolved to do either of the foregoing and publicly disclosed such resolution, (d) the Board of Directors of FAS shall have withdrawn, changed, modified in any manner or taken action inconsistent with its recommendation of this Agreement, the Merger or the other transactions contemplated hereby or thereby or shall have resolved to do any of the foregoing and publicly disclosed such resolution; or
(e) a definitive agreement with respect to a Broker-Dealer Transaction or EWMS Business Combination Transaction (as hereinafter defined) shall have been negotiated and EWMS's Board of Directors, after having received advice from its investment banker or bankers and outside counsel to EWMS, shall have determined in good faith that failure to terminate this Agreement would be inconsistent with the Board's fiduciary duties; provided, however, that two business days' prior written notice shall have been given to FAS (which notice shall include the material terms and conditions, and financing arrangements of, and the identity of the third party proposing, the Broker-Dealer Transaction or EWMS Business Combination Transaction); (f) the Board of Directors of EWMS determines that in light of the potential liability of Executive that might result from EWMS's shareholder(s) exercising their dissenter's rights with respect to the Merger, the Merger would be impractical, undesireable or not in the best interest of EWMS shareholders.

     9.03 TERMINATION BY FAS9.03 Termination by FAS. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the stockholders of FAS, by action of the Board of the Directors of FAS, if (a) EWMS shall have failed to comply in any material respect with any of the covenants or agreements contained in Articles V and VII of this Agreement to be complied with or performed by EWMS at or prior to such date of termination, (b) there exists a breach or breaches of any representation or warranty of EWMS contained in this Agreement such that the Closing conditions set forth in Section 7.02 would not be satisfied; provided, however, that if such breach or breaches are capable of being cured prior to the Effective Time, such breaches shall not have been cured within 15 calendar days of delivery to EWMS of written notice of such breach or breaches, (c) EWMS shall have furnished or disclosed non-public information to, or commenced negotiations with, a third party with respect to a EWMS Acquisition Transaction or EWMS Business Combination Transaction or shall have resolved to do either of the foregoing and publicly disclosed such resolution, (d) the Board of Directors of EWMS shall have withdrawn, changed, modified in any manner or taken action inconsistent with its recommendation of this Agreement and the Merger or shall have resolved to do any of the foregoing and publicly disclosed such resolution, or (e) a definitive agreement with respect to a Broker-Dealer Transaction or a FAS Business Combination Transaction (as hereinafter defined) shall have been negotiated and FAS's Board of Directors, after having received advice from its investment banker or bankers and outside counsel to FAS, shall have determined in good faith that failure to terminate this Agreement would be inconsistent with the Board's fiduciary duties; provided, however, that two business days' prior written notice shall have been given to EWMS (which notice shall include the material terms and conditions, and financing arrangements of, and the identity of the third party proposing, the Broker-Dealer Transaction or FAS Business Combination Transaction).

     9.04 PROCEDURE FOR TERMINATION9.04 Procedure for Termination. In the event of termination and abandonment of the Merger by EWMS or FAS pursuant to this Article IX, written notice thereof shall forthwith be given to the other.

     9.05     EFFECT  OF  TERMINATION  AND  ABANDONMENT9.05     Effect  of
Termination and Abandonment. In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article IX, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except as provided in Section 6.05(g), and except that nothing herein shall relieve any party from liability for any breach of this Agreement.


                                    ARTICLE X
               DISPUTE RESOLUTION ARTICLE X     DISPUTE RESOLUTION

     10.1 AGREEMENT DISPUTES. 10.1 Agreement Disputes In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement, including, without limitation, any claim based on contract, tort, statute or constitution (singly, an "Agreement Dispute" and collectively, "Agreement Disputes"), the party asserting the Agreement Dispute shall give written notice to the other party of the existence and nature of such Agreement Dispute. Thereafter, the general counsels (or other designated representatives) of the respective parties shall negotiate in good faith for a period no less than 60 days after the date of the notice in an attempt to settle such Agreement Dispute. If after such 60 calendar day period such representatives are unable to settle such Agreement Dispute, any party hereto may commence arbitration by giving written notice to all other party that such Agreement Dispute has been referred to the American Arbitration Association for arbitration in accordance with the provisions of this Article.

     10.2 ARBITRATION IN ACCORDANCE WITH AMERICAN ARBITRATION ASSOCIATION RULES. 10.2 Arbitration in Accordance with American Arbitration Association Rules All Agreement Disputes shall be settled by arbitration in New York, New York, before a single arbitrator in accordance with the rules of the American Arbitration Association (the "Rules"). The arbitrator shall be selected by the mutual agreement of all parties, but if they do not so agree within twenty (20) days after the date of the notice of arbitration referred to above, the selection shall be made pursuant to the Rules from the panels of arbitrators maintained by the American Arbitration Association. The arbitrator shall be an individual with substantial professional experience with regard to resolving or settling sophisticated commercial disputes.

     10.3     FINAL  AND  BINDING  AWARDS.10.3     Final and Binding Awards  Any
award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance therewith shall be final and binding, and there shall be no right of appeal therefrom. The parties agree to comply with any award made in any such arbitration proceedings that has become final in accordance with the Rules, and agree to the entry of a judgment in any jurisdiction upon any award rendered in such proceedings becoming final under the Rules.

     10.4 COSTS OF ARBITRATION. 10.4 Costs of Arbitration In the award the arbitrator shall allocate, in his or her discretion, among the parties to the arbitration all costs of the arbitration, including, without limitation, the fees and expenses of the arbitrator and reasonable attorneys' fees, costs and expert witness expenses of the parties. Absent such an allocation by the arbitrator, each party shall pay its own expenses of arbitration, and the expenses of the arbitrator shall be equally shared.

     10.5     SETTLEMENT  BY  MUTUAL  AGREEMENT.  10.5     Settlement  by Mutual
Agreement Nothing contained in this Article shall prevent the parties from settling any Agreement Dispute by mutual agreement at any time.


                                   ARTICLE XI
                    OTHER MATTERSARTICLE XI     OTHER MATTERS

     11.01     THE  CLOSING11.01     The  Closing.  The  Closing  (the
"ClosingClosing") shall take place upon such date (the "Effective Time") as the parties hereto may mutually agree upon, but shall be no later than December 1, 1998. The Closing shall take place at such place as may be mutually agreed upon by the parties.

     11.02     SURVIVABILITY  AND  INVESTIGATIONS11.02     Survivability  and
Investigations. The respective representations and warranties of EWMS and FAS contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto and shall not survive the Closing.

     11.03     NATURE  OF  REPRESENTATIONS  AND  WARRANTIES11.03     Nature  of
Representations and Warranties. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance on the representations, warranties, covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for, and any investigation which they might have made or any other representations, warranties, agreements promises or information, written or oral, made by the other party or any other person shall not be deemed a waiver of any breach of any such representation, warranty, covenant or agreement.

     11.05 FURTHER ASSURANCES11.05 Further Assurances. At any time, and from time to time, after the Closing, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

     11.06 WAIVER OF COMPLIANCE AND CONSENTS11.06 Waiver of Compliance and Consents. Any failure of EWMS, on the one hand, or FAS, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by FAS or EWMS, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.06.

     11.07 NOTICES11.07 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested to the following addresses, or such other addresses as are given to other parties in the manner set forth herein:




                                          FAS and MergerSub:                          FAS Group, Inc.
    14358 Golden Sunset Lane
    Poway, California 92064
    Attn:  Jack A. Alexander, President

  FAS Founder:                            Jack A. Alexander
    14358 Golden Sunset Lane
    Poway, California 92064

  With a copy to:                         Sonfield & Sonfield
    770 South Post Oak Lane
    Houston, Texas  77056
    Attn:  Robert L. Sonfield, Jr., Esq.

  EWMS:                                   Executive Wealth Management Services, Inc.
    SouthTrust Bank Plaza
    1800 Second Street, Suite 780
    Sarasota, Florida 34236
    Attn: Guy S. Della Penna, President

  Stockholder:                            Guy S. Della Penna
    SouthTrust Bank Plaza
    1800 Second Street, Suite 780
    Sarasota, Florida 34236

  With a copy to:                         Michael Hric, P.A.
    2801 Fruitville Road, Suite 100
    Sarasota, Florida 34237
    Attn:  Michael Hric, Esq.



     11.08 INTERPRETATION11.08 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, (i) the term "personPerson" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an association, a company, an unincorporated organization, a government or any department, political subdivision or agency thereof; and (ii) the term "SubsidiarySubsidiary" of any specified corporation shall mean any corporation of which a majority of the outstanding securities having ordinary voting power to elect a majority of the board of directors is directly or indirectly beneficially owned by such specified corporation or any other person of which a majority of the equity interests therein is, directly or indirectly, owned by such specified corporation.

     11.09     COUNTERPARTS11.09     Counterparts.  This  Agreement  may  be
executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.10     GOVERNING  LAW11.10     Governing  Law.  This  Agreement shall be
governed  by  the  laws  of  the  State  of  Delaware.

     11.11     BINDING  EFFECT11.11     Binding Effect.  This Agreement shall be
binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

     11.12 ENTIRE AGREEMENT11.12 Entire Agreement. This Agreement is the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

     11.13     TIME11.13     Time.  Time  is  of  the  essence.

     11.14     SEVERABILITY11.14     Severability.  If  any  part  of  this
Agreement is determined by a court of competent jurisdiction to be unenforceable, the balance of the Agreement shall remain in full force and effect.

     11.15 DEFAULT COSTS11.15 Default Costs. In the event any party hereto has to resort to legal action to enforce any of the terms hereof, such party shall be entitled to collect attorneys' fees and other costs from the party in default.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.


Attest:     FAS  Group,  Inc.


By:/s/Jack  A.  Alexander          By:/s/Jack  A.  Alexander
   ----------------------             ----------------------
     Jack  A.  Alexander,  Secretary     Jack  A.  Alexander,  President



Attest:     FAS  Wealth  Management  Services,  Inc.


By:/s/Jack  A.  Alexander          By:/s/Jack  A.  Alexander
   ----------------------             ----------------------
     Jack  A.  Alexander,  Secretary     Jack  A.  Alexander,  President



Attest:     Executive  Wealth  Management  Services,  Inc.


By:/s/Bonnie  S.  Gilmore          By:/s/Guy  S.  Della  Penna
   ----------------------             ------------------------
     Bonnie  S.  Gilmore,  Secretary          Guy  S.  Della  Penna,  President


     STOCKHOLDER     FAS  FOUNDER


/s/Guy  S.  Della  Penna                         /s/Jack  A.  Alexander
------------------------                         ----------------------
     Guy  S.  Della  Penna     Jack  A.  Alexander

                                 Annex A Page 55
                                   Schedule 1
            Liabilities of EWMS Not Disclosed in Financial Statements
                           Pursuant to Section 5.01(c)

Other than what is discussed in Schedule 3, to the best knowledge of EWMS, there are no other actual or contingent liabilities.

                                 Annex A Page 39
                                   Schedule 2
           Adverse Changes since the date of the Financial Statements
                           Pursuant to Section 5.01(d)



To  the  best  knowledge  of  EWMS,  None.

                                 Annex A Page 40
                                   Schedule 3
                                   Litigation
                           Pursuant to Section 5.01(e)



There have been a number of public and private offerings of securities through EWMS as Placement Agent. One of these public offerings, which occurred in 1991 and 1992 was for a limited partnership called Federal Mortgage Investors, Ltd. ("FMIL"). FMIL has experienced financial difficulties as a result of misrepresentations made to it by certain third parties in connection with the purchase of certain mortgages. FMIL and Guy S. Della Penna, as General Partner, filed a lawsuit against said third parties, which suit was subsequently settled at mediation for $977,000. To date, however, no portion of that sum has been paid. One investor has threatened suit and an arbitration claim with the NASD against Mr. Della Penna only and not EWMS. Counsel believes that in the event any securities-related claims are asserted against EWMS, which are not necessarily anticipated, they would possibly be beyond the statute of limitations period. Federal Mortgage Management, Inc, an affiliate public offering, although not in financial default, is in the process of developing a workout program with its independent auditors, legal counsel and Trustee for the noteholders of this program to extend the maturity date of the final series of notes due December 1998, for up to a period of 36 months. All interest and principal payments are and have been paid to date and non of the program investors have threatened claims or filed suit against EWMS or Mr. Della Penna. In no instances and to the best knowledge of EWMS, have any legal proceedings been threatened or commenced against EWMS whatsoever for these or other offerings sold by EWMS.

                   [LETTERHEAD OF THE CLAYTON LAW FIRM, P.A.]


VIA  FACSIMILE  (941)  954-7508


Ms.  Christine  Cox,  P.A.
Bobbitt,  Pittenger  &  Company,  P.A.
1605  Main  Street,  Suite  1010
Sarasota,  Florida  34236-9851

     Re:     Executive  Wealth  Management  Services,  Inc.

Ladies  and  Gentlemen:

     During the calendar year 1997, this law firm was retained to render legal services in connection with the following matters:

(1) to represent Guy Della Penna individually and in his capacity as an officer of Securities Trading Group, Inc. in a lawsuit styled, "J Brian Murphy and Gail Murphy, Plaintiffs, v Gaeton S. Della Penna a/k/a Guy S. Della Penna and Securities Trading Group, Inc., a Florida corporation," Circuit Court, Sarasota County, Florida, Case No. 97-3959-CA-01. This lawsuit does not name Executive Wealth Management Services, Inc. ("EWMS") as a party, and is not believed likely at this time that EWMS will be named as a party;
(2) to represent Guy Della Penna individually and in his capacity as a general partner of Federal Mortgage Investors, Ltd. in a lawsuit styled, "Joy and Moran n/k/a Law Office of Michael Moran, Plaintiff, v. Guy S. Della Penna, individually and as co-general partner of Federal Mortgage Investors, Limited, a Florida limited partnership," Circuit Court, Sarasota County, Florida, Case No. 97-6313-CA-01. This lawsuit dies not name Executive Wealth Management Services, Inc. ("EWMS") as party, and it is not believed likely at this time that EWMS will be named as a party; and
(3) to consult with Mr. Della Penna individually and in conjunction with other legal counsel for various business ventures he has engaged in, and which were sold by EWMS representatives, for the purpose of understanding what legal position Mr. Della Penna and EWMS may be in with respect to those ventures.

     Based upon the scope of our representation as generally described above, and information we have been provided by Mr. Della Penna and other employees and representatives of EWMS, it is our understanding that there are at present no material pending or threatened litigation, claims and assessments, nor are we aware of any material unasserted claims and assessments against EWMS.

Please  let  me  know  if  you  have  any  questions.

                         Very  truly  yours,

                         W.  Andrew  Clayton,  Jr.
                         -------------------------
                         W.  Andrew  Clayton,  Jr.

WAC/dc
cc:     Ms. Bonnie Gilmore, Chief Financial Officer, Executive Wealth Management
Services,  Inc.

                                 Annex A Page 42
                                   Schedule 4
               Exceptions to Compliance with Laws and Regulations
                           Pursuant to Section 5.01(f)




To  the  best  knowledge  of  EWMS,  None.

                                 Annex A Page 43
                                   Schedule 5
                     Exceptions with Respect to Tax Matters
                           Pursuant to Section 5.01(h)



To  the  best  knowledge  of  EWMS,  None.

                                 Annex A Page 44
                                   Schedule 6
      Material Agreements, Employment Contracts and Employee Benefit Plans
                           Pursuant to Section 5.01(i)
                               And Section 5.01(r)

            Attach Employment Agreements with the following persons:

                               Guy S. Della Penna
                                Jack A. Alexander
                                Robert H. DeVore
                              Georgeanne Detweiler
                                Bonnie S. Gilmore
                                 Andrea Smeltzer

     Attach Investment Banking Agreement with FMC Capital Markets and reflect obligation for FAS to pay $37,500 and EWMS to pay $37,500 at the Closing.

                                     SERVICE
                                       AND
                           NON-CIRCUMVENTION AGREEMENT

     This Service and Non-Circumvention Agreement is among Financial Marketing Consultants, Inc. ("FMC") having its office at 2150 Goodlette Road, Suite 200, Naples, Florida 34102; and Executive Wealth Management Services, Inc. ("Executive") having it principal office at 1800 Second Street, Suite 780, Sarasota, Florida 34236.

     WHEREAS, FMC has the ability to introduce possible sources of financing and or underwriters of securities offerings to Executive, and

WHEREAS, Executive, a public held broker/dealer, is interested in being assisted in identifying possible sources of financing and/or underwriters of an offering of securities of Executive and is willing to compensate FMC for its efforts on its behalf; and

WHEREAS, FMC does not want Executive to circumvent it by attempting to deal directly with an underwriter or financing source, thereby depriving FMC of its opportunity to receive compensation for services rendered to Executive.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree as follows:

1.     Obligations  of  FMC:

A. FMC shall, as the case may be, make introductions to and presentations with and/or on behalf of Executive to underwriters, broker/dealers, corporations, partnerships or individuals that may invest in and/or assist Executive with a secondary public and/or private offering of securities issued by Executive.

B. FMC shall inform Executive of all contacts made to parties that have expressed an interest in acquiring additional information about and/or to conduct due diligence with respect to Executive.

C. FMC shall in its sole discretion have the right to advertise the acceptance of offers of interest from prospective investors in Executive. Any expenses associated with said advertisements shall be the sole responsibility of FMC.

2.     Obligations  of  Executive:

A. Executive shall provide to FMC on Exhibit "A" hereto, a list of all broker/dealers, corporations, partnerships or individuals (collectively hereinafter "Previous Contacts") that have been contacted during the twelve (12) month period immediately preceding the date of this Agreement with respect to underwriting an offering of securities to be issued by Executive and all such Previous Contacts so identified shall, unless otherwise agreed by Executive, be excluded as parties for which FMC shall receive compensation hereunder should one or more Previous Contact participate in a financial transaction with Executive.

B. A qualified representative of Executive shall attend all presentations made to prospective investors and/or underwriters as may be deemed reasonably necessary by FMC.

C. Executive shall at all times during the term of this Agreement provide FMC and its agents will full access to Executive books, records, tax returns, documents, directors, officers, employees, representatives, agents for any and all matters deemed by FMC to be relevant to the operation of Executive.

D. Executive shall pay all expenses incurred by FMC with respect to this engagement, provided however, any expense in excess of One Hundred Dollars ($100) requires the prior approval of a designated representative of Executive.

3.     Term:

     This is an exclusive non-cancelable Agreement for three (3) months from the above first written date and shall thereafter for a period of three (3) months become a non-exclusive Agreement. Subsequent to the initial period, this Agreement may be terminated by either party upon thirty (30) days prior written notice. Provided, however, in the event FMC has obtained bone fide interest by or letter of intent from an underwriter, broker/dealer, corporation, partnership or individual that may invest in and/or assist Executive with an offering of securities issued by Executive, this Agreement shall automatically renew for consecutive three (3) month periods until said bone fide interest or letter of intent shall expire. The expiration of this Agreement shall not relieve either party of any obligations incurred prior thereto.

4.     Independent  Contractor:

     The parties expressly acknowledge that FMC shall operate as an independent contractor for all purposes, including but not limited to, payment of taxes, licenses, etc., with respect to any local, state, federal or any other governmental agency or authority, when performing any functions under this Agreement.

5.     Compensation:

     a) Executive shall pay to FMC, at the closing of any financial transaction accepted by Executive, a cash fee in the amount of One and one half percent (1.5%) of the value of amounts obtained or to be obtained by Executive, from any entity or through any intermediary introduced to Executive by FMC, and the obligation to pay of said fee shall extend to any subsequent funding and/or investment by any entity or through any intermediary introduced to Executive by FMC through a twelve (12) month period after termination of this Agreement.

     b) Executive shall issue to FMC or its assigns, at the closing of any financial transaction accepted by Executive, warrants equal to One and one half percent (1.5%) of the securities and warrants placed (amount raised divided by the share price plus the warrants) exercisable at the offering price for a five year term. Warrants shall have piggyback registration rights.

     c) Executive shall reimburse all pre-approved expenses incurred by FMC in respect to the services rendered by FMC pursuant to this Agreement.

6.     Exclusive  Relationship:

     Executive acknowledges and agrees that during the term of this Agreement that it shall not retain or employ the services of any entity to conduct a financial transaction acceptable to Executive without the prior written consent of FMC, except as set forth in Exhibit A.

7.     Indemnification:

     Executive and FMC mutually agree to indemnify and hold the other party, its shareholders, directors, officers, employees, agents and assignees harmless against liability for any and all claims arising out of this Agreement.

8.     Continuing  Obligations:

     All obligations of Executive or FMC which expressly or by their nature survive the expiration or termination of this Agreement shall continue in full force and effect subsequent to and notwithstanding its expiration or termination and until they are satisfied in full or by their nature expire.

9.     Complete  Agreement:

     This Agreement contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties not imposed herein shall be of any force or effect.

10.     Severance  and  Substitution  of  Valid  Provisions:

     Except as expressly provided to the contrary herein, each section, paragraph, term and provision of this Agreement and any portion thereof shall be considered favorable and if for any reason any such provision of the Agreement is held to be invalid, contrary to, or in conflict with any applicable present or future law or regulation in a final ruling issued in a proceeding to which Executive and FMC are parties, that ruling shall not impair the operation of or have any other effect upon such other portions of this Agreement as may remain otherwise intelligible, which shall continue to be given full force and effect and bind the parties hereto.

11.     Captions:

     The captions or headings of the paragraphs are inserted only as a matter of reference, and in no way define, limit, or describe the scope of this Agreement or the intent of any provision thereof.

12.     Venue:

     This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. Any claim or controversy that arises out of or relates to this Agreement shall be settled by arbitration in the City of Naples, Florida in accordance with the rules then obtaining of the American Arbitration Association. Judgment upon any award rendered pursuant to such arbitration may be entered in any court possessing jurisdiction of arbitration awards.


WITNESS WHEREOF, the undersigned have executed this Agreement on this __ day of March, 1997.

     Financial  Marketing Consultants, Inc.          Executive Wealth Management
Services,  Inc.



     By:  /s/Dennis  B.  Schroeder___________               By: _/s/Guy S. Della
          -----------------------------------                   ----------------
Penna___________
  --------------
               Dennis  B.  Schroeder                         Guy  S. Della Penna
          Chief  Executive  Officer                         President

                                   EXHIBIT "A"


This is a list of all broker/dealers, corporations, partnerships or individuals that have been contacted by Executive during the twelve (12) month period immediately preceding the date of this Agreement with respect to a possible investment in Executive.

                                 Annex A Page 49
                                   Schedule 7
           Exceptions to Title to Properties and List of Real Property
                           Pursuant to Section 5.01(j)


EWMS holds title to its properties free and clear of any and all liens or encumbrances with the exception of leased equipment. Please see Form 10K and the related audited financial statements as of December 31, 1997.

                                 Annex A Page 50
                                   Schedule 8
                      Licenses, Trademarks and Trade Names.
                           Pursuant to Section 5.01(l)



To the best knowledge of EWMS, there are none with the exception of a proposed name registration of "Prostar" jointly with two EWMS brokers on a 51% and 49% basis, respectively, for its role, as Registered Investment Advisor.

                                   Schedule 9
                              EWMS's Capitalization
                           Pursuant to Section 5.01(o)


See attached audited financial statements for fiscal year ending December 31, 1998. See all Exhibit "A" attached hereto concerning a private placement by EWMS.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ANNUAL AUDITED REPORT
                                  FORM X-17A-5
                                    PART III

                                   FACING PAGE
     Information Required of Brokers and Dealers Pursuant to Section 17 of the
            Securiteis Exchange Act of 1934 and Rule 17a-5 Thereunder


FOR  THE  PERIOD  BEGINNING  01-01-97  AND  ENDING  12-31-97

A.     REGISTRANT  IDENTIFICATION

NAME  OF  BROKER-DEALER:     Executive  Wealth  Managemetn  Services,  Inc.
               EI  #  59-2087068

ADDRESS  OF  PRINCIPAL  PLACE  OF  BUSINESS: (Do not use P.O. Box No.):     2323
Stickney  Point  Road
                                                  Sarasota,  Fl  34231

NAME  AND  TELEPHONE  NUMBER  OF  PERSON  TO  CONTACT  IN REGARD TO THIS REPORT:
     Guy  S.  Della  Penna         ###-##-####        (941)  965-4200


B.     ACCOUNTANT  IDENTIFICATION

Indendpendnt  Public  Accoutnant  whose  opinion  is  contained  in this Report*
     Bobbitt,  Pittenger  &  Co,  P.A.
     16050  Main  Street
     Sarasota,  FL  34236

CHECK  ONE:
     _x_  Certified  Public  Accountant
      -
     ___  Public  Accuntant
     ___  Accountant  not  resident  in United States or any of its possessions.

FOR  OFFICICIAL  USE  ONLY

_
_________

*Claims for exemption from the requirement that the annual report be covered by the opinion of an independent public accountant must be supported by a statement of facts and circumstances relied on as the basis for the exemption. See section  240.17a-5(e)(2).



SEC  1410  (3-91)     POTENTIAL  PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF
INFORMATION  CONTAINED  IN  THIS FORM ARE NOT REQURED TO RESPOND UNLESS THE FORM
DISPLAYS  A  CURRENTLY  VALIED  OMB  CONTROL  NUMB4ER.

     EXECUTIVE  WEALTH  MANAGEMENT  SERVICES,  INC.




     REPORT  ON  AUDITS  OF
                                 FINANCIAL STATEMENTS
     AND  ADDITIONAL  INFORMATION



     FOR  THE  YEARS  ENDED
     DECEMBER  31,  1997  AND  1996













     BOBBITT,  PITTENGER  &  COMPANY,  P.  A.

     EXECUTIVE  WEALTH  MANAGEMENT  SERVICES,  INC.




<B>
     CONTENTS
     --------


               PAGE
               ----



FINANCIAL  STATEMENTS

     REPORT  OF  INDEPENDENT  PUBLIC  ACCOUNTANTS          1

     STATEMENTS  OF  FINANCIAL  CONDITION          2

     STATEMENTS  OF  INCOME          3

     STATEMENTS  OF  CHANGES  IN  STOCKHOLDERS  EQUITY          4

     STATEMENTS  OF  CHANGES  IN  LIABILITIES
     SUBORDINATED  TO  CLAIMS  OF  GENERAL  CREDITORS          5

     STATEMENTS  OF  CASH  FLOWS          6

NOTES  TO  FINANCIAL  STATEMENTS          7

ADDITIONAL  INFORMATION

     REPORT  OF  INDEPENDENT  PUBLIC  ACCOUNTANTS
     ON  ADDITIONAL  INFORMATION          13

     COMPUTATIONS  OF  NET  CAPITAL  AND  NET  CAPITAL
     REQUIREMENTS  UNDER  RULE  15c3-1  OF  THE
SECURITIES  AND  EXCHANGE  COMMISSION          14

     COMPUTATION  FOR  DETERMINATION  OF  RESERVE
     REQUIREMENTS  UNDER  RULE  15c3-3  OF  THE
          SECURITIES  AND  EXCHANGE  COMMISSION          15

     REPORT  OF  INDEPENDENT  PUBLIC  ACCOUNTANTS
     ON  INTERNAL  ACCOUNTING  CONTROL  REQUIRED
BY  SEC  RULE  17a-5          16

February  6,  1998



BOARD  OF  DIRECTORS
Executive  Wealth  Management  Services,  Inc.
Sarasota,  Florida


     REPORT  OF  INDEPENDENT  PUBLIC  ACCOUNTANTS
     --------------------------------------------


We have audited the accompanying statements of financial condition of Executive Wealth Management Services, Inc., as of December 31, 1997 and 1996, and the related statements of income, changes in stockholders equity, changes in liabilities subordinated to claims of general creditors, and cash flows for the years then ended that you are filing pursuant to rule 17a-5 under the Securities Exchange Act of 1934. These financial statements are the responsibility of the Companys management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Executive Wealth Management Services, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.






Certified  Public  Accountants

                                 Annex A Page 65


     EXECUTIVE  WEALTH  MANAGEMENT  SERVICES,  INC.

     STATEMENTS  OF  FINANCIAL  CONDITION



                                                       December 31,
-------------------------------------------------
                                                      1997         1996
                                                   -----------  ----------
ASSETS
Cash                                               $  127,771   $
Receivables
Broker/dealers                                         45,406      40,306
Correspondent brokers                                  68,766     122,201
Customers                                              13,105      13,000
Affiliates and employees                               18,363       3,650
Other                                                  14,847
Furniture, fixtures and equipment
at cost, net of accumulated depreciation               27,343      37,192
Deposits with clearing organizations                   45,157      43,742
Other deposits                                          1,934       1,934
Syndication costs                                      15,000
                                                   -----------

                                                   $  377,692   $ 262,025
                                                   ===========  ==========

LIABILITIES AND STOCKHOLDERS EQUITY

LIABILITIES:
Accounts payable                                   $  107,465   $  36,483
Commissions payable                                   101,291     143,566
                                                   -----------  ----------

                                                      208,756     180,049

STOCKHOLDERS EQUITY
Common stock - authorized 5,000,000 shares;
par value $.002 in 1997 and $.002 in 1996; issued
and outstanding, 2,615,485 shares and 2,491,490
shares in 1997 and 1996, respectively                   5,231       4,983
Preferred stock - authorized 750,000 shares
of $.01 par value; no shares issued
Stock warrants                                          4,410       4,410
Additional paid-in capital                          1,105,639     913,688
Accumulated deficit                                  (946,344)   (841,105)
                                                   -----------  ----------

TOTAL STOCKHOLDERS EQUITY                             168,936      81,976
                                                   -----------  ----------

                                                   $  377,692   $ 262,025
                                                   ===========  ==========


   The accompanying notes are an integral part of these financial statements.


     EXECUTIVE  WEALTH  MANAGEMENT  SERVICES,  INC.

     STATEMENTS  OF  INCOME




Year Ended December 31,
--------------------------------------
                                           1997         1996
                                        -----------  -----------

REVENUE
Commissions                             $3,723,815   $2,909,749
Underwriting fees                          304,002       32,500
Other                                      144,899       57,795
                                        -----------  -----------

                                         4,172,716    3,000,044
EXPENSES
Employer compensation and benefits         406,052      345,561
Commissions                              3,131,258    2,275,456
Clearing charges and regulatory fees       346,223      262,542
Occupancy and equipment rental             130,494      125,968
Depreciation                                10,811       11,844
Other operating expenses                   280,670      214,687
                                        -----------  -----------

                                         4,305,508    3,236,058
                                        -----------  -----------

OPERATING LOSS                            (132,792)    (236,014)

OTHER INCOME
Rent                                        27,553       23,969
                                        -----------  -----------

LOSS BEFORE INCOME TAXES                  (105,239)    (212,045)

INCOME TAXES

NET LOSS                                $ (105,239)  $ (212,045)
                                        ===========  ===========

NET LOSS PER SHARE - basic              $    (.041)  $    (.088)
                                        ===========  ===========

NET LOSS PER SHARE - assuming dilution  $    (.038)  $    (.079)
                                        ===========  ===========












   The accompanying notes are an integral part of these financial statements.

     EXECUTIVE  WEALTH  MANAGEMENT  SERVICES,  INC.

     STATEMENTS  OF  CHANGES  IN  STOCKHOLDERS  EQUITY



     Additional

Common              Preferred    Paid-in     Accumulated     Stock
  Stock               Stock      Capital       Deficit      Warrants    Total
-----------------  -----------  ----------  -------------  ----------  -------

BALANCE,
January 1, 1996    $    4,629   $           $    706,853   $(629,060)  $ 4,410  $ 86,832

Issuance of
common stock              354     222,638        222,992

Syndication costs     (15,803)    (15,803)

Net loss             (212,045)   (212,045)
                   -----------  ----------

BALANCE,
December 31, 1996       4,983     913,688       (841,105)      4,410    81,976

Issuance of
common stock              248     213,752        214,000

Syndication costs     (21,801)    (21,801)

Net loss             (105,239)   (105,239)
                   -----------  ----------

BALANCE,
December 31, 1997  $    5,231   $           $  1,105,639   $(946,344)  $ 4,410  $168,936
                   ===========  ==========  =============  ==========  =======  ========



















     The  accompanying notes are an integral part of these financial statements.

     EXECUTIVE  WEALTH  MANAGEMENT  SERVICES,  INC.

     STATEMENT  OF  CHANGES  IN  LIABILITIES
     SUBORDINATED  TO  CLAIMS  OF  GENERAL  CREDITORS
     FOR  THE  YEARS  ENDED  DECEMBER  31,  1997  AND  1996




The  Company  has  no  subordinated  claims  as  of  December 31, 1997 and 1996.







































   The accompanying notes are an integral part of these financial statements.

     EXECUTIVE  WEALTH  MANAGEMENT  SERVICES,  INC.

     STATEMENTS  OF  CASH  FLOWS





Year Ended December 31,
---------------------------------------------
                                                  1997        1996
                                               ----------  ----------

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                       $(105,239)  $(212,045)

Adjustments to reconcile net loss to
net cash used in operating activities:
Depreciation                                      10,811      11,844
(Increase) decrease in operating assets:
Receivables:
Broker dealers                                    (5,100)       (963)
Correspondent brokers                             53,435      20,772
Affiliates and employees                         (14,713)     (3,650)
Customers                                           (105)    (13,000)
Other                                            (14,847)
Deposits                                          (1,415)     (1,318)
Syndication costs                                (15,000)
(Decrease) increase in operating liabilities:
Accounts payable                                  70,982     (21,570)
Commissions payable                              (42,275)       (977)
                                               ----------  ----------

                                                  41,773      (8,862)
                                               ----------  ----------

NET CASH USED IN OPERATING ACTIVITIES            (63,466)   (220,907)
                                               ----------  ----------

CASH FLOWS USED BY INVESTING ACTIVITIES
Purchase of furniture, fixtures and equipment       (962)     (6,685)
                                               ----------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock               214,000     222,992
Syndication costs                                (21,801)    (15,803)
                                               ----------  ----------

NET CASH PROVIDED BY FINANCING ACTIVITIES        192,199     207,189
                                               ----------  ----------

NET INCREASE (DECREASE) IN CASH                  127,771     (20,403)

CASH, at beginning of year                        20,403
                                               ----------

CASH, at end of year                           $ 127,771   $
                                               ==========  ==========

Supplemental Disclosures:
Interest Paid                                  $       -   $       -
                                               ==========  ==========



   The accompanying notes are an integral part of these financial statements.

     EXECUTIVE  WEALTH  MANAGEMENT  SERVICES,  INC.

     NOTES  TO  FINANCIAL  STATEMENTS
     YEARS  ENDED  DECEMBER  31,  1997  AND  1996



NOTE  A  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Organization
------------

Executive Wealth Management Services, Inc. (the "Company") is a securities broker/dealer that transacts business through correspondent brokers and does not handle any customer securities or funds. Customer security transactions and related commission revenue and expenses are recorded on the trade date. The
Company also acts as a broker/dealer in selling both public and private securities offerings on a best efforts basis. The Company receives commissions and underwriting fees for its services.

Use  of  Estimates
------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual  results  could  differ  from  those  estimates.

Receivables  from  Correspondent  Brokers  and  Broker/Dealers
--------------------------------------------------------------

The receivables from correspondent brokers and broker/dealers represent commissions earned which had not been received at year-end. Management has determined that these amounts are fully collectible.

Furniture,  Fixtures  and  Equipment
------------------------------------

Furniture, fixtures and equipment are recorded at cost. Depreciation is provided in amounts sufficient to relate the cost of assets to operations over their estimated useful lives using the straight-line method.

Investments
-----------

The Company was issued 55,263 shares of common stock of Flight Sciences, Inc. This stock was issued to the Company in relation to a private offering of Flight Sciences promissory notes. These shares represent 5% of Flight Sciences, Inc.s outstanding common stock. The Company has assigned no value to the stock due to the fact there is no ready market and its value is not determinable.

During 1997, the Company acted as managing placement agent on a best efforts basis for the Outlet Mall Network, Inc.s private placement offering of 2.5 million units. The Company earned commissions and placement fees of $111,287 for the year ended December 31, 1997. Additionally, for serving as best efforts managing placement agent, the Company received warrants to purchase shares of OMNIs Class B Common Stock. The warrants have an exercise price of $2.00 and expire June 10, 2007. The Company has assigned no value to the warrants due to the fact that there is no liquid quotable market and therefore, their value is not determinable.

                   EXECUTIVE WEALTH MANAGEMENT SERVICES, INC.

                          NOTES TO FINANCIAL STATEMENTS




NOTE  A  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Earnings  per  Share
--------------------

In 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings per Share. Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excluded any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been prepared, and where appropriate, restated to conform to the Statement 128 requirements.

Statements  of  Cash  Flows
---------------------------

For purposes of reporting cash flows, the Company considers cash and cash equivalents as those amounts which are not subject to restrictions or penalties and have an original maturity of three months or less.

Reclassifications
-----------------

Certain reclassifications have been made to the 1996 financial statements to conform with the 1997 financial statement presentation. Such reclassifications had no effect on net income as previously reported.

NOTE  B  -  DEPOSITS  WITH  CLEARING  ORGANIZATIONS

Deposits with clearing organizations represent investments in money market funds and mutual funds. The investments are required by the Companys clearing brokers and are in accordance with the correspondent broker agreements between the parties. Deposits are reflected at their fair market value.

NOTE  C  -  FURNITURE,  FIXTURES  AND  EQUIPMENT

A  summary  of  furniture,  fixtures  and  equipment  follows  at  December  31:


                                 1997       1996
                               ---------  ---------

Furniture and fixtures         $ 37,951   $ 37,951
Equipment                        34,202     33,240
Leasehold improvements            6,622      6,622
                               ---------  ---------

                                 78,775     77,813
Less accumulated depreciation   (51,432)   (40,621)
                               ---------  ---------

                               $ 27,343   $ 37,192
                               =========  =========

                   EXECUTIVE WEALTH MANAGEMENT SERVICES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                   EXECUTIVE WEALTH MANAGEMENT SERVICES, INC.

                          NOTES TO FINANCIAL STATEMENTS




NOTE  D  -  OPERATING  LEASE

The Company leases office space under operating lease agreements which expire in
1996 through 1998.   Rent expense for the years ended December 31, 1997 and 1996 was  $112,403  and  $103,452,  respectively.

The future minimum rental commitment for the noncancellable lease agreements as of December 31, 1997 is as follows:


1998      $103,452
1999        36,000
2000        36,000
2001        36,000
2002        18,000
          --------

229,452
========


NOTE  E  -  NET  CAPITAL  REQUIREMENT

Pursuant to the net capital provisions of Rule 15c3-1 of the Securities and Exchange Act of 1934, the Company is required to maintain a minimum net capital of $5,000. In December, 1991, the National Association of Securities Dealers, Inc. approved the Company as a fully disclosed broker/dealer. The Company has a restrictive agreement to maintain the greater of a net capital of 130% of the minimum requirement or 6 2/3% of aggregate indebtedness for each of the two years in the period ended December 31, 1997.

The Company had a net capital of $101,615 or 730% and $22,618 or 188% of the minimum requirement at December 31, 1997 and 1996, respectively. The net capital rules may effectively restrict the payment of dividends to the Companys stockholders. The Company operates pursuant to the (K)(2)(ii) exemptive provisions of the Securities and Exchange Commissions Rule 15c3-3 and does not hold customer funds or securities.

Rule 15c3-1 also requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1. The Companys ratio was 2.05 to 1 and 7.85 to 1 at December 31, 1997 and 1996, respectively.

NOTE  F  -  INCOME  TAXES

At December 31, 1997, the Company has a net operating loss carryforward of approximately $769,000 that will be available to offset future taxable income through 2012. Based on historical operations, management has elected to record a valuation allowance equal to the deferred tax asset of $285,000, calculated using an effective income tax rate of 37% for the Company. The Company has no significant differences between book and taxable income.

NOTE  G  -  NET  LOSS  PER  SHARE

The following sets forth the computation of basic and diluted earnings per share.


Numerator                                 1997         1996
                                       -----------  -----------

Net Loss                               $ (105,239)  $ (212,045)
                                       ===========  ===========

Denominator

Denominator for basic earnings
per share - weighted average shares     2,560,117    2,413,300

Effect of dilutive securities:
Stock warrants                            182,663      257,250
                                       -----------  -----------


Denominator for dilutive earnings
per share - adjusted weighted average
shares and assumed conversion           2,742,780    2,670,550
                                       ===========  ===========

Basic Net Loss Per Share               $    (.041)  $    (.088)
                                       ===========  ===========

Diluted Net Loss Per Share             $    (.038)  $    (.079)
                                       ===========  ===========



NOTE  H  -  STOCK-BASED  COMPENSATION

The Company adopted SFAS No. 123 Accounting for Stock-Based Compensation, effective January 1, 1997. This statement encourages companies to adopt a fair value based method of accounting for compensation costs of employee stock compensation plans. As permitted by SFAS No. 123, the Company will continue to apply its current accounting policy using the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion No. 25 with respect to measuring stock-based compensation. The adoption of SFAS No. 123, therefore, had no effect on the Companys financial position or results of operations for 1997. Proforma footnote disclosures of net earnings and earnings per share, as if the fair value based method of accounting had been applied, have not been presented as awards have not been granted during the year.

NOTE  I  -  RELATED  PARTY  TRANSACTIONS

The majority stockholder is the controlling stockholder of a corporation organized in 1995 to develop and implement a franchise business pursuant to which the franchisee will purchase residential single family houses for resale. The Company realized placement and management fees of $32,500 during 1996, relating to the offering of notes for this corporation.

NOTE  I  -  RELATED  PARTY  TRANSACTIONS  (CONTINUED)

The majority stockholder is the sole stockholder of a corporation formed and capitalized primarily to originate, underwrite, acquire, hold and deal in a portfolio of primarily first lien residential mortgage loans. The Company realized commission and fees of approximately $110,000 and $80,000, respectively, relating to the offering of notes for this corporation.

During the years ended December 31, 1997 and 1996, companies affiliated with the Companys majority stockholder shared office space with the Company and paid rent of $27,500 and $24,000, respectively, for the use of the space.

During the year ended December 31, 1997 and 1996, the Company paid rent of $36,000 and $36,000, respectively, to the Companys majority stockholder for the use of office space. The lease with this stockholder expires June, 2002.

Effective  June  1, 1997, the Corporation entered into an Independent Contractor
Agreement with a member of the Board of Directors to act as a Director of Medical Affinity Programs.

In September 1997, the Corporation purchased accounts receivable from an affiliated corporation. There was no gain or loss on the transaction. The receivable is believed by management to be fully collectible.

In the ordinary course of business the Company makes and receives loans with affiliated entities and stockholders. These loans are short term and are non-interest bearing. Loans made and repaid in 1997 totaled approximately $230,000.

See  Note  K  for  additional  related  party  transactions.

NOTE  J  -  FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS  IN  ACCORDANCE  WITH  THE
REQUIREMENTS  OF  SFAS  NO.  107

The Corporations financial instruments consist of all of its assets and liabilities. The Corporations management has determined that the fair value of all of its financial instruments is equivalent to the carrying cost.

NOTE  K  -  COMMON  STOCK  TRANSACTIONS

During 1995, the Company and its majority stockholder sold 44,100 shares of the Companys common stock. The price of the stock was $5.90 per share and each purchaser of a share received a warrant which gave the purchaser the right to purchase one share of the Companys stock from the Company for $7.00 per share. The price of the warrants were $.10 each and expire on December 1, 1999. The proceeds of the warrants were retained by the Company. After the 1996 stock split there are now 220,500 warrants outstanding with an exercise price of $1.40.

In November, 1995, the Company approved a plan to grant options to certain employees to purchase the Companys common stock. The plan provides for the granting of options to purchase a maximum of 500,000 shares of the Companys stock at a price to be determined at the time of grant. The price, however, shall not be greater than $.60 per share. The plan requires a participant to be employed by the Company for a number of years before exercise. Granted options expire 10 years from the grant date. At December 31, 1995, all of the options had been granted. Under the plan the Company has complete discretion in approving exercise of the options, which encompasses the option price as well as whether any options will be allowed to be exercised.

On December 15, 1995, the Company and the majority stockholder initiated a private placement of 80,000 shares of the Companys common stock at a price of $6.00 per share. The shares contained in the offering are to be drawn equally from the authorized but unissued shares of the Company and the majority stockholder. Accordingly, gross proceeds from the sale of the stock will be shared equally by the Company and the majority stockholder. The proceeds from this private placement were utilized for additional expansion and working capital by the Company. During 1996, the Company sold 38,164 shares, of which 10,898 were sold to the majority stockholder. All sales were at $6.00 per share.

In May 1996, the Board approved a five to one stock split of its common stock which reduced its par value to $.002. In September 1996 the split became effective.

In January 1997, the Company authorized the issuance of a maximum of 100,000 shares of its common stock at a price of $1.20 per share. 42,500 shares were sold to the controlling stockholder. The proceeds from these shares were utilized for working capital.

In June 1997, the Company initiated a private placement of 250,000 shares of common stock at a price of $2.00 per share. During 1997, the Company sold
81,500 shares. All sales were at $2.00 per share. The proceeds from these shares were utilized for expansion and working capital by the Company.

                                 Annex A Page 66
























     ADDITIONAL  INFORMATION

                                 Annex A Page 67






February  6,  1998




BOARD  OF  DIRECTORS
Executive  Wealth  Management  Services,  Inc.
Sarasota,  Florida


     REPORT  OF  INDEPENDENT  PUBLIC  ACCOUNTANTS
     --------------------------------------------
     ON  ADDITIONAL  INFORMATION
     ---------------------------


We have audited the accompanying financial statements of Executive Wealth Management Services, Inc. as of December 31, 1997 and 1996. Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary schedules of Computations of Net Capital and Net Capital Requirements Under Rule 15c3-1 of the Securities and Exchange Commission and Computation for Determination of Reserve Requirements under Rule 15c3-3 of the Securities and Exchange Commission are presented for the purposes of additional analysis and are not a required part of the basic financial statements. The accompanying schedules are required by Rule 17a-5 of the Securities and Exchange Commission. Such information has been subjected to the testing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

The Company is exempt from the determination of reserve requirements in compliance with provisions under SEC Rule 15c3-3. We found no material differences in the computation of net capital under SEC Rule 15c3-1.





Certified  Public  Accountants

                                 Annex A Page 69


                   EXECUTIVE WEALTH MANAGEMENT SERVICES, INC.

            COMPUTATIONS OF NET CAPITAL AND NET CAPITAL REQUIREMENTS
           UNDER RULE 15c3-1 OF THE SECURITIES AND EXCHANGE COMMISSION


                                            Year  Ended  December  31,
                                            --------------------------
                                                  1997         1996
                                               -----------  -----------

NET CAPITAL

Stockholders' equity. . . . . . . . . . . . .  $  168,936   $   81,976

Deductions - non-allowable assets
Furniture, fixtures and equipment . . . . . .     (27,343)     (37,192)
Deposits. . . . . . . . . . . . . . . . . . .      (1,934)      (1,934)
Petty cash. . . . . . . . . . . . . . . . . .        (100)        (100)
Accounts receivable . . . . . . . . . . . . .     (19,751)     (19,257)
Syndication costs . . . . . . . . . . . . . .     (15,000)
Mutual funds. . . . . . . . . . . . . . . . .      (2,290)
                                               -----------

Net capital before haircuts on securities . .     102,518       23,493

Haircuts on securities. . . . . . . . . . . .        (903)        (875)
                                               -----------  -----------

NET CAPITAL . . . . . . . . . . . . . . . . .  $  101,615   $   22,618
                                               ===========  ===========



AGGREGATE INDEBTEDNESS

Items included in balance sheet
Accounts payable. . . . . . . . . . . . . . .  $  107,465   $   34,050
Commissions payable . . . . . . . . . . . . .     101,291      143,566
                                               -----------  -----------

Total Aggregate Indebtedness. . . . . . . . .  $  208,756   $  177,616
                                               ===========  ===========

Ratio: Aggregate Indebtedness to Net Capital.   2.05 to 1    7.85 to 1
                                               ===========  ===========

CAPITAL REQUIREMENTS

MINIMUM NET CAPITAL REQUIREMENT PER
SEC RULE 15c3-1 . . . . . . . . . . . . . . .  $    5,000   $    5,000
                                               ===========  ===========

NET CAPITAL REQUIREMENT PER NATIONAL
ASSOCIATION OF SECURITIES DEALERS (130%
OF MINIMUM NET CAPITAL REQUIREMENT
OR 6 2/3% AGGREGATE INDEBTEDNESS) . . . . . .  $   13,924   $   11,842
                                               ===========  ===========


     EXECUTIVE  WEALTH  MANAGEMENT  SERVICES,  INC.

     COMPUTATION  FOR  DETERMINATION  OF  RESERVE  REQUIREMENTS
     UNDER RULE 15c3-3 OF THE SECURITIES AND EXCHANGE COMMISSION DECEMBER 31, 1997 AND 1996






The Company is exempt from the determination of reserve requirements under provisions of SEC Rule 15c3-3 exemption (K)(2)(ii).

                                 Annex A Page 70





February  6,  1998



BOARD  OF  DIRECTORS
Executive  Wealth  Management  Services,  Inc.
Sarasota,  Florida

     REPORT  OF  INDEPENDENT  PUBLIC  ACCOUNTANTS
     --------------------------------------------
     ON  INTERNAL  ACCOUNTING  CONTROL  REQUIRED  BY  SEC  RULE  17a-5
     -----------------------------------------------------------------

In planning and performing our audit of the financial statements of Executive Wealth Management Services, Inc. for the years ended December 31, 1997 and 1996, we considered its internal control structure in order to determine our auditing procedures for the purposes of expressing our opinion on the financial statements and not to provide assurance on the internal control structure.

We also made a study of the practices and procedures followed by the Company, in making the periodic computations of aggregate indebtedness and net capital under Rule 17a-3(a)(11) and the procedures for determining compliance with the exemption provisions of Rule 15c3-3. We did not review the practices and procedures followed by the Company in making the quarterly securities examinations, counts, verifications and the recordation of differences required by Rule 17a-13 or in complying with the requirements for prompt payment for securities under Section 8 of Regulation T of the Board of Governors of the Federal Reserve System because the Company did not carry security accounts for customers or perform custodial functions relating to customer securities.

The management of the Company is responsible for establishing and maintaining a system of internal accounting control and the practices and procedures referred to in the preceding paragraph. In fulfilling this responsibility, estimates and judgements by management are required to assess the expected benefits and related costs of control procedures and of the practices and procedures referred to in the preceding paragraph and to assess whether those practices and procedures can be expected to achieve the Commission's above-mentioned objectives. The objectives of a system of internal accounting control and the practices and procedures are to provide management with reasonable, but not absolute, assurance that assets for which the Company has responsibility are safeguarded against loss from unauthorized use or disposition, and that transactions are executed in accordance with management's authorization and recorded properly to permit the preparation of financial statements in accordance with generally accepted accounting principles. Rule 17a-5(g) lists additional objectives of the practices and procedures listed in the preceding paragraph.

Because of inherent limitations in any internal accounting control procedures or the practices and procedures referred to above, errors or irregularities may nevertheless occur and not be detected. Also, projection of any evaluation of control procedures to future periods is subject to the risk that they may become inadequate because of changes in conditions or that the degree of compliance with them may deteriorate.

                                 Annex A Page 71
BOARD  OF  DIRECTORS
Page  Two
February  6,  1998


Our consideration of the internal control structure would not necessarily disclose all matters in the internal control structure that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of the specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. We noted the following matter involving the control environment and its operation that we consider to be a material weakness as defined above. This condition was considered in determining the nature, timing and extent of the procedures to be performed in our audits of the financial statements of Executive Wealth Management Services, Inc. for the years ended December 31, 1997 and 1996, and this report does not affect our report thereon dated February 6, 1998.

Segregation  of  Duties
-----------------------

Because of a limited number of personnel, it is not always possible to adequately segregate certain incompatible duties so that no one employee has access to both physical assets and the related accounting records, or to all phases of a transaction. Consequently, the possibility exists that unintentional or intentional errors or irregularities could exist and not be promptly detected.

Our audit did not reveal any significant errors or irregularities resulting from this lack of segregation of employee duties and responsibilities.

We understand that practices and procedures that accomplish the objectives referred to in the second paragraph of this report are considered by the Commission to be adequate for its purpose in accordance with the Securities Exchange Act of 1934 and related regulations, and that practices and procedures that do not accomplish such objectives in all material respects indicate a material inadequacy for such purposes. Based on this understanding and on our study, we believe that the Companys practices and procedures were adequate at December 31, 1997 and 1996, to meet the Commissions objectives.


     *     *     *     *     *

This report is intended solely for the use of management of Executive Wealth Management Services, Inc. and the Securities and Exchange Commission and other regulatory agencies which rely on Rule 17a-5(g) under the Securities Exchange Act of 1934 and should not be used for any other purpose.




Certified  Public  Accountants

                                 Annex A Page 72
                                   Schedule 10
     Liabilities of FAS and MergerSub Not Disclosed in Financial Statements
                           Pursuant to Section 5.03(d)

                                 Annex A Page 73
                                   Schedule 11
           Adverse Changes Since the Date of the Financial Statements
                           Pursuant to Section 5.03(e)

                                 Annex A Page 74
                                   Schedule 12
                                   Litigation
                           Pursuant to Section 5.03(f)

                                 Annex A Page 75
                                   Schedule 13
                        Exceptions to Title to Properties
                           Pursuant to Section 5.03(l)

                                 Annex A Page 76
                                   Schedule 14
               Exceptions to Compliance with Laws and Regulations
                           Pursuant to Section 5.03(m)

                                 Annex A Page 77
                                   Schedule 15
                      Commitments to Issue FAS's Securities
                           Pursuant to Section 5.03(j)

Include description of all series of common stock and preferred stock including number of shares outstanding if not fully described in Financial Statements of FAS.

                                 Annex A Page 78
                                   Schedule 16
      Material Agreements, Employment Contracts and Employee Benefit Plans
                           Pursuant to Section 5.03(q)

Include engagement agreement with Sonfield & Sonfield describing agreement to pay $100,000 as legal fees at the Closing.

     A-80     FDraft10/18/93
                                 Annex A Page 79
                                   Schedule 17
                       Capitalization of FAS and MergerSub
                           Pursuant to Section 5.03(j)



                          [PAGE INTENTIONALLY OMITTED]

                                 Annex A Page 80
                                    EXHIBIT A

                     EWMS COMMON STOCK OWNED BY STOCKHOLDER
                           PURSUANT TO SECTION 5.01(A)



NAME                NUMBER OF SHARES
                    ----------------
1,455,835*
Guy S. Della Penna










FAS  Common  Stock  to  be  Issued
Pursuant  to  Section  2.01(a)




NAME                NUMBER OF SHARES  PERCENT OF TOTAL
------------------
  Class A           Class B           Class A           Class B
------------------  ----------------  ----------------  ----------

Guy S. Della Penna        __________        __________  __________  __________
________________          __________        __________  __________  __________




* Under a Regulation "D" best efforts private placement dated March 1, 1998, a shareholder is selling up to 100,000 shares of common stock and the Company is selling up to 500,000 shares of common stock.

                                B-1     FDraft10/18/93
                                 Annex A Page 81

                                    EXHIBIT B

                     Form of Certificate of FAS Common Stock

                         Pursuant to Section 11.04(b)(i)

                               C- 1     Draft 10/18/93
                                 Annex A Page 82

                                    EXHIBIT C

         Members of the Board of Directors of FAS at the Effective Time

                            Pursuant to Section 1.03


                        NAME  NUMBER OF YEARS OF INITIAL TERM
                        ----  -------------------------------
Jack A. Alexander          3
Dennis B. Schroeder        2
Robert E. Windom, M.D.     2
Guy S. Della Penna         3
_____________________      1
_____________________      1
_____________________      3

                                 Annex A Page 83

                                    EXHIBIT D

                  Senior Officers of FAS at the Effective Time

                            Pursuant to Section 1.03



  NAME                                                                       OFFICE
-------------------------------------------  ----------------------------------------------------------------------

Jack A. Alexander                            Chairman and CEO
Guy S. Della Penna                           President, Chief Operating Officer, CEO of Affinity Marketing Division
Robert H. DeVore                             Senior Vice President, General Counsel and Treasurer
Barbara J. Knox                              Vice President and Chief Compliance Officer
Bonnie S. Gilmore                            Senior Vice President, Chief Financial Officer and Secretary
Georgeanne Detweiler                         Vice President General Operations
    and Senior Registered Options Principal
_____________________                        ________________________________


SONFIELD  &  SONFIELD
Executive  Wealth  Management  Services,  Inc.
May  7,  1998
Page  85  of  3

                                 Annex A Page 85
                                 Annex A Page 84
                                    EXHIBIT E

                        Form of Opinion of FAS's Counsel

                           Pursuant to Section 7.01(f)


                       [LETTERHEAD OF SONFIELD & SONFIELD]

                                   May 7, 1998

Executive  Wealth  Management  Services,  Inc.
2323  Stickney  Point  Road
Sarasota,  Florida  34231

Ladies  and  Gentlemen:

          We  are  acting  as counsel to FAS Group, Inc., a Delaware corporation
("FAS") and FAS Wealth Management Services, Inc., a Florida corporation, ("MergerSub") in connection with the transactions contemplated by the Agreement and Plan of Merger dated as of May 7, 1998 (the "Agreement") among FAS,
MergerSub, Executive Wealth Management Services, Inc., a Florida corporation ("EWMS") and the stockholders of EWMS (the "Stockholder").

          In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of MergerSub and FAS, their respective officers and other representatives and of public officials.

          In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

               (i)  the  Agreement;

               (ii) the certificate of the officers of MergerSub and FAS, dated the date hereof (the "Officers' Certificate");

               (iii) certified copies of the Certificate of Incorporation and By-Laws, each as amended, of MergerSub and the Restated Certificate of Incorporation and By-Laws, each as amended, of FAS;

               (iv) a certified copy of certain resolutions of the Board of Directors of MergerSub and FAS, each adopted on May 7, 1998;

               (v) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

          Members of this Firm are admitted to practice in the State of Texas. We express no opinion as to the laws of any jurisdiction other than (i) the laws of the State of Texas; (ii) the General Corporation Law of the State of Delaware; and (iii) the federal laws of the United States of America to the extent specifically referred to herein.

          As to factual matters, we have relied without investigation on the Officers' Certificate provided by MergerSub and FAS and the representations and warranties contained in the Agreement.

               (i) FAS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and MergerSub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

               (ii) FAS and MergerSub have the corporate power to carry on their respective businesses as now being conducted;

               (iii) The Agreement has been duly authorized, executed and delivered by FAS and MergerSub and is a valid and binding obligation of FAS and MergerSub, enforceable in accordance with its terms, except to the extent that enforcement is limited by applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting creditors' rights and remedies generally or by general equity principles (and excepting specific performance as a remedy);

               (iv) FAS and MergerSub have taken all corporate action necessary for their due performance under the Agreement;

               (v) The execution and delivery by FAS of the Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach of any provisions of, FAS's Restated Certificate of Incorporation or By-Laws, MergerSub's Articles of Incorporation or By-Laws or, to the best of counsel's knowledge after inquiry and based upon information provided by FAS and MergerSub, constitute a default under or give rise to a right of termination, acceleration, or cancellation under any agreement under which FAS or MergerSub or any of their respective properties are bound or violate any court order, writ or decree of injunction applicable to FAS or MergerSub;

               (vi) Such counsel does not know, after inquiry, of any actions, suits or other legal proceedings or investigations pending or threatened against or relating to, materially adversely affecting FAS or MergerSub; and

               (vii) The authorized and, to such counsel's best knowledge after inquiry, outstanding capitalization of FAS is as set forth in Section 5.03(j) of the Agreement, all of the outstanding shares of FAS's capital stock are validly issued, fully-paid and non-assessable, without preemptive rights, and to the best of counsel's knowledge after inquiry, there are no outstanding subscriptions, options, rights, warrants or other transfer agreements (whether oral or written), other than as set forth in Section 5.03(j) of the Agreement.


          This opinion is being furnished only to you and is solely for your benefit and is not to be used, circulated, quoted, relied upon or otherwise referred to for any purpose without prior written consent except that the Stockholder, individually or collectively, may rely on this opinion as if it were addressed to each Stockholder.

Yours  very  truly,



/s/Sonfield  &  Sonfield
------------------------
SONFIELD  &  SONFIELD

                               F- 1     Draft 10/18/93
                                 Annex A Page 86
                                    EXHIBIT F

                            Opinion of EWMS's Counsel

                           Pursuant to Section 7.02(e)

                       [Letterhead of Michael Hric, P.A.]

                                   May 7, 1998

FAS  Group,  Inc.
14358  Golden  Sunset  Lane
Poway,  California  92064
May  7,  1998
Page  87

                                 Annex A Page 87

FAS  Group,  Inc.
14358  Golden  Sunset  Lane
Poway,  California  92064

Ladies  and  Gentlemen:

     We are acting as counsel to Executive Wealth Management Services, Inc, a Florida corporation, ("EWMS") and certain stockholders of EWMS (the "Stockholder"), in connection with the transaction contemplated by the Agreement and Plan of Merger dated as of May 7, 1998 (the "Agreement") between FAS Group, Inc., a Delaware corporation ("FAS"), FAS Wealth Management Services, Inc., a Delaware corporation ("MergerSub"), EWMS and Stockholder.

     In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of EWMS and its officers and Stockholder and their representatives and of public officials.

          In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

               (i)  the  Agreement;

               (ii) the certificate of the officers of EWMS, dated the date hereof (the "Officers' Certificate");

               (iii) certified copies of the Certificate of Incorporation and By-Laws, each as amended, of EWMS;

               (iv) certified copy of certain resolutions of the Board of Directors of EWMS adopted on May _____, 1998, and;

               (v) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

          Members of this firm are admitted to practice in the State of Florida. We express no opinion as to the laws of any jurisdiction other than (i) the laws of the State of Florida; and (ii) the federal laws of the United States of America to the extent specifically referred to herein.

          As to factual matters, we have relied without investigation on the Officers' Certificate provided by EWMS and the Stockholder and the representations and warranties contained in the Agreement.

               (i) EWMS is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and is duly qualified to do business in any jurisdiction where so required;

               (ii) EWMS has the corporate power to carry on its business as now being conducted;

               (iii) The Agreement has been duly authorized, executed and delivered by EWMS and Stockholder, and is a valid and binding obligation of EWMS and Stockholder, enforceable in accordance with its terms, except to the extent that enforcement is limited by applicable bankruptcy, reorganization, moratorium, insolvency or similar laws affecting creditors' rights and remedies generally or by general equity principles (and excluding specific performance as a remedy), including limitations on enforcement by reason of fraudulent conveyance and corporate and other laws restricting indemnification by corporations, shareholders of a corporation, or its affiliates;

               (iv) Except as referred to herein, such counsel knows, after inquiry, of no actions, suit or other legal proceedings or investigations pending or threatened against or relating to or materially adversely affecting EWMS, its properties or business;

               (v) The execution and delivery by EWMS of the Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach of any provisions of EWMS's Certificate of Incorporation or By-Laws or, to the best of such counsel's knowledge, after inquiry, and based upon information provided by EWMS and its officers and directors, constitute a default under or give rise to a right of termination, acceleration, or cancellation under any agreement under which EWMS or any of its properties are bound or violate any court order, writ or decree of injunction applicable to EWMS; and

               (vi)  The  authorized  capitalization  of EWMS is as set forth in
Section 5.01(o) of the Agreement, all of the outstanding shares of capital stock of EWMS are validly issued, fully-paid and non-assessable, without preemptive rights, and to the best of counsel's knowledge, after inquiry, there are no outstanding subscriptions, options, rights, warrants or other transfer agreements (whether oral or written) obligating EWMS to issue or transfer from treasury any of its securities except as set forth in Section 5.01(o) of the Agreement. When duly transferred to FAS as provided therein, to the best of counsel's knowledge after inquiry, FAS will own all of the issued and outstanding common stock of EWMS.

          This opinion is being furnished only to you and is solely for your benefit and is not to be used, circulated, quoted, relied upon or otherwise referred to for any purpose without prior written consent.

Yours  very  truly,



/s/Michael  Hric,  P.A.
-----------------------
Michael  Hric,  P.A.

                               G- 1     Draft 10/18/93
                                 Annex A Page 88
                                   EXHIBIT G-1

                                Lock Up Agreement

                    Pursuant to Sections 7.02(c) and 7.01(j)

     To induce FAS Group, Inc., a Delaware corporation ("FAS") and FAS Wealth Management Services, Inc., a Delaware corporation (collectively the "FAS Companies"), to consummate the transactions contemplated by an agreement (the "Agreement") dated May 7, 1998, among FAS Companies, Executive Wealth Management Services, Inc., a Florida corporation ("EWMS"), and certain of the stockholders of EWMS ("Stockholder"), the undersigned shareholder of EWMS agrees:

     (a) For a period of 12 months after the date of the Closing (as defined in the Agreement), he or she will not sell, transfer, dispose of pledge, or alienate all or any part of the FAS Common Stock owned by the undersigned; or

     (b)     Not  to  agree  to  any  of  the  foregoing.


Dated:  May  7,  1998



          Name:__________________________

                               G- 1     Draft 10/18/93
                                 Annex A Page 89
                                   EXHIBIT G-2

                                Lock Up Agreement

                           Pursuant to Section 7.02(c)

     To induce FAS Group, Inc., a Delaware corporation ("FAS") and FAS Wealth Management Services, Inc., a Delaware corporation (collectively the "FAS Companies"), to consummate the transactions contemplated by an agreement (the "Agreement") dated May 7, 1998, among FAS Companies, Executive Wealth Management Services, Inc., a Florida corporation ("EWMS"), and certain of the stockholders of EWMS ("Stockholder"), the undersigned shareholder of EWMS agrees:

     (a) For a period of 6 months after the date of the Closing (as defined in the Agreement), he will not sell, transfer, dispose of pledge, or alienate all or any part of the FAS Common Stock owned by the undersigned; or

     (b)     Not  to  agree  to  any  of  the  foregoing.


Dated:  May  7,  1998


     /s/Robert  E.  Windom,  M.D.
     ----------------------------
          Robert  E.  Windom,  M.D.

                                H-1     Draft 10/18/93
                                 Annex A Page 90

                                   EXHIBIT H-1

                               Override Agreement

                           Pursuant to Section 7.04(b)

                                H-1     Draft 10/18/93
                                 Annex A Page 91

                                   EXHIBIT H-2

                              Stockholder Agreement

                           Pursuant to Section 7.03(f)

                                I-1     Draft 10/18/93
                                 Annex A Page 92

                                   EXHIBIT I-1

            Form of Officers' Certificate of FAS Concerning Accuracy

                           Pursuant to Section 7.01(g)

     THE  UNDERSIGNED  HEREBY  CERTIFY,  on  behalf  of FAS Group, Inc., Inc., a
Delaware corporation ("FAS"), and pursuant to Section 7.01(g) of an agreement (the "Agreement"), dated __________, 1998, among FAS Group, Inc., a Delaware corporation, FAS Wealth Management Services, Inc., a Delaware corporation, certain of the stockholders ("Stockholder") of EWMS, and EWMS, that we are the duly elected and qualified president and chief executive officer, and the duly elected and qualified secretary, and that all representations and warranties of FAS or MergerSub contained in the Agreement were accurate when made and, in addition, are accurate as of the Closing (as defined in the Agreement) as though such representations and warranties were made as of the Closing in exactly the same language by FAS or MergerSub and regardless of knowledge or lack thereof on the part of FAS or any Stockholder or changes beyond its or his control, and as of the Closing, FAS and MergerSub have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by any of them at or before such time by the Agreement.

     IN WITNESS WHEREOF, we have hereunto set our hands and the seal of FAS this _____ day of May, 1998.


     /s/Jack  A.  Alexander
     ----------------------
     Jack  A.  Alexander,  President


     /s/Jack  A.  Alexander
     ----------------------
     Jack  A.  Alexander,  Secretary


     [corporate  seal]

                                I-1     Draft 10/18/93
                                 Annex A Page 93

                                   EXHIBIT I-2

            Form of Officers' Certificate of EWMS Concerning Accuracy

                           Pursuant to Section 7.02(f)

     THE UNDERSIGNED HEREBY CERTIFY, on behalf of Executive Wealth Management Services, Inc., a Florida corporation ("EWMS"), and pursuant to Section 7.02(h) of an agreement (the "Agreement"), dated __________, 1998, among FAS Group, Inc., a Delaware corporation, Jack A. Alexander ("FAS Founder"), FAS Wealth Management Services, Inc., a Delaware corporation, the majority stockholder ("Stockholder") of EWMS, and EWMS, that we are the duly elected and qualified president and chief executive officer, and the duly elected and qualified secretary, and that all representations and warranties of EWMS contained in the Agreement were accurate when made and, in addition, are accurate as of the Closing (as defined in the Agreement) as though such representations and warranties were made as of the Closing in exactly the same language by EWMS and regardless of knowledge or lack thereof on the part of EWMS or any Stockholder or changes beyond its or his control, and as of the Closing, EWMS has performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by any of them at or before such time by the Agreement.

     IN WITNESS WHEREOF, we have hereunto set our hands and the seal of EWMS this _____ day of May, 1998.


     /s/Guy  S.  Della  Penna
     ------------------------
     Guy  S.  Della  Penna,  President


     /s/Bonnie  S.  Gilmore
     ----------------------
     Bonnie  S.  Gilmore,  Secretary


     [corporate  seal]

                                 Annex A Page 3

EXHIBIT  J

                    List of Definitions and Meaning of Terms



Agreement                                  7
Broker-Dealer Transaction                 24
Class A Common Stock                       8
Class B Common Stock                       8
Closing                                   36
Closing Financial Statements              31
Closing Statements                        29
Code                                       7
Constituent Corporations                   7
Effective Time                            10
EWMS                                       7
EWMS Acquisition Transaction          21, 22
EWMS Common Stock                          8
EWMS SEC Reports                          13
Exchange Act                              13
FAS                                        7
FAS Acquisition Transaction           24, 25
FAS Common Stock                           8
FAS Founder                                7
Merger                                     7
MergerSub                                  7
NASD                                      11
New Certificates                           9
Old Certificates                           9
Person                                    37
Preferred Stock                            8
Registration Statement        13, 15, 18, 19
SEC                                       11
Securities Act                            13
Statements                                15
Stockholder                                7
Subsidiary                                38
Surviving Corporation                      7




                                    AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER

     AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the "AgreementAgreement"), dated as of May 7, 1998, among FAS Group, Inc. a Delaware corporation whose address is 14358 Golden Sunset Lane, Poway, California 92064 ("FASFAS"), the founder of FAS Group, Inc., Jack A. Alexander, whose address is 14358 Golden Sunset Lane, Poway, California 92064 ("FAS FounderFAS Founder"), FAS Wealth Management Services, Inc., a Delaware corporation and a wholly-owned subsidiary of FAS whose address is 14358 Golden Sunset Lane, Poway, California 92064, ("MergerSubMergerSub") and Guy S. Della Penna, the holder of a majority of the issued and outstanding capital stock of Executive Wealth Management Services, Inc. ("StockholderStockholder"), Executive Wealth Management Services, Inc., a Florida corporation whose address is 2323 Stickney Point Road, Sarasota, Florida 34231 ("EWMSEWMS"), such corporation in its capacity as the surviving corporation being, herein sometime called the "Surviving Corporation,Surviving Corporation" and MergerSub and EWMS being herein sometimes called the "Constituent Corporations.Constituent Corporations"

                             R E C I T A L SRECITALS
                             -----------------------

     WHEREAS, the respective Boards of Directors of EWMS, MergerSub and FAS as well as Stockholder and FAS Founder have approved the merger of MergerSub with and into EWMS pursuant and subject to the terms and conditions of this Agreement (the "Merger"), whereby each issued and outstanding share of common stock, par value $0.002 per share, of EWMS at the Effective Time will be converted into the right to receive FAS Common Stock; and

     WHEREAS, EWMS, Stockholder, MergerSub, FAS and FAS Founder desire to amend the Agreement desire to waive certain conditions precedent to obligations of EWMS and Stockholder.

     NOW, THEREFORE, the parties hereto hereby adopt the above recitals and agree as follows:

     1. AUDITED FINANCIAL STATEMENTS. The provision contained in subparagraph (d) of Section 7.01 of the Agreement with respect to equity of not less than $5 million including not less than $500,000 cash is waived.

     2. ADDITIONAL REGISTERED REPRESENTATIVES. The provisions of subparagraph (i) of subparagraph (j) of Section 7.1 with respect to receipt of executed documents covering not less than 25 registered representatives is waived.

     IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement and Plan of Merger this 31st day of July, 1998.


Attest:     FAS  Group,  Inc.


By:/s/Jack  A.  Alexander          By:/s/Jack  A.  Alexander
   ----------------------             ----------------------
     Jack  A.  Alexander,  Secretary     Jack  A.  Alexander,  President



Attest:     FAS  Wealth  Management  Services,  Inc.


By:/s/Jack  A.  Alexander          By:/s/Jack  A.  Alexander
   ----------------------             ----------------------
     Jack  A.  Alexander,  Secretary     Jack  A.  Alexander,  President



Attest:     Executive  Wealth  Management  Services,  Inc.


By:/s/Bonnie  S.  Gilmore          By:/s/Guy  S.  Della  Penna
   ----------------------             ------------------------
     Bonnie  S.  Gilmore,  Secretary          Guy  S.  Della  Penna,  President


     STOCKHOLDER     FAS  FOUNDER


/s/Guy  S.  Della  Penna                              /s/Jack  A.  Alexander
------------------------                              ----------------------
     Guy  S.  Della  Penna     Jack  A.  Alexander

                    AMENDMENT TO AGREEMENT AND PLAN OF MERGER



     The Agreement and Plan of Merger dated May 7, 1998 (the "Merger Agreement") among Executive Wealth Management Services, Inc. ("EWMS"), certain shareholders of EWMS, Jack A. Alexander ("Founder"), on behalf of FAS Group, Inc. ("FAS") and its wholly-owned subsidiary to be formed ("MergerSub") is hereby amended as follows:

     All references in the Merger Agreement to consummation on or before June 30, 1998 is hereby changed to read August 31, 1998.

     All of the remaining terms and conditions of the Merger Agreement shall remain in full force as originally written.

     Executed  by  the  parties and effective as of this 31st day of July, 1998.

EXECUTIVE  WEALTH  MANAGEMENT
SERVICES,  INC.



By:/s/Guy  S.  Della  Penna                    /s/Guy  S.  Della  Penna
   ------------------------                    ------------------------
        Guy S. Della Penna, President               Guy S. Della Penna, Majority
Shareholder
                                       of  EWMS




FAS  GROUP,  INC.                         FAS  WEALTH  MANAGEMENT
SERVICES,  INC.



By:/s/Jack  A.  Alexander                         By:  /s/Jack  A.  Alexander
   ----------------------                              ----------------------
       Jack  A.  Alexander,  Chairman  & CEO                  Jack A. Alexander,
Chairman  &  CEO




/s/Jack  A.  Alexander
----------------------
Jack  A.  Alexander,  Founder

                                 Annex B Page 14
                                     ANNEX B


                          CERTIFICATE OF INCORPORATION
                                       OF
                                 FAS GROUP, INC.



                                    ARTICLE I
                                      NAME

                 The name of the Corporation is FAS Group, Inc.


                                   ARTICLE II
                                    DURATION

                 The Corporation is to have perpetual existence.


                                   ARTICLE III
                           REGISTERED OFFICE AND AGENT

     The address of its registered office in the State of Delaware is the Corporation Trust Center at 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware. The name of its registered agent at such address is The Corporation Trust Company.


                                   ARTICLE IV
                                    PURPOSES

     The purpose for which the Corporation is organized is to transact all lawful business for which corporations may be incorporated pursuant to the laws of the State of Delaware. The Corporation shall have all the powers of a corporation organized under the General Corporation Law of the State of Delaware.


                                    ARTICLE V
                                  CAPITAL STOCK

     A.  Number  and Designation.  The Corporation shall have authority to issue
         -----------------------
27 million shares of capital stock, of which 25 million shall be shares of Class A common stock, par value $0.001 per share ("Class A Common Stock"), 1 million shall be shares of Class B common stock, par value $0.001 per share ("Class B Common Stock" and, together with the Class A Common Stock, "Common Stock"), and 1 million shall be shares of preferred stock, par value $0.001 per share ("Preferred Stock"). The shares may be issued by the Corporation from time to time as approved by the board of directors of the Corporation without the approval of the stockholders except as otherwise provided in this Article V or the rules of a national securities exchange if applicable. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The consideration for the issuance of the shares shall be cash, services rendered, personal property (tangible or intangible), real property, leases of real property or any combination of the foregoing. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the value of such consideration shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

     A description of the different classes and series (if any) of the Corporation's capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:

     B.  Common  Stock.  The  holders of Class A Common Stock and the holders of
         -------------
Class B Common Stock shall have the respective rights and preferences set forth in this Article V.

     (1)  Rights  and  Privileges.  Except  as provided in this Certificate, the
          -----------------------
holders of the Common Stock shall exclusively possess all voting power. Except as otherwise provided in this Article V or as otherwise required by applicable law, all shares of Class A Common Stock and Class B Common Stock will be identical and will entitle the holders thereof to the same rights and privileges and shall rank equally, share ratably, and be identical in all respects as to all matters.

     (2)  Voting  Rights.  Except  as otherwise required by law: (i) the holders
          --------------
of Class A Common Stock will be entitled to one vote per share on all matters to be voted on by the Corporation's shareholders; (ii) the holders of Class B Common Stock will be entitled to ten votes per share on all matters to be voted on by the Corporation's shareholders; and (iii) the holders of Class A Common Stock and Class B Common Stock shall vote together as a single voting group.

     (3)  Payment  of  Dividends.  Whenever  there  shall  have  been  paid,  or
          ----------------------
declared and set aside for payment, to the holders of the outstanding shares of any class or series of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors of the Corporation.

     (4)  Distributions  in  Liquidation.  In  the  event  of  any  liquidation,
          ------------------------------
dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the Common Stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the Class A Common Stock and Class B Common Stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to participate ratably on a per share basis in all distributions of the remaining assets of the Corporation available for distribution, in cash or in kind, as though all shares of Common Stock were of a single class.

     (5)  Limitation  on  Stock  Splits,  Combinations  or  Reclassifications.
          -------------------------------------------------------------------

     (a) The Corporation shall not: (i) subdivide its outstanding Class A Common Stock by stock dividend or otherwise; or (ii) combine its outstanding Class A Common Stock into a smaller number of shares; or (iii) reclassify its outstanding Class A Common Stock (including any reclassification in connection with a merger, consolidation or other business combination in which the Corporation is the surviving corporation); unless at the same time the Corporation subdivides, combines or reclassifies, as applicable, the shares of outstanding Class B Common Stock on the same basis as the Corporation so subdivides, combines or reclassifies the outstanding Class A Common Stock.

     (b) The Corporation shall not: (i) subdivide its outstanding Class B Common Stock by stock dividend or otherwise; or (ii) combine its outstanding Class B Common Stock into a smaller number shares; or (iii) reclassify its outstanding Class B Common Stock (including any reclassification in connection with a merger, consolidation or other business combination in which the Corporation is the surviving corporation); unless at the same time the Corporation subdivides, combines or reclassifies, as applicable, the shares of outstanding Class A Common Stock on the same basis as the Corporation so subdivides, combines or reclassifies the outstanding Class B Common Stock.

     (5)  Conversion  of  Shares  of Class B Common Stock Into Shares of Class A
          ----------------------------------------------------------------------
Common  Stock.
  -----------

     (a) For the purposes of this Article V, the following definitions shall apply:

     (i) "Employee" means a person employed by the Corporation or by a legal entity that is controlled, directly or indirectly, by the Corporation;

     (ii) "Transfer" means any sale, transfer, gift, assignment, devise or other disposition, whether directly or indirectly, voluntarily or involuntarily or by operation of law or otherwise; and

     (iii) "Uncertificated Shares" means shares without certificates within the meaning of the General Corporation Law of Delaware, as it may be amended from time to time, or any subsequent statute replacing this statute.

     (b) At the option of the Corporation: (1) outstanding shares of Class B Common Stock which are the subject of a Transfer shall be convertible into a number of shares of Class A Common Stock equal to the number of shares of outstanding Class B Common Stock subject to the Transfer; and (2) in the event that an Employee ceases to be an Employee for any reason whatsoever, the outstanding shares of Class B Common Stock held by such Employee shall be convertible into a number of shares of Class A Common Stock equal to the number of shares of outstanding Class B Common Stock held by such Employee. For purposes of this Article V, the conversion of shares of Class B Common Stock as a result of a Transfer and the conversion of shares of Class B Common Stock as a result of cessation of an Employee's status as an Employee shall both be referred to as a "Conversion Event."

     (i) Each Conversion Event shall be effective immediately upon transmission or delivery of a written notice of conversion by the Corporation to the record holder of such shares (the "Effective Time") at such holder's address as it appears in the records of the Corporation.

     (ii) Each conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to this Article V shall be deemed to be effective upon the Effective Time and at the Effective Time the rights of the holder of the converted Class B Common Stock as such holder shall cease and the holder of the converted Class B Common Stock shall be deemed to have become the holder of record of the shares of Class A Common Stock into which such shares of Class B Common Stock have been converted as a result of the applicable Conversion Event.

     (iii) The Board of Directors of the Corporation shall have the power to determine whether a Conversion Event has taken place with respect to any situation based upon the facts known to it. Each shareholder shall provide such information that the Corporation may reasonably request in order to ascertain facts or circumstances relating to a Transfer or proposed Transfer or a Conversion Event or proposed Conversion Event.

     (c) Notwithstanding any other provision of this Article V, shares of Class B Common Stock sold in a public offering of the Corporation's securities registered with the United States Securities and Exchange Commission (the "Public Offering"), regardless of the identity of the purchaser, transferee or other recipient of the disposition in the Public Offering, shall be automatically converted into a number of shares of Class A Common Stock equal to the number of shares of Class B Common Stock sold in the Public Offering. Such conversion of shares of Class B Common Stock into shares of Class A Common Stock shall be deemed to be effective at such time as the holder of the Class B Common Stock who is selling such shares in a Public Offering transfers such shares for disposition in the Public Offering, at which time the rights of the holder of the converted Class B Common Stock as such holder shall cease and the holder of the converted Class B Common Stock shall be deemed to have become the holder of record of the shares of Class A Common Stock into which such shares of Class B Common Stock have been converted as a result of the Public Offering.

     (d) The holder of shares of Class B Common Stock converted pursuant to this Article V shall promptly surrender the certificate or certificates representing the shares so converted at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of Class B Common Stock) at any time during its usual business hours, and if such shares of Class B Common Stock are Uncertificated Shares, shall promptly notify the Corporation in writing of such transfer at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Class B Common Stock).

     (e) In no event shall the Corporation be liable to any such holder or any third party arising from any such conversion.

     (f) The shares of Class A Common Stock resulting from a conversion of duly authorized, validly issued, fully paid and nonassessable shares of Class B Common Stock into shares of Class A Common Stock pursuant to this Article V shall be duly authorized, validly issued, fully paid and nonassessable. Any share of Class B Common Stock which is converted into a share of Class A Common Stock pursuant to this Article V shall become an authorized but unissued share of Class B Common Stock.

     (g) The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock solely for the purpose of issue upon conversion of Class B Common Stock, such number of shares of Class A Common Stock as shall then be issuable upon the conversion of all outstanding shares of Class B Common Stock.

     (h) The issuance of certificates evidencing (or in the case of Uncertificated Shares, the provision of applicable written statements or other documents with respect to) shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge to the holders of such shares for any issue tax in respect thereof or other cost incurred by the Corporation in connection with such conversion; provided, however, the Corporation shall not be required to pay any tax that may be payable in respect of any Transfer involved in the issuance and delivery of any certificate in (or in the case of Uncertificated Shares, the provision of applicable written statements or other documents with respect to) a name other than that of the holder of the Class B Common Stock converted.

     C.  Serial  Preferred  Stock.  Except  as provided in this Certificate, the
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board  of  directors  of  the  Corporation  is  authorized,  by  resolution  or resolutions from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitation or restrictions thereof, including, but not limited to determination of any of the following:

          (1) the distinctive serial designation and the number of shares constituting such series;

     (2) the rights in respect of dividends, if any, to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment or date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

          (3) the voting powers, full or limited, if any, of the shares of such series;

     (4) whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which such shares may be redeemed;

     (5) the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

     (6) whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds;

     (7) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

     (8) the subscription or purchase price and form of consideration for which the shares of such series shall be issued; and

     (9) whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

     Each share of each series of serial preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series, except the times from which dividends on shares which may be issued from time to time of any such series may begin to accrue.


                                   ARTICLE VI
                                PREEMPTIVE RIGHTS

     No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock which may be issued pursuant to resolution of the board of directors of the Corporation to such persons, firms, corporations or associations, whether or not holders thereof, and upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.


                                   ARTICLE VII
                              REPURCHASE OF SHARES

     The Corporation may from time to time, pursuant to authorization by the board of directors of the Corporation and without action by the stockholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences or indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the board of directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by law.


                                  ARTICLE VIII
                   MEETINGS OF STOCKHOLDERS; CUMULATIVE VOTING

     A.  Action  by Written Consent.  No action that is required or permitted to
         --------------------------
be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the board of directors of the Corporation.

     B.  Special  Meetings.  Special  meeting  of  the  stockholders  of  the
         -----------------
Corporation for any purpose or purposes may be called at any time by the board of directors of the Corporation, or by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authorities, as provided in a resolution of the board of directors or in the bylaws of the Corporation, include the power and authority to call such meetings but such special meetings may not be called by another person or persons.

     C.  Cumulative Voting.  There shall be no cumulative voting by stockholders
         -----------------
of  any  class  or  series  in  the  election  of  directors of the Corporation.

     D.  Place  of Meetings.  Meetings of stockholders may be held at such place
         ------------------
as  the  bylaws  may  provide.


                                   ARTICLE IX
                      NOTICE FOR NOMINATIONS AND PROPOSALS

     A.  Nominations  and  Proposals.  Nominations for the election of directors
         ---------------------------
and proposals for any new business to be taken up at any annual or special meeting of stockholders may be made by the board of directors of the Corporation or by any stockholder of the Corporation entitled to vote generally in the election of directors. In order for a stockholder of the Corporation to make any such nominations and/or proposals at an annual meeting or such proposals at a special meeting, he or she shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation of less than thirty days nor more than sixty days prior to any such meeting; provided, however, that if less than forty days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders. Each such notice given by a stockholder with respect to nominations for the election of directors shall set forth (1) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (2) the principal occupation or employment of each such nominee, and (3) the number of shares of stock of the Corporation which are beneficially owned by each such nominee. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.

     B.  Form  of  Notice.  Each  such  notice  given  by  a  stockholder to the
         ----------------
Secretary with respect to business proposals to bring before a meeting shall set forth in writing as to each matter: (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (2) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (3) the class and number of shares of the Corporation which are beneficially owned by the stockholder; and (4) any material interest of the stockholder in such business. Notwithstanding anything in this Certificate to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Article.

     C.  Determination  of  Adequacy  of  Notice.  The Chairman of the annual or
         ---------------------------------------
special meeting of stockholders may, if the facts warrant, determine and declare to such meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding adjourned, special or annual meeting of the stockholders taking place thirty days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of stockholders for the purpose of considering such defective nomination or proposal.


                                    ARTICLE X
                                    DIRECTORS

     A.  Number and Vacancies.  The number of directors of the Corporation shall
         --------------------
be such number, not less than one nor more than 15 (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation), as shall be provided from time to time in a resolution adopted by the board of directors, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action. Exclusive of directors, if any, elected by holders of preferred stock, vacancies in the board of directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified. The board of directors shall be classified in accordance with the provisions of Section B of this
Article  X.

     B.  Classified  Board.  The  board  of  directors of the Corporation (other
         -----------------
than directors which may be elected by the holders of preferred stock), shall be divided into three classes of directors which shall be designated Class I, Class II and Class III. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, exclusive of directors, if any, elected by holders of preferred stock, with the terms of office of all members of one class expiring each year. Should the number of directors not be equally divisible by three, the excess director or directors shall be assigned to Classes I or II as follows: (1) if there shall be an excess of one directorship over the number equally divisible by three, such extra directorship shall be classified in Class I; and (2) if there be an excess of two directorships over a number equally divisible by three, one shall be classified in Class I and the other in Class II. At the organizational meeting of the Corporation, directors of Class I shall be elected to hold office for a term expiring at the first annual meeting of stockholders, directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting of stockholders and directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. Thereafter, at each succeeding annual meeting, directors of each class shall be elected for three year terms. Notwithstanding the foregoing, the director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.

     Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, other than directors which may be elected by the holders of preferred stock, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.
     Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the board of directors shall include said directors so elected and not be in addition to the number of directors fixed as provided in this Article X. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of preferred stock of the Corporation elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.


                                   ARTICLE XI
                              REMOVAL OF DIRECTORS

     Notwithstanding any other provision of this Certificate or the bylaws of the Corporation, any director or all the directors of a single class (but not the entire board of directors) of the Corporation may be removed, at any time, but only for cause and only by the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding provisions of this Article XI shall not apply with respect to the director or directors elected by such holders of preferred stock.


                                   ARTICLE XII
                          ACQUISITION OF CAPITAL STOCK

     A.  Definitions.  For  the  purpose  of  this  Article:
         -----------

          (1) The term "Act" shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.

          (2) The term "acting in concert" shall mean (i) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, and (ii) a combination or pooling of voting or other interest in the Corporation's outstanding shares of capitol stock for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

          (3) The term "acquire," "acquisition" or "acquiring" with respect to the acquisition of any security of the Corporation shall refer to the acquisition of such security by any means whatsoever, including without limitation, an acquisition of such security by gift, by operation of law, by will or by intestacy, whether voluntarily or involuntarily.

          (4) The term "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

          (5) The term "Common Stock" means all Common Stock of the Corporation and any other securities issued by the Corporation (other than the Warrants) which are treated as stock for purposes of Section 382 of the Code.

          (6) The term "Fair Market Value" of the Common Stock shall mean the average of the daily closing prices of the Common Stock for 15 consecutive trading days commencing 20 trading days before the date of such computation The closing price is the last reported sale price on the principal securities exchange on which the Common Stock is listed or, if the Common Stock is not listed on any national securities exchange, the NASDAQ National Marked System, or, if the Common Stock is not designated for trading on the NASDAQ National Market System, the average of the closing bid and asked prices as reported on NASDAQ or, if not so reported, as furnished by the National Quotation Bureau Incorporated. In the absence of such a quotation, the Corporation shall determine the current market rice on a reasonable and appropriate basis of the average of the daily closing prices for 15 consecutive trading days commencing 20 trading days before the date of such computation.

          (7) The term "own," "owing," "ownership" or "owning" refer to the ownership of securities within the meaning of Section 382 of the Code after taking into account the attribution rules of Section 382(l)(3) of the Code and the regulations promulgated hereunder (except insofar as such attribution would be inconsistent with provisions of this Article XII relating to Warrants).

          (8) The term "Person" shall mean any individual, firm, corporation, partnership, joint venture or other entity and shall include any group composed of such person and any other person with whom such person or any Affiliate or Associate (as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Act) of such person has any agreement, arrangement or understanding, directly or indirectly, for the purposes of acquiring, holding, voting or disposing of Common Stock or Warrants, and any other person who is a member of such group.

          (9) The term "Transfer Agent" shall mean the transfer agent with respect to the Common Stock nominated and appointed by the Board of Directors from time to time.

          (10) The term "Warrant" shall mean any securities issued or assumed by the Corporation, or any securities issuable by the Corporation in respect to issued securities which are convertible into, or which include the right to acquire, shares of Common Stock, whether or not the right to make such conversion or acquisition is subject to any contingencies, including, without limitation, warrants, options, calls, contracts to acquire securities, convertible debt instruments or any other interests treated as an option pursuant to Section 382(l)(3) of the Code.

          (11) The term "Warrant Agent" shall mean any warrant agent for any Warrants nominated and appointed by the Board of Directors from time to time.

     B.  Acquisition  of  Control  Shares.
         --------------------------------

     (1) If, at any time during the ten years from the effective date of this Certificate, any Person shall acquire the beneficial ownership (as determined pursuant to Rules 13d-3 and 13d-5 under the Act) of more than 20% of any class of Common Stock, then the record holders of Common stock beneficially owned by such acquiring Person shall have only the voting rights set forth in this paragraph B on any matter requiring their vote or consent. With respect to each vote in excess of 20% of the voting power of the outstanding shares of Common Stock which such record holders would otherwise be entitled to cast without giving effect to this paragraph B, the record holders in the aggregate shall be entitled to cast only one-hundredth of a vote. A Person who is a record owner of shares of Common Stock that are beneficially owned simultaneously by more than one person shall have, with respect to such shares, the right to cast the least number of votes that such person would be entitled to cast under this paragraph B by virtue of such shares being so beneficially owned by any of such acquiring Persons. The effect of the reduction in voting power required by this paragraph B shall be given effect in determination the presence of a quorum for purposes of convening a meeting of the stockholders of the Corporation

          (2) The limitation on voting rights prescribed by this paragraph B shall terminate and be of no force and effect as of the earliest to occur of:

               (i) the date that any person becomes the beneficial owner of shares of stock representing at least 75% of the total number of votes entitled to be cast in respect of all outstanding shares of stock, before giving effect to the reduction in votes prescribed by this paragraph B; or

          (ii) the date (the "Reference Date") one day prior to the date on which, as a result of such limitation of voting rights, the Common Stock will be delisted from (including by ceasing to be temporarily or provisionally authorized for listing with) the New York Stock Exchange (the "NYSE") or the American Stock Exchange (the "AMEX"), or be no longer authorized for inclusion (including by ceasing to be provisionally or temporarily authorized for inclusion) on the National Association of Securities Dealers, Inc. Automated Quotation System/National Market System ("NASDAQ/NMS"); provided, however, that
(a) such termination shall not occur until the earlier of (x) the 90th day after the Reference Date or (y) the first day on or after a Reference Date that there is not pending a proceeding under the rules of the NYSE, the AMEX or the NASDAQ/NMS or any other administrative or judicial proceeding challenging such delisting or removal of authorization of the Common Stock, an application for listing of the Common stock with the NYSE or the AMEX or for authorization for the Common Stock to be including on the NASDAQ/NMS, or an appeal with respect to any such application, and (b) such termination shall not occur by virtue of such delisting or lack of authorization if on or prior to the earlier of the 90th day after the Reference Date or the day on which no proceeding, application or appeal of the type described in (y) above is pending, the Common Stock is approved for listing or continued listing on the NYSE or the AMEX or authorized for inclusion or continued inclusion on the NASDAQ/NMS (including any such approval or authorization which is temporary or provisional). Nothing contained herein shall be construed so as to prevent the Common Stock from continuing to be listed with the NYSE or AMEX or continuing to be authorized for inclusion on the NASDAQ/NMS in the event that the NYSE, AMEX or NASDAQ/NMS, as the case may be, adopts a rule or is governed by an order, decree, ruling or regulation of the Securities and Exchange Commission which provides in whole or in part that companies having Common Stock with differential voting rights listed on the NYSE or the Amex or authorized for inclusion on the NASDAQ/NMS may continue to be so listed or included.

     C.  Exceptions.  The  restrictions  contained in this Article XII shall not
         ----------
apply to (1) any underwriter or member of an underwriting or selling group involving a public sale or resale of securities of the Corporation or a subsidiary thereof; provided, however, that upon completion of the sale or resale of such securities, no such underwriter or member of such selling group is a beneficial owner of more than 4.9% of any class of equity security of the Corporation, (2) any revocable proxy granted pursuant to a proxy solicitation in compliance with section 14 of the Act by a stockholder of the Corporation or (3) any employee benefit plans of the Corporation. In addition, the Continuing Directors of the Corporation, the officers and employees of the Corporation and its subsidiaries, the directors of subsidiaries of the Corporation, the employee benefit plans of the Corporation and its subsidiaries, entities organized or established by the Corporation or any subsidiary thereof pursuant to the terms of such plans and trustees and fiduciaries with respect to such plans acting in such capacity shall not be deemed to be a group with respect to their beneficial ownership of voting stock of the Corporation solely by virtue of their being directors, officers or employees of the Corporation or a subsidiary thereof or by virtue of the Continuing Directors of the Corporation, the officers and employees of the Corporation and its subsidiaries and the directors of subsidiaries of the Corporation being fiduciaries or beneficiaries of an employee benefit plan of the Corporation or a subsidiary of the Corporation. Notwithstanding the foregoing, no director, officer or employee of the Corporation or any of its subsidiaries or group of any of them shall be exempt from the provisions of this Article XII should any such person or group become a beneficial owner of more than 20% of any class of equity security of the Corporation.

     D.  Construction.  A  majority  of  the Continuing Directors, as defined in
         ------------
Article XIII, shall have the power to construe and apply the provisions of paragraphs B, C and D of this Article XII and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (1) the number of shares beneficially owned by any person, (2) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of beneficial ownership,
(3)  the  application  of  any  other  definition or operative provision of this
Article XII to the given facts or (4) any other matter relating to the applicability or effect of paragraphs B, C and D of this Article XII. Any constructions, applications, or determinations made by the Continuing Directors pursuant to paragraphs B, C and D of this Article XII in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its stockholders.

     E.  Legend  on  Certificates.  All  certificates  evidencing  ownership  of
         ------------------------
Common Stock or ownership of Warrants of the Corporation shall bear a conspicuous legend in compliance with the General Corporation Law of Delaware describing the restrictions on transfers set forth in this Article XII.

     F.  Partial  Invalidity.  If  any  provision  of  this  Article  XII or any
         -------------------
application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.


                                  ARTICLE XIII
                    APPROVAL OF CERTAIN BUSINESS COMBINATIONS

     The stockholder vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this section.

     A.  Required  Affirmative  Vote.
         ---------------------------

     (1) Except as otherwise expressly provided in this Article XIII, and in addition to any other vote required by law, the affirmative vote required by law, the affirmative vote of the holders of (i) at least 75% of the voting power of the outstanding shares entitled to vote thereon (and, if any class or series of shares is entitled to vote thereon separately the affirmative vote of the holders of at least 75% of the outstanding shares of each such class or series), and (ii) at least a majority of the outstanding shares entitled to vote thereon, not including shares deemed beneficially owned by a Related Person (as hereinafter defined), shall be required in order to authorize any of the following:

               (a) any merger or consolidation of the Corporation or a subsidiary of the Corporation with or into a Related person (as hereinafter defined);

               (b) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage or pledge, of all or any Substantial Part (as hereinafter defined) of the assets of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Related Person;

               (c) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary of the Corporation;

               (d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation;

               (e) the issuance of any securities of the Corporation or a subsidiary of the Corporation to a Related Person other than on a pro rata basis to all holders of capital stock of the Corporation of the same class or classes held by the Related person, pursuant to a stock split, stock dividend or distribution or warrants or rights, and other than in connection with the exercise or conversion of securities exercisable for or convertible into securities of the Corporation or any of its subsidiaries which securities have been distributed pro rata to all holders of capital stock of the Corporation;

               (f) the acquisition by the Corporation or a subsidiary of the Corporation of any securities of a Related Person;

               (g) any reclassification of the Common Stock of the Corporation, or any recapitalization involving the Common Stock of the Corporation or any similar transaction (whether or not with or into or otherwise involving a Related Person) that has the effect directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any subsidiary that are directly or indirectly owned by any Related Person; and

               (h) any agreement, contract or other arrangement providing for any of the transactions described in this Article XIII.

          (2) Such affirmative vote shall be required notwithstanding any other provision of this Certificate, any provision of law, or any agreement with any regulatory agency or national securities exchange which might otherwise permit a lesser vote or no vote; provided, however, that in no instance shall the provisions of this Article XIII require the vote of greater than 85% of the voting power of the outstanding shares entitled to vote thereon for the approval of a Business Combination.

          (3) The term "Business Combination" as used in this Article XIII shall mean any transaction which is referred to in any one or more of subparagraphs A(1)(a) through (h) above.

     B.  Exceptions.  The  provisions  of paragraph A shall not be applicable to
         ----------
any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by any other provision of this Certificate, any provision of law, or any agreement with any regulatory agency or national securities exchange, if the Business Combination shall have been approved in advance by a two-thirds vote of the Continuing Directors (as hereinafter defined; provided, however, that such approval shall only be effective if obtained at a meeting at which a continuing Director Quorum (as hereinafter defined) is present.

     C.  Definitions.  For  the  purposes  of  this  Article  XIII the following
         -----------
definitions  apply:

          (1) The term "Related Person" shall mean and include (i) any individual, corporation, partnership or other person or entity which together with its "affiliates" or "associates" (as those terms are defined in the Act) "beneficially owns" (as that there is defined in the Act) in the aggregate 10% or more of the outstanding shares of the Common Stock of the Corporation; and
(ii) any "affiliate" or "associate" (as those terms are defined in the Act) of any such individual, Corporation, partnership or other person or entity;
provided, however, that the term "Related Person" shall not include the Corporation, any subsidiary of the Corporation, any employee benefit plan, employee stock plan of the Corporation or of any subsidiary of the Corporation, or any trust established by the Corporation in connection with the foregoing, or any person or entity organized, appointed, established or holding shares of capital stock of the Corporation for or pursuant to the terms of any such plan, nor shall such term encompass shares of capital stock of the Corporation held by any of the foregoing (whether or not held in a fiduciary capacity or otherwise). Without limitation, any shares of the Common Stock of the Corporation which any Related Person has the right to acquire pursuant to any agreement, or upon exercise or conversion rights, warrants or options, or otherwise, shall be deemed "beneficially owned" by such Related Person.

          (2) The term "Substantial Part" shall mean more than 25% of the total assets of the entity at issue, as of the end of its most recent fiscal year ending prior to the time the determination is made.

          (3) The term "Continuing Director" shall mean any member of the board of directors of the Corporation who is unaffiliated with and who is not the Related Person and was a member of the board prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with and who is not the Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the board.

     (4) The term "Continuing Director Quorum" shall mean two-thirds of the Continuing Directors capable of exercising the powers conferred on them.


                                   ARTICLE XIV
                       EVALUATION OF BUSINESS COMBINATIONS

     In connection with the exercise of its judgment in determining what is in the best interests of the Corporation and of the stockholders, when evaluating a Business Combination (as defined in Article XIII) or a tender or exchange offer, the board of directors of the Corporation shall, in addition to considering the adequacy of the amount to be paid in connection with any such transaction, consider all of the following factors and any other factors which it deems relevant; (A) the social and economic effects of the transaction on the Corporation and its subsidiaries, employees and customers, creditors and other elements of the communities in which the Corporation and its subsidiaries operate or are located; (B) the business and financial condition and earnings prospects of the acquiring person or entity, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition and other likely financial obligations of the acquiring person or entity and the possible effect of such conditions upon the Corporation and its subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located; and (C) the competence, experience, and integrity of the acquiring person or entity and its or their management.


                                   ARTICLE XV
                                 INDEMNIFICATION

     Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the corporation) by reason of the fact that he is or was a director, officer, incorporator, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the corporation to the full extent then permitted by law against expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article XV. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this
Article XV shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the bylaws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provisions of law, or otherwise.


                                   ARTICLE XVI
                       LIMITATIONS ON DIRECTORS' LIABILITY

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (A) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (B) for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, (C) under Section 174 of the General Corporation Law of the State of Delaware, or (D) for any transaction from which the director derived any improper personal benefit. If the General Corporation law of the State of Delaware is amended after the date of filing of this Certificate to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                                  ARTICLE XVII
                               AMENDMENT OF BYLAWS

     In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind the bylaws of the Corporation by a vote of two-thirds of the board of directors. Notwithstanding any other provision of this Certificate or the bylaws of the Corporation, and in addition to any affirmative vote required by law (and notwithstanding the fact that some lesser percentage may be specified by law), the bylaws shall be adopted, repealed, altered, amended or rescinded by the stockholders of the Corporation only by the vote of the holders of not less than 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting), or, as set forth above, by the board of directors.


                                  ARTICLE XVIII
                    AMENDMENT OF CERTIFICATE OF INCORPORATION

     Subject to the provisions hereof, the Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Certificate in the manner now or hereafter prescribed by law, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing at any time and from time to time, the provisions set forth in Articles VIII, IX, X, XI, XII, XIII, XIV, XV, XVI, XVII and this Article XVIII may be repealed, altered, amended or rescinded in any respect only if the same is approved by the affirmative vote of the holders of not less than 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting).

                                   ARTICLE XIX

     The  name  and  address  of  the  incorporator  is:

                                  Danyel Owens
                             770 South Post Oak Lane
                                    Suite 435
                           Houston, Texas  77056-1913

     I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, does make and file this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 22nd day of June, 1998.



/s/Danyel  Owens
----------------
  Danyel  Owens

Registration  Statement18.doc     Page

                       Registration Statement18.doc     15

                                 Annex C Page 8
                                     ANNEX C

                                 FAS GROUP, INC.

                              STOCK INCENTIVE PLAN

                                       1.
                                     PURPOSE

     The purpose of this Stock Incentive Plan (the "Plan") is to advance the interests of FAS Group, Inc. (the "Company") and its stockholders by providing deferred stock incentives in addition to current compensation to certain key executives, certain directors and key employees of the Company and of its subsidiaries who contribute significantly to the long-term performance and growth of the Company and such subsidiaries. As used in this Plan, subsidiary includes parent of the Company and any subsidiary of the Company within the meaning of Sections 425(e) and (f) of the Internal Revenue Code of 1986, as amended ("Code"), respectively.


                                       2.
                                 ADMINISTRATION

     The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors") or a committee of the Board of Directors duly authorized and given authority by the Board of Directors to administer the Plan (the Board of Directors or such duly authorized committee hereinafter referred to as the "Board"), as such is from time to time constituted.

     The Board shall have all the powers vested in it by the terms of the Plan, such powers to include exclusive authority (within the limitation described herein) to select the employees to be granted Awards under the Plan, to determine the type, size and terms of the Awards to be made to each employee selected, to determine the time when Awards will be granted, and to prescribe the form of the instruments evidencing Awards made under the Plan. The Board shall be authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations which it believes necessary or advisable for the administration of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the Manner and to the extent the Board deems desirable to carry it into effect. Any decision of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number of any officer of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by him or by any other member of the Board in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.


                                       3.
                                  PARTICIPATION

     Subject to the provisions of the Plan, the Board shall have exclusive power to select the directors and officers and other key employees of the Company and its subsidiaries participating in the Plan to be granted Awards under the Plan.


                                       4.
                              AWARDS UNDER THE PLAN

     (a)     Type  of  Awards.  Awards under the Plan may be of three types: (i)
             -----------------
"Nonqualified Stock Options" or "Incentive Stock Options," (ii) "Stock Appreciation Rights" attached to Stock Options, or (iii) "Restricted Stock." Stock Options are rights to purchase shares of Common Stock of the Company having a par value of $.001 per share (the "Common Stock"). Stock Appreciation Rights are rights to receive, without payment to the Company, cash and/or shares of Common Stock in lieu of the purchase of shares of Common Stock under the Stock Option to which the Stock Appreciation Rights are subject to the terms, conditions and restrictions specified in Paragraph 5. Restricted Stock is a share of Common Stock which is subject to the repurchase option and the other terms, conditions and restrictions described in Paragraph 6.

     (b)     Maximum  Number  of Shares That May Be Issued.  There may be issued
             ---------------------------------------------
under the Plan (as Restricted Stock or pursuant to the exercise of Stock Options or Stock Appreciation Rights) an aggregate of 655,000 shares of Common Stock, subject to adjustment as provided in Paragraph 7. In addition to Common Stock actually so issued, there shall be deemed to have been issued pursuant to the Plan (and therefore no longer available in connection with Awards) a number of shares equal to the aggregate of the number of shares of Common Stock under option in respect of which Stock Appreciation Rights granted pursuant to subparagraph 5(f) shall have been exercised minus the number of shares of Common Stock, if any, issued upon exercise of such Stock Appreciation Rights. Common Stock issued pursuant to the Plan may be either authorized but unissued shares or reacquired shares, or both. If any Common Stock issued as Restricted Stock shall be repurchased pursuant to the option described in Paragraph 6 below, or if any Common Stock issued under the Plan shall be reacquired pursuant to restrictions imposed at the time of issuance, such shares may again be issued under the Plan.

     (c)     Rights  with  Respect  to  Common  Stock.
             ----------------------------------------

          (i) An employee to whom an Award of Restricted Stock has been made shall have, after issuance to him of a certificate for the number of shares of Common Stock awarded and prior to the expiration of the Restricted Period or the earlier repurchase of such shares of Common Stock as herein provided, ownership of such shares of Common Stock, including the right to vote the same and to receive dividends thereon, subject however, to the options, restrictions and limitations imposed thereon pursuant to the Plan.

          (ii) An employee to whom an Award of Stock Option or Stock Appreciation Rights is made (and any person succeeding to such an employee's rights pursuant to the Plan) shall have no rights as a stockholder with respect to any shares of Common Stock issuable pursuant to any such Stock Option or Stock Appreciation Rights until the date of the issuance of a stock certificate to him for such shares. Except as provided in Paragraph 8, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

     (d)     Exercise  of  Options  and Stock Appreciation Rights: Expiration of
             -------------------------------------------------------------------
Restrictions  Applicable  to  Restricted  Stock.  Options and Stock Appreciation
  ---------------------------------------------
Rights  shall be subject to such terms and conditions upon exercisability as the
  -
Board may determine consistent with the provisions of this Plan. Repurchase and other restrictions applicable to Restricted Stock shall be such as are determined in the discretion of the Board consistent with the provisions of the Plan. The Board may determine to permit any Option granted hereunder to be exercisable immediately upon the date of grant or any time thereafter. The Board may determine to permit any Stock Appreciation Right granted hereunder to be exercisable not less than six months after the initial award of the Option containing, or the amendment or supplementation of any existing Option Agreement adding the Stock Appreciation Right; provided, however, that this limitation shall not apply in the event of death or disability. The Board may determine that there shall be no restrictions applicable to Restricted Stock awarded under the Plan.


                                       5.
                   STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     The Board may grant Stock Options (to which may but need not be attached Stock Appreciation Rights as specified in subparagraph 5(f). Each Stock Option (referred to herein as an "Option") granted under the Plan shall be evidenced by an instrument in such form as the Board shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions (and with such other terms and conditions, including but not limited to restrictions upon the Option or the shares of Common Stock issuable upon exercise thereof, as the Board, in its discretion, shall establish):

          (a) The Option price shall be determined by the Board at the time the Option is granted and shall not be less than the par value of such shares of Common stock.

          (b) The Board will determine the number of shares of Common Stock to be subject to each Option. The number of shares of Common Stock subject to an outstanding Option will be reduced on a share for share basis to the extent that shares of Common Stock under such Option are used to calculate the cash and/or shares of Common Stock received pursuant to exercise of a Stock Appreciation Right attached to such Option.

          (c) The Option shall not be transferable by the optionee other than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only to him.

          (d) The Board will determine the conditions and terms governing the exercise of granted Options; provided, however that no Option shall be exercisable:

               (i) after the expiration of ten years from the date it is granted and may be exercised during the period prior to its expiration only at such time or times as the Board may establish;

               (ii) unless payment in United States dollars by cash or check is made for the shares being acquired thereby in full at the time of exercise, or at the option of the holder of such Option, in Common Stock theretofore owned by such holder (or any combination of cash and Common Stock).

          For purposes of determining the amount, if any, of the purchase price satisfied by payment of Common Stock under clause (ii) above, such Common Stock shall be valued at its fair market value on the date of exercise. Fair market value means the fair market value of one share of Common Stock on the date in question, which is deemed to be the mean between the highest and lowest sales prices per share of Common Stock on any national stock exchange upon which Common Stock is listed, or if Common Stock is not listed on any national stock exchange, the mean between the highest closing bid and lowest closing asked prices for Common Stock as reported by the National Association of Securities Dealers NASDAQ System, or if not reported by such system, the mean between the closing bid and asked prices as quoted by such quotation source as shall be designated by the Board on that date. If there shall have been no sale on the date in question, fair market value shall be determined by reference the last preceding date on which such a sale or sales were so reported. If the Common Stock is not listed or admitted to trading on the New York Stock Exchange, any National Securities Exchange quoted on the NASDAQ National Markets Systems or in the over-the-counter market, then, the fair market value shall be as set by, or in a manner established by, the Board of Directors of the Corporation in good faith. Any Common Stock delivered in satisfaction of all or a portion of the purchase price shall be appropriately endorsed for transfer and assigned to the Company. The Board may, in its discretion and to the extent permitted by the laws of the State of Delaware determine to permit the holder of an Option to satisfy the purchase price of the shares as to which an Option is exercised by delivery of the Option holder's promissory note, such note to be subject to such terms and conditions as the Board may determine. The Board may, in its discretion and to the extent permitted by the laws of the State of Delaware, determine to cause the Company to lend to the holder of an Option, funds on such terms and conditions as the Board may determine to be appropriate, sufficient for the holder of an Option to pay the purchase price of the shares as to which an Option is to be exercised.

          (e) If any person to whom an Option has been granted shall die holding an Option which has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may, at any time within one year after the date of such death (but in no event after the Option has expired under the provisions of subparagraph 5(d)(i) hereon, exercise the Option with respect to any shares as to which the decedent could have exercised the Option at the time of his death.

          (f) If the Board, in its discretion, so determines, there may be attached to the Option a Stock Appreciation Right which shall be subject to such terms and conditions, not inconsistent with the Plan, as the Board shall impose, including the following:

               (i) A Stock Appreciation Right may be exercised only to the extent that the option to which it is attached is at the time exercisable.
However, if the option to which the Stock Appreciation Right is attached is exercisable and if the optionee is at the relevant time an officer or director of the Company who is required to file reports pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act") ("Covered Participant") - the Stock Appreciation Right may, subject to the approval of the Board, be exercised, under such terms and conditions as may be specified by the Board;

               (ii) A Stock Appreciation Right shall entitle the optionee (or any person entitled to act under the provisions of subparagraph 5(e) hereunder to surrender unexercised the Option to which the Stock Appreciation Right is attached (or any portion of such Option) to the Company and to receive from the Company in exchange therefor that number of shares of Common Stock having an aggregate value equal to (or, in the discretion of the Board, less than) the excess of the value of one share over the option price per share times the number of shares subject to the option, or portion thereof, which is so surrendered. The Company shall be entitled to elect to settle its obligation arising out of the exercise of a Stock Appreciation Right, by the payment of cash equal to the aggregate value of the shares it would otherwise be obligated to deliver or partly by the payment of cash and partly by the delivery of shares of Common Stock. Any such election shall be made within 15 business days after the receipt by the Board of written notice of the exercise of the Stock Appreciation Right. The value of a share of Common Stock for this purpose shall be the fair market value thereon on the last business day next preceding the date of the election to exercise the Stock Appreciation Right;

               (iii) No fractional shares shall be delivered under this subparagraph 5(f) but in lieu thereof a cash adjustment shall be made.

          (g) The Option agreement evidencing any incentive stock option granted under this Plan shall provide that if the optionee makes a disposition, within the meaning of Section 425(c) of the code and the regulations promulgated thereunder, of any share or shares of Common Stock issued to him pursuant to his exercise of an Option granted under this Plan within the two-year period commencing on the day after the date of the granting of such Option or within a one-year period commencing on the day after the date of transfer of the share or shares to him pursuant to the exercise of such Option, he shall, within ten days of such disposition, notify the Company thereof and immediately deliver to the Company any amount of federal income tax withholding required by law.


                                       6.
                                RESTRICTED STOCK

     Each Award of Restricted Stock under the Plan shall be evidenced by an instrument in such form as the Board shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions (and with such other terms and conditions as the Board, in its discretion, shall establish):

          (a) The Board shall determine the number of shares of Common Stock to be issued to a participant pursuant to the Award.

          (b) Shares of Common Stock issued to a participant in accordance with the Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Board shall determine, from the date on which the Award is granted (the "Restricted Period"). The Company will have the option to repurchase the shares subject to the Award at such price as the Board shall have fixed, in its sole discretion, when the Award was made, which option will be exercisable at such times and upon the occurrence of such events as the Board shall establish when the Award is granted or if, on or prior to the expiration of the Restricted Period or the earlier lapse of the Option, the participant has not paid to the Company an amount equal to any Federal, State or local income or other taxes which the Company determines is required to be withheld in respect of such shares. Such option shall be exercisable on such terms, in such manner and during such period as shall be determined by the Board when the Award is made. Certificates for shares of Common Stock issued pursuant to Restricted Stock Awards shall bear an appropriate legend referring to the foregoing Option and other restrictions and to the fact that the shares are partly paid. Any attempt to dispose of any such shares of Common Stock in contravention of the foregoing Option and other restrictions shall be null and void and without effect. If shares of Common Stock issued pursuant to a Restricted Stock Award shall be repurchased pursuant to the Option described above, the participant, or in the event of his death, his personal representative, shall forthwith deliver to the Secretary of the Company the certificates for the shares of Common Stock awarded to the participant, accompanied by such instruments of transfer, if any, as may reasonably be required by the Secretary of the Company. If the Option described above is not exercised by the company during such period as is specified by the Board when the Award is made, such Option and the restrictions imposed pursuant to the first sentence of this subparagraph 6(b) shall terminate and be of no further force and effect.


                                       7.
               STOCK DIVIDENDS, STOCK SPLITS, REORGANIZATIONS AND
                     CERTAIN OTHER CORPORATION TRANSACTIONS

     (a)     Exercise  of Corporate Powers.  The existence of outstanding awards
             -----------------------------
of Options, Stock Appreciation Rights or Restricted Stock shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganization or other changes in the Company's capital structure or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's shares of Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

     (b)     Recapitalization  of  the  Company.  If,  while  there are Options,
             ----------------------------------
Stock Appreciation Rights or Restricted Stock outstanding, the Company shall effect any subdivision or consolidation of shares of Common Stock or other capital readjustment, the payment of a stock dividend, stock split, combination of shares or recapitalization or other increase or reduction in the number of shares of Common Stock outstanding, without receiving compensation therefor in money, services or property, then the number of shares of Common Stock available under the Plan and the number of Options, Stock Appreciation Rights or Restricted Stock which may thereafter be exercised shall (i) in the event of an increase in the number of shares outstanding, be proportionately increased and the fair market value of the Options, Stock Appreciation Rights or Restricted Stock awarded as of the date of the award shall be proportionately reduced; and
(ii) in the event of a reduction in the number of shares outstanding, be proportionately reduced, and the fair market value of the Options, Stock Appreciation Rights or Restricted Stock awarded as of the date of the Award shall be proportionately increased.

     (c)     Reorganization  of  the Company.  If the Company is reorganized, or
             -------------------------------
merged or consolidated or a party to a plan of exchange with another corporation pursuant to which reorganization, merger, consolidation or plan of exchange stockholders of the Company receive any shares of Common Stock or other securities, or if the Company shall distribute securities of another corporation to its stockholders, each Participant shall be entitled to receive in lieu of the number of unexercised Options, Stock Appreciation Rights or Restricted Stock at the date of award, to which such holder would have been entitled pursuant to the terms of the agreement of merger of consolidation, if immediately prior to such merger or consolidation such holder had been the holder of record of a number of shares of Common Stock equal to the number of the unexercised Options or Stock Appreciation Rights previously awarded to him, and Restricted Stock shall be treated the same as unrestricted outstanding shares of Common Stock; provided, that, anything herein contained to the contrary notwithstanding, upon the dissolution or liquidation of the Company or upon any merger or consolidation of the Company where it is not the surviving corporation, each Participant shall be entitled to a benefit as though he had become fully vested in all Options, Stock Appreciation Rights and Restricted Stock previously awarded to him and then outstanding under this Plan, and had terminated employment with the Company immediately prior to or concurrently with such dissolution or liquidation or merger or consolidation.

     (d)     Issue  of  Common  Stock  by  the  Company.  Except  as hereinabove
             ------------------------------------------
expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon any conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of, or fair market value of, any Options or Stock Appreciation Rights then outstanding under previous awards but holders of Restricted Stock shall be treated the same as the holders of outstanding unrestricted shares of Common Stock

     (e)     Change  In Control.  The Board may, in its sole discretion, provide
             ------------------
that an Option or Stock Appreciation Right shall become fully exercisable or that a share of Restricted Stock shall be free of any restrictions upon a Change in Control of the Company (as defined in the next sentence). "Change in Control" of the Company shall be conclusively deemed to have occurred if (and only if) any of the following shall have taken place: (i) a change in control is reported by the Company in response to either Item 6(e) of Schedule 14(a) of Regulation 14(a) promulgated under the Exchange Act or Item 1 of Form 8-K promulgated under the Exchange Act; (ii) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent or more of the combined voting power of the company's then outstanding securities; or (iii) following the election or removal of directors, a majority of the Board of Directors consists of individuals who were not members of the Board of Directors two years before such election or removal, unless the election of each director who was not a director at the beginning of such two-year period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the two-year period.

     (f)     Change in Authorized Common Stock.  In the event that the number of
             ----------------------------------
shares of Common Stock which the corporation is authorized to issue pursuant to its Certificate of Incorporation is increased or decreased, the aggregate maximum number of shares of Common Stock which may be issued under the Plan specified in paragraph 4(b) shall be increased or decreased proportionately.


                                       8.
                   DESIGNATIONS OF BENEFICIARY BY PARTICIPANT

     A participant may name a beneficiary to receive any payment to which he may be entitled in respect of Awards under the Plan in the event of his death, on a form to be provided by the Board. A participant may change his beneficiary from time to time in the same manner. If no designated beneficiary is living on the date on which any amount becomes payable to a participant's beneficiary, such payment will be made to the participant's executors or administrators, and the term "beneficiary" as used in the Plan shall include such person or persons.


                                       9.
                                      TAXES

     (a) The Company may make such provisions as it deems appropriate for the withholding of any taxes which it determines is required in connection with any Options or Stock Appreciation Rights or Restricted Stock granted under this Plan.

     (b) Notwithstanding the terms of subparagraph 9(a), any participant may pay all or any portion of the taxes required or allowed to be withheld by the Company if paid to him in connection with the exercise of an Option, Stock Appreciation Right or vesting of any Award of Restricted Stock by electing to have the Company withhold shares of Common Stock, or by delivering previously owned shares of Common Stock, having a fair market value, determined in accordance with subparagraph 5(d), equal to the amount required to be withheld or paid. A Participant must take the foregoing election on or before the date that the amount of tax to be withheld is determined ("Tax Date"). Such elections are irrevocable and subject to disapproval by the Board. Elections by Covered Participants are subject to the following additional restrictions: (i) such election may not be made within six months of the grant of the Award, provided that this limitation shall not apply in the event of death or disability, and
(ii) such election must be made either six months or more prior to the Tax Date or in a Window Period (as defined herein). Where the Tax Date in respect of an Award is deferred until after exercise or expiration of restrictions and the Covered Participant elects share withholding, the full amount of shares of Common Stock will be issued or transferred to him upon exercise of the Option or exercise of the Stock Appreciation Right or expiration of restrictions of the Restricted Stock, as the case may be, but the Covered Participant shall be unconditionally obligated to tender back to the Company the number of shares necessary to discharge the Company's withholding obligation or his estimated tax obligation on the Tax Date. As used herein, Window Period means the period commencing on the third business day following the Company's release of a quarterly or annual summary statement of sales and earnings and ending on the twelfth business day following such release.


                                       10.
                            MISCELLANEOUS PROVISIONS

     (a) No employee or other person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any subsidiary.

     (b) A participant's rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death), including but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

     (c) No shares of Common Stock shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal and state securities laws.

     (d)     The  expenses  of  the  Plan  shall  be  borne  by  the  Company.

     (e) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or make any other segregation of assets to assure the payment of any Award under the Plan and payment of Awards shall be subordinate to the claims of the Company's general creditors.

     By accepting any Award or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Board.


                                       11.
                           AMENDMENT OR DISCONTINUANCE

     The Plan may be amended at any time and from time to time by the Board of Directors but no amendment which increases the aggregate number of shares of Common Stock which may be issued pursuant to the Plan shall be effective unless and until the same is approved by the stockholders of the Company. No amendment of the Plan shall adversely affect any right of any participant with respect to any Award theretofore granted without such participant's written consent.


                                       12.
                                   TERMINATION

     This Plan shall terminate upon the earlier of the following dates or events to occur:

          (a) upon the adoption of a resolution of the Board of Directors terminating the Plan; or

          (b)     ten  years  from  the  date  hereof

     No termination of the Plan shall alter or impair any of the rights or obligations of any person, without his consent, under any Award theretofore granted under the Plan.


                                       13.
                              STOCKHOLDER ADOPTION

     The Plan is approved and adopted by the stockholders of the Company by written consent in the manner required by the laws of the State of Delaware as of June 23, 1998.



                              FAS  GROUP,  INC.

                                 Annex D Page 5
                                     ANNEX D

                       FLORIDA DISSENTERS' RIGHTS STATUTES

607.1301.     DISSENTERS'  RIGHTS;  DEFINITIONS

The  following  definitions  apply  to  ss.  607.1302  and  607.1320:

          (1) "Corporation" means the issuer of the shares held by a dissenting shareholder before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

          (2) "Fair value" with respect to a dissenter's shares, means the value of the shares as of the close of business on the day prior to the shareholders' authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

          (3) "Shareholders' authorization date" means the date on which the shareholders' vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger pursuant to s. 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.


607.1302.     RIGHT  OF  SHAREHOLDERS  TO  DISSENT

     (1) Any shareholder of a corporation has the right to dissent from, and obtain payment of the fair value of his shares in the event of, any of the corporate actions:

          (a) Consummation of a plan of merger to which the corporation is a party:

               1.     If  the  shareholder is entitled to vote on the merger, or

               2. If the corporation is a subsidiary that is merged with its parent under s. 507.1104, and the shareholders would have been entitled to vote on action taken, except for the applicability of s. 607.1104;

          (b) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to s. 607.1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

          (c) As provided in s. 607.0902(11), the approval of a control-share acquisition;

          (d) Consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan;

          (e) Any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

               1. Altering or abolishing any preemptive rights attached to any of his shares;

               2. Altering or abolishing the voting rights pertaining to any of his shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

               3. Effecting an exchange, cancellation, or reclassification of any of his shares, when such exchange, cancellation, or reclassification would alter or abolish his voting rights or alter his percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

               4. Reducing the stated redemption price of any of his redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his shares, or making any of his shares subject to redemption when they are not otherwise redeemable;

               5. Making noncumulative, in whole or in part, dividends of any of his preferred shares which had theretofore been cumulative;

               6. Reducing the stated dividend preference of any of his preferred shares; or

               7. Reducing any stated preferential amount payable on any of his preferred shares upon voluntary or involuntary liquidation; or

          (f) Any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his shares.

     (2)     A  shareholder dissenting from any amendment specified in paragraph
(1)(e) has the right to dissent only as to those of his shares which are adversely affected by the amendment.

     (3) A shareholder may dissent as to less than all the shares registered in his name. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

     (4) Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were either registered on a national securities exchange or held of record by not fewer than 2,000 shareholders.

     (5) A shareholder entitled to dissent and obtain payment for his shares under this section may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.


6407.1320.     PROCEDURE  FOR  EXERCISE  OF  DISSENTERS'  RIGHTS

     (1)(a)  If a proposed corporate action creating dissenters' rights under s.
607.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights and be accompanied by a copy of ss. 607.1301, 607.1302, and 607.1320. A shareholder who wishes to assert dissenters' rights shall:

          1. Deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated, and

          2. Not vote his shares in favor of the proposed action. A proxy or vote against the proposed action does not constitute such a notice of intent to demand payment.

     (b)     If  proposed  corporate action creating dissenters' rights under s.
607.1302 is effectuated by written consent without a meeting, the corporation shall deliver a copy of ss. 607.1301, 607.1302, and 607.1320 to each shareholder simultaneously with any request for his written consent or, if such a request is not made, within 10 days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.

     (2) Within 10 days after the shareholders' authorization date, the corporation shall give written notice of such authorization or consent or adoption of the plan of merger, as the case may be, to each shareholder who filed a notice of intent to demand payment for his shares pursuant to paragraph
(1)(a) or, in the case of action authorized by written consent, to each shareholder, excepting any who voted for, or consented in Writing to, the proposed action.

     (3) Within 20 days after the giving of notice to him, any shareholder who elects to dissent shall file with the corporation a notice of such election, stating his name and address, the number, classes, and series of shares as to which he dissents, and a demand for payment of the fair value of his shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his certificates for certificated shares with the corporation simultaneously with the filing of the election to dissent. The corporation may restrict the transfer of uncertificated shares from the date the shareholder's election to dissent is filed with the corporation.

     (4) Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided in this section and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the corporation, as provided in subsection (5), to pay for his shares. After such offer, no such notice of election may be withdrawn unless the corporation consents thereto. However, the right of such shareholder to be paid the fair value of his shares shall cease, and he shall be reinstated to have all his rights as a shareholder as of the filing of his notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim, if:

          (a)     Such  demand  is  withdrawn  as  provided  in  this  section;

          (b) The proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action;

          (c) No demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section; or

          (d) A court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by this section.

     (5) Within 10 days after the expiration of the period in which shareholders may file their notices of election to dissent, or within 10 days after such corporate action is effected, whichever is later (but in no case later than 90 days from the shareholders' authorization date), the corporation shall make a written offer to each dissenting shareholder who has made demand as provided in this section to pay an amount the corporation estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the 90-day period after the shareholders' authorization date, the offer may be made conditional upon the consummation of such action. Such notice and offer shall be accompanied by:

          (a) A balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer; and

          (b) A profit and loss statement of such corporation for the 12-month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such 12-month period. for the portion thereof during which it was in existence.

     (6) If within 30 days after the making of such offer any shareholder accepts the same, payment for his shares shall be made within 90 days after the making of such offer or the consummation of the proposed action, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.

     (7) If the corporation fails to make such offer within the period specified therefor in subsection (5) or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of 30 days thereafter, then the corporation, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the date on which such corporate action was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located requesting that the fair value of such shares be determined. The court shall also determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation fails to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders (whether or not residents of this state), other than shareholders who have agreed with the corporation as to the value of their shares, shall be made parties to the proceeding as an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident dissenting shareholder either by registered or certified mail and publication or in such other manner as is permitted by law. The jurisdiction of the court is plenary and exclusive. All shareholders who are proper parties to the proceeding are entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as is specified in the order of their appointment or an amendment thereof. The corporation shall pay each dissenting shareholder the amount found to be due him within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

     (8) The judgment may, at the discretion of the court, include a fair rate of interest, to be determined by the court.

     (9) The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the corporation has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined, materially exceeds the amount which the corporation offered to pay therefor or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.

     (10) Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this section, may be held and disposed of by such corporation as in the case of other treasury shares, except that, in the case of a merger, they may be held and disposed of as the plan of merger otherwise provides. The shares of the surviving corporation into which the shares of such dissenting shareholders would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

                                     ------
                                 Annex E Page 2
                                     ANNEX E

                              LETTER OF TRANSMITTAL
                              ---------------------

                     TO ACCOMPANY CERTIFICATES REPRESENTING
                            SHARES OF COMMON STOCK OF

                   EXECUTIVE WEALTH MANAGEMENT SERVICES, INC.
                             (A FLORIDA CORPORATION)
                              CUSIP:  ____________


           CONVERTED INTO A RIGHT TO RECEIVE SHARES OF COMMON STOCK OF

                                 FAS GROUP, INC.
                            (A DELAWARE CORPORATION)
                              CUSIP:  _____________

      PURSUANT TO THE MERGER OF EXECUTIVE WEALTH MANAGEMENT SERVICES, INC.

                SURRENDER CERTIFICATES FOR SHARES OF COMMON STOCK
                OF EXECUTIVE WEALTH MANAGEMENT SERVICES, INC. TO:

                        ATLAS STOCK TRANSFER CORPORATION


By  Mail:          By  Hand:

ATLAS  STOCK  TRANSFER  CORPORATION
5899  South  State  Street          5899  South  State  Street
Salt  Lake  City,  UT  84107-8103          Salt  Lake  City,  UT  84107-8103
Attention:  Pamela  Gray          Attention:  Pamela  Gray

     For  information  call:
         (801)  266-2271

     The instructions accompanying this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed. If Company Certificates are registered in different names, a separate Letter of Transmittal must be submitted for each different registered owner.

                 DESCRIPTION OF COMPANY CERTIFICATES SURRENDERED
                 -----------------------------------------------
Name(s)  and  Address(es)  of     Company  Certificate(s)  Enclosed
Registered  Owner(s)     (Attach  additional
(Please  fill  in,  if  blank)     list  if  necessary)
------------------------------

          Total  Number
          of  Shares
     Company  Certificate     Represented  by
     Number(s)     Company  Certificate(s)




          Total  Shares:

                SIGNATURES MUST BE PROVIDED AND GUARANTEED BELOW
               PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies  and  Gentlemen:

     The undersigned hereby surrenders the certificate(s) listed above (the "Company Certificates") representing shares of common stock, par value $.002 per share of Executive Wealth Management Services, Inc. (the "Company Common Stock"), for cancellation in exchange for shares of common stock, par value $.001 ("FAS Common Stock"), of FAS GROUP, INC. ("FAS") at the exchange ratio of one share of FAS Common Stock for each ___ shares of Company Common Stock surrendered hereby, as well as a cash payment, if applicable, in lieu of any fractional shares of FAS Common Stock to which the undersigned would otherwise be entitled upon conversion of his Company Common Stock, determined by multiplying the number of shares of Company Common Stock surrendered hereby that are not convertible into a whole share of FAS Common Stock by $.____ without interest (the "Cancellation Price"), pursuant to a merger of the Company into FAS (the "Merger") effective _________, 1998 (the "Effective Date"). The terms and conditions of the Merger are set forth in a Agreement and Plan of Merger dated March 7, 1998 by and between the Company, certain stockholders of the Company, FAS and FAS Wealth Management Services, Inc., a newly formed wholly owned subsidiary of FAS (the "Plan of Merger"), which Plan of Merger has been approved by persons holding approximately _____% of the Company Common Stock. The undersigned understands that the exchange of Company Common Stock is subject to the terms and conditions set forth in the accompanying Instruction. The undersigned hereby waives any right to demand appraisal of the fair value of the Company Common Stock surrendered hereby.

     The undersigned understands that a certificate representing FAS Common Stock and, if applicable, a check for any amount payable to the undersigned for canceled fractional share interests (less any amount required to be withheld pursuant to federal income tax law) will be sent by mail as soon as practicable following the receipt of the Company Common Stock and this Letter of Transmittal or delivered by other reasonable procedure requested by the undersigned and agreed to by FAS.

     Please issue and deliver the certificate representing the number of shares of FAS Common Stock to which the undersigned is entitled in exchange for the Company Common Stock surrendered pursuant to this Letter of Transmittal and, if applicable, the check in payment of any canceled fractional interests to the undersigned at the address specified under "Description of Company Certificates Surrendered" above unless otherwise indicated under "Special Registration and Payment Instructions" or "Special Delivery Instructions" below.

                                   F-     EXHIBIT F
SPECIAL  REGISTRATION  AND  PAYMENT
INSTRUCTIONS   (See  Instruction  2  below)

COMPLETE ONLY if the FAS Certificates are to be registered in the name of, and any check for cash payment is to be made payable to, and both are to be sent to, a person OTHER than the name(s) of the registered holder(s) appearing under "DESCRIPTION OF COMPANY CERTIFICATES SUBMITTED."

Issue  and  mail  certificate  and  check  to:

Name  ______________________________
(Please  Print)

Address  ___________________________

___________________________________
(Include  Zip  Code)

___________________________________
(Signature)

___________________________________
(Tax  Identification  or  Social
Security  Number)
(See  Substitute  Form  W-9)

SPECIAL  DELIVERY  INSTRUCTIONS
(See  Instruction  2  below)

COMPLETE ONLY if the FAS Certificates are to be issued in the name of , and any check is to be made payable to, the undersigned, but are to be sent OTHER than to the address of the registered holder(s) appearing under "DESCRIPTION OF COMPANY CERTIFICATES SUBMITTED" or, if the box immediately to the left is filled in, OTHER THAN to the address appearing therein.

Mail  or  deliver  to:

Name  _____________________________
(Please  Print)

Address  __________________________

__________________________________
(Include  Zip  Code)

__________________________________
(Tax  Identification  or  Social
Security  Number)
(See  Substitute  Form  W-9)

                                 Annex E Page 3
     The undersigned hereby warrants to FAS that the undersigned has full power and authority to submit, sell, assign and transfer the Company Certificates described above, free and clear of all liens, charges and encumbrances and not subject to any adverse claim. The undersigned will, upon request, execute any additional documents necessary or desirable to complete the transfer of the Company Certificates.

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and all obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

     SIGN HERE AND, IF REQUIRED, HAVE SIGNATURES GUARANTEED (If Special Registration and Payment Instructions are given, or if signature is by other than the registered holder, signature(s) must be guaranteed. See Instruction 2.)


                         (Signature(s) of Shareholder(s)
Dated:      ,1998

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on the Company Certificates or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instructions 2 and 3)

Name(s):

                             (Please Type or Print)

Capacity  (Full  Title)

Address
(include  Zip  Code)

Area  Code  and  Tel.  No.
Tax  Identification  or
Social  Security  No.

                            GUARANTEE OF SIGNATURE(S)
                               (SEE INSTRUCTION 2)

Authorized  Signature

Name
                             (Please Type or Print)

Name  of  Firm

Address

                               (Include Zip Code)

Area  Code  and  Tel.  No.
Dated:     ,  1998

IMPORTANT: Failure to complete the Substitute Form W-9 on the back page of this Letter of Transmittal may result in backup withholding of 31% of any cash payments made pursuant to the Merger. Please review the Instructions and the information provided under "Important Tax Information" in this Letter of Transmittal.

                                 Annex E Page 4
                                  INSTRUCTIONS

     1. DELIVERY OF LETTER OF TRANSMITTAL AND COMPANY CERTIFICATES. Company Certificates, together with a signed and completed Letter of Transmittal and any required supporting documents, should be sent or delivered to Atlas Stock
Transfer Corporation at the address shown on the face of this Letter of Transmittal. If any of the Company Certificates are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Company Certificates. The method of delivery of this Letter of Transmittal, the Company Certificates and all other required documents is at the option and risk of the shareholder(s) and the delivery will be deemed made only when actually received by Atlas Stock Transfer Corporation. A Letter of Transmittal, the Company Certificates and any other required documents must be properly received by Atlas Stock Transfer Corporation, in form satisfactory to it, in order for the delivery and surrender to be effective and the risk of loss of the Company Certificates to pass to FAS. If delivery is by mail, registered or certified mail with return receipt requested, properly insured, is recommended.

     2. GUARANTEE OF SIGNATURES. Signatures on this Letter of Transmittal must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (an "Eligible Institution"), unless the Company Certificate(s) are surrendered (i) by the registered holder of Company Common Stock who has not completed the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" on this Letter of Transmittal or (ii) for the account of an Eligible Institution.

     3. SIGNATURES. If this Letter of Transmittal is signed by the registered holder(s) of the Company Certificates, the signature(s) must correspond exactly with the name(s) as written on the face of the Company Certificates without alteration, enlargement or any change whatsoever.

     If any Company Certificate is held of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

     If this Letter of Transmittal or any Company Certificates or stock powers are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and submit evidence satisfactory to FAS of such person's authority so to act.

     4. VALIDITY OF SURRENDER; IRREGULARITIES. All questions as to validity, form and eligibility of any surrender of Company Certificates hereunder will be determined by FAS as the successor to the Company. FAS reserves the right to waive any irregularities or defects in the surrender of any Company Certificates, and its interpretations of the terms and conditions of the reclassification and of this Letter of Transmittal (including these Instructions) with respect to such irregularities or defects shall be final and binding on all parties. A surrender will not be deemed to have been made until all irregularities have been cured or waived.

     5. SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS. Indicate the name and address of the person(s) to which FAS Certificates are to be issued or to which any applicable payment for the Company Common Stock is to be made or sent if different from the name and address of the person(s) signing this Letter of Transmittal.

     6. ADDITIONAL COPIES. Additional copies of this Letter of Transmittal and of the Information Statement may be obtained from Pamela Gray at Atlas Stock Transfer Corporation located at: 5899 South State Street, Salt Lake City, Utah 84107-8103.

     7. INADEQUATE SPACE. If the space provided on this Letter of Transmittal is inadequate, the Company Certificate numbers and numbers of Company Common Stock should be listed on a separate signed schedule affixed hereto.

     8. LETTER OF TRANSMITTAL REQUIRED; SURRENDER OF COMPANY CERTIFICATES; LOST COMPANY CERTIFICATES. A shareholder will not receive any FAS Common Stock or cash for Company Common Stock unless and until this Letter of Transmittal or a facsimile hereof, duly completed and signed, is delivered to Continent Stock Transfer & Trust Company, together with the Company Certificates representing such Company Common Stock and any required accompanying evidences of authority in form satisfactory to Continent Stock Transfer & Trust Company. If the Company Certificates have been lost or destroyed, such should be indicated on the face of this Letter of Transmittal. In such event, FAS will forward additional documentation necessary to be completed in order to effectively surrender such lost or destroyed Company Certificates. No interest will be paid on any amount due for Company Certificates.

     9. SUBSTITUTE FORM W-9. Each shareholder is required to provide FAS with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, which is provided under "Important Tax Information" below, and to indicate that he is not subject to backup withholding by checking the box in Part 2 of the Substitute Form W-9. Failure to provide the information on the Substitute Form W-9 may subject the shareholder to 31% federal income tax withholding on the payment. The box in Part 3 of the Substitute Form W-9 may be checked if the shareholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future. If the box in Part 3 is checked and FAS is not provided with a TIN within 60 days, FAS will, withhold 31% of all payments of such cash thereafter until a TIN is provided to FAS.

                                 Annex F Page 1
                            IMPORTANT TAX INFORMATION

     Under federal income tax law, a shareholder is required to provide FAS with his correct TIN on Substitute Form W-9 below. If such shareholder is an individual, the TIN is his Social Security number. If FAS is not provided with the correct TIN, the shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such shareholder may be subject to backup withholding.

     Certain shareholders (including, among others, all corporations and certain foreign individuals) are not subject to backup withholding and reporting requirements and should indicate their exempt status on Substitute Form W-9.

     If backup withholding applies, FAS is required to withhold 31% of any payments made to the shareholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained

     PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INSTRUCTIONS.

PURPOSE  OF  SUBSTITUTE  FORM  W-9

     To prevent backup withholding on payments that are made to a shareholder, the shareholder is required to notify FAS of his correct TIN by completing the form below certifying that the TIN provided on the Substitute Form W-9 is correct (or that such shareholder is awaiting a TIN) and that (1) the shareholder has not been notified by the Internal Revenue Service that he is subject to backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue Service has notified the shareholder that he is no longer subject to backup withholding.

WHAT  NUMBER  TO  GIVE  FAS

     The shareholder is required to give FAS the Social Security number or employer identification number of the record owner of the Company Certificates. If the Company Certificates are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidelines on which number to report.

                         PAYER'S NAME:  FAS GROUP, INC.

     G-     Exhibit  G
SUBSTITUTE  FORM  W-9     PART  1 PLEASE PROVIDE YOUR TIN IN THE SPACE BELOW AND
CERTIFY  BY  SIGNING  AND  DATING  PART  3.

Social  Security  Number
OR
Employer  Identification  Number


DEPARTMENT OF THE TREASURY INTERNAL REVENUE SERVICE PART 2 Check the box if you are NOT subject to back up withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code because (1) you have not been notified that you are subject to backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue Service has notified you that you are no longer subject to backup withholding



PAYERS  REQUEST  FOR  TAXPAYER  IDENTIFICATION  NUMBER  ("TIN")     PART  3
CERTIFICATION - Under penalties of perjury, I certify that the information provided on this form is true, correct and complete.

Signature:

Date:

     Awaiting  TIN?

NOTE: FAILURE TO COMPLETE THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE AMENDMENT. PLEASE REVIEW ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

                                 Part II Page 6
                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  20.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Section 145 of the DGCL applies to FAS and FAS Wealth, and the relevant portion of the DGCL provides as follows:

     145. Indemnification of Officers, Directors, Employees and Agents; Insurance. (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

     The FAS Certificate of Incorporation limits the liability of directors (in their capacity as directors, but not in their capacity as officers) to FAS or its stockholders to the fullest extent permitted by the DGCL, as amended. Specifically, no director of FAS will be personally liable to FAS or its stockholders for monetary damages for breach of the director's fiduciary duty as a director, except as provided in Section 102 of the DGCL for liability: (i) for any breach of the director's duty of loyalty to FAS or its stockholders; (ii) for acts or omissions not in good faith and which involve intentional misconduct or knowing violation of law; (iii) under Section 174 of the DGCL, which relates to unlawful payments of dividends or unlawful stock repurchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. The inclusion of this provision in the FAS Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such action, if successful, might otherwise have benefited FAS and its stockholders.

     Under the FAS Certificate of Incorporation and in accordance with Section 145 of the DGCL, FAS will indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a "derivative" action by or in the right of FAS) by reason of the fact that such person was or is a director or officer of FAS, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of FAS, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such acts were unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such an action and then, where the person is adjudged to be liable to FAS, only if and to the extent that the Court of Chancery of the State of Delaware or the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnity and then only for such expenses as the court deems proper. FAS will indemnify, pursuant to the standard enumerated in Section 145 of the DGCL, any past or present officer or director who was or is a party, or is threatened to be made a party, to any threatened, pending or completed derivative action by or in the right of FAS.

     The Certificate of Incorporation of FAS provides that FAS may pay for the expenses incurred by an indemnified director or officer in defending the proceedings specified above in advance of their final disposition, provided that, if the DGCL so requires, such indemnified person agrees to reimburse FAS if it is ultimately determined that such person is not entitled to indemnification. The FAS Certificate of Incorporation also allows FAS, in its sole discretion, to indemnify any person who is or was one of its employees and agents to the same degree as the foregoing indemnification of directors and officers. To the extent that a director, officer, employee or agent of FAS has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. In addition FAS may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of FAS or another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in such capacity, or arising out of the person's status as such whether or not FAS would have the power or obligation to indemnify such person against such liability under the provisions of the DGCL. FAS maintains insurance for the benefit of FAS's officers and directors insuring such persons against certain liabilities, including civil liabilities under the securities laws. Additionally, FAS has entered into indemnification agreements with each of the Directors of FAS, which, among other things, provides that FAS will indemnify such Directors to the fullest extent permitted by the FAS Certificate of Incorporation and the DGCL and will advance expenses of defending claims against such Directors.

ITEM  21.  EXHIBITS  AND  FINANCIAL  STATEMENT  SCHEDULES

     (a) Reference is made to the exhibit index immediately following the signature page to the Registration Statement.

     (b) The Schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and, therefore, have been omitted.

(c) The following opinions are included in the Information Statement/Prospective as indicated:

     NONE

ITEM  22.  UNDERTAKINGS

     The  undersigned  registrant  hereby  undertakes:

     1.     (a)     To  file,  during  any  period  in which offers or sales are being  made,  a  post-effective  amendment  to  this  registration  statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Information Statement/Prospectus, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     4. That every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     6. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     7. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became Effective.

                                 Part II Page 7
                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Poway, State of California, on the ____ day of August, 1998.

FAS  GROUP,  INC.



By:  /s/JACK  A.  ALEXANDER
     ----------------------
       Jack  A.  Alexander,  Chief  Executive  Officer,
            Chief  Financial  Officer  and  Secretary



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on the dates indicated by the following persons in the capacities indicated.



By:  /s/JACK  A.  ALEXANDER
     ----------------------
       Jack  A.  Alexander,  Chief  Executive  Officer,
            Chief  Financial  Officer  and  Secretary




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                                INDEX OF EXHIBITS


                                 EXHIBIT NUMBER
                                         ------
                                     DESCRIPTION
                                     -----------

2.1 Agreement and Plan of Merger between by and among FAS Group, Inc., FAS Wealth Management Services, Inc. and Executive Wealth Management Services, Inc. and Certain Stockholders of Executive Wealth Management Services, Inc., dated March 7, 1998 (incorporated by reference to Annex A to the Information Statement/Prospectus).
3.1 Certificate of Incorporation of FAS Group, Inc. (incorporated by reference to Annex B to the Information Statement/Prospectus).
3.2     Certificate  of  Incorporation  of  FAS Wealth Management Services, Inc.
3.3     By  Laws  of  FAS  Group,  Inc.
3.4     By  Laws  of  FAS  Wealth  Management  Services,  Inc.
4.1 Certificate of Designations of Class A Convertible Exchangeable Preferred Stock**
4.2     Common  Stock  Warrant  to  FMC  Capital  Markets,  Inc.
4.3 FAS Group, Inc. Stock Incentive Plan (incorporated by reference to Annex C to the Information Statement/Prospectus)
5.1     Opinion  of  Sonfield  &  Sonfield  Re:  Legality  of  Securities
8.1     Opinion  of  Sonfield  &  Sonfield  Re:  Tax  Matters
10.1 Letter of Intent dated July 4, 1998 with United States Refining & Petrochemicals, Inc.
11.1     Statement  Re:  Computation  of  Per  Share  Earnings**
12.1     Statements  Re:  Computation  of  Ratios**
15.1     Letter  Re:  Unaudited  Interim  Financial  Information**
23.1     Consent  of  Harper  &  Pearson  Company
23.2     Consent  of  Bobbitt,  Pittenger  &  Company,  P.A.
23.2     Consent  of  Sonfield  &  Sonfield  (included  in  Exhibit  5.1)


_________________________________
**  To  be  filed  by  amendment.


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